Filed Pursuant to Rule 424(b)(3)
Registration No. 333-145845

Index Supplement to the Prospectus dated February 10, 2009,

and the Prospectus Supplement dated February 10, 2009

BARCLAYS BANK PLC MEDIUM-TERM NOTES, SERIES A UNIVERSAL WARRANTS

Barclays Bank PLC from time to time may offer and sell certain debt securities (the “notes”), as part of our Medium-Term Notes, Series A, and our universal warrants (the “warrants” and together with the notes, the “securities”), linked to an index or a basket of indices. This prospectus supplement, which we refer to as an “index supplement”, describes some of the potential indices to which the securities may be linked, as well as related matters concerning the relationship, if any, between Barclays Bank PLC and the sponsors or publishers of each such index. We will give you the specific terms of the securities we are offering in pricing supplements.

You should read this index supplement, the related prospectus supplement dated February 10, 2009, the related prospectus dated February 10, 2009, any other applicable prospectus supplements, which we refer to as “product supplements”, any applicable free writing prospectus and the applicable pricing supplement carefully before you invest. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein (or with those described in the prospectus supplement, prospectus, any applicable product supplement or any applicable free writing prospectus), the terms described in the applicable pricing supplement will supersede. Information that we indicate will or may be provided in a pricing supplement may instead be provided in a product supplement.

This index supplement describes only select indices to which the applicable securities may be linked. We do not guarantee that we will offer securities linked to any of the indices described herein. In addition, we may offer securities linked to one or more indices that are not described herein. In such an event, we will describe any such additional index or indices in the applicable pricing supplement or in an applicable product supplement.

Reference Assets

The reference assets described in this index supplement are as follows:

•	Non-Proprietary Indices

•	Equity Indices

•	AMEX Hong Kong 30 Index

•	CBOE S&P 500 BuyWrite IndexSM
•	Dow Jones EURO STOXX 50® Index
•	Dow Jones Industrial AverageSM
•	FTSE® 100 Index
•	FTSE®/Xinhua China 25 Index
•	Hang Seng Index

•	Hang Seng China Enterprises Index

•	KOSPI 200

•	MSCI Indices (including the MSCI Singapore IndexSM, MSCI Taiwan IndexSM, MSCI Thailand IndexSM, MSCI-EAFE® Index and MSCI Emerging Markets IndexSM)
•	NASDAQ-100 Index®
•	Nikkei® 225 Index
•	S&P 500® Index
•	S&P/ASX 200 Index

•	SET50 Index

•	SMI® Index
•	TOPIX® Index

•	Commodity Indices

•	Dow Jones-AIG Commodity IndexSM
•	Rogers International Commodity Index®

•	S&P GSCI™ Commodity Indices

•	Proprietary Indices

•	Barclays Capital Intelligent Carry Index™

•	Barclays Capital Intelligent Carry Index™ Excess Return

•	Barclays Capital Q-BES Large Cap US Excess Return Index

See “Risk Factors” beginning on page IS-2 of this index supplement and on page S-5 of the accompanying prospectus supplement for risks relating to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Cover Page, continued:

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to purchase the securities as our agent. We may also sell securities to any agent as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agent’s discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may use this index supplement, the prospectus supplement and the prospectus in connection with offers and sales of the securities in market-making.

Barclays, Barclays Capital and Barclays’ eagle logo are service marks, trademarks or registered trademarks of Barclays Bank PLC.

Merrill Lynch & Co.

February 10, 2009

Offers and sales of the securities are subject to restrictions in certain jurisdictions. The distribution of this index supplement, the prospectus supplement, the prospectus and any pricing supplement and the offer or sale of the securities in certain other jurisdictions may be restricted by law. Persons who come into possession of this index supplement, the prospectus supplement, the prospectus and any pricing supplement or any security must inform themselves about and observe any applicable restrictions on the distribution of these materials and the offer and sale of the securities.

THE SECURITIES

The notes are part of a series of debt securities entitled “Medium-Term Notes, Series A” (the “medium-term notes”) that we may issue under the senior debt indenture, dated September 16, 2004, between Barclays Bank PLC and The Bank of New York Mellon, as trustee, from time to time. Terms that apply generally to all medium-term notes are described in the sections titled “Description of Medium-Term Notes” and “Terms of the Notes” in the accompanying prospectus supplement, and terms that apply generally to all index-linked notes are described in “Reference Assets—Indices” in the accompanying prospectus supplement.

The warrants are part of a series of warrants entitled “Universal Warrants” (the “universal warrants”) that we may issue under either the warrant indenture to be entered into between Barclays Bank PLC and The Bank of New York Mellon, as trustee, or a warrant agreement to be entered into between Barclays Bank PLC and the applicable warrant agent, from time to time. Terms that apply generally to all universal warrants are described in the sections titled “Description of Universal Warrants” and “Terms of the Warrants” in the accompanying prospectus supplement, and terms that apply generally to all index-linked warrants are described in “Reference Assets—Indices” in the accompanying prospectus supplement.

The reference assets described in this index supplement are in addition to those described in the accompanying prospectus supplement. If the descriptions of the reference assets set forth in this index supplement are inconsistent with the descriptions of the reference assets in that document, the terms described here are controlling. We will give you the specific terms of the securities we are offering in pricing supplements. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein (or with those described in the prospectus supplement, prospectus, any applicable product supplement(s) or any applicable free writing prospectus), the terms described in the applicable pricing supplement will supersede.

Reference Assets

Historical performance of the indices described in this index supplement is not an indication of future performance. Future performance of the indices may differ significantly from historical performance, either positively or negatively.

The information in this index supplement is intended to be a summary of the significant features of each index and is not a complete description. For more detailed explanations of the indices, please refer to the websites referred to in each index summary.

Information contained on the websites maintained by index sponsors and publishers is not incorporated by reference in, and should not be considered part of, this index supplement or the accompanying prospectus supplement and prospectus.

Non-Proprietary Indices

We have derived all information contained in this index supplement regarding each index other than the Barclays Capital Intelligent Carry Index™, the Barclays Capital Intelligent Carry Index™ Excess Return and the Barclays Capital Q-BES Large Cap US Excess Return Index (each such index, a “Non-Proprietary Index”), including, without limitation, its make up, its method of calculation and changes in its components and its historical closing values, from publicly available information. Such information reflects the policies of, and is subject to change by, the sponsor(s) or publisher of each such index.

Each Non-Proprietary Index is developed, calculated and maintained by its respective sponsor(s) and/or publisher. In connection with the offering of the securities, neither we nor any of the agents have participated in the preparation of the information described in the preceding paragraphs or made any due diligence inquiry with respect to any Non-Proprietary Index or any of their respective sponsors or publishers. Neither we nor any of our agents makes any representation or warranty as to the accuracy or completeness of such information or any other publicly available information regarding any Non-Proprietary Index or any of their respective sponsors or publishers. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available information described in the preceding paragraphs) that would affect the level of any such index (and therefore the level of any such index at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of any index could affect the interest, payments at maturity or any other amounts payable on your notes, or any amount of money or warrant property payable or deliverable in respect of your warrants, and therefore the market value of the securities in the secondary market, if any.

You, as an investor in the securities, should make your own investigation into any Non-Proprietary Index and their respective sponsors or publishers. These sponsors and publishers are not involved in the offer of the securities in any way and have no obligation to consider your interests as a holder of the securities. The sponsors and/or publishers have no obligation to continue to publish the indices, and may discontinue or suspend publication of any index at any time in their sole discretion.

Proprietary Indices

We have derived all information contained in this index supplement regarding the Barclays Capital Intelligent Carry Index™, the Barclays Capital Intelligent Carry Index™ Excess Return and the Barclays Capital Q-BES Large Cap US Excess Return Index (the “Proprietary Indices”) including, without limitation, their make up, their method of calculation and changes in their components and their historical closing values, from Barclays proprietary methodology documents. Such information reflects the policies of, and is subject to change by, the index sponsor, Barclays Capital.

The index sponsor does not guarantee the accuracy and/or completeness of the Proprietary Indices, any data included therein, or any data from which they are based, and the index sponsor shall have no liability for any errors, omissions, or interruptions therein.

The index sponsor makes no warranty, express or implied, as to the results to be obtained from the use of the Proprietary Indices. The index sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Proprietary Indices or any data included therein. Without limiting any of the foregoing, in no event shall the index sponsor have liability for any special, punitive, indirect or consequential damages, lost profits, loss of opportunity or other financial loss, even if notified of the possibility of such damages.

Neither the index sponsor nor any of its affiliates or subsidiaries or any of their respective directors, officers, employees, representatives, delegates or agents shall have any responsibility to any person (whether as a result of negligence or otherwise) for any determination made or anything done (or omitted to be determined or done) in respect of the Proprietary Indices or publication of the index level of either of the Proprietary Indices (or failure to publish such value) and any use to which any person may put the Proprietary Indices or the index level of either of the Proprietary Indices. In addition, although the index sponsor reserves the right to make adjustments to correct previously incorrectly published information, including but not limited to the index level, the index sponsor is under no obligation to do so and shall have no liability in respect of any errors or omissions.

Nothing in this disclaimer shall exclude or limit liability to the extent such exclusion or limitation is not permitted by law.

License Agreements

Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC has contracted with the sponsor or publisher of the index to which your securities may be linked for the rights to use such index and certain associated trademarks or service marks for such index. We generally obtain these licenses either on an individual basis for a particular offering of securities or for a term of years. Although we anticipate that we will continue to enter into and renew such licenses, any such license could be terminated upon the occurrence of certain events in the future.

RISK FACTORS

You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration with your advisors of the suitability of the securities in light of your particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, this index supplement, the prospectus supplement, the prospectus, any applicable product supplement(s) or any applicable free writing prospectus. You should also refer to the “Risk Factors” on page S-5 of the accompanying prospectus supplement for additional risks relating to investment in the securities generally. The risk factor set forth below, as well as those discussed in numbered paragraphs (18) and (20)–(23) under the heading “Risk Factors—Risks Relating to All Securities” in the accompanying prospectus supplement are applicable to securities linked to indices.

Additionally, for securities linked to equity indices, see the risk factors discussed under the heading “Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”, and for securities linked to commodity indices, see the risk factors discussed under the heading “Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in Exchange-Traded Funds Invested in Commodities or Based in Part on Commodities” in the accompanying prospectus supplement. We have no current intention to offer warrants linked to commodities due to regulatory restrictions, and we may also limit the percentage of commodities included in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable.

Our Right to Use Any Non-Proprietary Index May Be Suspended or Terminated.

We have been granted, or will be granted, a non-exclusive right to use the Non-Proprietary Indices described in this index supplement and related trademarks or service marks in connection with the securities. If we breach our obligations under any license, the sponsors with respect to the index or indices to which such license relates may have the right to terminate the license. If the sponsors choose to terminate their license agreement, we may no longer have the right under the terms of the license agreement to use the index and related trademarks or service marks in connection with the securities until their maturity or until the relevant exercise date or period, as applicable. If our right to use any index to which your securities are linked is suspended or terminated for any reason, it may become difficult for us to determine the level of the index and consequently the interest, payments at maturity or any other amounts payable on your notes, or the amount of money or warrant property payable or deliverable in respect of your warrants. The calculation agent in this case will determine, in its sole discretion, the index level or the amount payable in respect of your notes and the amount of money payable or warrant property deliverable in respect of your warrants, as applicable.

As Index Sponsor of the Proprietary Indices, Barclays Capital, a Division of Barclays Bank PLC, Will Have the Authority to Make Determinations That Could Materially Affect Your Security in Various Ways and Create Conflicts of Interest.

Barclays Capital, a division of Barclays Bank PLC, is the index sponsor of the Proprietary Indices. The index sponsor is responsible for the composition, calculation and maintenance of the Proprietary Indices. As discussed in the section entitled “Proprietary Indices” in this index supplement, the index sponsor has the discretion in a number of circumstances to make judgments and take actions in connection with the composition, calculation and maintenance of the Proprietary Indices, and any such judgments or actions may adversely affect the value of your securities.

The role played by Barclays Capital, as index sponsor, and the exercise of the kinds of discretion described above and in “Proprietary Indices” could present it with significant conflicts of interest in light of the fact that Barclays Bank PLC, of which Barclays Capital is a division, is the issuer of the securities. The index sponsor has no obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time.

NON-PROPRIETARY INDICES

EQUITY INDICES

AMEX Hong Kong 30 Index

All information contained herein on the AMEX Hong Kong 30 Index (the “HK Index”) set forth in this index supplement reflects the policies of, and is subject to change by, the American Stock Exchange LLC (“AMEX”). The HK Index is reported by Bloomberg under the ticker symbol “HKX <Index>”.

The HK Index is a broad-market index that measures the composite price performance of 30 stocks actively traded on The Stock Exchange of Hong Kong Limited (the “SEHK”). The HK Index aims to reflect the movement of the SEHK as a whole. Business sector representation of the stocks comprising the HK Index generally consists of finance, energy, property development, utilities and conglomerates, hotel/leisure, property investment, airlines, telecommunications, transportation and publishing.

Composition and maintenance of the HK Index

The HK Index is maintained by AMEX and will contain at least 30 stocks at all times. AMEX selects stocks comprising the HK Index on the basis of their market weight, trading liquidity and representation of the business industries reflected on the SEHK. Each stock in the HK Index must meet certain listing and maintenance standards, as discussed below. AMEX requires that each stock be issued by an entity with major business interests in Hong Kong, be listed for trading on the SEHK and have its primary trading market located in a country with which AMEX has an effective surveillance sharing agreement. AMEX will remove any stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs.

In addition, in order to ensure that the HK Index does not contain a large number of thinly capitalized, low-priced securities with small public floats and low trading volumes, AMEX has also established additional qualification criteria for the inclusion and maintenance of stocks, based on the following standards: all stocks selected for inclusion in the HK Index must have, and thereafter maintain, (1) an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least HK$3,000,000,000; (2) an average daily closing price, measured over the prior 6-month period, not lower than HK$2.50; (3) an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and (4) a minimum “free float” value (total freely tradable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of US$238,000,000, although up to, but no more than, three stocks may have a free float value of less than US$238,000,000 but in no event less than US$150,000,000, measured over the same period.

AMEX reviews and applies the above qualification criteria relating to the stocks comprising the HK Index on a quarterly basis, conducted on the last business day in January, April, July and October. Any stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any stock failing this second review will be replaced by a “qualified” stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a New York business day, the replacement will be effective at the close of business on the first preceding New York business day. AMEX will notify its membership immediately after it determines that a stock is to be replaced.

AMEX may change the composition of the HK Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement stock must also meet the stock listing and maintenance standards discussed below. Further, AMEX may replace stocks in the event of certain corporate events, such as takeovers or mergers, that change the nature of the security.

HK Index calculation

The HK Index is a capitalization-weighted index. A company’s market capitalization is calculated by multiplying the number of shares outstanding by the company’s current share price (in Hong Kong dollars). For valuation purposes, one HK Index unit is assigned a fixed value of one U.S. dollar. The HK Index measures the average changes in price of the stocks comprising the HK Index, weighted according to their respective market capitalizations so that the effect of a percentage price change in a stock will be greater the larger the stock’s market capitalization. The HK Index was established by AMEX on June 25, 1993, on which date it was set at 350.00. The daily calculation and public dissemination by AMEX of the HK Index value commenced on September 1, 1993. The data relating to the HK Index was back-calculated by AMEX from January 2, 1989 to August 31, 1993.

The HK Index is calculated by (1) aggregating the market capitalization of each stock comprising the HK Index and (2) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the Underlying Stocks was approximately HK$1,152,829,149,500 and the divisor used to calculate the HK Index was 3,293,797,570. AMEX selected that particular divisor in order, among other things, to ensure that the HK Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The HK Index is calculated once each day by AMEX based on the most recent official closing prices of each of the stocks comprising the HK Index reported by the SEHK. Pricing of the HK Index is disseminated before the opening of trading via the Consolidated

Tape Authority Network-B and continuously during each New York business day. The dissemination value, however, remains the same throughout the New York trading day because the trading hours of the SEHK do not overlap with New York trading hours. Accordingly, updated price information is unavailable during New York trading hours.

In order to maintain continuity in the level of the HK Index in the event of certain changes due to non-market factors affecting the stocks comprising the HK Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the HK Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the HK Index and in order that the value of the HK Index immediately after such change will equal the level of the HK Index immediately prior to the change. Thereafter, the divisor remains at its new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the stocks comprising the HK Index may significantly affect the behavior of the HK Index over time.

The Stock Exchange of Hong Kong Limited

Trading on the SEHK is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the SEHK, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 4:00 p.m., Hong Kong time, every Hong Kong day except Saturdays, Sundays and other days on which the SEHK is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trades is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the SEHK currently will cease at 12:30 a.m. or 4:00 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the HK Index on the SEHK, the closing level of the HK Index on any such trading day generally will be calculated, published and disseminated in the United States by the opening of business in New York on the same business day.

The SEHK has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the SEHK considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The SEHK may also do so where: (1) an issuer fails, in a manner which the SEHK considers material, to comply with the SEHK Listing Rules or its Listing Agreements; (2) the SEHK considers there are insufficient securities in the hands of the public; (3) the SEHK considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer’s securities; or (4) the SEHK considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the SEHK may suspend the trading of individual stocks in certain limited and extraordinary circumstances until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company’s shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the SEHK, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions in such cases will normally only be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a “cash” company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the HK Index may be limited by suspension of trading of individual stocks which comprise the HK Index which may, in turn, adversely affect the value of any applicable securities.

Additional information on the HK Index is available on the following website: http://www.amex.com.

License Agreement

For any specific issuance of securities we will enter into a non-exclusive license agreement with AMEX whereby we, in exchange for a fee, will be permitted to use the HK Index in connection with such securities. We are not affiliated with AMEX; the only relationship between AMEX and us is any licensing of the use of the HK Index and trademarks or service marks relating to it.

We expect that the license agreement will provide that the following language must be set forth herein:

“The Amex Hong Kong 30 Index (HKX) (“Index”) is sponsored by, and is a service mark of, the American Stock Exchange LLC (“Exchange”). The Index is being used with the permission of the Exchange.

The American Stock Exchange LLC (“Exchange”) in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (“Transaction”) and the Exchange disclaims any liability to any party for any inaccuracy in the data on which the Amex Hong Kong 30 Index (HKX) (“Index”) is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the Index, or for the manner in which it is applied in connection with the Transaction.”

CBOE S&P 500 BuyWrite IndexSM

All information regarding the CBOE S&P 500 BuyWrite IndexSM (the “BXM Index”) set forth in this index supplement reflects the policies of, and is subject to change by, the Chicago Board Options Exchange, Incorporated (“CBOE”). The BXM Index is calculated, maintained and published by CBOE. The BXM Index is reported by Bloomberg under the ticker symbol “BXM <Index>”.

Announced in April 2002, the BXM Index was developed by CBOE in cooperation with Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). The BXM Index measures the total rate of return of a hypothetical “covered call” strategy (also referred to as a “buy-write” strategy) on the S&P 500 Composite Price Index® (the “S&P 500 Index”). This strategy consists of a hypothetical portfolio consisting of a “long” position indexed to the S&P 500 Index (i.e., a position in which the common stocks, as defined below, of the S&P 500 Index are held) and the deemed sale of a succession of one-month, at-the-money S&P 500 Index call options that are listed on CBOE. This hypothetical portfolio is referred to as the “covered S&P 500 Index portfolio”. The long position in the S&P 500 Index and the “short” call options are held in equal notional amounts (i.e., the short position in each call option is “covered” by the long position in the S&P 500 Index).

This strategy is designed to provide option premiums that can, to a limited extent, offset losses from downside market performance in an equity portfolio on which the covered call option is sold. However, the strategy also limits participation in the appreciation of the equity portfolio on which the option is sold beyond the option’s strike price. The strike price for each option included in the BXM Index will be equal to or slightly above the S&P 500 Index level at the time the option is sold.

The BXM Index measures the total return performance of the covered S&P 500 Index portfolio by incorporating the value of the ordinary cash dividends paid on the common stocks of the S&P 500 Index and the option premiums deemed received from writing call options on the S&P 500 Index. Because the method of calculating the BXM Index effectively reinvests the dividends and the option premiums into the S&P 500 Index on the day they are paid (in the case of dividends) or deemed to be received (in the case of option premiums), the BXM Index is subject to fluctuations in the value of the S&P 500 Index.

Call options

The call options included in the value of the BXM Index have successive terms of approximately one month. Each call option on the S&P 500 Index in the hypothetical portfolio must be held to maturity, which is generally the third Friday of each month. At expiration, the call options are settled against the “Special Opening Quotations”, a special calculation of the S&P 500 Index. The Special Opening Quotation is compiled from the opening prices of the common stocks of the S&P 500 Index and is generally determined before 11:00 a.m., New York City time. The final settlement price of each call option at expiration is equal to the difference between the Special Opening Quotation and the strike price of the expired call option, or zero, whichever is greater, and is removed from the value of the BXM Index at that time. In other words, if the Special Opening Quotation is greater than each call option’s strike price, the final settlement price is greater than zero and the value of the BXM Index is effectively decreased upon settlement of each call option. If the Special

Opening Quotation is less than each call option’s strike price, each call option is worthless and the value of the BXM Index remains unchanged upon settlement of the call options.

Subsequent to the settlement of the expired call options, new at-the-money call options are deemed written or sold and included in the value of the BXM Index. Like the expired call options, the new call options will expire approximately one month after the date of sale. The date on which one call option expires and another call option is written is referred to as the “roll date” and the process of replacing the expired options with the new options is referred to as the “roll”. The strike price of each new call option is equal to the strike price of the listed call option on the S&P 500 Index that is closest to and greater than the last value of the S&P 500 Index reported before 11:00 a.m., New York City time. For example, if the last value of the S&P 500 Index reported before 11:00 a.m., New York City time, is 901.10 and the closest listed option strike price above 901.10 is 905, then 905 is selected as the new strike price for the new call option to be incorporated into the BXM Index.

Once the strike price for each new call option has been determined, each new call option is deemed sold at a price equal to the volume-weighted average price (the “VWAP”) of the corresponding new call option during the half hour between 11:30 a.m., New York City time, and 12:00 p.m., New York City time, on the day the strike price is determined. CBOE calculates the VWAP in a two-step process by (1) excluding trades in the new call option between 11:30 a.m., New York City time, and 12:00 p.m., New York City time, that are identified as having been executed as part of a spread (i.e., a position taken in two or more options in order to profit through changes in the relative prices of those options); and (2) calculating the volume-weighted average of all remaining transaction prices of each new call option during this half-hour period. The weights are equal to the fraction of the total volume, excluding spread transactions, transacted at each price during this period, as indicated by CBOE’s Market Data Retrieval System. If no transactions occur between 11:30 a.m., New York City time, and 12:00 p.m., New York City time, each new call option is deemed sold at the last bid price reported before 12:00 p.m. The value of the option premium deemed received from each new call option is functionally “reinvested” in the portfolio.

Calculation of the BXM Index

The BXM Index is a “chained index”, meaning its value depends on the cumulative product of the gross daily rates of return on the covered S&P 500 Index portfolio since June 1, 1988, when the initial value of the BXM Index was first calculated and set at 100.00.

The value of the BXM Index on any given date will be calculated as (1) the value of the BXM Index on the previous day, times (2) the gross daily rate of return of the covered S&P 500 Index portfolio on that day.

On each trading day that is not a roll date, the gross daily rate of return equals the change in value of the components of the covered S&P 500 Index portfolio (including the value of ordinary cash dividends paid on the common stocks underlying the S&P 500 Index that trade “ex-dividend” on that day), as measured from the close of trading on the preceding trading day. On each roll date, the gross daily rate of return will be equal to the product of three gross rates of return: (1) the gross rate of return from the previous close to the time the Special Opening Quotation is determined and the expiring call option is settled; (2) the gross rate of return from the Special Opening Quotation to the initiation of the new call position; and (3) the gross rate of return from the time the new call option is deemed sold to the close of trading on the roll date.

Neither Barclays Bank PLC nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the BXM Index or any successor index. CBOE does not guarantee the accuracy or the completeness of the BXM Index or any data included in the BXM Index. CBOE assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the BXM Index. CBOE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the BXM Index or the manner in which the BXM Index is applied in determining the amount payable at maturity for any applicable note or the amount of money or warrant property payable or deliverable at the payment or settlement date for any applicable warrant.

Comparison of the returns of BXM Index and S&P 500 Index

The following two examples illustrate how the BXM Index return is derived from the S&P 500 Index return using actual information from the quarters ending December 31, 2003 and September 30, 2004, respectively. The applicable pricing supplement will contain a chart or graph of historical information.

Example 1: Quarter ending December 31, 2003 (the BXM Index underperforms the S&P 500 Index):

S&P 500 Index
S&P 500 Index	11.64%
Dividend Yield on the S&P 500 Index	0.54%
Total S&P 500 Index return	12.18%

BXM Index
Total S&P 500 Index return	12.18%
Loss on short options sold during the quarter*	-4.46%
The BXM Index return	7.72%

Example 2: Quarter ending September 30, 2004 (the BXM Index outperforms the total S&P 500 Index return):

S&P 500 Index
S&P 500 Index	-2.29%
Dividend Yield on the S&P 500 Index	0.42%
Total S&P 500 Index return	-1.87%

BXM Index
Total S&P 500 Index return	-1.87%
Gain on short options sold during the quarter*	1.99%
The BXM Index return	0.12%

*	The gain and loss on options sold during the quarter are expressed as a percentage of the level of the S&P 500 Index at the end of each month during the relevant quarter.

Additional information on the BXM Index is available on the following website: http://www.cboe.com/micro/bxm.

License Agreement

We have entered into a non-exclusive license agreement with S&P whereby we, in exchange for a fee, are permitted to use the BXM Index in connection with certain securities, including the notes and warrants. We are not affiliated with S&P; the only relationship between S&P and us is any licensing of the use of S&P’s indices and trademarks or service marks relating to them.

The license agreement between S&P and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

“The securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), or the Chicago Board Options Exchange, Incorporated (“CBOE”). S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities. The CBOE S&P 500 BuyWrite IndexSM (the “BXM Index”) is a benchmark index designed to track the performance of a hypothetical buy-write strategy on the S&P 500® Index. S&P’s and CBOE’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of S&P, CBOE and the BXM Index, which is determined, composed and calculated by CBOE without regard to Barclays Bank PLC or the securities. CBOE has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the BXM Index. S&P and CBOE are not responsible for, and have not participated in, the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P and CBOE have no obligation or liability in connection with the administration, marketing or trading of the securities.

CBOE SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE BXM INDEX FROM SOURCES THAT CBOE CONSIDERS RELIABLE, BUT S&P AND CBOE ACCEPT NO RESPONSIBILITY FOR, AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P AND CBOE DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BXM INDEX OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE BXM INDEX OR ANY DATA INCLUDED THEREIN. S&P AND CBOE MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL CONDITIONS AND WARRANTIES IMPLIED BY STATUTE, GENERAL LAW OR CUSTOM, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE BXM INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL CBOE OR S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500” and “500” are trademarks of S&P, and “BuyWrite” and “CBOE” are trademarks of CBOE. These marks have been licensed for use by Barclays Bank PLC. The securities are not sponsored, endorsed, sold or promoted by S&P or CBOE and S&P and CBOE make no representation regarding the advisability of investing in the securities.

Dow Jones EURO STOXX 50® Index

All information regarding the Dow Jones EURO STOXX 50® Index (the “DJ EURO STOXX 50 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, STOXX Limited (“STOXX”), a joint venture among Deutsche Börse AG, Dow Jones & Company, Inc. and SIX Swiss Exchange. The DJ EURO STOXX 50 Index is calculated, maintained and published by STOXX. The DJ EURO STOXX 50 Index is reported by Bloomberg under the ticker symbol “SX5E <Index>”. It is also published in The Wall Street Journal and disseminated on the STOXX website, www.stoxx.com.

The DJ EURO STOXX 50 Index is composed of 50 European blue-chip companies from within the Eurozone portion of the Dow Jones STOXX 600 Supersector indices. The Dow Jones STOXX 600 Supersector indices contain the 600 largest stock traded on the major exchanges of 18 European countries and are organized into the following 18 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; financial services; food & beverage; health care; industrial goods & services; insurance; media; oil & gas; personal & household goods; retail; technology; telecommunications; travel & leisure; and utilities.

Publication of the DJ EURO STOXX 50 Index was introduced on June 15, 1998, with a base value of 100 as of December 31, 1991.

The DJ EURO STOXX 50 Index is compiled and calculated as follows. It is calculated with the “Laspeyres formula”, which measures price changes against a fixed base quantity weight. The DJ EURO STOXX 50 Index is weighted by free float market capitalization. Each component’s weight is capped at 10% of the DJ EURO STOXX 50 Index’s total free float market capitalization. Free float weights are reviewed quarterly and the DJ EURO STOXX 50 Index composition is reviewed annually in September.

Within each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free float market capitalization of the corresponding Dow Jones EURO STOXX Total Market Index (TMI) Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. Any remaining stocks that are current DJ EURO STOXX 50 Index components are added to the selection list. The stocks on the selection list are ranked by free float market capitalization. In exceptional cases, the STOXX Limited Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the DJ EURO STOXX 50 Index ranked between 41 and 60 are added as index components. If the component number is still below 50, then the largest remaining stocks on the selection list are added until the DJ EURO STOXX 50 Index contains 50 stocks.

The DJ EURO STOXX 50 Index has an index divisor, which is adjusted to maintain the continuity of the DJ EURO STOXX 50 Index’s value across changes due to corporate actions such as:

•	the issuance of dividends;

•	the occurrence of stock splits;

•	the stock repurchase by the issuer; and

•	other reasons.

Additional information on the DJ EURO STOXX 50 Index is available on the following website: http://www.stoxx.com.

License Agreement

We have entered into a non-exclusive license agreement with STOXX whereby we, in exchange for a fee, are permitted to use the DJ EURO STOXX Index in connection with certain securities, including the notes. We are not affiliated with STOXX; the only relationship between STOXX and us is any licensing of the use of STOXX’s indices and trademarks relating to them.

The license agreement between STOXX and us provides that the following language must be set forth herein:

“STOXX Limited (“STOXX”) and Dow Jones & Company, Inc. (“Dow Jones”) have no relationship to Barclays Bank PLC, other than the licensing of the Dow Jones EURO STOXX 50® Index (the “DJ EURO STOXX 50 Index”) and the related trademarks for use in connection with the notes.

STOXX and Dow Jones do not:

•	Sponsor, endorse, sell or promote the notes.

•	Recommend that any person invest in the notes or any other securities.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes.

•	Have any responsibility or liability for the administration, management or marketing of the notes.

•	Consider the needs of the notes or the owners of the notes in determining, composing or calculating the DJ EURO STOXX 50 Index or have any obligation to do so.

STOXX and Dow Jones will not have any liability in connection with the notes. Specifically:

•	STOXX and Dow Jones do not make any warranty, express or implied and disclaim any and all warranty about:

•	The results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the DJ EURO STOXX 50 Index and the data included in the DJ EURO STOXX 50 Index;

•	The accuracy or completeness of the DJ EURO STOXX 50 Index and its data;

•	The merchantability and the fitness for a particular purpose or use of the DJ EURO STOXX 50 Index and its data;

•	STOXX and Dow Jones will have no liability for any errors, omissions or interruptions in the DJ EURO STOXX 50 Index or its data;

•	Under no circumstances will STOXX or Dow Jones be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or Dow Jones knows that they might occur.

The licensing agreement between Barclays Bank PLC and STOXX is solely for their benefit and not for the benefit of the owners of the notes or any other third parties.”

The Dow Jones EURO STOXX 50® Index is proprietary and copyrighted material. The Dow Jones EURO STOXX 50® Index and the related trademarks have been licensed for certain purposes by Barclays Bank PLC.

Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM (the “DJIA Index”) is a price-weighted index comprised of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the “WSJ”), which is published by Dow Jones & Company, Inc. (“Dow Jones”), as representative of the broad market of U.S. industry. The DJIA Index is reported by Bloomberg under the ticker symbol “INDU <Index>”.

There are no pre-determined criteria for selection of a component stock except that component companies represented by the DJIA Index should be established U.S. companies that are leaders in their industries. The DJIA Index serves as a measure of the entire U.S. market, including such sectors as financial services, technology, retail, entertainment and consumer goods, and is not limited to traditionally defined industrial stocks. Changes in the composition of the DJIA Index are made entirely by the editors of the WSJ without consultation with the component companies represented in the DJIA Index, any stock exchange, any official agency or us. In order to maintain continuity, changes to the component stocks included in the DJIA Index tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company’s core business. When one component stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The component stocks of the DJIA Index may be changed at any time for any reason.

The DJIA Index is price-weighted rather than market capitalization-weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA Index is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA Index, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, splits, spin-offs and other corporate actions. Regular cash dividends are not taken into account in the calculation of the DJIA Index. The current divisor of the DJIA Index is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating the DJIA Index, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the securities.

The current formula used to calculate divisor adjustments is as follows: the new divisor (i.e., the divisor on the next trading session) is equal to (1) the divisor on the current trading session, times (2) the quotient of (a) the sum of the adjusted (for stock dividends, splits, spin-offs and other applicable corporate actions) closing prices of the DJIA components on the current trading session and (b) the sum of the unadjusted closing prices of the DJIA components on the current trading session.

Additional information on the DJIA Index is available on the following website: http://www.djindexes.com.

License Agreement

We have entered into a non-exclusive license agreement with Dow Jones whereby we, in exchange for a fee, are permitted to use the DJIA Index in connection with certain securities, including the notes and warrants. We are not affiliated with Dow Jones; the only relationship between Dow Jones and us is any licensing of the use of Dow Jones’ indices and trademarks or service marks relating to them.

The license agreement between Dow Jones and us provides that the following language must be set forth herein:

“The securities are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc. (“Dow Jones”). Dow Jones makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. Dow Jones’ only relationship to Barclays Bank PLC is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial AverageSM (the “DJIA Index”), which is determined, composed and calculated by Dow Jones without regard to Barclays Bank PLC or the securities. Dow Jones has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the DJIA Index. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the securities.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DJIA INDEX OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJIA INDEX OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJIA INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND BARCLAYS BANK PLC.”

“Dow Jones” and “Dow Jones Industrial AverageSM” are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by Barclays Bank PLC. Barclays Bank PLC’s securities based on the Dow Jones Industrial AverageSM, are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such securities.

FTSE® 100 Index

All information regarding the FTSE® 100 Index (the “FTSE® 100 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, FTSE International Limited (“FTSE®”). The FTSE® 100 Index is calculated, maintained and published by FTSE®. The FTSE® 100 Index is reported by Bloomberg under the ticker symbol “UKX <Index>”.

The FTSE® 100 Index is a free float-adjusted, market capitalization-weighted index of the 100 largest U.K.-domiciled companies (with nationality determined by FTSE®) traded on the London Stock Exchange. The FTSE® 100 Index was developed with a base level of 1,000 on January 3, 1984.

Composition of the FTSE® 100 Index

In order to be eligible for inclusion in the FTSE® 100 Index, a stock must generally have a free float (as described below) greater than 15%, although stocks with a free float greater than 5% but less than or equal to 15% are eligible if their full market capitalization exceeds US$5 billion.

Stocks must also be sufficiently liquid to trade. The following criteria, among others, are used to exclude illiquid securities from the FTSE® 100 Index:

•

Price. The FTSE® Europe/Middle East/Africa Regional Committee must be satisfied that an accurate and reliable price for the purposes of determining the market value of a company exists. This requires a Sterling denominated price on SETS, which is the London Stock Exchange’s electronic order book trading service for U.K. blue-chip securities.

•

Liquidity. Securities which do not turn over at least 0.5% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the FTSE® Europe/Middle East/Africa Regional Committee’s annual December review will not be eligible for inclusion in the reference group. An existing constituent failing to trade at least 0.5% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the annual review will be removed after close of the index calculation on the next trading day following the third Friday in December. Any period when a share is suspended will be excluded from the above calculation. Companies that are large enough to be components of the FTSE® 100 Index but do not pass the liquidity test are not included. A company that fails the liquidity test at an annual review will be ineligible for inclusion until the subsequent annual review.

•

New Issues. New issues must generally have a minimum trading record of at least 20 days prior to the date of a review and turnover of a minimum of 0.5% of their shares in issue, after the application of any free float restrictions, per month each month.

The FTSE® Europe/Middle East/Africa Regional Committee meets quarterly to review the components of the FTSE® 100 Index. The secretary of the FTSE® Europe/Middle East/Africa Regional Committee conducts periodic reviews of the constituents and recommends companies to be included or excluded from the FTSE® 100 Index using the close of business data from the last trading day before a review. This review is then presented to the FTSE® Europe/Middle East/Africa Regional Committee for approval. The meetings to review the constituents are held on the Wednesday after the first Friday in March, June, September and December. Any constituent changes will be implemented on the next trading day following the expiry of the London International Financial Futures Exchange futures and options contracts that normally takes place on the third Friday of the same month.

To maintain stability, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted at the quarterly review it has fallen to 111th place or below, with rankings determined in each case on the basis of full market capitalization. A constant number of components is maintained for the FTSE® 100 Index. When a greater number of companies qualify to be inserted in the FTSE® 100 Index than those qualifying to be deleted, the lowest ranking constituents included in the FTSE® 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies that are then not included in the FTSE® 100 Index will be inserted to match the number of companies being deleted at the periodic review.

Changes to the constituents of the FTSE® 100 Index may also be prompted outside of the FTSE® Europe/Middle East/Africa Regional Committee’s periodic review procedure for certain new issues where omission to promptly include such new issue in the FTSE® 100 Index would compromise the effectiveness of the FTSE® 100 Index as a market indicator, for certain corporate actions (e.g., mergers and acquisitions) or in the case of delisting.

Computation of the FTSE® 100 Index

The value of the FTSE® 100 Index will be equal to (1) the sum of the products of (a) the price of each FTSE® 100 Index component, (b) shares in issue for each such component and (c) a free float factor for each such component that allows amendments to each such component’s weighting to reflect the free float restrictions described below, divided by (2) a divisor which represents the total issued share capital of the FTSE® 100 Index at the base date, which may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the FTSE® 100 Index.

Under this formula, the investable market capitalization, not the full market capitalization, of each FTSE® 100 Index constituent is used to determine the value of the FTSE® 100 Index. This reflects the “float-adjusted” aspect of the FTSE® 100 Index because, whereas full market capitalization depends on shares in issue, investable market capitalization depends on free float. The following are excluded from free float: trade investments in a FTSE® 100 Index constituent company by either another constituent or a non-constituent entity or company; significant long-term holdings by founders, directors and/or their families; employee share schemes (if restricted); government holdings; and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE® 100 Index component is applied in bands, as follows:

Free float band	Generally ineligible for inclusion
Free float greater than 15% but less than or equal to 20%	20%
Free float greater than 20% but less than or equal to 30%	30%
Free float greater than 30% but less than or equal to 40%	40%
Free float greater than 40% but less than or equal to 50%	50%
Free float greater than 50% but less than or equal to 75%	75%
Free float greater than 75%	100%

Following the application of an initial free float restriction, a FTSE® 100 Index component’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%.

The FTSE® 100 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE® 100 Index. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE® 100 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

Additional information on the FTSE® 100 Index is available on the following website: http://www.ftse.com.

License Agreement

We have entered into a non-exclusive license agreement with FTSE® whereby we, in exchange for a fee, are permitted to use the FTSE® 100 Index in connection with certain securities, including the notes and warrants. We are not affiliated with FTSE®; the only relationship between FTSE® and us is any licensing of the use of FTSE’s® indices and trademarks relating to them.

The license agreement between FTSE® and us provides that the following language must be set forth herein:

“The securities are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited (“FTSE”) or by the London Stock Exchange Plc (the “Exchange”) or by The Financial Times Limited (“FT”) and neither FTSE nor the Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE® 100 Index (the “Index”) and/or the figure at which the said Index stands at any particular time on the particular day or otherwise. The Index is compiled and calculated by FTSE. However, neither FTSE nor the Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE or the Exchange or FT shall be under any obligation to advise any person of any error therein.”

“FTSE®”, “FT-SE®” and “Footsie®” are trade marks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. “All-World”, “All-Share” and “All-Small” are trade marks of FTSE International Limited.”

FTSE®/Xinhua China 25 Index

All information regarding the FTSE®/Xinhua China 25 Index (the “FTSE®/Xinhua China 25 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, FTSE® Xinhua Index Limited (“FXI”). The FTSE®/Xinhua China 25 Index is calculated, published and disseminated by FXI, a joint venture of FTSE® Group (“FTSE®”) and Xinhua Finance (“Xinhua”). The FTSE®/Xinhua China 25 Index is reported by Bloomberg under the ticker symbol “XIN0I <Index>”.

The FTSE® /Xinhua China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE®/Xinhua China 25 Index is quoted in Hong Kong dollars and currently is based on the 25 largest and most liquid “H Shares” and “Red Chips” listed and trading on the Stock Exchange of Hong Kong Limited (the “SEHK”). H Shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese Government for listing and trading on the SEHK. Red Chips are securities of companies incorporated outside of the People’s Republic of China that trade on the SEHK and are substantially owned, directly or indirectly, by the Chinese government. Both H Shares and Red Chips are quoted and traded in Hong Kong dollars. They are available only to Chinese investors approved by the government of the People’s Republic of China; however, there are no restrictions on international investors.

Composition of the FTSE®/Xinhua China 25 Index

In order to be eligible for inclusion in the FTSE®/Xinhua China 25 Index, a stock must generally have a free float (as described below) greater than 15%, although stocks with a free float greater than 5% but less than or equal to 15% are eligible if their full market capitalization exceeds US$2.5 billion.

Stocks must also be sufficiently liquid to trade. The following criteria, among others, are used to exclude illiquid securities from the FTSE®/Xinhua China 25 Index:

•	Price. The FTSE® Xinhua Index Committee must be satisfied that an accurate and reliable price for the purposes of determining the market value of a company exists.

•

Liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to any of the FTSE® Xinhua Index Committee’s quarterly reviews will not be eligible for inclusion in the FTSE®/Xinhua China 25 Index. An existing constituent failing to trade at least 2% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to any quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July or October, as applicable. Any period when a share is suspended will be excluded from the above calculation. Moreover, in assessing liquidity, data will generally be obtained from a FTSE®/Xinhua China 25 Index constituent’s primary exchange, though data from other markets may also be reviewed (including trading in American Depository Receipts (ADRs) and Global Depository Receipts (GDRs)) if the liquidity test fails on this basis.

•

New Issues. New issues must generally have a minimum trading record of at least 20 days prior to the date of a review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month.

The FTSE® Xinhua Index Committee meets quarterly to review the components of the FTSE®/Xinhua China 25 Index. The secretary of the FTSE® Xinhua Index Committee conducts periodic reviews of the constituents and recommends companies to be included or excluded from the FTSE®/Xinhua China 25 Index using the close of business data from the next trading day following the third Friday in December, March, June and September. This review is then presented to the FTSE® Xinhua Index Committee for approval. The meetings to review the constituents are held on the Tuesday after the first Friday in January, April, July and October. Any constituent changes will be implemented on the next trading day following the third Friday of the same month in which the review meeting was held.

To maintain stability, a stock will be added at the quarterly review if it has risen to 15th place or above and a stock will be deleted if at the quarterly review it has fallen to 36th place or below, in each case ranked on the basis of full market capitalization (using all share classes, not simply H Shares and Red Chips). A constant number of components is maintained for the FTSE®/Xinhua China 25 Index. When a greater number of companies qualify to be inserted the FTSE®/Xinhua China 25 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE®/Xinhua China 25 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted the securities of the highest ranking companies that are presently not included in the FTSE®/Xinhua China 25 Index will be inserted to match the number of companies being deleted at the periodic review.

Changes to the constituents of the FTSE®/Xinhua China 25 Index may also be prompted outside of the FTSE® Xinhua Index Committee’s periodic review procedure for certain new issues where omission to promptly include would compromise the effectiveness of the FTSE®/Xinhua China 25 Index as a market indicator, for certain corporate actions (e.g., mergers and acquisitions) or in the case of delisting.

Computation of the FTSE®/Xinhua China 25 Index

The value of the FTSE®/Xinhua China 25 Index will be equal to (1) the sum of the products of (a) the price of each FTSE®/Xinhua China 25 Index component, (b) the exchange rate for each such component, if any, (c) shares in issue for each such component, (d) the free float factor for each such component, which allows amendments to the weighting of each such component to reflect the free float restrictions described below and (e) the capping factor for each such component, if any, divided by (2) a divisor which represents the total issued share capital of the FTSE®/Xinhua China 25 Index at the base date, which may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the FTSE®/Xinhua China 25 Index.

The FTSE®/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations. Because the FTSE®/Xinhua China 25 Index is denominated in Hong Kong dollars, those securities denominated in a currency other than Hong Kong Dollars will be converted to Hong Kong dollars in order to calculate the Index. Reuters real-time spot currency rates will be used for this purpose.

Under the formula described above, the investable market capitalization, not the full market capitalization, of each FTSE®/Xinhua China 25 Index constituent is used to determine the value of the FTSE®/Xinhua China 25 Index. This reflects the “float-adjusted” aspect of the FTSE®/Xinhua China 25 Index because, whereas full market capitalization depends on shares in issue, investable market capitalization depends on free float. The following are excluded from free float: trade investments in a FTSE®/Xinhua China 25 Index constituent company by either another constituent or a non-constituent entity or company, significant long-term holdings by founders, directors and/or their families; employee share schemes (if restricted); government holdings; foreign ownership limits; and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE®/Xinhua China 25 Index component is applied in bands, as follows:

Free float band	Generally ineligible for inclusion
Free float greater than 15% but less than or equal to 20%	20%
Free float greater than 20% but less than or equal to 30%	30%
Free float greater than 30% but less than or equal to 40%	40%
Free float greater than 40% but less than or equal to 50%	50%
Free float greater than 50% but less than or equal to 75%	75%
Free float greater than 75%	100%

These bands are narrow at the lower end to ensure that there is sufficient sensitivity in order to maintain accurate representation and broader at the higher end in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a FTSE®/Xinhua China 25 Index stock’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

The FTSE®/Xinhua China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE®/Xinhua China 25 Index. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE®/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

The FTSE® /Xinhua China 25 Index is also subject to a capping mechanism at each quarterly review. The weight of each FTSE®/Xinhua China 25 Index component (i.e., the investable market capitalization of such component as a proportion of the investable market capitalization of the FTSE®/Xinhua China 25 Index) will be capped, as needed, at such time by means of a four stage process that aims to ensure that the aggregate weight of index components that individually weigh more than 5% do not, together, exceed 40% (the “5%-40% target”). In the first stage, FTSE®/Xinhua China 25 Index components whose weights exceed 10% are capped at 10%, and all lower weighted index components increased correspondingly (with further caps at 10% and corresponding increases if the initial (or subsequent) increases cause any component to rise above a 10% weighting). In the second stage, a determination is made: if the 5%-40% target has not been achieved, the procedure moves to a third stage; otherwise, no further action is taken. In the third stage, the weights of each index component in descending order of weight are capped in a sequential manner (and lower-ranking index components increased) in the following manner, but only until the 5%-40% target is achieved: first, if the second-highest weighted index component has a weight above 9%, it will be capped at 9% (and all lower ranking index components increased); then, if further capping is necessary and the third-highest weighted index component has a weight above 8%, it will be capped at 8% (and all lower ranking index components increased); then, if further capping is necessary and the fourth-highest weighted index component has a weight above 7%, it will be capped at 7% (and all lower ranking index components increased); then, if further capping is necessary and the fifth-highest weighted index component has a weight above 6%, it will be capped at 6% (and all lower ranking index components increased); and finally, if, following this, the 5%-40% target has still not been achieved, then the sixth-highest weighted index component (as well as all other index components ranked below it) will be capped at 4%. The fourth stage will repeat the third stage, as necessary, until such time as the 5%-40% target is achieved.

Additional information on the FTSE®/Xinhua China 25 Index is available on the following website: http://www.ftse.com/xinhua/english/index.jsp.

The Stock Exchange of Hong Kong Limited

For a description of the SEHK, see the section entitled “AMEX Hong Kong 30 Index—Stock Exchange of Hong Kong Limited” above.

License Agreement

We have entered into a non-exclusive license agreement with FXI whereby we, in exchange for a fee, are permitted to use the FTSE®/Xinhua China 25 Index in connection with certain securities, including the notes and warrants. We are not affiliated with FXI; the only relationship between FXI and us is any licensing of the use of FXI’s indices and trademarks relating to them.

The securities are not in any way sponsored, endorsed, sold or promoted by FTSE/Xinhua Index Limited (“FXI”), FTSE International Limited (“FTSE”) or Xinhua Financial News Network Limited or by the London Stock Exchange PLC or by The Financial Times Limited (collectively the “Licensor Parties”) and none of the Licensor Parties make any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE®/Xinhua China 25 Index (the “Index”) and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by or on behalf of FXI. None of the Licensor Parties shall be liable (whether in negligence or otherwise) to any person for any error in the Index and none of the Licensor Parties shall be under any obligation to advise any person of any error therein.

“FTSE®” is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. “ ” is a trade mark of FTSE International Limited. “Xinhua” and “ ” are service marks and trade marks of Xinhua Financial News Network Limited. All marks are licensed for use by FTSE/Xinhua Index Limited.

Hang Seng Index

All information regarding the Hang Seng Index (the “Hang Seng Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited, a wholly-owned subsidiary of Hang Seng Bank. The Hang Seng Index is compiled, published and maintained by Hang Seng Indexes Company Limited and was launched on November 24, 1969. The Hang Seng Index is reported by Bloomberg under the ticker symbol “HSI <Index>”.

The HSI is a free float-adjusted market capitalization weighted stock market index in the Stock Exchange of

Hong Kong Limited (the “SEHK”) and purports to be an indicator of the performance of the Hong Kong stock market. For more information about the SEHK, see the section entitled “AMEX Hong Kong 30 Index—Stock Exchange of Hong Kong Limited” above. Constituent stocks of the Hang Seng Index are selected by a rigorous process of detailed analysis, supported by extensive external consultations.

Only companies with a primary listing on the main board of the SEHK are eligible as constituents of the Hang Seng Index. Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the SEHK; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital. For any H-share company included in the Hang Seng Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment. H-shares are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese government for listing and trading on the SEHK.

To be eligible for selection, a company: (1) must be among those companies that constitute the top 90% of the total market value of all primary listed shares on the SEHK (market value is expressed as an average of the past 12 months); (2) must be among those companies that constitute the top 90% of the total turnover of all primary listed shares on the SEHK (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months.

For large-cap stocks that have been listed for less than 24 months, the minimum listing time required for inclusion in the Hang Seng Index is as follows:

Average Market Value at Time of Review	Minimum Listing History
Top 5	3 months

6 – 15	6 months

16 – 20	12 months

21 – 25	18 months

Below 25	24 months

From the many eligible candidates, final selections are based on the following: (1) the market value and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies.

Calculation Methodology. The calculation methodology of the Hang Seng Index is a free float-adjusted market capitalization weighting. Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for index calculation:

•	Strategic holdings. Shares held by strategic shareholder(s) who individually or collectively control more than 30% of the shareholdings;

•	Directors’ holdings. Shares held by director(s) who individually control more than 5% of the shareholdings;

•	Cross-holdings. Shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and

•	Lock-up shares. Shares held by shareholder(s) who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up arrangement.

A free float-adjusted factor, representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng Index and is updated half-yearly.

A cap of 15% on individual stock weightings is applied. A cap factor is calculated half-yearly to coincide with the regular update of the free float-adjusted factor. Additional re-capping is performed upon constituent changes.

Additional information on the Hang Seng Index is available on the following website: http://www.hsi.com.hk/.

License Agreement

We have entered into a non-exclusive license agreement with Hang Seng Indexes Company Limited and Hang Seng Data Services Limited whereby we, in exchange for a fee, are permitted to use the Hang Seng Index in connection with certain securities, including the notes and warrants. We are not affiliated with Hang Seng Indexes Company Limited or Hang Seng Data Services Limited; the only relationship between Hang Seng Indexes Company Limited and Hang Seng Data Services Limited, on the one hand, and us, on the other hand, is any licensing of the use of their indices and trademarks relating to them.

The license agreement provides that the following language must be set forth herein:

“The Hang Seng Index (the “Hang Seng Index”) is published and compiled by Hang Seng Indexes Company Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name “Hang Seng Index” are proprietary to Hang Seng Data Services Limited. Hang Seng Indexes Company Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index by Barclays Bank PLC in connection with the securities, BUT NEITHER HANG SENG INDEXES COMPANY LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE HANG SENG INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE HANG SENG INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE HANG SENG INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE HANG SENG INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Hang Seng Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by Hang Seng Indexes Company Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HANG SENG INDEXES COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE HANG SENG INDEX BY BARCLAYS BANK PLC IN CONNECTION WITH THE SECURITIES; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HANG SENG INDEXES COMPANY LIMITED IN THE COMPUTATION OF THE HANG SENG INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE HANG SENG INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON DEALING WITH THE SECURITIES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the securities in any manner whatsoever by any broker, holder or other person dealing with the securities. Any broker, holder or other person dealing with the securities does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on Hang Seng Indexes Company Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and Hang Seng Indexes Company Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.”

Hang Seng China Enterprises Index

All information relating to the Hang Seng China Enterprises Index (the “China Enterprises Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Hang Seng Indexes Company Limited, a wholly-owned subsidiary of Hang Seng Bank. The China Enterprises Index is compiled, published and managed by Hang Seng Indexes Company Limited and was first calculated and published on August 8, 1994. The China Enterprises Index is reported by Bloomberg under the ticker symbol “HSCEI <Index>”.

The China Enterprises Index was launched on August 8, 1994 to track the performance of all the Hong Kong listed H-shares of Chinese enterprises, one year after the first H-share company was listed on the Stock Exchange of Hong Kong Limited (the “SEHK”). For more information about the SEHK, see the section entitled “AMEX Hong Kong 30 Index—Stock Exchange of Hong Kong Limited” above. H-shares are Hong Kong listed shares, traded in Hong Kong dollars, of Chinese state-owned enterprises. With the launch of the 200-stock Hang Seng Composite Index (“HSCI”) on October 3, 2001, the China Enterprises

Index became part of the Hang Seng Composite Index Series (the “HSCI Series”). Since then, constituents of the China Enterprises Index comprise only those H-share companies which are included in the 200-stock HSCI. The China Enterprises Index had a base index of 1,000 at launch, but with the launch of the HSCI Series on October 3, 2001, the China Enterprises Index was rebased with a value of 2,000 as at January 3, 2000 to align with the HSCI Series. The China Enterprises Index is reviewed semi-annually together with the HSCI Series. H-share companies joining or leaving the HSCI are automatically included or excluded from the China Enterprises Index.

To be included in the HSCI and to thus be eligible for inclusion in the China Enterprises Index, a stock must have a primary listing on the main board of the SEHK. Companies with a secondary listing in Hong Kong, stocks listed on the Growth Enterprises Market, and preference shares, debt securities, or other derivatives are each ineligible.

A component stock is selected or removed from the HSCI semi-annually based on the following selection criteria and process:

•

Turnover screening. Constituent stocks must not have more than 20 trading days without turnover in the past 12 months, excluding the days when the stock is suspended from trading (“Turnover Screening”). Stocks with less than one year listing history are counted on a pro-rata basis.

•	Removal. Constituent stocks will be removed if they fail the Turnover Screening or their 12-month average market capitalization ranks fall to the 240th position or below.

•	Addition. Constituent stocks will be included if they pass the Turnover Screening and their 12-month average market capitalization ranks rise to the 160th position or above.

HSCI, which aims to cover 90% of the market capitalization of stocks listed on the Main Board of the SEHK, is fixed at 200 constituents. The next highest ranking constituent stock(s) will be added or the next lowest ranking constituent stock(s) will be removed if the number of stocks that are removed and added to the HSCI are not the same.

Calculation methodology. The China Enterprises Index is calculated using a free float-adjusted market capitalization methodology. Under this methodology, the following shareholdings are viewed as strategic in nature and excluded for index calculation purposes:

•	Strategic holdings. Shares held by strategic shareholder(s) who individually or collectively control more than 30% of the shareholdings;

•	Directors’ holdings. Shares held by director(s) who individually control more than 5% of the shareholdings;

•	Cross-holdings. Shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and

•	Lock-up shares. Shares held by shareholder(s) who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up arrangement.

A free float-adjusted factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the China Enterprises Index and is updated half-yearly.

A cap of 15% on individual stock weightings is applied to address the issue of dominance, if any, of selected stocks in the index following the free float adjustment. A cap factor is calculated half-yearly to coincide with the regular update of the free float-adjusted factor. Additional re-capping is performed upon constituent changes.

Additional information on the China Enterprises Index is available on the following website: http://www.hsi.com.hk/.

License Agreement

We have entered into a non-exclusive license agreement with Hang Seng Indexes Company Limited and Hang Seng Data Services Limited whereby we, in exchange for a fee, are permitted to use the China Enterprises Index in connection with certain securities, including the notes and warrants. We are not affiliated with Hang Seng Indexes Company Limited or Hang Seng Data Services Limited; the only relationship between Hang Seng Indexes Company Limited and Hang Seng Data Services Limited, on the one hand, and us, on the other hand, is any licensing of the use of their indices and trademarks relating to those indices.

The license agreement provides that the following language must be set forth herein:

“The Hang Seng China Enterprises Index (the “China Enterprises Index”) is published and compiled by Hang Seng Indexes Company Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name “Hang Seng China Enterprises Index”

are proprietary to Hang Seng Data Services Limited. Hang Seng Indexes Company Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the China Enterprises Index by Barclays Bank PLC in connection with the securities, BUT NEITHER HANG SENG INDEXES COMPANY LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE CHINA ENTERPRISES INDEX AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE CHINA ENTERPRISES INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE CHINA ENTERPRISES INDEX OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE CHINA ENTERPRISES INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the China Enterprises Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by Hang Seng Indexes Company Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HANG SENG INDEXES COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE CHINA ENTERPRISES INDEX BY BARCLAYS BANK PLC IN CONNECTION WITH THE SECURITIES; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HANG SENG INDEXES COMPANY LIMITED IN THE COMPUTATION OF THE CHINA ENTERPRISES INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE CHINA ENTERPRISES INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE SECURITIES OR ANY OTHER PERSON DEALING WITH THE SECURITIES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the securities in any manner whatsoever by any broker, holder or other person dealing with the securities. Any broker, holder or other person dealing with the securities does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on Hang Seng Indexes Company Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and Hang Seng Indexes Company Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.”

KOSPI 200

All information regarding the Korea Composite Stock Price Index 200 or KOSPI 200 (the “KOSPI 200”) set forth in this index supplement reflects the policies of, and is subject to change by, the Korea Exchange (the “KRX”), which was established on January 27, 2005 by the consolidation of three domestic exchanges: the Korea Stock Exchange, KOSDAQ and the Korea Futures Exchange. The KOSPI 200 is determined, composed and calculated by the KRX. The KOSPI 200 is reported by Bloomberg under the ticker symbol “KOSPI2 <Index>”.

The KOSPI 200 is a market capitalization-weighted index of 200 Korean blue-chip stocks, covering approximately 85% of the market capitalization of the Korean Exchange-Stock Market (the “KRX-Stock Market”). The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups.

Composition of the KOSPI 200

    Index universe

All common stocks listed on the KRX-Stock Market will be included in the selection process, except for the stocks which fall into one of the following categories:

•	stocks initially listed or relisted after May 1 of the year preceding the year of a regular realignment review date (as described below), subject to certain exceptions;

•	stocks issued by securities investment companies;

•	stocks designated as administrative issues;

•	stocks issued during a liquidation sale; and

•	stocks otherwise deemed unsuitable to be constituents of the index.

However, if the market capitalization of any newly issued stock exceeds 1% of the total market capitalization of the KRX-Stock Market, the stock will be included in the KOSPI 200 universe even if one year has not elapsed since listing.

    Selection criteria

The stocks in the KOSPI 200 universe are first classified into the following eight industry sectors and the stocks in each industry sector are ranked according to market capitalization in descending order, from largest to smallest: fisheries; mining; manufacturing; construction; electricity and gas; services; post and communication; and finance.

The constituents from each of the non-manufacturing industry sectors are selected first as constituent stocks of KOSPI 200 in descending order of market capitalization until the accumulated market capitalization of the selected stocks reaches 70% of the total market capitalization of each industry sector. However, stocks whose annual trading volume is below 85% of the stocks within the same industry group are excluded and a stock that is next in market capitalization ranking, but which satisfies the trading volume criteria, is chosen instead. After making selections from the non-manufacturing industry sectors, the remaining constituent stocks are selected from the manufacturing industry sector in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of all stocks within the manufacturing sector.

Notwithstanding the above, a stock whose market capitalization is within the top 50 in terms of market capitalization may be included in the KOSPI 200 following a review by the KOSPI Maintenance Committee of, among other things, the influence that the industry group in which such stock is classified has on the KOSPI 200 and the liquidity of the relevant stock.

The constituents of the KOSPI 200 are realigned on regular realignment review dates which occur annually in June, based on predetermined rules that seek to maintain the consistency of the index. The regular realignment date is the trading day following the last trading day for June contracts in the futures and options markets. In addition to regular realignment, special realignment is possible between regular realignment dates in response to delisting, designation of an existing constituent of the KOSPI 200 as an administrative issue, certain corporate actions (e.g., mergers) and in certain other instances. When this occurs, stocks will be selected in ranking order from a replacement list by industry group chosen beforehand during regular realignment. In the event that the replacement list includes no stock for a specific industry, a stock is replenished from the manufacturing industry group.

Calculation methodology

The KOSPI 200 is computed by multiplying (1) the quotient of (a) the market capitalization as of the calculation time divided by (b) the market capitalization as of the base date, by (2) 100. The base date of the KOSPI 200 is January 3, 1990 with a base index of 100. Market capitalization is obtained by multiplying the number of listed common shares of a constituent stock by the price of the common shares.

Free float adjustments

As of December 14, 2007, the calculation of the KOSPI 200 has been based on a fully implemented free float methodology. Under the free float methodology, the following shareholdings are viewed as “non-free” and excluded for calculation:

•	shares owned by the government when the holding is greater than or equal to 5% of total shares;

•	shares owned by the largest shareholders and affiliated persons;

•	shares owned by employees (i.e., through the employees’ stock ownership plan);

•	treasury stocks; and

•	shares construed as non-free float by KRX.

Additional information on the KOSPI 200 is available on the following website: http://eng.krx.co.kr.

Korea Exchange-Stock Market

The KRX-Stock Market’s predecessor, the Daehan Stock Exchange, was established in 1956. The KRX-Stock Market is a typical order-driven market, where buy and sell orders compete for best prices. The KRX-Stock Market seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KRX-Stock Market uses electronic trading procedures, from order placement to trade confirmation. The KRX-Stock Market is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KRX-Stock Market conducts pre-hours and after-hours sessions for block trading and basket trading.

The KRX-Stock Market sets a limit on the range that the price of individual stocks can change during a day. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KRX-Stock Market may halt the trading of the stock. In such cases, the KRX-Stock Market requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KRX-Stock Market deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

The KRX-Stock Market introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10% or more from the previous day’s closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

As a result of the foregoing, variations in the KOSPI 200 may be limited by suspension of trading of the constituent stocks of the KOSPI 200, individually or in the aggregate, which may in turn adversely affect the value of the securities.

Additional information on the KRX-Stock Market is available on the following website: http://eng.krx.co.kr.

License Agreement

We have entered into a non-exclusive license agreement with KRX whereby we, in exchange for a fee, are permitted to use the KOSPI 200 in connection with certain securities, including the notes and warrants. We are not affiliated with KRX; the only relationship between KRX and us is any licensing of the use of KRX’s indices and trademarks relating to them.

The license agreement provides that the following language must be set forth herein:

““KOSPI”, “KOSPI 200” and “KOSDAQ” are trademarks/servicemarks of the Korea Exchange (the “KRX”) and have been licensed for use by Barclays Bank PLC.

The securities are not sponsored, endorsed, sold or promoted by KRX. KRX makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the KOSPI 200 to track general stock market performance. KRX’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 which is determined, composed and calculated by KRX without regard to Barclays Bank PLC or the securities. KRX has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the KOSPI 200. KRX is not responsible for and has not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities or in the determination or calculation of the equation by which the securities are to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the securities.

KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS

ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

MSCI Indices

We may offer notes linked to one or more indices that are part of the “MSCI Global Investable Market Indices” calculated and maintained by MSCI, Inc. (“MSCI”) (the “MSCI Indices”), including the MSCI Singapore IndexSM (the “MSCI Singapore Index”), the MSCI Taiwan IndexSM (the “MSCI Taiwan Index”), the MSCI Thailand Index SM (the “MSCI Thailand Index”), the MSCI EAFE Index® (the “MSCI EAFE Index”) and the MSCI Emerging Markets IndexSM (the “MSCI EM Index”).

The MSCI Indices were founded in 1969 by Capital International S.A. as the first international performance benchmarks constructed to facilitate accurate comparison of world markets. Morgan Stanley acquired the rights to license the MSCI Indices in 1986. In November 1998, Morgan Stanley transferred all rights to the MSCI Indices to MSCI, a Delaware corporation of which Morgan Stanley is the controlling shareholder. In 2004, MSCI acquired Barra, Inc., a provider of risk analytics, performance measurement and attribution systems and services to managers of portfolio and firm-wide investment risk and merged this with MSCI. The MSCI single country standard equity indices have covered the world’s developed markets since 1969, and in 1988, MSCI commenced coverage of the emerging markets.

All information regarding the MSCI Indices contained in this index supplement reflects the policies of, and is subject to change by, MSCI. For a detailed explanation of methodology underlying the indices and other information about how the MSCI Indices are maintained, see the “MSCI Global Investable Market Indices Methodology”, which is available at www.mscibarra.com.

Description of the indices

MSCI Singapore Index

The MSCI Singapore Index is designed to measure the market performance of equity securities in Singapore. The MSCI Singapore Index is reported by Bloomberg under the ticker symbol “MXSG <Index>” or “NDDUSGF <Index>”.

MSCI Taiwan Index

The MSCI Taiwan Index is designed to measure the market performance of equity securities in Taiwan. The MSCI Taiwan Index is reported by Bloomberg under the ticker symbol “MXTW <Index>” or “NDEUSTW <Index>”.

MSCI Thailand Index

The MSCI Thailand Index is designed to measure the market performance of equity securities in Thailand. The MSCI Thailand Index is reported by Bloomberg under the ticker symbol “MXTH <Index>” or “NDEUTHF <Index>”.

MSCI EAFE Index

The MSCI EAFE Index is designed to measure developed market equity performance in Europe, Asia, Australia and the Far East; in effect, in developed markets excluding the United States and Canada. The MSCI EAFE Index is composed of all of the equity securities that are included in the MSCI country indices for 21 developed market countries (each an “MSCI EAFE Constituent Country Index”).

The countries covered under the MSCI EAFE Index currently include Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

The MSCI EAFE Index is reported by Bloomberg under the ticker symbol “MXEA <Index>” or “NDDUEAFE <Index>”.

MSCI EM Index

The MSCI EM Index is designed to measure equity market performance in the global emerging markets. The MSCI EM Index is composed of all of the equity securities that are included in the MSCI country indices for 25 emerging market countries (each an “MSCI EM Constituent Country Index”).

The countries covered under the MSCI EM Index currently include Argentina, Brazil, Chile, China, Colombia, the Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, the Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. The MSCI EM Index is reported by Bloomberg under the ticker symbol “MXEF <Index>” or “NDUEEGF <Index>”.

The Country Indices

The MSCI Singapore Index, MSCI Taiwan Index, MSCI Thailand Index and each MSCI EAFE Constituent Country Index and MSCI EM Constituent Country Index are referred to individually as a “Country Index” and collectively as the “Country Indices”. Under the MSCI methodology, each Country Index is an “MSCI Global Standard Index”.

The components of each Country Index are selected by MSCI from among the universe of securities eligible for inclusion in the Country Index so as to target an 85% free float-adjusted market representation level within each of a number of industry groups, subject to adjustments to (i) provide for sufficient liquidity, (ii) reflect foreign investment restrictions (only those securities that can be held by non-residents of the country corresponding to the relevant Country Index are included) and (iii) meet certain other investability criteria (as noted above, for a more detailed discussion of such criteria, see the “MSCI Global Investable Market Indices Methodology”, which is available at www.mscibarra.com). Following a change in MSCI’s methodology implemented in May 2008, the 85% target will be measured at the level of the universe of eligible securities rather than the industry group level—so each Country Index will seek to include the securities that represent 85% of the free float-adjusted market capitalization of all securities eligible for inclusion—but will still be subject to liquidity, foreign investment restrictions and other investability adjustments. MSCI defines “free float” as total shares excluding shares held by strategic investors such as governments, corporations, controlling shareholders and management, and shares subject to foreign ownership restrictions.

Calculation of the indices

Calculation of the Country Indices

Each Country Index is a free float-adjusted market capitalization index that is designed to measure the market performance, including price performance and income from dividend payments, of the equity securities in that country (such equities are referred to individually as an “Index Component” and collectively as “Index Components”).

Each Index Component is included in the relevant Country Index at a weight that reflects the ratio of its free float-adjusted market capitalization (i.e., free public float multiplied by price) to the free float-adjusted market capitalization of all the Index Components in that Country Index.

Calculation of the MSCI EAFE Index and MSCI EM Index

The performance of the MSCI EAFE Index on any given day represents the weighted performance of all of the Index Components included in all of the MSCI EAFE Constituent Country Indices. Each Index Component in the MSCI EAFE Index is included at a weight that reflects the ratio of its free float-adjusted market capitalization (i.e., free public float multiplied by price) to the free float-adjusted market capitalization of all the Index Components included in all of the MSCI EAFE Constituent Country Indices.

Similarly, the performance of the MSCI EM Index on any given day represents the weighted performance of all of the Index Components included in all of the MSCI EM Constituent Country Indices. Each Index Component in the MSCI EM Index is included at a weight that reflects the ratio of its free float-adjusted market capitalization (i.e., free public float multiplied by price) to the free float-adjusted market capitalization of all the Index Components included in all of the MSCI EM Constituent Country Indices.

Maintenance of and changes to the MSCI Indices

MSCI maintains the MSCI Indices with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets and segments. In maintaining the MSCI Indices, emphasis is also placed on continuity, continuous investability of constituents, replicability, index stability and minimizing turnover in the indices.

As part of the changes to MSCI’s methodology which became effective in May 2008, maintenance of the indices will fall into three broad categories of implementation of changes:

•

semi-annual reviews, which will occur each May and November and will involve a comprehensive reevaluation of the market, the universe of eligible securities and other factors involved in composing the indices;

•	quarterly reviews, which will occur each February and August and will focus on significant changes in the market since the last semi-annual review; and

•	ongoing event-related changes, which will generally be reflected in the indices at the time of the event and will include changes resulting from mergers, acquisitions, bankruptcies, issuances and other extraordinary transactions, corporate actions and events.

Based on these reviews, additional components may be added, and current components may be removed, at any time. MSCI generally announces all changes resulting from semi-annual reviews, quarterly reviews and ongoing events in advance of their implementation, although in exceptional cases they may be announced during market hours for same or next day implementation.

Prices and exchange rates

Prices

The prices used to calculate the MSCI Indices are the official exchange closing prices or those figures accepted as such. MSCI reserves the right to use an alternative pricing source on any given day.

Exchange rates

MSCI uses the foreign exchange rates published by WM / Reuters at approximately 4:00 p.m. London time. MSCI uses WM / Reuters rates for all developed and emerging markets.

MSCI continues to monitor exchange rates independently and may, under exceptional circumstances, elect to use an alternative exchange rate if the WM / Reuters rates are not available, or if MSCI determines that the WM / Reuters rates are not reflective of market circumstances for a given currency on a particular day.

Additional information on the MSCI Indices, including the MSCI-EAFE Index, the MSCI-EM Index, the MSCI Singapore Index, the MSCI Taiwan Index and the MSCI Thailand Index, is available on the following website: http://www.mscibarra.com.

License Agreement

We have entered into a non-exclusive license agreement with MSCI whereby we, in exchange for a fee, are permitted to use the MSCI Indices in connection with certain securities, including the notes. We are not affiliated with MSCI; the only relationship between MSCI and us is any licensing of the use of MSCI’s indices and trademarks or service marks relating to them.

The license agreement provides that the following language must be set forth herein:

“THE NOTES ARE NOT SPONSORED OR ENDORSED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE NOTES ARE NOT SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY BARCLAYS BANK PLC. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR TO BARCLAYS BANK PLC OR ANY OWNER OF THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF BARCLAYS BANK PLC OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE

ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT. NOTWITHSTANDING THE FOREGOING, CERTAIN AFFILIATES OF MSCI MAY ACT AS DEALERS IN CONNECTION WITH THE SALE OF THE NOTES AND, AS SUCH, MAY SELL OR PROMOTE THE NOTES OR MAY BE INVOLVED IN THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, BARCLAYS BANK PLC’S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the notes, nor any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.”

NASDAQ-100 Index®

All information regarding the NASDAQ-100 Index® (the “NASDAQ-100 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, The NASDAQ OMX Group, Inc. (“NASDAQ OMX”). The NASDAQ-100 Index was developed by NASDAQ OMX and is calculated, maintained and published by NASDAQ OMX. The NASDAQ-100 Index is reported by Bloomberg under the ticker symbol “NDX <Index>”.

First published in January 1985, the NASDAQ-100 Index is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market (“NASDAQ”). The NASDAQ-100 Index includes companies across a variety of major industry groups.

Composition of the NASDAQ-100 Index

To be eligible for initial inclusion in the NASDAQ-100 Index, a security must be listed on NASDAQ and meet the following eligibility criteria, which may be revised by NASDAQ from time to time:

•

the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	the security must be of a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have average daily trading volume of at least 200,000 shares;

•

if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	only one class of security per issuer may be included in the NASDAQ-100 index;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion;

•	the financial statements of the issuer of the security may not be subject to an audit opinion that is currently withdrawn;

•

the issuer of the security must be “seasoned” on NASDAQ or another recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); and

•

if the security would otherwise qualify to be in the top 25% of the equity securities included in the NASDAQ-100 Index by market capitalization for the six prior month-ends, then a one-year “seasoning” criterion would apply.

In addition, to be eligible for continued inclusion, a security must meet the following criteria:

•

the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	the security must be of a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have average daily trading volume of at least 200,000 shares (measured annually during the ranking review process);

•

if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then such security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States (measured annually during the ranking review process);

•

the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NASDAQ-100 Index effective after the close of trading on the third Friday of the following month; and

•	the financial statements of the issuer of the security may not be subject to an audit opinion that is currently withdrawn.

The composition of the securities underlying the NASDAQ-100 Index is, save under extraordinary circumstances, reviewed on an annual basis (the “annual ranking review”). Those securities listed on NASDAQ which meet the eligibility criteria discussed above are ranked by market value using their closing prices as of the end of October and publicly available statements of total shares outstanding submitted through to the end of November. Eligible securities that remain ranked in the top 100 eligible securities based on market value are retained in the NASDAQ-100 Index. Securities that rank between 101 and 125 in by market value are also retained, provided that such securities were ranked in the top 100 eligible securities as of the previous annual ranking review. Securities not meeting such criteria are replaced with securities that are eligible but not currently included in the NASDAQ-100 Index in order of largest market capitalization. Generally, the list of deletions and additions to be made pursuant to annual ranking reviews is publicly announced by NASDAQ by means of a press release in early December, with such replacements made effective after the close of trading on the third Friday in December. Moreover, NASDAQ may periodically (ordinarily, several times per quarter) replace one or more securities underlying the NASDAQ-100 Index due to mergers, acquisitions, bankruptcies or other market conditions, or due to delisting if the issuer chooses to list its stock on another exchange or if the issuer of such underlying stock fails to meet the criteria for continued inclusion in the NASDAQ-100 Index.

Calculation of the NASDAQ-100 Index

On January 31, 1985, the NASDAQ-100 Index began with a base of 250.00. On January 1, 1994, the base was reset by division of a factor of 2.00 to 125.00. At any given point in time, the value of the NASDAQ-100 Index is equal to the aggregate value of the share weights of each of the securities underlying the NASDAQ-100 Index, multiplied by each such security’s last sale price on the NASDAQ, and then divided by a divisor which serves to scale such aggregate value (otherwise in the trillions) to a lower order of magnitude. Share weights are based on the total number of outstanding shares, subject to rebalancing in certain cases (as described in further detail below) to meet minimum pre-established requirements for a diversified portfolio.

The equity securities underlying the NASDAQ-100 Index are monitored daily by NASDAQ with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions, or other corporate actions. NASDAQ has adopted the following weight adjustment procedures with respect to such changes. Changes in total shares outstanding arising from stock splits, stock dividends, or spin-offs are generally made to the NASDAQ-100 Index on the evening prior to the effective date of such corporate action. If the change in total shares outstanding arises from other corporate actions, then: (1) if such change is greater than or equal to 5% of total shares outstanding, the change will be made as soon as practicable, normally within ten days of such action; and (2) if such change is less than 5% of total shares outstanding, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December. In either case, the NASDAQ-100 Index share weights for such underlying stock are adjusted by the same percentage amount by which their total shares outstanding have changed.

Ordinarily, whenever there is a change in NASDAQ-100 Index share weights or a change in a stock underlying the NASDAQ-100 Index, NASDAQ adjusts the divisor to assure continuity in the value of the NASDAQ-100 Index following such change.

As of the close of trading on December 18, 1998, the NASDAQ-100 Index has been calculated under a “modified capitalization-weighted” methodology. Modified-capitalization weighting is a hybrid between equal weighting and conventional capitalization weighting that is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. Under this methodology, the equity securities underlying the NASDAQ-100 Index are categorized on a quarterly basis as either “Large Stocks” or “Small Stocks” based on whether their current percentage weights in the NASDAQ-100 Index (after taking into account any scheduled weight adjustments due to stock repurchases, secondary offerings, or other corporate actions) are greater than or less than the average percentage weight of the 100 securities underlying the NASDAQ-100 Index (i.e., greater than or less than 1% of the market capitalization of the NASDAQ-100 Index as a whole). Such quarterly examination will result in rebalancing if it is determined that either (1) the current share weight of the single largest stock underlying the NASDAQ-100 Index in terms of market capitalization is greater than 24% of the market capitalization of the NASDAQ-100 Index as a whole or (2) the aggregate weight of those securities whose individual weights exceed 4.5% exceeds 48% of the market capitalization of the NASDAQ-100 Index as a whole.

If either one or both of these weight distribution thresholds is crossed upon quarterly review, a weight rebalancing will be performed in accordance with the following plan. If weight distribution requirement (1) is crossed, then the weights of all Large Stocks will be scaled down proportionately towards 1% by enough for the adjusted weight of the single largest stock to be set to 20%. If weight distribution requirement (2) is crossed, then the weights of all Large Stocks will be scaled down proportionately towards 1% by enough for the “collective weight,” so adjusted, to be set to 40%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescaling procedures will then be distributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor that sets it equal to the average NASDAQ-100 Index weight of 1%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the underlying stock in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index.

In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor that sets it equal to the average index weight of 1%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from the rebalancing.

To complete the rebalancing procedure, once the final percent weights of each stock underlying the NASDAQ-100 Index are set, the NASDAQ-100 Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index at the close of trading on the first Friday in March, June, September and December. Changes to the NASDAQ-100 Index share weights will be made effective after the close of trading on the third Friday in March, June, September and December and an adjustment to the NASDAQ-100 Index divisor will be made to ensure continuity of the NASDAQ-100 Index.

In addition to the above, a special rebalancing of the NASDAQ-100 Index may be conducted by NASDAQ at any time if it is determined necessary to maintain the integrity of the NASDAQ-100 Index.

Additional information on the NASDAQ-100 Index is available on the following website: http://dynamic.nasdaq.com/services/indexes/default.asp.

License Agreement

For any specific issuance of securities, we will enter into a non-exclusive license agreement with NASDAQ OMX whereby we, in exchange for a fee, will be permitted to use the NASDAQ-100 Index in connection with such securities. We are not affiliated with NASDAQ OMX; the only relationship between NASDAQ OMX and us is any licensing of the use of NASDAQ’s indices and trademarks relating to them.

We expect that the license agreement will provide that the following language must be set forth herein:

“The securities are not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. (the “NASDAQ OMX”) (including its affiliates) (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representations or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the NASDAQ-100 Index® (the “NASDAQ-100 Index”) to track general stock market performance. The Corporations’ only relationship to Barclays Bank PLC is in the licensing of the NASDAQ®, OMX®, NASDAQ-100® and NASDAQ-100 Index® trademarks or service marks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index which is determined, composed and calculated by NASDAQ OMX without regard to Barclays Bank PLC or the securities. NASDAQ OMX has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing and calculating the NASDAQ-100 Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

Nikkei® 225 Index

All information regarding the Nikkei® 225 Stock Average or the Nikkei® 225 Index (the “Nikkei 225

Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Nikkei Inc. Nikkei Digital Media, Inc., a wholly owned subsidiary of Nikkei Inc., calculates and disseminates the Nikkei 225 Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively the “Nikkei Index Sponsor”. The Nikkei 225 Index is reported by Bloomberg under the ticker symbol “NKY <Index>”.

The Nikkei 225 Index is a modified price-weighted stock index that measures the composite price performance of 225 underlying stocks (the “Underlying Stocks”) trading on the First Section of the Tokyo Stock Exchange, Inc. (“TSE”), representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. The Nikkei 225 Index’s composition rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

•	Financials — Banks, Miscellaneous Finance, Securities, Insurance;

•	Consumer Goods — Marine Products, Food, Retail, Services;

•	Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

•	Capital Goods / Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

•	Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

The Nikkei 225 Index is a modified, price-weighted index (i.e., an Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (1) multiplying the per share price of each Underlying Stock by the corresponding weighting factor for such Underlying Stock (a “Weight Factor”), (2) calculating the sum of all these products and (3) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.394 as of April 2, 2008 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Underlying Stock, so that the share price of each Underlying Stock, when multiplied by its Weight Factor, corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

The Nikkei Index Sponsor maintains a “presumed par” value for each Underlying Stock in order to calculate the Nikkei 225 Index. To maintain continuity in the Nikkei 225 Index following a stock split or reverse stock split, the Nikkei Index Sponsor may either change the Divisor, as noted above, or the presumed par value. The Nikkei Index Sponsor may change the presumed par value in the case of a stock split or reverse stock split to absorb the change in the stock price. After such a stock split or reverse split event, the Nikkei Index Sponsor announces whether it has changed the Divisor or the presumed par value.

An Underlying Stock may be deleted or added by the Nikkei Index Sponsor. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Underlying Stocks: (1) bankruptcy of the issuer, (2) merger of the issuer with, or acquisition of the issuer by, another company, (3) delisting of such stock, (4) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (5) transfer of such stock to the Second Section or Mothers. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a stock from the Underlying Stocks, the Nikkei Index Sponsor will select a replacement for such deleted Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by the Nikkei Index Sponsor to be representative of a market may be added to the Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by the Nikkei Index Sponsor.

Additional information concerning the Nikkei 225 Index may be obtained on the following website: http://www.nni.nikkei.co.jp.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. There are three separate sections within the TSE: the First Section, the Second Section and Mothers. Listings of stocks on the TSE are divided between these three sections, with the First Section typically limited to larger, longer established and more actively traded issues, the Second Section to smaller and newly listed companies and Mothers, which was established in 1999, to newer, innovative venture enterprises, both in Japan and overseas. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei Index, and these limitations, in turn, may adversely affect the value of the securities.

License Agreement

For any specific issuance of securities, we will enter into a non-exclusive license agreement with Nikkei Digital Media, Inc., who is exclusively licensed by Nikkei Inc. to sublicense the use of the Nikkei 225 Index to third parties, whereby we, in exchange for a fee, will be permitted to use the Nikkei 225 Index in connection with such securities. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is any licensing of the use of the Nikkei Index Sponsor’s indices and trademarks relating to them.

We expect that the license agreement will provide that the following language must be set forth herein:

“The Nikkei Stock Average (“Index”) is the intellectual property of Nikkei Inc.1 “Nikkei”, “Nikkei Stock Average” and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Index. Nikkei Digital Media Inc., a wholly owned subsidiary of Nikkei Inc., calculates and disseminates the Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively “Index Sponsor”.

The securities are not in any way sponsored, endorsed or promoted by the Index Sponsor. The Index Sponsor does not make any warranty or representation

[1]	Formerly known as Nihon Keizai Shimbun, Inc. Name changed on January 1, 2007.

whatsoever, express or implied, either as to the results to be obtained as to the use of the Index or the figure at which the Index stands on any particular day or otherwise. The Index is compiled and calculated solely by the Index Sponsor. However, the Index Sponsor shall not be liable to any person for any error in the Index and the Index Sponsor shall not be under any obligation to advise any person, including a purchaser or vendor of the securities, of any error therein.

In addition, the Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Index and is under no obligation to continue the calculation, publication and dissemination of the Index.”

S&P 500® Index

All information regarding the S&P 500® Index (the “S&P 500 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“S&P”). The S&P 500 Index is calculated, maintained and published by S&P. The S&P 500 Index is reported by Bloomberg under the ticker symbol “SPX <Index>”.

The S&P 500 Index is intended to provide an indication of the pattern of stock price movement. The daily calculation of the level of the S&P 500 Index, discussed below in further detail, is based on the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

Composition of the S&P 500 Index

S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P for new additions include the financial viability of the particular company, the extent to which that company represents the industry group to which it is assigned, adequate liquidity and reasonable price, an unadjusted market capitalization of US$3 billion or more, U.S. domicile, a public float of at least 50% and company classification (i.e. operating companies and not a closed-end fund, holding company, tracking stock, partnership, investment vehicle or royalty trust, and the extent to which the market value of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market price and trading activity of the common stock of that company. The ten main groups of companies that comprise the S&P 500 Index include: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

The S&P 500 Index does not reflect the payment of dividends on the stocks included in the S&P 500 Index. Because of this the return on the securities will not be the same as the return you would receive if you were to purchase those stocks and hold them for a period equal to the term of the securities.

Computation of the S&P 500 Index

As of September 16, 2005, S&P has used a full float-adjusted formula to calculate the S&P 500 Index. With a float-adjusted index, the share counts used in calculating the S&P 500 Index will reflect only those shares that are available to investors, not all of a company’s outstanding shares.

The float-adjusted S&P 500 Index is calculated as the quotient of (1) the sum of the products of (a) the price of each common stock, (b) the total shares outstanding of each common stock and (c) the investable weight factor and (2) the index divisor.

The investable weight factor is calculated by dividing (1) the available float shares by (2) the total shares outstanding. Available float shares reflects float adjustments made to the total shares outstanding. Float adjustments seek to distinguish strategic shareholders (whose holdings depend on concerns such as maintaining control rather than the economic fortunes of the company) from those holders whose investments depend on the stock’s price and their evaluation of the company’s future prospects. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•	holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

In cases where holdings in a group as described above exceeds 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the S&P 500 Index’s calculation. In addition, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held by mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as “exchangeable shares,” shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are, however, considered part of the float.

Changes in a company’s shares outstanding of 5.0% or more due to mergers, acquisitions, public offerings, private placements, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. All other changes of 5.0% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, or other recapitalizations) are made weekly and are announced on Tuesday for implementation after the close of trading on Wednesday. Changes of less than 5.0% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior. Corporate actions such as stock splits, stock dividends, spinoffs and rights offerings are generally applied after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date. Changes in investable weight factors of more than ten percentage points caused by corporate actions (such as merger and acquisition activity, restructurings, or spinoffs) will be made as soon as reasonably possible. Other changes in investable weight factors will be made annually, in September when investable weight factors are reviewed.

As discussed above, the value of the S&P 500 Index is the quotient of (1) the total float-adjusted market capitalization of the S&P 500 Index’s constituents (i.e., the sum of the products of (a) the price of each common stock, (b) the total shares outstanding of each common stock and (c) the investable weight factor) and (2) the index divisor. Continuity in index values is maintained by adjusting the divisor for all changes in the constituents’ share capital after the base date, which is the period from 1941 to 1943. This includes additions and deletions to the index, rights issues, share buybacks and issuances, and spinoffs. The index divisor’s time series is, in effect, a chronological summary of all changes affecting the base capital of the S&P 500 Index since the base date. The index divisor is adjusted such that the index value at an instant just prior to a change in base capital equals the index value at an instant immediately following that change. Some corporate actions, like stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require adjustments to the index divisor.

Additional information on the S&P 500 Index is available on the following website: http://www.standardandpoors.com.

License Agreement

We have entered into a non-exclusive license agreement with S&P whereby we, in exchange for a fee, are permitted to use the S&P 500 Index in connection with certain securities, including the notes and warrants. We are not affiliated with S&P; the only relationship between S&P and us is any licensing of the use of S&P’s indices and trademarks relating to them.

The license agreement between S&P and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

“The securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the S&P 500® Index (the “S&P 500 Index”) to track general stock market performance. S&P’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

“Standard & Poor’s®”, “S&P®”, “S&P 500®” and “500” are trademarks of The McGraw-Hill Companies, Inc., and have been licensed for use by Barclays Bank PLC. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

S&P/ASX 200 Index

All information regarding the S&P/ASX 200 Index (the “S&P/ASX 200 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“S&P”). The S&P/ASX 200 Index is maintained by the S&P Australian Index Committee, which is made up of representatives of the Australian Securities Exchange (“ASX”) and S&P. The S&P/ASX 200 Index is reported by Bloomberg under the ticker symbol “AS51 <Index>”.

The S&P/ASX indices are real-time, market-capitalization-weighted indices that include the largest and most liquid stocks in the Australian market. The S&P/ASX 200 Index covers approximately 80% of the Australian equity market by capitalization, with a constituency that is highly liquid and tradable. Such characteristics ensure that the S&P/ASX 200 Index is representative of the Australian market while maintaining a limited number of eligible securities.

Upon its introduction in April 2000, the S&P/ASX 200 Index replaced the All Ordinaries index as the primary gauge for the Australian equity market. The S&P/ASX 200 Index measures the performance of the 200 largest index-eligible stocks listed on the ASX by float-adjusted market capitalization. Representative, liquid and tradable, it is widely considered Australia’s preeminent benchmark index. The index is float-adjusted, covering approximately 80% of Australian equity market capitalization.

Only stocks listed on the Australian Stock Exchange will be considered for inclusion on the S&P/ASX 200 Index. The S&P/ASX 200 Index only includes securities that are considered to be institutionally investable, and market capitalization is a key criterion for stock selection. Stocks are included if they are large enough to meet the minimum ranking requirements for the representative indices within the Australian market.

The S&P/ASX index series is calculated using a base-weighted aggregate methodology. That means the level of an index reflects the total market value of all component stocks relative to a particular base period. The total market value of a company is determined by multiplying the price of its stock by the number of shares available after float (investable weight factor or IWF) adjustment. An indexed number is used to represent the result of this calculation in order to make the value easier to work with and track over time.

On any given day, the index value is the quotient of the total available market capitalization of the index’s constituents and its divisor. Continuity in the index value is maintained by adjusting the divisor for all changes in the constituents’ share capital after the base date. This includes additions and deletions to the index, rights issues, share buybacks and issuances, spin-offs and adjustments in availability. The divisor’s time series is, in effect, a chronological summary of all changes affecting the base capital of the index. The divisor is adjusted such that the index value at an instant just prior to a change in base capital equals the index value at an instant immediately following that change.

Changes in the index level reflect changes in the total market capitalization of the index that are caused by price movements in the market. They do not reflect changes in the market capitalization of the index, or of the individual stocks, that are caused by corporate actions such as dividend payments, stock splits, distributions to shareholders, mergers, or acquisitions. When a corporate action affects the price of a security – such as when the price drops on a special distribution ex-date – the price of the security is adjusted to reflect the ex-date and the index divisor is adjusted to offset any change in the total market value of the index.

When a stock is replaced by another stock, the index divisor is adjusted so that the change in index market value that results from the addition or deletion does not change the index level.

When a stock is replaced by another stock, the index divisor is adjusted so that the change in index market value that results from the addition or deletion does not change the index level.

Rebalancing

The S&P/ASX 200 Index constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Quarterly rebalancing changes take effect on the third Friday of March, June, September and December. Both market capitalization and liquidity are assessed using the previous six months’ worth of data to determine index eligibility. Shares and investable weight factors updates are also applied regularly.

Maintaining the S&P/ASX 200 Index includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to restructurings or spin-offs. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the index. Other corporate actions, such as share issuances, change the market value of an index and require an index divisor adjustment to prevent the value of the index from changing.

Adjusting the index divisor for a change in market value leaves the value of the index unaffected by the corporate action. This helps keep the value of the index accurate as a barometer of stock market performance, and ensures that the movements of the index does not reflect the corporate actions of the companies in it. Divisor adjustments are made after the close of trading and after the calculation of the closing value of the index. Any change in the index divisor also affects the corresponding sub-indices and divisors. Each sub-index is maintained in the same manner as the headline index.

Corporate actions such as splits, stock dividends, spin-offs, rights offerings and share changes are applied on the ex-date.

Additional information on the S&P/ASX Index is available on the following website: www.standardandpoors.com.

License Agreement

We have entered into a non-exclusive license agreement with S&P whereby we, in exchange for a fee, are permitted to use the S&P/ASX 200 Index in connection with certain securities, including the notes and warrants. We are not affiliated with S&P; the only relationship between S&P and us is any licensing of the use of S&P’s indices and trademarks relating to them.

The license agreement between S&P and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

“The securities are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“S&P”) or the Australian Stock Exchange (“ASX”). S&P and ASX make no representation, condition or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P/ASX 200 Index to track general stock market performance. S&P’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of S&P and of the S&P/ASX 200 Index which is determined, composed and calculated by S&P without regard to Barclays Bank PLC or the securities. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the S&P/ASX 200 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.

S&P and ASX have no obligation or liability in connection with the administration, marketing or trading of the securities.

S&P SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE S&P/ASX 200 INDEX FROM SOURCES THAT S&P CONSIDERS RELIABLE, BUT S&P ACCEPTS NO RESPONSIBILITY FOR, AND SHALL HAVE NO LIABILITY FOR, ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S&P AND ASX DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. S&P AND ASX MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN. S&P AND ASX MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL CONDITIONS AND WARRANTIES IMPLIED BY STATUTE, GENERAL LAW OR CUSTOM WITH RESPECT TO THE S&P/ASX 200 INDEX OR ANY DATA INCLUDED THEREIN EXCEPT ANY IMPLIED CONDITION OR WARRANTY THE EXCLUSION OF WHICH WOULD CONTRAVENE ANY STATUTE OR CAUSE ANY PART OF THIS SECTION TO BE VOID.”

“Standard & Poor’s®” and “S&P®” are trademarks of The McGraw-Hill Companies, Inc., and have been licensed for use by Barclays Bank PLC. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

SET50 Index

The SET50 Index (the “SET50 Index”) is calculated by the Stock Exchange of Thailand (“SET”). To accommodate the issuing of index futures and options in the future, and to provide a benchmark of investment in SET, the SET50 Index was launched on June 17, 1996. The SET50 Index is calculated from the stock prices of the top 50 companies listed in SET in terms of large market capitalization, high liquidity and compliance with the requirement regarding the distribution of shares to minor shareholders. The calculation methodology used for the SET50 Index is a market capitalization weighted price index. The base date used for the SET50 Index is August 16, 1995, and the base value was set at 1,000 points. The base market value is continually adjusted to correspond to changes in the values of securities resulting from changes in the number of stocks due to various events such as public offerings, exercised warrants and conversions of preferred to common shares. The SET50 Index is reported by Bloomberg under the ticker symbol “SET50 <Index>”.

The lists of component stocks in the SET50 Index are revised every six months in order to adjust for any unexpected changes that have occurred in the stock market such as new listings or public offerings. After these adjustments are made, stocks that meet the necessary qualifications are then selected to become part of the SET50 Index and others are removed. Stocks that have been suspended for more than one year are excluded. Stock selection is conducted semi-annually between December 1 - 31 and June 1 - 30. During these two periods, SET will select stocks based on its pre-stipulated criteria.

The revised stock lists for the SET50 will be announced to the general public as soon as the lists become available. The new SET50 Index will take effect on the first trading day in January and July of each year. For every revision, the index calculations will treat stocks which have been withdrawn as a delisting case and stocks which have been added as a new listing case. Whenever a stock is removed from the SET50 Index, a new stock will be added to replace it and to ensure the continuity of the SET50 Index. Also, adjustments will be made whenever the market value of a component stock changes including due to the conversion of convertible bonds, the exercising of warrants, or new shares are issued for capital increase of the component stock.

SET has no formal license policy regarding use of the SET50 at this time. While we have notified SET of our intention to use the SET50 in connection with the securities, we have not entered into a license agreement with SET for this, or any use. We are not affiliated with SET in any way. The securities are not sponsored, endorsed, sold or promoted by SET. The trademarks, service marks or registered trademarks of the index sponsor are the property of their respective owners. SET does not: (i) make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in the securities, (ii) have any obligation to take the needs of Barclays Bank PLC or the owners of the securities into consideration in determining, composing or calculating the SET50 Index, (iii) take responsibility for nor has it participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities may be converted if applicable, into cash; nor (iv) have any obligation or liability in connection with the administration, operation, marketing, sale or trading of the securities.

SET DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE SET50 INDEX OR ANY DATA INCLUDED THEREIN AND SET SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. SET MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SET50 INDEX OR ANY DATA INCLUDED THEREIN. SET MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE SET50 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL SET HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

SMI® Index

All information regarding the SMI® Index (the “SMI”) set forth in this index supplement reflects the policies of, and is subject to change by, the SIX Swiss Exchange (the “SIX Swiss Exchange”). The SMI Index is calculated, maintained and published by the SIX Swiss Exchange. The SMI Index is reported by Bloomberg under the ticker symbol “SMI <Index>”.

As a blue-chip index, the SMI is Switzerland’s key equity index. It represents about 85% of the free-float capitalization of the Swiss equity market. The SMI comprises the 20 largest and most liquid equities of the Swiss Performance Index or SPI® (the “SPI”). It is also equivalent to the SPI Large. As a price index, the SMI is not adjusted for dividends; however, a separate performance index that takes account of such distributions is available.

Because the SMI is considered to be a mirror of the overall Swiss stock market, it is used as the underlying index for numerous derivative financial instruments such as options, futures and index funds.

The SMI was introduced on 30 June 1988 at a baseline value of 1,500 points. Its composition is examined once a year. Calculation takes place in real-time: as soon as a new transaction occurs in a security contained in the SMI, an updated index level is calculated and displayed.

The SMI is calculated according to the Laspeyres method using a weighted arithmetic mean over a defined selection of securities. The current index level can be calculated by dividing the sum of the market capitalizations of the securities contained in the index by the divisor.

The divisor is a technical number used to calculate the index. If the market capitalization changes due to a corporate event, the divisor changes while the index value remains the same. The new divisor is calculated on the evening of the day before the corporate price event takes place.

The securities included in the SMI are weighted according to their free float. This means that large share packages that reach or exceed the threshold of 5% are subtracted from the total market capitalization.

The free float is calculated on the basis of outstanding shares. Issued and outstanding equity capital is, as a rule, the total amount of equity capital that has been fully subscribed and wholly or partially paid in and documented in the Commercial Registry. Conditional and authorized capital does not count as issued and outstanding equity capital.

The free float is calculated on the basis of listed shares only. Where a company has different categories of listed securities, these are considered separately for the purposes of calculating the SMI.

In principle, shares in fixed ownership are deemed to be those that have been reported to the SIX Swiss Exchange by a person or group of persons whose shareholding has exceeded the relevant threshold values under Article 20 of the Swiss Federal Act on Stock Exchanges and Securities Trading (“SESTA”).

Shares of persons and groups of persons who are subject to a shareholder agreement which is binding for more than 5% of the listed shares or who, according to publicly known facts, have a long-term interest in a company are also deemed to be in fixed ownership.

The SIX Swiss Exchange may use sources in addition to the reports pursuant to SESTA to calculate shares in fixed ownership. In particular, the SIX Swiss Exchange may use data gained from issuer surveys that it conducts itself.

Exceptions

Shares held by the following groups are deemed free-floating regardless whether a report has been made pursuant to the above:

•	Custodian nominees

•	Trustee companies

•	Investment funds

•	Pension funds

•	Investment companies

The SIX Swiss Exchange classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned.

The free-float rule applies only to bearer shares and registered shares. Capital issued in the form of participation certificates (“Partizipationsscheine”) and bonus certificates (“Genussscheine”) is taken into full account in calculating the index because it does not confer voting rights.

Calculation and publication intervals

The SMI is calculated in real time. The SMI is recalculated and republished immediately upon any changes in the price of any security. The shortest interval between calculation is one second.

All index data is distributed by EXFEED (subsidiary of the SIX Swiss Exchange) via information service providers (e.g. Reuters, Telekurs and BLOOMBERG).

Prices used

In calculating the SMI, the last-paid price is taken into account. If no price has been paid on the day of calculation, the bid price is used. In the absence of a bid price, the previous day’s price is used. Only the prices achieved via the electronic order book of the SIX Swiss Exchange and SIX SWISS EXCHANGE Europe are used.

Trading hours

The trading hours for Swiss equities, participation certificates and bonus certificates are determined by the SIX Swiss Exchange and SIX SWISS EXCHANGE Europe.

Since the opening phase usually causes strong price fluctuations, the SMI is first calculated two minutes after the start of on order book trading. This index level is called the “open”.

A closing auction takes place ten minutes before close of trading. At the close of trading, the final closing prices used in calculating the closing level of the SMI are established.

Determination of rankings and identification of candidates

A selection list in which all SPI securities are ranked and which forms the basis for the rankings can be downloaded from the SIX Swiss Exchange website. The position of each security is determined by a combination of the following criteria:

•	Average free-float capitalization (compared to the capitalization of the entire SPI).

•	Cumulated on order book turnover (compared to the total turnover of the SPI).

The average market capitalization in per cent and the turnover in per cent are each given a weighting of 50% and yield the so-called weighted market share.

The time period used for making the calculation is 1 July through 30 June of the following year.

The current selection list is available on the following website:

www.six-swiss-exchange.com/trading/products/indices/stock_indices/smi/smi_de.html.

Provisional interim rankings are published following the end of the quarter on 30 September, 31 December and 31 March.

Ordinary adjustment dates

The number of securities and free-float shares are adjusted on two ordinary adjustment dates a year:

•	The third Friday in March (after close of trading)

•	The third Friday in September (after close of trading)

The SIX Swiss Exchange may conduct a capital survey among issuers in order to obtain the required data.

The announcement of the provisional new securities occurs at least one month before the adjustment date. The SIX Swiss Exchange reserves the right to take account of recent changes before the adjustment date, so the definite new securities are announced only five trading days before the adjustment date.

Extraordinary adjustment of the number of shares

In order to maintain the stability of the index and avoid frequent minor changes to the weighting, a change of the total number of outstanding securities leads to an extraordinary adjustment only if it is equal to or greater than five percent.

If an increase amounts to a change of less than five percent, it is taken into account in the next event and added to it. If the cumulative change is equal to or greater than five percent, the total number of outstanding securities is adjusted outside the ordinary dates on the day of the corporate event responsible for the cumulative change.

The adjustment of the total number of outstanding securities is made on the day of the corporate event.

If the free float changes by 10 percentage points or more in a given year, the extraordinary adjustment is made immediately. A notification period of 10 trading days applies. In exceptional cases, the SIX SWISS EXCHANGE reserves the right to make this adjustment without observing the notification period.

If the free float changes as a result of an extraordinary adjustment of the number of shares, the free float is adjusted at the same time as the number of shares even if the free float changes by less than ten percentage points.

After a takeover, the free float of the company in question is adjusted upon publication of the end result. A five-day notification period applies. At the same time, the SIX SWISS EXCHANGE may exclude the security from the relevant index family.

Dividend payments

Dividend payments do not result in adjustments to the divisors of price indices. Dividends are, however, fully taken account of in performance indices.

Repayments of capital through the reduction of a share’s par value, which can take the place of a cash dividend or constitute a component of the regular distribution, are treated in the same way as a normal dividend payment (i.e. no adjustment to the price index divisor. However, distributions (e.g. special dividends and anniversary bonuses) that, contrary to the company’s usual dividend policy, are paid out or declared extraordinary dividends, are not deemed dividends in the above sense. These distributions are considered corporate events and also result in adjustments to the divisors of price indices, such as the SMI.

Dividend payments are always treated as gross amounts, including the withholding tax portion.

Information on corporate events

Any forthcoming extraordinary corporate events that result in an adjustment to the indices are published by e-mail via Investor Service Equity. This service is offered free of charge by the SIX Swiss Exchange Indices department.

The registration form is available on the SIX Swiss Exchange website. The SIX Swiss Exchange accepts no liability for Investor Service Equity.

Additional information on the SMI is available on the following website:

http://www.six-swiss-exchange.com/trading/products/indices_en.html.

Licensing

SIX Swiss Exchange has had the names of all the indices created by it protected under trademark law. They have been registered in Switzerland as well as in key markets both in Europe and overseas. Under certain conditions, SIX Swiss Exchange permits third parties to use the trademarks of its index family for commercial purposes. It has levied a license fee for such use since 1999.

We are currently negotiating a license agreement with SIX Swiss Exchange whereby we, in exchange for a fee, are permitted to use the SMI® in connection with certain issuances of securities. While we have notified SIX Swiss Exchange of our intention to use the SMI® in connection with specific issuances of securities, we have not yet entered into a license agreement with SIX Swiss Exchange for this, or any use at this time. We are not affiliated with SIX Swiss Exchange; the only relationship between SIX Swiss Exchange and us is any licensing of the use of SIX Swiss Exchange’s indices and trademarks relating to them.

Any transactions specified or described in this index supplement or the applicable pricing supplement are not in any way sponsored, endorsed, sold or promoted by the SIX Swiss Exchange and the SIX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI® and/or the figure at which the said Index stands at any particular day or otherwise. However, the SIX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI® and the SIX Swiss Exchange shall not be under any obligation to advise any person of any error therein.

SIX Swiss Exchange®, SIX Swiss Exchange Swiss Exchange®, SPI®, Swiss Performance Index (SPI)®, SPI EXTRA®, SPI ex SLI®, SMI®, Swiss Market

Index® (SMI)®, SMIM®, SMI MID (SMIM)®, SMI Expanded®, SXI®, SXI LIFE SCIENCES®, SXI Bio+Medtech®, SLI® , SLI Swiss Leader Index®, SBI®, SBI Swiss Bond Index®, VSMI® and SWX Immobilienfonds Index®, are trademarks that have been registered in Switzerland and/or abroad by SIX Swiss Exchange. Their use is subject to a license.

TOPIX® Index

All information regarding the Tokyo Stock Price Index or TOPIX® Index (the “TOPIX Index”) set forth in this index supplement reflects the policies of, and is subject to change by, the Tokyo Stock Exchange, Inc. (the “TSE”). For more information about the TSE, see “Equity Indices—Nikkei 225® Index—The Tokyo Stock Exchange”. The TOPIX Index is calculated, maintained and published by the TSE. The TOPIX Index is reported by Bloomberg under the ticker symbol “TPX <Index>”.

The TOPIX Index was developed by the TSE. The TSE is responsible for calculating and maintaining the TOPIX Index, and can add, delete or substitute the stocks underlying the TOPIX Index or make other methodological changes that could change the value of the TOPIX Index. Publication of the TOPIX Index began on July 1, 1969, with a base point of 100 as of the base date of January 4, 1968.

Composition and maintenance of the TOPIX Index

The TOPIX Index is a free float-adjusted market-capitalization weighted index comprised of all domestic common stocks listed on the First Section of the TSE.

Additions to the component stocks can occur (1) as a result of transfers from the TSE Second Section and the Mothers market of the TSE, with such changes taking effect one business day before the last business day of the next month of transfer; (2) through the new listing of a company by an initial public offering or via another stock exchange, with such changes taking effect one business day before the last business day of the next month of listing; or (3) through the new listing of a parent company created through a stock swap or a merger, with such changes taking effect one business day before the listing. Deletions of constituents are conducted due to (1) de-listing due to a stock-swap or merger when the surviving company re-lists with the TSE, with such changes taking effect one business day before listing of newly established company; (2) de-listing of company for any other reason, with such change taking effect one business day before de-listing; or (3) transfers of the listing to the Second Section of the TSE.

Calculation of the TOPIX Index

The TOPIX Index is not expressed in Japanese yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth. The TOPIX Index is calculated as (1) the quotient of (a) the current free float-adjusted market value, which is the sum of the products of the price of each component stock and the number of free float-adjusted shares of each such component stock (the “TOPIX Current Market Value”) divided by (b) the base market value (the “TOPIX Base Market Value”), times (2) the base point of 100. If trading in a TOPIX Index component is suspended, for the purposes of index calculation, it is regarded as having no change in its share price.

The number of free float-adjusted shares at the time of the index calculation is the number of common shares listed on the First Section of the TSE at the same instance multiplied by the free float weight. The free float weight reflects the weight of listed shares deemed to be available for trading and is calculated by the TSE for each listed company for purposes of index calculation, and is determined on the basis of securities reports regulated by the Securities and Exchange Law of Japan and publicly available documents issued by the listed companies themselves. In determining the free float weight, the TSE deems the following shares as non-free float shares: shares held by the top 10 major shareholders (subject to certain exceptions), treasury stocks (including certain cross-shareholdings), shares held by the boards of directors of the relevant company and other shares TSE deems not available for trading in the market. In the case of some companies with low liquidity, the TSE may adjust their free float downwards by applying a “liquidity factor”.

The free float weight assigned to each listed company is reviewed annually, with timings that vary according to the settlement terms of each such listed company. Free float weights may also be subject to extraordinary review in the case of certain corporate actions (e.g., allocation of new shares, strategic exercise of preferred shares or equity warrants, spin-offs, mergers, take-overs) and for other reasons the TSE believes appropriate.

In order to maintain continuity, the TOPIX Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX Index. Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and transfer of listed securities to the First Section of the TSE from the Second Section or Mothers or to the Second Section or Mothers from the First Section of the TSE.

Following any such adjustments, the new TOPIX Base Market Value will be equal to the quotient of (A) the product of (1) the old TOPIX Base Market Value, times (2) the sum of the free-float adjusted market value on the adjustment date plus the adjustment amount, and (B) the free-float adjusted market value on the adjustment date. The adjustment amount is the amount (whether positive or negative) that is equal to the product of the change (whether positive or negative) in the number of shares for index calculation times the appropriate price used for adjustment.

The TOPIX Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the TOPIX Current Market Value or any stock underlying the TOPIX Index, the TOPIX Base Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the level of the TOPIX Index immediately prior to such change.

No adjustment is made to the TOPIX Base Market Value in the case of events such as stock splits and decreases in paid in capital which theoretically do not affect market value. In such cases, the new stock price multiplied by the increased (or decreased) number of shares is the same as the old stock price multiplied by the old number of shares and no adjustment is thought necessary.

Additional information on the TOPIX Index is available on the following website: http://www.tse.or.jp.

License Agreement

We have entered into a non-exclusive license agreement with the Tokyo Stock Exchange, Inc. whereby we, in exchange for a fee, are permitted to use the TOPIX Index in connection with certain securities, including the notes and warrants. We are not affiliated with the Tokyo Stock Exchange, Inc.; the only relationship between the Tokyo Stock Exchange, Inc. and us is any licensing of the use of the TOPIX indices and trademarks relating to them.

The license agreement between the Tokyo Stock Exchange, Inc. and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

“(i)	The TOPIX Index Value and the TOPIX Index Marks are subject to the rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX Index such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Index Marks.

(ii)	The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Index Marks or cease the use thereof.

(iii)	The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Index Marks or as to the figure at which the TOPIX Index Value stands on any particular day.

(iv)	The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

(v)	No securities are in any way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc.

(vi)	The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the securities or an advice on investments to any purchaser of the securities or to the public.

(vii)	The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the securities for calculation of the TOPIX Index Value.

(viii)	Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the securities.”

COMMODITY INDICES

We may offer notes linked to the following indices. We have no current intention to offer warrants linked to such commodity indices due to regulatory restrictions. Accordingly, this section “Commodity Indices” is limited in its applicability to notes, unless otherwise specified in the applicable pricing supplement.

Dow Jones-AIG Commodity IndexSM

All information regarding the Dow Jones-AIG Commodity IndexSM (the “Commodity Index”) set forth in this index supplement reflects the policies of, and is subject to change by, Dow Jones & Company, Inc. (“Dow Jones”), and AIG Financial Products Corp. (“AIG-FP”). The Commodity Index was designed by AIG International Inc (“AIGI”) and is calculated and maintained by Dow Jones in conjunction with AIG-FP. The Commodity Index is reported by Bloomberg under the ticker symbol “DJAIG <Index>” or “DJAIGTR <Index>”.

The Commodity Index was introduced in July 1998 to provide a unique, diversified, economically rational and liquid benchmark for commodities as an asset class. The Commodity Index currently is composed of the prices of nineteen exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. The 19 Commodity Index commodities selected for 2009 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc. The methodology for determining the composition and weighting of the Commodity Index and for calculating its value is subject to modification by Dow Jones and AIG-FP, at any time. At present, Dow Jones disseminates the Commodity Index value approximately every fifteen (15) seconds (assuming the Commodity Index value has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m., New York City time, and publishes a daily Commodity Index value at approximately 5:00 p.m., New York City time, on each DJ-AIG Business Day on its website at http://www.djindexes.com and on Reuters page AIGCI1. A DJ-AIG Business Day is a day on which the sum of the Commodity Index Percentages (as defined below in “—Annual Reweightings and Rebalancings of the Commodity Index”) for the Commodity Index commodities that are open for trading is greater than 50%. For example, based on the weighting of the Commodity Index commodities for 2009, if the CME Group (formerly the Chicago Board of Trade, or CBOT) and the New York Mercantile Exchange (“NYMEX”) are closed for trading on the same day, a DJ-AIG Business Day will not exist.

AIG-FP and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Commodity Index, as well as commodities, including commodities included in the Commodity Index. AIG-FP and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives, and related instruments which are linked to the performance of commodities or are linked to the performance of the Commodity Index. Certain of AIG-FP’s affiliates may underwrite or issue other securities or financial instruments indexed to the Commodity Index and related indices, and AIG-FP and Dow Jones and their respective affiliates may license the Commodity Index for publication or for use by unaffiliated third parties. These activities could present conflicts of interest and could affect the value of the Commodity Index. For instance, a market maker in a financial instrument linked to the performance of the Commodity Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying Commodity Index components in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in the Commodity Index, which in turn may affect the value of the Commodity Index. With respect to any of the activities described above, none of AIG-FP, Dow Jones or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the notes into consideration at any time.

The Dow Jones-AIG Commodity Index Supervisory and Advisory Committees

Dow Jones and AIG-FP use a two-tier structure, comprised of a Supervisory Committee and an Advisory Committee, to oversee the Commodity Index. The purpose of the two-tier structure is to expand the breadth of input into the decision-making process in respect of the Commodity Index, while also providing a mechanism for more rapid reaction in the event of any market disruptions or extraordinary changes in market conditions that may affect the Commodity Index. The Supervisory Committee is comprised of three members, two of whom are appointed by AIG-FP and one of whom is appointed by Dow Jones. The Supervisory Committee will make all final decisions relating to the Commodity Index, given any advice and recommendations from the Advisory Committee. The Advisory Committee consists of six to twelve members drawn from the financial and academic communities. Both the Supervisory Committee and the Advisory Committee meet annually in June or July to consider any changes to be made to the Commodity Index for the coming year. These committees may also meet at other times as may be necessary for purposes of their respective responsibilities in connection with the oversight of the Commodity Index.

As described in more detail below, the Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Commodity Index are determined each year in June or July by AIG-FP under the supervision of the Supervisory Committee, announced after approval by the Supervisory Committee and implemented the following January. The composition of the Commodity Index for 2009 was approved by the Supervisory Committee following a meeting held in August 2008. Following are the target composition percentages calculated for the Commodity Index for 2009:

Commodity	Weighting
Crude Oil	13.7526330%
Natural Gas	11.8900640%
Soybeans	7.5994330%
Gold	7.8627470%
Aluminum	6.9991660%
Copper	7.3065410%
Corn	5.7214090%
Live Cattle	4.2853450%
Wheat	4.7962120%
Unleaded Gasoline	3.7091280%
Heating Oil	3.6481740%
Sugar	2.9931550%
Zinc	3.1424310%
Coffee	2.9726400%
Soybean Oil	2.8828690%
Nickel	2.8827230%
Silver	2.8913020%
Lean Hogs	2.3988780%
Cotton	2.2651500%

The current composition of the Commodity Index is described in the section entitled “—Composition of the Commodity Index” below.

Four main principles guiding the creation of the Commodity Index

The Commodity Index was created using the following four main principles:

•

Economic significance. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Commodity Index uses both liquidity data and U.S. dollar weighted production data in determining the relative quantities of included commodities. The Commodity Index primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Commodity Index also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Additionally, production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the pronouncements of the markets themselves. The Commodity Index thus relies on data that is both endogenous to the futures market (liquidity) and exogenous to the futures market (production) in determining relative weightings.

•

Diversification. A second major goal of the Commodity Index is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Commodity Index is rebalanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

•

Continuity. The third goal of the Commodity Index is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Commodity Index from year to year. The Commodity Index is intended to provide a stable benchmark, so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Commodity Index.

•

Liquidity. Another goal of the Commodity Index is to provide a highly liquid benchmark. The explicit inclusion of liquidity as a weighting factor helps to ensure that the Commodity Index can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

These principles represent goals of the Commodity Index, its creators and owners and there can be no assurance that these goals will be reached by either Dow Jones or AIG-FP.

Composition of the Commodity Index

Commodities available for inclusion in the Commodity Index

A number of commodities have been selected that are believed to be sufficiently significant to the world economy to merit consideration for inclusion in the Commodity Index and which are the subject of a qualifying related futures contract. With the exception of several metals contracts (aluminum, lead, tin, nickel and zinc) that trade on the London Metal Exchange (“LME”), each of the potential commodities is the subject of a futures contract that trades on a U.S. exchange. The 23 potential commodities currently considered for inclusion in the Commodity Index are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lead, cattle, lean hogs, natural gas, nickel, platinum, silver, soybeans, soybean oil, sugar, tin, unleaded gasoline, wheat and zinc.

The 19 Commodity Index commodities selected for 2009 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, heating oil, live cattle, lean hogs, natural gas, nickel, silver, soybeans, soybean oil, sugar, unleaded gasoline, wheat and zinc.

Designated contracts for each commodity

A futures contract known as a designated contract is selected for each commodity. Where the Supervisory Committee believes that there exists more than one futures contract with sufficient liquidity to be chosen as a designated contract for a commodity, the Supervisory Committee selects the futures contract traded in North America and denominated in dollars (except in the case of the commodities for which LME contracts have been selected). If more than one such contract exists, the Supervisory Committee selects the most actively traded contract. Data concerning this designated contract will be used to calculate the Commodity Index. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a designated contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that designated contract. The designated contracts for the commodities included in the Commodity Index for 2009 are as follows:

2009 Commodity Index Breakdown by Commodity

Commodity	Designated Contract	Exchange	Units	Quote	Target Weighting (%)
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	USD/metric ton	7.00%
Coffee	Coffee “C”	CSCE	37,500 lbs	U.S. cents/pound	2.97%
Copper	Copper*	COMEX	25,000 lbs	U.S. cents/pound	7.31%
Corn	Corn	CBOT**	5,000 bushels	U.S. cents/bushel	5.72%
Cotton	Cotton	NYCE	50,000 lbs	U.S. cents/pound	2.27%
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	USD/barrel	13.75%
Gold	Gold	COMEX	100 troy oz.	USD/troy oz.	7.86%
Heating Oil	Heating Oil	NYMEX	42,000 gallons	U.S. cents/gallon	3.65%
Live Cattle	Live Cattle	CME	40,000 lbs	U.S. cents/pound	4.29%
Lean Hogs	Lean Hogs	CME	40,000 lbs	U.S. cents/pound	2.40%
Natural Gas	Henry Hub Natural Gas	NYMEX	Gas 10,000 mmbtu	USD/mmbtu	1.89%
Nickel	Primary Nickel	LME	6 metric tons	USD/metric ton	2.88%
Silver	Silver	COMEX	5,000 troy oz.	U.S. cents/troy oz.	2.89%
Soybeans	Soybeans	CBOT**	5,000 bushels	U.S. cents/bushel	7.60%
Soybean Oil	Soybean Oil	CBOT**	60,000 lbs	U.S. cents/pound	2.88%
Sugar	World Sugar No. 11	CSCE	112,000 lbs	U.S. cents/pound	2.99%
Unleaded Gasoline	Reformulated Gasoline Blendstock for Oxygen Blending	NYMEX	42,000 gal	U.S. cents/gallon	3.71%
Wheat	Wheat	CBOT**	5,000 bushels	U.S. cents/bushel	4.80%
Zinc	Special High Grade Zinc	LME	25 metric tons	USD/metric ton	3.14%

*	The Commodity Index uses the High Grade Copper contract traded on the COMEX division of the New York Mercantile Exchange for copper contract prices and LME volume data in determining the weighting of the Commodity Index.
**	Following its merger with CME in July 2007, the new entity name for CBOT is CME Group.

Commodity group

For the purposes of applying the diversification rules discussed above and below, the commodities considered for inclusion in the Commodity Index are assigned to “Commodity Groups”. The Commodity Groups and their effective target rounded weightings for 2009 are as follows:

Commodity Index breakdown by Commodity Group

Energy (currently including crude oil, heating oil, natural gas and unleaded gasoline):	33.0%

Grains (currently including corn, soybeans, wheat and soybean oil):	21.0%

Industrial Metals (currently including aluminum, copper, nickel and zinc):	20.3%

Precious Metals (currently including gold and silver):	10.8%

Softs (currently including coffee, cotton and sugar):	8.3%

Livestock (currently including lean hogs and live cattle):	6.7%

Annual reweightings and rebalancings of the Commodity Index

The Commodity Index is reweighted and rebalanced each year in January on a price-percentage basis. The annual weightings for the Commodity Index are determined each year in June or July by AIG-FP under the supervision of the Supervisory Committee, reviewed at a meeting of the Supervisory and Advisory Committees and announced following approval by the Supervisory Committee and implemented the following January. The composition of the Commodity Index for 2009 was approved by the Supervisory Committee at a meeting held in August 2008. The Commodity Index composition is set forth in the section entitled “—Composition of the Commodity Index” above.

Determination of relative weightings

In determining which commodities will be included in the Commodity Index and their relative weightings for a given year, AIG-FP looks to both liquidity and U.S. dollar-adjusted production data in  2/3 and  1/3 shares, respectively. For each of the 23 commodities designated for potential inclusion in the Commodity Index, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic U.S. dollar value of the designated contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the Commodity Index. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic U.S. dollar value of the designated contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the Commodity Index.

The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the commodities which will be included in the Commodity Index and their respective percentage weights.

Diversification rules

The Commodity Index is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Commodity Index, the following diversification rules are applied to the annual reweighting and rebalancing of the Commodity Index as of January of the applicable year:

•	No related group of commodities designated as a “Commodity Group” (e.g., energy, precious metals, livestock, or grains) may constitute more than 33% of the Commodity Index.

•	No single commodity may constitute more than 15% of the Commodity Index.

•	No single commodity, together with its derivatives (e.g., crude oil, together with heating oil and unleaded gasoline), may constitute more than 25% of the Commodity Index.

•	No single commodity that is in the Commodity Index may constitute less than 2% of the Commodity Index.

Following the annual reweighting and rebalancing of the Commodity Index in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

Commodity Index Multipliers

Following application of the diversification rules discussed above, CIPs are incorporated into the Commodity Index by calculating the new unit weights for each Commodity Index commodity. On the date near the beginning of each new calendar year, the CIPs, along with the settlement prices on that date for designated contracts included in the Commodity Index, are used to determine a CIM for each Commodity Index commodity.

This CIM is used to achieve the percentage weightings of the Commodity Index commodities, in U.S. dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Commodity Index commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

The Commodity Index is a rolling index

The Commodity Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The roll for each contract occurs over a period of five DJ-AIG Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position, and the Commodity Index is a “rolling index”.

Calculations

The Commodity Index is calculated by Dow Jones, in conjunction with AIG-FP, by applying the impact of the changes to the futures prices of commodities included in the Commodity Index (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the value of the Commodity Index is a mathematical process whereby the products of the CIM for and the contract price in U.S. dollars on each Commodity Index commodity are summed. Two such summations are made in parallel: first, using contracts with nearby settlement dates for each Commodity Index commodity; and second, using contracts with deferred settlement dates for each Commodity Index commodity. During the first five business days of each calendar month, the value of the Commodity Index is adjusted daily by the percentage change of the sum calculated using nearby settlement dates. During the subsequent five-day rollover period, the value of the Commodity Index is adjusted daily by reference to the sums calculated for both nearby settlement dates and deferred settlement dates, according to pre-determined roll percentages that gradually favor the deferred settlement date sums. Following the five-day rollover period, daily adjustments for the remainder of the calendar month are made using the sum calculated using deferred settlement dates. Dow Jones disseminates the Commodity Index value approximately every fifteen (15) seconds (assuming the Commodity Index value has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m. New York City time and publishes a daily Commodity Index value at approximately 5:00 p.m. New York City time on each DJ-AIG Business Day on its website at http://www.djindexes.com and on Reuters page AIGCI1.

Commodity Index calculation disruption events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Commodity Index may be adjusted in the event that AIG-FP determines that any of the following index calculation disruption events exists:

•	the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Commodity Index on that day;

•	the settlement price of any futures contract used in the calculation of the Commodity Index reflects the maximum permitted price change from the previous day’s settlement price;

•	the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Commodity Index; or

•	with respect to any futures contract used in the calculation of the Commodity Index that trades on the LME, a business day on which the LME is not open for trading.

Additional information on the Commodity Index is available on the following website: http://www.djindexes.com.

License Agreement

We have entered into a non-exclusive license agreement with Dow Jones and AIG-FP whereby we, in exchange for a fee, are permitted to use the Commodity Index, which is published by Dow Jones, in connection with certain securities, including the notes. We are not affiliated with Dow Jones or AIG-FP; the only relationship between Dow Jones and AIG-FP, on the one hand, and us is any licensing of the use of their indices and trademarks or service marks relating to them.

The license agreement between Dow Jones and AIG-FP and Barclays Bank PLC provides that the following language must be set forth herein:

““Dow Jones”, “AIG®”, “Dow-Jones-AIG Commodity IndexSM”, “DJ-AIGCISM”, and “Dow Jones-AIG Commodity Index Total ReturnSM” are service marks of Dow Jones & Company, Inc. and American International Group, Inc., as the case may be, and have been licensed for use for certain purposes by Barclays Bank PLC.

The notes are not sponsored, endorsed, sold or promoted by Dow Jones, AIG-FP, American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIG-FP, American International Group, or any of their respective subsidiaries or affiliates, makes any representation regarding the advisability of investing in such notes. None of Dow Jones, American International Group, AIG-FP or any of their affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the notes or any member of the public regarding the advisability of investing in securities or commodities generally or in the notes based on any of the Indices particularly. The only relationship of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates to Barclays Bank PLC is the licensing of certain trademarks, trade names and service marks and of the Dow Jones-AIG Commodity IndexSM (the “Commodity Index”), which is determined, composed and calculated by Dow Jones in conjunction with AIG-FP without regard to Barclays Bank PLC or the notes. Dow Jones and AIG-FP have no obligation to take the needs of Barclays Bank PLC or the owners of the notes into consideration in determining, composing or calculating the Commodity Index. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to notes customers, in connection with the administration, marketing or trading of the notes. Notwithstanding the foregoing, AIG-FP, American International Group and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the notes issued by Barclays Bank PLC, but which may be similar to and competitive with the notes. In addition, American International Group, AIG-FP and their respective subsidiaries or affiliates actively trade commodities, commodity indexes and commodity futures (including the Commodity Index), as well as swaps, options and derivatives which are linked to commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Commodity Index and the notes.

This index supplement relates only to the notes and does not relate to the exchange-traded physical commodities underlying any of the Commodity Index components. Purchasers of the notes should not conclude that the inclusion of a futures contract in the Commodity Index is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates. The information in this index supplement regarding the Commodity Index components has been derived solely from publicly available documents. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the Commodity Index components in connection with the notes. None of Dow Jones, American International Group, AIG-FP or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Commodity Index components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF THE COMMODITY INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF DOW

JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE COMMODITY INDEX OR ANY DATA INCLUDED THEREIN. NONE OF DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE COMMODITY INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, AMERICAN INTERNATIONAL GROUP, AIG-FP OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG DOW JONES, AIG-FP AND BARCLAYS BANK PLC, OTHER THAN AMERICAN INTERNATIONAL GROUP AND ITS AFFILIATES.”

Rogers International Commodity Index®

All information regarding the Rogers International Commodity Index® set forth in this index supplement has been taken from either publicly available sources or a summary of the Rogers International Commodity Index® Handbook (available upon registration on the website of Diapason Commodities Management SA (“Diapason”) at http://www.diapasoncm.com). Such information reflects the policies of, and is subject to change at any time by, James B. Rogers, Jr. (“Rogers”) and the Index Committee (as defined below). Except as provided in the next sentence, none of Beeland Interests, Inc. (“Beeland Interests”), which is owned and controlled by Rogers, the Index Committee, members of the Index Committee individually (except as described in the next sentence) and/or Rogers is involved in the offer of the notes in any way and has no obligation to consider your interests as a holder of the notes. Notwithstanding the foregoing, certain members of the Index Committee or their affiliate may act as selected dealers in connection with the sale of the notes and, as such, may sell or promote the notes or may be involved in the administration, marketing or offering of the notes. Beeland Interests has no obligation to continue to publish the Rogers Index, and may discontinue publication of the Rogers International Commodity Index® at any time in its sole discretion.

The Rogers International Commodity Index® is calculated as both an excess return and a total return index and we refer herein to such indices collectively as the “Rogers Indices”.

The Rogers International Commodity Index®—Excess ReturnSM is reported by Bloomberg under the ticker symbol “ROGRER <Index>”. The Rogers International Commodity Index®—Total ReturnSM is reported by Bloomberg under the ticker symbol “ROGRTR <Index>”.

Overview

The Rogers Indices are composite U.S. dollar-based indices created by Rogers in the late 1990s. The Rogers Indices represent the value of a basket of commodities consumed in the global economy, ranging from agricultural to energy to metals products. The value of this basket is tracked via futures contracts on 36 different exchange-traded physical commodities quoted in four different currencies and listed on eleven exchanges in five countries.

The Rogers Indices aim to be an effective measure of the price action of raw materials not just in the United States but also around the world. The Rogers Indices’ weightings attempt to balance consumption patterns worldwide (in developed and developing countries) and specific contract liquidity.

The Index Committee

The Rogers Indices are maintained and reviewed by the members of the Rogers International Commodity Index® Committee (the “Index Committee”). The Index Committee formulates and enacts all business assessments and decisions regarding the calculation and composition of the Rogers Indices. Rogers, as the founder and sole owner of the Rogers Indices, chairs the Index Committee. In addition to Rogers, representatives of the following parties are members of the Index Committee: (1) ABN AMRQO, (2) Beeland Management Company, (3) CQG, (4) Daiwa Asset Management, (5) Diapason Commodities Management SA, (6) Merrill Lynch and (7) UBS AG. Rogers, as chairman of the Index Committee, is exclusively authorized to designate new members of the committee, if necessary.

The Index Committee usually meets once a year during the month of December to consider changes in the components and weights of the Rogers Indices for the following calendar year. However, the Index Committee may assemble additionally on any other day of the year to deal with exceptional circumstances as described below.

Rogers Index composition

The process

The contracts chosen for the basket of commodities that constitute the Rogers Indices are required to fulfill various conditions described below. Generally, the selection and weight of the items in the Rogers Indices are reviewed annually by the Index Committee, and weights for the next year are assigned every December.

The Rogers Indices’ composition is modified only on rare occasions. Generally, the composition of the Rogers Indices will not be changed unless exceptional circumstances in fact occur. Such “exceptional circumstances” may include (but are not restricted to):

•	continuous adverse trading conditions for a single contract (e.g., trading volume collapses), or

•	critical changes in the global consumption pattern (e.g., scientific breakthroughs that fundamentally alter consumption of a commodity).

Exchanges and non-traded items

All commodities included in the Rogers Indices must be publicly traded on recognized exchanges to ensure ease of tracking and verification. Additionally, the Rogers Indices do not and will not include non-traded items such as hides or tallow. The 11 international exchanges recognized by the Index Committee are:

1.	Chicago Mercantile Exchange (USA)

2.	Chicago Board of Trade (USA)

3.	ICE Futures US (USA)

4.	NYMEX (USA)

5.	ICE Futures Canada (Canada)

6.	ICE Futures Europe (UK)

7.	London Metal Exchange (UK)

8.	Sydney Futures Exchange (Australia)

9.	COMEX (USA)

10.	The Tokyo Commodity Exchange (Japan)

11.	Tokyo Grain Exchange (Japan)

General contract eligibility

In order for contracts on a commodity to be considered fit for inclusion in the Rogers Indices, the commodity itself must play a significant role in worldwide (developed and developing economies) consumption. “Worldwide consumption” is measured by tracking international import and export patterns and the domestic consumption environments of the world’s prime commodity consumers. Only raw materials that reflect the current state of international trade and commerce are eligible for inclusion. Commodities that are merely linked to national consumption patterns will not be considered. The Rogers Indices are not related to any commodities production data.

Commodity screening process

Data of private and governmental providers concerning the world’s top consumed commodities is actively monitored and analyzed by the members of the Index Committee throughout the year. In order to obtain the most accurate picture of international commodities consumption, a wide range of sources on commodities demand and supply is consulted. The findings of this research are then condensed into the different commodities contracts weights within the Rogers Indices. Sources on global commodity consumption data include:

•	Industrial Commodity Statistics Yearbook, United Nations (New York)

•	Commodity Trade Statistics Database, United Nations Statistic Division (New York)

•	Copper Bulletin Yearbook, International Copper Study Group (Lisbon)

•	Foreign Agricultural Service’s Production, Supply and Distribution Database, U.S. Department of Agriculture (Washington, D.C.)

•	Manufactured Fiber Review, Fiber Economics Bureau, Inc. (U.S.A.)

•	Monthly Bulletin, International Lead and Zinc Study Group (London)

•	Quarterly Bulletin of Cocoa Statistics, International Cocoa Organization (London)

•	Rubber Statistical Bulletin, International Rubber Study Group (London)

•	Statistical Bulletin Volumes, Arab Gulf Cooperation Council (GCC)

•	Sugar Yearbook, International Sugar Organization (ISO), (London)

•	World Agriculture Assessments of Intergovernmental Groups, Food & Agriculture Organization of the United Nations (Rome)

•	World Commodity Forecasts, Economist Intelligence Unit (London)

•	World Cotton Statistics, International Cotton Advisory Committee (Washington)

•	World Metals Statistics, World Bureau of Metal Statistics (London)

Contract characteristics

In order to decide whether a specific commodity contract is actually investable, the Index Committee screens the volume and liquidity data of international exchanges, published on a regular basis by the American “Futures Industry Association” (Washington, DC, United States). Additionally, individual exchange data on contracts may also be included in the process.

If a commodity contract trades on more than one exchange, the most liquid contract globally, in terms of volume and open interest combined, is then selected for inclusion in the Rogers Indices, taking legal considerations into account. Beyond liquidity, the Index Committee seeks to include the contract representing the highest quality grade of a specific commodity.

Futures contracts and weights

The table below lists the futures contracts that the Rogers Index comprises following the January roll period occurring at the end of January 2009, together with their respective exchanges, currencies and initial weights (the “Initial Weights”). The Initial Weights may be amended from time to time, as described below.

Commodity	Code	Exchange	Currency	Initial Weight
Crude Oil	CL	NYMEX	USD	21.00%
Brent	CO	ICE EU	USD	14.00%
Wheat	W	CBOT*	USD	7.00%
Corn	C	CBOT*	USD	4.75%
Cotton	CT	ICE US	USD	4.20%
Aluminum	LA	LME	USD	4.00%
Copper	LP	LME	USD	4.00%
Soybeans	S	CBOT*	USD	3.35%
Gold	GC	COMEX	USD	3.00%
Natural Gas	NG	NYMEX	USD	3.00%
RBOB Gasoline	XB	NYMEX	USD	3.00%
Soybean Oil	BO	CBOT*	USD	2.17%
Coffee	KC	ICE US	USD	2.00%
Lead	LL	LME	USD	2.00%
Live Cattle	LC	CME	USD	2.00%
Silver	SI	COMEX	USD	2.00%
Sugar	SB	ICE US	USD	2.00%
Zinc	LX	LME	USD	2.00%
Heating Oil	HO	NYMEX	USD	1.80%
Platinum	PL	NYMEX	USD	1.80%
Gas Oil	QS	ICE EU	USD	1.20%
Cocoa	CC	ICE US	USD	1.00%
Lean Hogs	LH	CME	USD	1.00%
Lumber	LB	CME	USD	1.00%
Nickel	LN	LME	USD	1.00%
Rubber	JN	TOCOM	JPY	1.00%
Tin	LT	LME	USD	1.00%
Soybean Meal	SM	CBOT*	USD	0.75%
Canola	RS	ICE CA	CAD	0.67%
Orange Juice	JO	ICE US	USD	0.66%
Oats	O	CBOT*	USD	0.50%
Rice	RR	CBOT*	USD	0.50%
Palladium	PA	NYMEX	USD	0.30%
Azuki Beans	JE	TGE	JPY	0.15%
Barley	WA	ICE CA	CAD	0.10%
Greasy Wool	OL	SFE	AUS	0.10%

*	Following its merger with CME in July 2007, the new entity name for CBOT is CME Group.

Changes in weights and/or index composition

The Index Committee reviews the selection and weights of the futures contracts in the Rogers Indices annually. Thus, weights are potentially reassigned during each month of December for the following year, if the Index Committee determines it is necessary.

Monthly rolling of contracts

The Rogers Indices usually roll over three days, from the day prior to the last RICI® business day of the month to the first RICI® business day of the following month, following certain rules defined by the Index Committee. For the contracts traded on the London Metal Exchange, the 3-month forward contracts are used. A RICI® business day is a day on which all U.S.-based exchanges that list futures contracts included in the Rogers Indices are open for business, including half-day openings.

Generally, if the next calendar month of a futures contract includes a first notice day, a delivery day or historical evidence that liquidity migrates to a next contract month during this period, then the next contract month is intended to be applied to calculate the Rogers Indices, taking legal constraints into account. For example, on the close of the last business day of November, the January Crude Oil contract is replaced by the February Crude Oil contract.

Rebalancing of the Rogers Index components

The Rogers Indices are rebalanced monthly during each roll period toward the Initial Weights.

Data source

The Rogers Indices’ calculation is based on the official commodity exchanges’ prices of the futures contracts used.

Exceptional committee meetings

If, for any reason, one of the components included in the Rogers Indices ceases to exist or its liquidity collapses to abnormal levels, or any other similar event with similar consequences, as determined at the discretion of the Index Committee, occurs, the Index Committee will call an exceptional meeting to assess the situation and decide on a replacement for this component or a change in the weight. For example, following the fall of the Malaysian ringgit in 1998, the liquidity of the Palm Oil futures contract on the Kuala Lumpur Commodity Exchange collapsed to a point where it became impossible to trade it. In that case, the Index Committee, calling an exceptional meeting, decided to replace the Palm Oil futures contract with the Soybean Oil contract that trades on the Chicago Board of Trade.

Excess return vs. total return

As noted above, the Rogers International Commodity Index® is calculated as both an excess return and a total return index. The Rogers International Commodity Index®—Excess ReturnSM reflects the uncollateralized returns on the futures contracts on physical commodities included in the Rogers International Commodity Index®. The Rogers International Commodity Index®—Total ReturnSM, in turn reflects those same uncollateralized returns as well as any interest that could be earned on cash collateral invested in 3-month U.S. treasury bills.

Note that the term “Excess Return” in the title of the Rogers International Commodity Index®—Excess ReturnSM is not intended to suggest that its performance at any time or the return on your notes, if linked to the Rogers International Commodity Index®—Excess ReturnSM, will be positive or that the Rogers International Commodity Index®—Excess ReturnSM is designed to exceed a particular benchmark.

License Agreement

We have entered into a non-exclusive license agreement with Beeland Interests and Diapason Commodities Management SA (“Diapason”) whereby we, in exchange for a fee, are permitted to use the Rogers Indices in connection with certain securities, including the notes. We are not affiliated with Beeland or Diapason; the only relationship between Beeland and Diapason, on the one hand, and us, on the other hand, is any licensing of the use of the Rogers Indices and trademarks and service marks relating to them.

The license agreement between Beeland Interests and Diapason and Barclays Bank PLC provides that the following language must be set forth herein:

““Jim Rogers”, “James Beeland Rogers, Jr.”, “Rogers”, “Rogers International Commodity Index®”, “Rogers International Commodity Index®—Excess ReturnSM”, “Rogers International Commodity Index®—Total ReturnSM” and “RICI” are trademarks, service marks and/or registered trademarks of Beeland Interests, Inc., which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license. The personal names and likeness of Jim Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland Rogers, Jr. The notes are not sponsored, endorsed, sold or promoted by James Beeland Rogers, Jr. or Beeland Interests, Inc.

The notes are not sponsored, endorsed, sold or promoted by Beeland Interests, Inc. (“Beeland Interests”), James Beeland Rogers, Jr. or Diapason Commodities Management SA (“Diapason”). Neither Beeland Interests, James Beeland Rogers, Jr., nor Diapason makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this index supplement, or the advisability of investing in securities or commodities generally, or in the notes or in futures particularly.

NEITHER BEELAND INTERESTS, NOR DIAPASON, OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX (“RICI”), ANY SUB-INDEX THEREOF OR ANY DATA INCLUDED THEREIN. SUCH PERSON SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RICI, ANY SUB-INDEX THEREOF, ANY DATA INCLUDED THEREIN OR THE NOTES. NEITHER BEELAND INTERESTS, NOR DIAPASON, OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RICI, ANY SUB-INDEX THEREOF, AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE AFFILIATES OR AGENTS, HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.”

S&P GSCI™ Commodity Indices2

We may offer notes that are linked to one or more of the S&P GSCITM Commodity Indices, including the S&P GSCITM Spot Index (the “S&P GSCI”), the S&P GSCITM Excess Return Index and the S&P GSCITM Total Return Index, each of which is described further in “—the S&P GSCITM Excess Return and Total Return Indices” below.

All information regarding the S&P GSCITM Commodity Indices set forth in this index supplement reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“S&P”). The S&P GSCITM Commodity Indices are calculated, maintained and published by S&P.

The S&P GSCI was established in May 1991, and is designed to be a diversified benchmark for physical commodities as an asset class.

The S&P GSCITM Total Return Index is reported by Bloomberg under the ticker symbol “SPGSCITR <Index>”. The S&P GSCITM Spot Return is reported by Bloomberg under the ticker symbol “SPGSCI <Index>”. The S&P GSCITM Excess Return is reported by Bloomberg under the ticker symbol “SPGSCIP <Index>”.

Although the following discussion is largely framed in terms of the S&P GSCI it is, except as otherwise noted, equally applicable to the related S&P GSCITM Excess Return and Total Return Indices.

The S&P GSCI is a proprietary index on a production-weighted basket of futures contracts on physical commodities traded on trading facilities in major industrialized countries. The S&P GSCI Index is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities represented in the S&P GSCI are weighted, on a production basis, to reflect their relative significance (in the view of S&P, in consultation with the Policy Committee) to the world economy. The fluctuations in the value of the S&P GSCI are intended generally to correlate with changes in the prices of such physical commodities in global markets. The value of the S&P GSCI has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

The contracts to be included in the S&P GSCI at any given time must satisfy several sets of eligibility criteria established by S&P. First, S&P identifies those contracts that meet the general criteria for eligibility. Second, the contract volume and weight

[2]	Please note that “S&P GSCITM” is generally a reference to either the spot index or to all the indices together.

requirements are applied and the number of contracts is determined, which serves to reduce the list of eligible contracts. At that point, the list of designated contracts for the relevant period is complete. The composition of the S&P GSCI is also reviewed on a monthly basis by S&P.

Set forth below is a summary of the composition of and the methodology used to calculate the S&P GSCI. The methodology for determining the composition and weighting of the S&P GSCI and for calculating its value is subject to modification in a manner consistent with the purposes of the S&P GSCI, as described below. S&P makes the official calculations of the S&P GSCI.

In light of the rapid development of electronic trading platforms and the potential for significant shifts in liquidity between traditional exchanges and such platforms, S&P has undertaken a review of both the procedures for determining the contracts to be included in the S&P GSCI, as well as the procedures for evaluating available liquidity on an intra-year basis in order to provide S&P GSCI market participants with efficient access to new sources of liquidity and the potential for more efficient trading. In particular, S&P is examining the conditions under which an instrument traded on an electronic platform, rather than a traditional futures contract traded on a traditional futures exchange, should be permitted to be included in the S&P GSCI and how the composition of the S&P GSCI should respond to rapid shifts in liquidity between such instruments and contracts currently included in the S&P GSCI. Any changes made to the S&P GSCI composition or methodology as a result of this examination will be announced by S&P and provided in a written statement to any investor upon request to the calculation agent. We do not have any obligation to notify you if S&P changes the composition of the S&P GSCI, the methodology of calculating the value of the S&P GSCI or any other policies of S&P relevant to the S&P GSCI.

The Index Committee and the Index Advisory Panel

S&P has established an Index Committee to oversee the daily management and operations of the S&P GSCI, and is responsible for all analytical methods and calculation in the indices. The Index Committee is comprised of three full-time professional members of S&P’s staff and two members of the Goldman Sachs Group, Inc. (“Goldman Sachs”). At each meeting, the Index Committee reviews any issues that may affect the components of the S&P GSCI, statistics comparing its composition to the market, commodities being considered for addition and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities, or other matters. S&P considers information about changes to the indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

S&P has also established an Index Advisory Panel to assist it in connection with the operation of the S&P GSCI. The Index Advisory Panel meets on an annual basis and at other times at the request of the Index Committee. The principal purpose of the Index Advisory Panel is to advise the Index Committee with respect to, among other things, the calculation of the S&P GSCI, the effectiveness of the S&P GSCI as a measure of commodity futures market performance and the need for changes in the composition or methodology of the S&P GSCI. The Index Advisory Panel acts solely in an advisory and consultative capacity; all decisions with respect to the composition, calculation and operation of the S&P GSCI are made by the Index Committee. Certain of the members of the Index Advisory Panel may be affiliated with clients of S&P. Also, certain of the members of the Index Advisory Panel may be affiliated with entities which from time to time may be invested in the S&P GSCI, either through transactions in the contracts included in the S&P GSCI, futures contracts on the S&P GSCI or derivative products linked to the S&P GSCI. The Index Advisory Panel meets once a year. Prior to the meeting, S&P the Index Committee determines the commodities and contracts to be included in the S&P GSCI for the next year, as well as the contract production weight (defined below) for each such contract, in accordance with the general procedures and guidelines set forth in the S&P GSCI™ Index Methodology. The proposed composition of the S&P GSCI is then circulated to the Index Advisory Panel members in advance of the meeting and is presented and discussed at the meeting. The Index Advisory Panel is also consulted on any other significant matters with respect to the calculation or operation of the S&P GSCI and may, if necessary or practicable, meet at other times during the year as issues arise that warrant Index Advisory Panel consideration.

Composition of the S&P GSCI

In order to be included in the S&P GSCI, a contract must satisfy the following eligibility criteria:

(1)	The contract must:

(a)	be in respect of a physical commodity (rather than a financial commodity);

(b)	have a specified expiration or term, or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

(c)	at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement;

(2)	The commodity must be the subject of a contract that:

(a)	is denominated in U.S. dollars;

(b)	is traded on or through an exchange, facility or other platform (referred to as a “trading facility”) that has its principal place of business or operations in a country which is a member of the Organization for Economic Cooperation and Development and:

•

makes price quotations generally available to its members or participants (and, if S&P is not such a member or participant, to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

•	makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations;

•	accepts bids and offers from multiple participants or price providers; and

•	is accessible by a sufficiently broad range of participants; and

(c)	is traded on a trading facility which allows market participants to execute spread transactions through a single order entry between pairs of contract expirations included in the S&P GSCI that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods.

(3)	The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI. In appropriate circumstances, however, S&P may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

(4)	At and after the time a contract is included in the S&P GSCI, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time on each contract business day by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

(5)	Volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made.

(6)	A contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity that is not represented in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

(7)	A contract that is already included in the S&P GSCI at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI must, in order to continue to be included in the S&P GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$5 billion and at least US$10 billion during at least one of the three most recent annual periods used in making the determination.

(8)	A contract that is not included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to be added to the S&P GSCI at such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$30 billion.

(9)	A contract that is already included in the S&P GSCI at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI at such time must, in order to continue to be included in the S&P GSCI after such time, have a total dollar value traded, over the relevant period, as the case may be and annualized, of at least US$10 billion and at least US$20 billion during at least one of the three most recent annual periods used in making the determination.

(10)	A contract that is already included in the S&P GSCI at the time of determination must, in order to continue to be included after such time, have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period. These amounts are summed for all contracts included in the S&P GSCI and each contract’s percentage of the total is then determined.

(11)	A contract that is not included in the S&P GSCI at the time of determination must, in order to be added to the S&P GSCI at such time, have a reference percentage dollar weight of at least 1%.

(12)	In the event that two or more contracts on the same commodity satisfy the eligibility criteria,

(a)	such contracts will be included in the S&P GSCI in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first, provided that no further contracts will be included if such inclusion would result in the portion of the S&P GSCI attributable to such commodity exceeding a particular level; and

(b)	if additional contracts could be included with respect to several commodities at the same time, the procedure in paragraph (12)(a) above is first applied with respect to the commodity that has the smallest portion of the S&P GSCI attributable to it at the time of determination. Subject to the other eligibility criteria set forth above, the contract with the highest total quantity traded on such commodity will be included. Before any additional contracts on the same commodity or on any other commodity are included, the portion of the S&P GSCI attributable to all commodities is recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI attributable to it.

Currently, 24 contracts meet the eligibility requirement for inclusion on the S&P GSCI.

Contracts Included in the S&P GSCI for 2009

Trading Facility	Commodity (Contract)	Ticker	2008 Contract Production Weight	2009 Contract Production Weight	2008 Average Contract Reference Price ($)	2008 Percentage Dollar Weight(1)	2009 Reference Price Dollar Weight	Total Dollar Value Traded (USD bn)	2009 Trading Volume Multiple
CBT	Wheat (Chicago)	W	17,608.84	18,284.34	8.724 BU	3.83%	3.87%	890.7	115
KBT	Wheat (Kansas)	KW	4,038.438	3,648.020	9.056 BU	0.91%	0.80%	184.5	115
CBT	Corn	C	25,047.14	26,040.59	5.294 BU	3.30%	3.34%	1,533.3	229
CBT	Soybeans	S	6,727.534	7,134.814	12.749 BU	2.14%	2.20%	2,368.7	537
ICE - US(2)	Coffee “C”	KC	16,531.1	16,402.18	1.380 lbs	0.57%	0.55%	288.8	263
ICE - US	Sugar #11	SB	321,233.7	326,600.0	0.117 lbs	0.94%	0.93%	358.0	192
ICE - US	Cocoa	CC	3.47784	3.602584	2487.083 MT	0.22%	0.22%	91.1	210
ICE - US	Cotton #2	CT	44,904.52	46,706.92	0.699 lbs	0.78%	0.79%	237.7	150
CME	Lean Hogs	LH	60,793.40	63,629.95	0.663 lbs	1.01%	1.02%	222.5	109
CME	Cattle (Live)	LC	80,690.59	87,753.95	0.977 lbs	1.96%	2.08%	361.5	87
CME	Cattle (Feeder)	FC	13,826.24	14,720.39	1.097 lbs	0.38%	0.39%	68.1	87
NYM/ICE	Oil (WTI Crude)	WTI	14,822.0	15,418.16	106.367 bbl	39.30%	39.75%	20,049.7	252
NYM	Oil (#2 Heating)	HO	69,165.06	67,072.57	2.962 gal	5.11%	4.82%	2,429.1	252
NYM	Oil (RBOB)	RB	66,013.97	71,853.63	2.703 gal	4.45%	4.71%	2,374.2	252
ICE – UK(3)	Oil (Brent Crude)	BRT	5,373.649	5,364.404	105.194 bbl	14.09%	13.68%	6,898.9	252
ICE - UK	Oil (Gasoil)	GO	216.2461	225.6823	952.521 MT	5.13%	5.21%	2,628.1	252
NYM/ICE	Natural Gas	NG	28,870.6	28,781.35	9.207 mmBtu	6.63%	6.42%	6,795.1	529
LME	Aluminum (High Gd. Prim.)	IA	34.922	36.1980	2764.229 MT	2.41%	2.43%	3,098.6	639
LME	Copper (Grade A)	IC	15.46	15.84	7877.021 MT	3.04%	3.02%	4,612.7	763
LME	Standard Lead	IL	6.752	7.030	2690.417 MT	0.45%	0.46%	391.0	426
LME	Primary Nickel	IN	1.20	1.2420	26232.083 MT	0.78%	0.79%	729.2	462
LME	Zinc (Spl. High Grade)	IZ	9.672	10.008	2352.146 MT	0.57%	0.57%	858.1	752
CMX	Gold	GC	81.5343	80.76268	869.975 oz	1.77%	1.70%	3,196.1	938
CMX	Silver	SI	605.7201	622.4385	16.177 oz	0.24%	0.24%	733.4	1502

(1)	Using the ACRP’s for the 2009 Annual Calculation Period.
(2)	Formerly the NYBOT.
(3)	Formerly the IPE.

The quantity of each of the contracts included in the S&P GSCI is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by sources of information determined by S&P, including the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, S&P may calculate the weight of such commodity based on regional, rather than world, production data.

The five-year moving average is updated annually for each commodity included in the S&P GSCI, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights, or CPWs, used in calculating the S&P GSCI are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity.

However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI to shift from contracts that have lost substantial liquidity into more liquid contracts during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI will change on one or more of these monthly valuation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCI at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI. Commodities included in the S&P GSCI which no longer satisfy such criteria, if any, will be deleted.

S&P also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI are necessary or appropriate in order to assure that the S&P GSCI represents a measure of commodity market performance. S&P has the discretion to make any such modifications.

The following table illustrates the changes in the year-end percentage dollar weights of each subsector included in the S&P GSCI from December 31, 1991 until December 31, 2008:

Historical Composition of the S&P GSCI

	Energy	Industrial Metals	Precious Metals	Agriculture	Livestock
December 31, 1991	48.0%	5.9%	2.4%	21.1%	22.7%
December 31, 1992	48.9%	6.1%	2.4%	18.6%	24.0%
December 31, 1993	39.6%	6.3%	3.0%	24.7%	26.4%
December 31, 1994	48.8%	8.2%	2.6%	20.8%	19.6%
December 31, 1995	53.5%	7.9%	2.6%	25.3%	10.6%
December 31, 1996	61.5%	6.4%	2.4%	19.6%	10.1%
December 31, 1997	55.3%	7.2%	2.4%	24.0%	11.1%
December 31, 1998	46.9%	9.2%	3.8%	28.1%	12.0%
December 31, 1999	60.3%	8.5%	2.6%	18.1%	10.5%
December 31, 2000	66.8%	6.4%	2.0%	16.1%	8.7%
December 31, 2001	58.6%	7.8%	2.8%	19.6%	11.2%
December 31, 2002	67.3%	5.6%	2.5%	16.9%	7.7%
December 31, 2003	66.8%	7.4%	2.5%	17.0%	6.3%
December 31, 2004	71.1%	7.8%	2.2%	12.2%	6.6%
December 31, 2005	74.9%	6.8%	1.9%	10.9%	5.6%
December 31, 2006	68.4%	11.1%	2.5%	13.4%	4.7%
December 31, 2007	73.8%	7.1%	2.2%	13.3%	3.6%
December 31, 2008	74.70%	7.25%	2.01%	12.69%	3.35%

Copyright Goldman, Sachs & Co. Used by permission.

Contract expirations

Because the S&P GSCI is comprised of actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations”. The contract expirations included in the S&P GSCI for each commodity during a given year are designated by S&P, provided that each such contract must be an “active contract”. An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry. The relative liquidity of the various active contracts is one of the factors that may be taken into consideration in determining which of them S&P includes in the S&P GSCI.

If a trading facility deletes one or more contract expirations, the S&P GSCI will be calculated during the remainder of the year in which such deletion occurs on the basis of the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the S&P GSCI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the S&P GSCI. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract with respect to contractual specifications and contract expirations.

Value of the S&P GSCI

The value of the S&P GSCI (though not the related S&P GSCI™ Excess Return Index and Total Return Indices) on any given day is equal to the total dollar weight of the S&P GSCI divided by a normalizing constant that assures the continuity of the S&P GSCI over time. The total dollar weight of the S&P GSCI is the sum of the dollar weight of each of the components of the S&P GSCI. The dollar weight of each such Index Component on any S&P GSCI Business Day is equal to:

•	the daily contract reference price,

•	multiplied by the appropriate CPWs, and

•	during a roll period, the appropriate “roll weights” (discussed below).

Daily contract reference price

The daily contract reference price used in calculating the dollar weight of each component of the S&P GSCI on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected. However, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P, if it deems such action to be appropriate under the circumstances, will determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI Index calculation. The initial value of the S&P GSCI was normalized such that its hypothetical level on January 2, 1970 was 100.

Roll weights and roll periods

The “roll weight” of a commodity reflects the fact that the positions in futures contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI takes place over a number of business days during each month (referred to as a “roll period”). On each day of the roll period, the “roll weights” of the current contract expirations and the next contract expiration (the next contract as designated by the index rules) into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the index is gradually shifted from the current contract expiration to the next contract expiration (the next contract as so designated). The roll period applicable to the S&P GSCI occurs from the fifth to ninth S&P GSCI business days of the month, which are days on which the indices are calculated, as determined by NYSE Euronext Holiday & Hours Schedule.

If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

•

if, with respect to any current contract expiration and the next contract expiration, the S&P GSCI business day on which the roll is intended to occur is not a day on which the trading facility on or through which the given contract expirations are traded is scheduled to be open for trading for at least three hours, these contract expirations are not available for trading during these hours or no daily contract reference price is published by the trading facility for a given contract expiration;

•	any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

•

the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

•	trading in the relevant contract terminates prior to its scheduled closing time.

If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

The S&P GSCI™ Excess Return and Total Return Indices

Contract daily return

Whereas the S&P GSCI is based on price levels of the contracts it comprises, both the S&P GSCI™ Excess Return and Total Return Indices depend for their calculation on the contract daily return. The contract daily return is defined as the percentage change in the total dollar weight of the S&P GSCI from one S&P GSCI business day to the next. The contract daily return on any given day is equal to the amount obtained on such day from an investment in the S&P GSCI on the immediately preceding S&P GSCI business day of the total dollar weight of the S&P GSCI on the preceding S&P GSCI business day, divided by the total dollar weight of the S&P GSCI on the preceding S&P GSCI business day, minus one.

Value of the S&P GSCI™ Excess Return Index

The S&P GSCI tracks the price of the nearby futures contracts, not returns available to investors. The S&P GSCI™ Excess Return Index, in contrast, incorporates both the returns of the S&P GSCI (reflecting price levels) as well as the discount or premium obtained by rolling hypothetical positions in those contracts forward as they approach delivery. The S&P GSCI™ Excess Return Index does not reflect the return above cash (unlike the S&P Excess Return). The value of the S&P GSCI™ Excess Return Index on any S&P GSCI business day is equal to the product of (1) the value of the S&P GSCI™ Excess Return Index on the immediately preceding S&P GSCI business day multiplied by (2) one plus the contract daily return on the S&P GSCI business day on which the calculation is made. The initial value of the S&P GSCI™ Excess Return Index was normalized such that its hypothetical level on January 2, 1970 was 100.

Value of the S&P GSCI™ Total Return Index

The S&P GSCI™ Total Return Index incorporates the returns of the S&P GSCI™ Excess Return Index (i.e., the returns of the S&P GSCI as well as the discount or premium obtained by rolling hypothetical positions in those contracts forward as they approach delivery) and the interest earned on hypothetical fully collateralized contract positions on the commodities included in the S&P GSCI. The value of the S&P GSCI™ Total Return Index on any S&P GSCI business day is equal to the product of (1) the value of the S&P GSCI™ Total Return Index on the immediately preceding S&P GSCI business day multiplied by (2) one plus the sum of the contract daily return and the Treasury Bill return on the S&P GSCI business day on which the calculation is made multiplied by (3) one plus the Treasury Bill return for each non-S&P GSCI business day since the immediately preceding S&P GSCI business day. The Treasury Bill return is the return on a hypothetical investment in the S&P GSCI at a rate equal to the interest rate on a specified U.S. Treasury Bill. The initial value of the S&P GSCI™ Total Return Index was normalized such that its hypothetical level on January 2, 1970 was 100.

Additional information on the S&P GSCI and its related indices, including the S&P GSCI™ Total Return Index and the S&P GSCI™ Excess Return Index, and sub-indices is available on the following website: http://www.standardandpoors.com.

License Agreement

We have entered into a non-exclusive license agreement with S&P whereby we, in exchange for a fee, are permitted to use the S&P GSCI Index in connection with certain securities, including the notes. We are not affiliated with S&P; the only relationship between S&P and us is any licensing of the use of the S&P GSCI indices and trademarks relating to them.

The license agreement between S&P and Barclays Bank PLC provides that the following disclaimer must be set forth herein:

“The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). S&P does not make any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P GSCI™ Commodity Indices (together, the “S&P GSCI Index”) to track general commodity market performance. S&P’s only relationship to Barclays Bank PLC is the licensing of certain trademarks and trade names of S&P and of the S&P GSCI Index, which index is determined, composed and calculated by S&P without regard to Barclays Bank PLC or the notes. S&P has no obligation to take the needs of Barclays Bank PLC or the owners of the notes into consideration in determining, composing or calculating the S&P GSCI Index. S&P is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND

EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P GSCI INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

S&P GSCI™, S&P GSCI™ Index, S&P GSCI™ Total Return Index, S&P GSCI™ Excess Return Index and S&P GSCI™ Commodity Index are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays Bank PLC.

PROPRIETARY INDICES

Barclays Capital Intelligent Carry IndexTM

The Barclays Capital Intelligent Carry IndexTM (the “Barclays Capital ICI Index”) is designed to reflect the total return of an “Intelligent Carry Strategy”, which, through an objective and systematic methodology, seeks to capture the returns that are potentially available from a strategy of investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies (sometimes referred to as the “carry trade”).

The pool of currencies to which the Barclays Capital ICI Index may apply these strategies (the “index constituent currencies”) is commonly referred to as the “G10 currencies” and includes:

•	the U.S. dollar (USD);

•	the euro (EUR);

•	the Japanese yen (JPY);

•	the Canadian dollar (CAD);

•	the Swiss franc (CHF);

•	the British pound sterling (GBP);

•	the Australian dollar (AUD);

•	the New Zealand dollar (NZD);

•	the Norwegian krone (NOK); and

•	the Swedish krona (SEK).

The Barclays Capital ICI Index is maintained and calculated by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC, is calculated in euros and is denominated in U.S. dollars. The index sponsor calculates the level of the Barclays Capital ICI Index at 2:15 p.m. Frankfurt time, or such other time as the index sponsor may determine (the “index valuation time”) on each index business day and publishes it on https://ecommerce.barcap.com/indices shortly thereafter. The Barclays Capital ICI Index is reported by Bloomberg under the ticker symbol “BXIICIUS”.

Composition and Rebalancing of the Barclays Capital ICI Index

The Barclays Capital ICI Index is comprised of the Hedged USD Overnight Index (as described in the section “—Calculation of the Index—The Hedged USD Overnight Index” below) and ten cash-settled currency forward agreements (the “index components”), one for each of the index constituent currencies.

A currency forward agreement is an agreement between two parties to exchange, on a pre-determined future date, specific amounts of two currencies at a predetermined exchange rate. The Barclays Capital ICI Index can have long or short positions in any of the index components. A positive weight implies an investment in the index constituent currency underlying the index component, while a negative weight implies a borrowing in such currency.

The exposure of the Barclays Capital ICI Index to each of the index components is rebalanced monthly, on rebalancing dates that generally fall on the 15th day of each calendar month (each a “rebalancing date”), using a constrained mean variance optimization technique. Constrained mean variance optimization techniques utilize the expected return, expected risk and the covariance of a set of assets to allocate those assets in such a manner so as to achieve the optimal expected risk/return tradeoff. The Intelligent Carry Strategy applies this technique to generate model weights applied to index components (“currency allocations”) that attempt to maximize the expected return of the portfolio, subject to a cap on expected risk and certain weighting constraints (as described below).

The expected return of the portfolio is the weighted average of the expected return for each currency allocation. The expected return for each currency allocation, in turn, on any given rebalancing date is assumed to be the then current 12-month interbank offered rate applicable to that index constituent currency. Moreover, in determining the expected return for each currency allocation, the Intelligent Carry Stategy assumes that the current spot rate for any index constituent currency will be the expected spot rate for that index constituent currency at the next rebalancing date. As a result of these assumptions, the mean optimizer model tends to allocate a greater weight to index components with high current yields and tends to allocate a negative weight to index components with low current yields. Yields are only one input into the optimization process (in addition to volatility and covariance), however, and at any given time it is possible that the Barclays Capital ICI Index may be long specific low yielding currencies and short specific high yielding currencies.

The three constraints under which weights are allocated are as follows:

•

first, a pre-defined parameter of expected risk (the “target volatility”) cannot be exceeded. The target volatility for the portfolio has been pre-set at 5% and is measured by the expected standard deviation of the portfolio as follows:

where:

“sp” = expected volatility of the portfolio;

“j” represents the jth currency in the portfolio (currency j). j has values 1-10, each representing an index constituent currency within the portfolio;

“i” represents the ith currency in the portfolio (currency i). i has values of 1-10, each representing an index constituent currency within the portfolio;

“n” = 10 (the number of index constituent currencies);

“wi” = the weight of index constituent currency i;

“wj” = the weight of index constituent currency j;

“rij” = the historical correlation between currency i and currency j;

“si” = the historical volatility of index constituent currency i; and

“sj” = the historical volatility of index constituent currency j.

In the above calculation of the expected standard deviation of the portfolio, the historical volatility of each index constituent currency against the euro and the historical correlations between each index constituent currency and the euro are calculated using data for each index constituent currency for a period up to but not including the monthly rebalancing date;

•

second, the weight allocated to each index component must fall within a band from -100% to 100%. As a result, the exposure of the Barclays Capital ICI Index to any of the index constituent currencies is never greater than the value of the Barclays Capital ICI Index itself; and

•	third, the sum of the weights assigned to the index components must be equal to zero.

Because mean variance optimization considers not only expected return but the variance and the covariance of the assets, the resulting currency allocations attempt to reduce idiosyncratic risk in one currency by “hedging” the position with other positions having a low correlation to the asset or reducing the weighting of the volatile asset. In general, the result of this process and the cap on expected volatility is that currency allocations are scaled up in times of low volatility and scaled down in times of high volatility.

The reference rate for each index component (other than the index component related to Norweigan krone) is the offered rate for one-month deposits in the London interbank market at 11:00 a.m., London time, on the rebalancing date, as determined by the British Bankers’ Association (BBA LIBOR). The reference rate for the index component for the Norweigan krone is the offered rate for one-month deposits in the Norwegian interbank market (NIBOR) at 12:00 p.m., Oslo time, on the rebalancing date, as determined based on the offered rates of a group of Nordic contributing banks (currently Svenska Handelsbanken AB, DnB NOR asa, Swedbank AB, Nordea Bank AB, Skandinaviska Enskilda Banken AB and Danske Bank A/S). The table below indicates the Bloomberg reference where each relevant reference rate can be located.

Currency	Reference
EUR	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO>”

Currency	Reference
USD	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO>”

GBP	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO>”

JPY	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO>”

CHF	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO> PgDn”

CAD	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO>”

NOK	1-month NIBOR rate, published at 12:00 p.m. Oslo time, available on Bloomberg by typing “NIBOR1M Index <GO>”

SEK	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO> PgDn”

AUD	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO> PgDn”

NZD	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO> PgDn”

As described above, the methodology underlying the Barclays Capital ICI Index, and specifically the monthly mean variance optimization process, sets a target volatility for the Barclays Capital ICI Index of no more than 5%. However, actual volatility may be significantly higher or lower than 5%. Expected volatility is measured based on historical volatility and covariance of the index components, which is not necessarily an accurate predictor of future volatility or covariance. Since the inception of the Barclays Capital ICI Index, the actual realized volatility of the Index has been approximately 5.9% on average.

There is no systematic reporting of last-sale information for foreign currencies. Reasonable current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices, and to others who wish to subscribe for this information, but this information will not necessarily reflect the index constituent currency exchange rates relevant for determining the value of the securities. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

Calculation of the Barclays Capital ICI Index

The level of the Barclays Capital ICI Index is deemed to have been 100 on January 17, 2000, which is referred to as the “index commencement date”.

The level of the Barclays Capital ICI Index on any given index business day is equal to (1) the level of the Barclays Capital ICI Index on the immediately preceding rebalancing date, times (2) the sum of (a) the performance of the Hedged USD Overnight Index since the immediately preceding rebalancing date plus (b) the index component portfolio performance on such index business day minus (c) the market spread proration.

An “index business day”, with respect to securities linked to the Barclays Capital ICI Index, means a day on which (1) the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) system is open and (2) commercial banks and interest rate markets are open and settle payments in London.

The Hedged USD Overnight Index

The “Hedged USD Overnight Index” is a separate index that is intended to reflect the performance of a risk-free U.S. dollar denominated asset. Its purpose is solely to translate the deposit rate component of the

Barclays Capital ICI Index from a deposit rate for euros (the currency in which the Barclays Capital ICI Index is calculated) to a deposit rate for U.S. dollars (the currency in which the Barclays Capital ICI Index is denominated). The level of the Hedged USD Overnight Index is calculated by the index sponsor as described in this section but is not published.

The level of the Hedged USD Overnight Index on any given index business day is equal to (1) the level of the Hedged USD Overnight Index on the previous index business day, times (2) the performance of the Barclays Overnight Index between the previous calendar day and such index business day, times (3) the quotient of (a) one plus the one-month reference rate for deposits in U.S. dollars in the London interbank market (as published on Bloomberg page <BBAM GO 1 GO> on such date or, if not published on such date, the last available rate) divided by (b) one plus the one-month reference rate for deposits in euros in the London interbank market (as published on Bloomberg page <EE0001M Index GO> on such date, or, if not published on such date, the last available rate).

The “Barclays Overnight Index” is an index that compounds on a daily basis at a rate equal to the European Overnight Index Average, or “EONIA”, minus 0.15%.

EONIA is calculated by the European Central Bank as the weighted average of all overnight unsecured euro lending transactions in the interbank market, initiated within the euro area by the same banks as are the reporting banks for the calculation of EURIBOR, as reported on Reuters page EONIA.

The Index Component Portfolio Performance

The “index component portfolio performance” on any given index business day will be equal to weighted sum of the index component performance of each index component on such index business day. The weights used to compute the collective performance of the index components on any given index business day are those determined on the immediately preceding rebalancing date.

The “index component performance” of an index component on any given index business day will be equal to:

1.	the quotient of (a) the exchange rate between the index constituent currency underlying the index component and the euro on the last rebalancing date divided by (b) the exchange rate between the index constituent currency underlying the index component and the euro on such index business day; times

2.	the accrued interest factor, reflecting the interest that has accrued or would accrue in the one-month period from the last rebalancing date to the forthcoming rebalancing date at the reference rate determined for the index component on the previous rebalancing date; times

3.	the discount factor applicable to the index component, based on the reference rate for the index constituent currency underlying the index component, as used to discount the value of the index expected on the next monthly rebalancing date; times

4.	the quotient of (a) the exchange rate between U.S. dollars and the euro on such index business day and (b) the exchange rate between U.S. dollars and the euro on the last rebalancing date (this step reflects the fact that step (1) is calculated with respect to the euro but the Barclays Capital ICI Index is denominated in U.S. dollars).

The exchange rates used in calculating the index component performance of an index component on any given index business day are the mid-prices of the relevant foreign exchange spot rates that reflect the number of units of the underlying index constituent currency that can be exchanged for one euro in the interbank market for settlement in two days, as reported, in each case, shortly after 2:15 p.m., Frankfurt time, on the relevant index business day on Reuters page ECB 37.

The reference rates used in calculating the index component performance are the prevailing discount rates in the respective index constituent countries from the then current date to the next index rebalancing date, as published each day on Reuters page ICIIR=BARL. These discount rates are interpolated from the one-month rates as discussed above.

The Market Spread Proration

The “market spread proration” represents the bid-ask spread for currency forward agreements executed at the rebalancing date, accrued on a daily basis until the next rebalancing date. The market spread proration is equal to approximately 0.007% for each index component.

Performance of the Barclays Capital ICI Index

The index sponsor believes that the methodology described in this section will generally cause fluctuations in the level of the Barclays Capital ICI Index to reflect the premise of the carry trade (i.e., investing in high-yielding currencies and financing that exposure by borrowing in low-yielding currencies). In general, the level of the Barclays Capital ICI Index will tend to decline when index constituent currencies which have a negative weight in the Barclays Capital ICI Index (i.e., those in which the Barclays Capital ICI Index has hypothetically borrowed) appreciate in value against those index constituent currencies which have a positive weight in the Barclays Capital ICI Index (i.e., those in which the Barclays Capital ICI Index has a hypothetical long position), and the level of the Barclays Capital ICI Index will tend to rise when index constituent currencies which have a positive weight in the Barclays Capital ICI Index appreciate in value against those index constituent currencies which have a negative weight in the Barclays Capital ICI Index.

The Barclays Capital ICI Index is designed to reflect the total return of a particular carry trade strategy. Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the Barclays Capital ICI Index strategy and the level of the Barclays Capital ICI Index, and therefore the market value of the securities, will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the Barclays Capital ICI Index strategy, the level of the Barclays Capital ICI Index, and the market value of the securities, will decline. In general, this will tend to occur when index constituent currencies which have a negative weight in the Barclays Capital ICI Index (i.e., those in which the Barclays Capital ICI Index has hypothetically borrowed) appreciate in value against those index constituent currencies which have a positive weight in the Barclays Capital ICI Index (i.e., those in which the Barclays Capital ICI Index has a hypothetical long position).

Exchange rates and interest rates can be unpredictable and the method used to forecast the interest rate may not yield a correct result. Past and current levels of interest rates, exchange rates and fluctuations and trends in interest rates and exchange rates that have occurred in the past are not necessarily indicative of future trends. If the anticipated directions in interest rates and exchange rates prove incorrect, the level of the Barclays Capital ICI Index, and the market value of the securities, will decline. Furthermore, even if historic trends in interest rate and exchange rate movements prove to be a reliable indicator of future trends in one or more periods during the term of the securities, Barclays Capital ICI Index may not effectively identify such trends or may not succeed in capturing the benefits of such trends. If this occurs, the level of the Barclays Capital ICI Index, and the market value of the securities, will decline.

Modifications to the Barclays Capital ICI Index

The index sponsor does not presently intend to add, remove or replace any of the index constituent currencies or modify the method of calculating the Barclays Capital ICI Index as described above. However, under certain circumstances described in this section, the index sponsor may, in its sole discretion, make modifications to the Barclays Capital ICI Index. The index sponsor will promptly publish any such modifications on the Barclays Capital ICI Index page at http://ecommerce.barcap.com/indices/.

Changes in Index Constituent Currencies or the Denomination of the Index

If, in the sole discretion of the index sponsor, a “potential adjustment event” occurs with respect to an index constituent currency, the currency through which the Barclays Capital ICI Index is calculated, which is currently the euro (the “calculation currency”), or the currency in which the Barclays Capital ICI Index is denominated, which is currently the U.S. dollar (the “denomination currency”), the index sponsor may replace the index constituent currency, calculation currency or denomination currency to which the potential adjustment event relates with another currency which it determines, in its sole discretion, is comparable for purposes of the Barclays Capital ICI Index to the index constituent currency, calculation currency or denomination currency being replaced.

A “potential adjustment event” includes any of the following:

•	the exchange rate for an index constituent currency, calculation currency or denomination currency splits into dual or multiple exchange rates;

•	an event occurs that generally makes it impossible to convert an index constituent currency,

calculation currency or denomination currency into the calculation currency or denomination currency through customary legal channels in an index constituent country;

•

an event occurs that generally makes it impossible to deliver the calculation currency or denomination currency from accounts inside an index constituent country to accounts outside that index constituent country, or to deliver an index constituent currency, calculation currency or denomination currency between accounts inside the index constituent country for such index constituent currency or inside the country or economic area which issues such calculation currency or denomination currency (a “calculation or denomination country”) or to a party that is a non-resident of the relevant index constituent country or calculation or denomination country;

•

the occurrence of a default, event of default or other similar condition or event with respect to any security or indebtedness of, or guaranteed by, any governmental authority in relation to an index constituent currency, calculation currency or denomination currency;

•

any change in, or amendment to, the laws or regulations, including those laws or regulations that relate to taxation, prevailing in the index constituent country in respect of any index constituent currency or calculation or denomination country in respect of any calculation currency or denomination currency, or any change in any application or official interpretation of such laws or regulations, or any other governmental action that the index sponsor determines may cause another market disruption event to occur or that leads or may lead to the introduction of a currency peg regime;

•	the occurrence of an event that makes it impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate relevant to the Barclays Capital ICI Index;

•

any nationalization, confiscation, expropriation, requisition or other action by a relevant governmental authority that deprives Barclays Bank PLC or any of its affiliates of all or substantially all of its assets in the relevant index constituent country, calculation country or denomination country;

•

the index sponsor determines that there is a material difference in a relevant currency rate as determined by reference to the rate source for the Barclays Capital ICI Index and any other market source;

•	it becomes impossible to obtain a relevant currency exchange rate, either from the source for that rate or by the index sponsor itself acting in good faith in a commercially reasonable manner;

•

the index sponsor determines that Barclays Bank PLC or any of its affiliates would be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of any hedge position relating to the securities or other relevant Barclays Capital ICI Index-linked transactions, or to realize, recover or remit the proceeds of any such transactions; and

•	any event that the index sponsor determines may lead to any of the foregoing events.

Upon any replacement by the index sponsor of an index constituent currency, calculation currency or denomination currency following a potential adjustment event, the index sponsor may make any adjustments to the Barclays Capital ICI Index as may, in its sole discretion, be required to render the Barclays Capital ICI Index comparable to the Barclays Capital ICI Index prior to the occurrence of the potential adjustment event.

Market Disruption and Force Majeure Events

If a “market disruption event” or a “force majeure” event occurs or is continuing on any calendar day that, in the index sponsor’s sole discretion, affects the Barclays Capital ICI Index or any of the index components, or any hedging position of the index sponsor relating to the Barclays Capital ICI Index, the index sponsor may:

•

make such determinations and/or adjustments to the terms of the Barclays Capital ICI Index as it deems appropriate in order to determine the level of the Barclays Capital ICI Index on such day (if such day is an index business day);

•

defer publication of information relating to the Barclays Capital ICI Index until the next index business day on which such market disruption or force majeure event, as applicable, is not continuing; and

•	if such calendar day is a rebalancing date, to postpone such rebalancing date to the next calendar day on which such market disruption or force majeure event, as applicable, is not continuing.

Any of the following will constitute a “market disruption event”:

•

the occurrence or existence, on any calendar day at or during the one-hour period before the index valuation time, in relation to any index component of (1) a suspension of, or limitation imposed on, trading on the London interbank market or, in the case of the index component related to the Norwegian krone, the Norway interbank market or (2) any event that disrupts or impairs (as determined by the index sponsor) the ability of market participants in general to effect transactions in relation to, or to obtain market values of, any index component;

•	the declaration of a general moratorium in respect of banking activities in London or Oslo;

•	on any index business day, the failure of the source from which the index sponsor obtains the value of an index constituent currency to publish such value; and

•	on any index business day, the occurrence or existence of a lack of, or a material decline in, the liquidity in the market for trading in any index constituent currency.

A “force majeure event” is an event or circumstance (including without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects the Barclays Capital ICI Index, any of the index components or the methodology on which the Barclays Capital ICI Index is based.

Taxation

If at any time the index sponsor determines that, as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates), it is necessary to change the index constituent currencies, calculation currency or denomination currency, or the method of calculating the Barclays Capital ICI Index, in order to offset the effect of such taxation, the index sponsor may make such change or changes in its sole discretion.

Cessation of Trading and Other Termination Event

The index sponsor may, in its sole discretion, discontinue calculating the Barclays Capital ICI Index if any of the following events occurs:

•

if any of the index components, index constituent currencies, calculation currency or denomination currency cease (or will cease) to be traded or publicly quoted for any reason and is not immediately re-traded on a trading system or quotation system in a manner acceptable to the index sponsor;

•	if, after the occurrence of a potential adjustment event, an adjustment in the determination of the index sponsor is not possible or not reasonably practical for any reason; and

•	the index sponsor or its successor terminates or alters its business operations, is declared insolvent or is subject to winding-up proceedings.

Changes to the Index Components

If, after the occurrence of circumstances described in this section, the index sponsor deems it necessary to replace an index component with an appropriate successor for that index component, then the index sponsor will calculate the level of the Barclays Capital ICI Index by adjusting accordingly the formula used for the calculation of the level of the Barclays Capital ICI Index to take account of such replacement index component.

Changes to the Index Component Weights

In the event that (1) the level of the Barclays Capital ICI Index has declined more than 50% from its level on the immediately preceding rebalancing date or (2) the daily value at risk at any time exceeds 5%, the index sponsor may reset the weights of the index components to zero until the next rebalancing date.

The “daily value at risk” is a measure of the maximum potential change in the value of the Barclays Capital ICI Index with a probability (confidence interval) of 99% over a one-day holding period. For the calculation of the confidence interval, the daily volatility of the Barclays Capital ICI Index is estimated by calculating the standard deviation of daily log returns of the Barclays Capital ICI Index over an historical period of six months.

Change in Methodology

While the index sponsor currently employs the methodology described in this index supplement to compose and calculate the Barclays Capital ICI Index, it is possible that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any index components) will arise that would, in the view of the index sponsor, necessitate a modification or change of such methodology.

Other Changes

In addition to the foregoing circumstances, the index sponsor reserves the right to make any other changes to the composition or methodology of calculating the Barclays Capital ICI Index as the index sponsor may, in its sole discretion, determine to be necessary as a result of market, regulatory, judicial, financial, fiscal or other circumstances.

In the event that ambiguities arise in the calculation of the Barclays Capital ICI Index, the index sponsor will resolve such ambiguities and, if necessary for resolution, make changes to the composition or methodology of calculating the Barclays Capital ICI Index.

Licensing

Barclays Capital Intelligent Carry IndexTM and the USD Intelligent Carry IndexTM are trademarks of Barclays Bank PLC and have been licensed for use by Barclays Capital in connection with the calculation of the Barclays Capital ICI Index.

Barclays Capital Intelligent Carry IndexTM Excess Return

The Barclays Capital Intelligent Carry IndexTM Excess Return (the “Barclays Capital ICI Excess Return Index”) is designed to capture the performance of an “Intelligent Carry Strategy”, which, through an objective and systematic methodology, seeks to capture the returns that are potentially available from a strategy of investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies (sometimes referred to as the “carry trade”).

The pool of currencies to which the Barclays Capital ICI Excess Return Index may apply these strategies (the “index constituent currencies”) is commonly referred to as the “G10 currencies” and includes:

•	the U.S. dollar (USD);

•	the euro (EUR);

•	the Japanese yen (JPY);

•	the Canadian dollar (CAD);

•	the Swiss franc (CHF);

•	the British pound sterling (GBP);

•	the Australian dollar (AUD);

•	the New Zealand dollar (NZD);

•	the Norwegian krone (NOK); and

•	the Swedish krona (SEK).

The Barclays Capital ICI Excess Return Index is maintained and calculated by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC, is calculated in euros and is denominated in U.S. dollars. The index sponsor calculates the level of the Barclays Capital ICI Excess Return Index at 2:15 p.m. Frankfurt time, or such other time as the index sponsor may determine (the “index valuation time”) on each index business day and publishes it on https://ecommerce.barcap.com/indices shortly thereafter. The Barclays Capital ICI Excess Return Index is reported by Bloomberg under the ticker symbol “BXIICRUS”.

Composition and Rebalancing of the Barclays Capital ICI Excess Return Index

The Barclays Capital ICI Excess Return Index is comprised of ten cash-settled currency forward agreements (the “index components”), one for each of the index constituent currencies.

A currency forward agreement is an agreement between two parties to exchange, on a pre-determined future date, specific amounts of two currencies at a predetermined exchange rate. The Barclays Capital ICI Excess Return Index can have long or short positions in any of the index components. A positive weight implies an investment in the index constituent currency underlying the index component, while a negative weight implies a borrowing in such currency.

The exposure of the Barclays Capital ICI Excess Return Index to each of the index components is rebalanced monthly, on rebalancing dates that generally fall on the 15th day of each calendar month (each a “rebalancing date”), using a constrained mean variance optimization technique. Constrained mean variance optimization techniques utilize the expected return, expected risk and the covariance of a set of assets to allocate those assets in such a manner so as to achieve the optimal expected risk/return tradeoff. The Intelligent Carry Strategy applies this technique to generate model weights applied to index components (“currency allocations”) that attempt to maximize the expected return of the portfolio, subject to a cap on expected risk and certain weighting constraints (as described below).

The expected return of the portfolio is the weighted average of the expected return for each currency allocation. The expected return for each currency allocation, in turn, on any given rebalancing date is assumed to be the then current 12-month interbank offered rate applicable to that index constituent currency. Moreover, in determining the expected return for each currency allocation, the Intelligent Carry Strategy assumes that the current spot rate for any index constituent currency will be the expected spot rate for that index constituent currency at the next rebalancing date. As a result of these assumptions, the mean optimizer model tends to allocate a greater weight to index components with high current yields and tends to allocate a negative weight to index components with low current yields. Yields are only one input into the optimization process (in addition to volatility and covariance), however, and at any given time it is possible that the Barclays Capital ICI Excess Return Index may be long specific low yielding currencies and short specific high yielding currencies.

The three constraints under which weights are allocated are as follows:

•

first, a pre-defined parameter of expected risk (the “target volatility”) cannot be exceeded. The target volatility for the portfolio has been pre-set at 5% and is measured by the expected standard deviation of the portfolio as follows:

where:

“sp” = expected volatility of the portfolio;

“j” represents the jth currency in the portfolio (currency j). j has values 1-10, each representing an index constituent currency within the portfolio;

“i” represents the ith currency in the portfolio (currency i). i has values of 1-10, each representing an index constituent currency within the portfolio;

“n” = 10 (the number of index constituent currencies);

“wi” = the weight of index constituent currency i;

“wj” = the weight of index constituent currency j;

“rij” = the historical correlation between currency i and currency j;

“si” = the historical volatility of index constituent currency i; and

“sj” = the historical volatility of index constituent currency j.

In the above calculation of the expected standard deviation of the portfolio, the historical volatility of each index constituent currency against the euro and the historical correlations between each index constituent currency and the euro are calculated using data for each index constituent currency for a period up to but not including the monthly rebalancing date;

•

second, the weight allocated to each index component must fall within a band from -100% to 100%. As a result, the exposure of the Barclays Capital ICI Excess Return Index to any of the index constituent currencies is never greater than the value of the Barclays Capital ICI Excess Return Index itself; and

•	third, the sum of the weights assigned to the index components must be equal to zero.

Because mean variance optimization considers not only expected return but the variance and the covariance of the assets, the resulting currency allocations attempt to reduce idiosyncratic risk in one currency by “hedging” the position with other positions having a low correlation to the asset or reducing the weighting of the volatile asset. In general, the result of this process and the cap on expected volatility is that currency allocations are scaled up in times of low volatility and scaled down in times of high volatility.

The reference rate for each index component (other than the index component related to Norweigan krone) is the offered rate for one-month deposits in the London interbank market at 11:00 a.m., London time, on the rebalancing date, as determined by the British Bankers’ Association (BBA LIBOR). The reference rate for the index component for the Norweigan krone is the offered rate for one-month deposits in the Norwegian interbank market (NIBOR) at 12:00 p.m., Oslo time, on the rebalancing date, as determined based on the offered rates of a group of Nordic contributing banks (currently Svenska Handelsbanken AB, DnB NOR asa, Swedbank AB, Nordea Bank AB, Skandinaviska Enskilda Banken AB and Danske Bank A/S). The table below indicates the Bloomberg reference where each relevant reference rate can be located.

Currency	Reference
EUR	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO>”

USD	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO>”

GBP	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO>”

JPY	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO>”

CHF	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO> PgDn”

CAD	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO>”

NOK	1-month NIBOR rate, published at 12:00 p.m. Oslo time, available on Bloomberg by typing “NIBOR1M Index <GO>”

SEK	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO> PgDn”

AUD	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO> PgDn”

NZD	1-month BBA LIBOR rate, published at 11:00 a.m. London time, available on Bloomberg by typing “BBAM <GO> 1 <GO> PgDn”

As described above, the methodology underlying the Barclays Capital ICI Excess Return Index, and specifically the monthly mean variance optimization process, sets a target volatility for the Barclays Capital ICI Excess Return Index of no more than 5%. However, actual volatility may be significantly higher or lower than 5%. Expected volatility is measured based on historical volatility and covariance of the index components, which is not necessarily an accurate predictor of future volatility or covariance. Since the inception of the Barclays Capital ICI Excess Return Index, the actual realized volatility of the Index has been approximately 5.9% on average.

There is no systematic reporting of last-sale information for foreign currencies. Reasonable current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices, and to others who wish to subscribe for this information, but this information will not necessarily reflect the index constituent currency exchange rates relevant for determining the value of the securities. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

Calculation of the Barclays Capital ICI Excess Return Index

The level of the Barclays Capital ICI Excess Return Index is deemed to have been 100 on January 17, 2000, which is referred to as the “index commencement date”.

The level of the Barclays Capital ICI Excess Return Index on any given index business day is equal to (1) the level of the Barclays Capital ICI Excess Return Index on the immediately preceding rebalancing date, times (2) the difference between the index component portfolio performance on such index business day minus the market spread proration.

An “index business day”, with respect to securities linked to the Barclays Capital ICI Excess Return Index, means a day on which (1) the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) system is open and (2) commercial banks and interest rate markets are open and settle payments in London.

The Index Component Portfolio Performance

The “index component portfolio performance” on any given index business day will be equal to weighted sum of the index component performance of each index component on such index business day. The weights used to compute the collective performance of the index components on any given index business day are those determined on the immediately preceding rebalancing date.

The “index component performance” of an index component on any given index business day will be equal to:

1.	the quotient of (a) the exchange rate between the index constituent currency underlying the index component and the euro on the last rebalancing date divided by (b) the exchange rate between the index constituent currency underlying the index component and the euro on such index business day; times

2.	the discount factor applicable to the index component, based on the reference rate for the index constituent currency underlying the index component, as used to discount the value of the index expected on the next monthly rebalancing date; times

3.	the quotient of (a) the exchange rate between U.S. dollars and the euro on such index business day and (b) the exchange rate between U.S. dollars and the euro on the last rebalancing date (this step reflects the fact that step (1) is calculated with respect to the euro but the Barclays Capital ICI Excess Return Index is denominated in U.S. dollars).

The exchange rates used in calculating the index component performance of an index component on any given index business day are the mid-prices of the relevant foreign exchange spot rates that reflect the number of units of the underlying index constituent currency that can be exchanged for one euro in the interbank market for settlement in two days, as reported, in each case, shortly after 2:15 p.m., Frankfurt time, on the relevant index business day on Reuters page ECB 37.

The reference rates used in calculating the index component performance are the prevailing discount rates in the respective index constituent countries from the then current date to the next index rebalancing date, as published each day on Reuters page ICIIR=BARL. These discount rates are interpolated from the one-month rates as discussed above.

The Market Spread Proration

The “market spread proration” represents the bid-ask spread for currency forward agreements executed at the rebalancing date, accrued on a daily basis until the next rebalancing date. The market spread proration is equal to approximately 0.007% for each index component.

Performance of the Barclays Capital ICI Excess Return Index

The index sponsor believes that the methodology described in this section will generally cause fluctuations in the level of the Barclays Capital ICI Excess Return Index to reflect the premise of the carry trade (i.e., investing in high-yielding currencies and financing that exposure by borrowing in low-yielding currencies). In general, the level of the Barclays Capital ICI Excess Return Index will tend to decline when index constituent currencies which have a negative weight in the Barclays Capital ICI Excess Return Index (i.e., those in which the Barclays Capital ICI Excess Return Index has hypothetically borrowed) appreciate in value against those index constituent currencies which have a positive weight in the Barclays Capital ICI Excess Return Index (i.e., those in which the Barclays Capital ICI Excess Return Index has a hypothetical long position), and the level of the Barclays Capital ICI Excess Return Index will tend to rise when index constituent currencies which have a positive weight in the Barclays Capital ICI Excess Return Index appreciate in value against those index constituent currencies which have a negative weight in the Barclays Capital ICI Excess Return Index.

The Barclays Capital ICI Excess Return Index is designed to reflect the total return of a particular carry trade strategy. Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the Barclays Capital ICI Excess Return Index strategy and the level of the Barclays Capital ICI Excess Return Index, and therefore the market value of the securities, will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the Barclays Capital ICI Excess Return Index strategy, the level of the Barclays Capital ICI Excess Return Index, and the market value of the securities, will decline. In general, this will tend to occur when index constituent currencies which have a negative weight in the Barclays Capital ICI Excess Return Index (i.e., those in which the Barclays Capital ICI Excess Return Index has hypothetically borrowed) appreciate in value against those index constituent currencies which have a positive weight in the Barclays Capital ICI Excess Return Index (i.e., those in which the Barclays Capital ICI Excess Return Index has a hypothetical long position).

Exchange rates and interest rates can be unpredictable and the method used to forecast the interest rate may not yield a correct result. Past and current levels of interest rates, exchange rates and fluctuations and trends in interest rates and exchange rates that have occurred in the past are not necessarily indicative of future trends. If the anticipated directions in interest rates and exchange rates prove incorrect, the level of the Barclays Capital ICI Excess Return Index, and the market value of the securities, will decline. Furthermore, even if historic trends in interest rate and exchange rate movements prove to be a reliable indicator of future trends in one or more periods during the term of the securities, Barclays Capital ICI Excess Return Index may not effectively identify such trends or may not succeed in capturing the benefits of such trends. If this occurs, the level of the Barclays Capital ICI Excess Return Index, and the market value of the securities, will decline.

Modifications to the Barclays Capital ICI Excess Return Index

The index sponsor does not presently intend to add, remove or replace any of the index constituent currencies or modify the method of calculating the Barclays Capital ICI Excess Return Index as described above. However, under certain circumstances described in this section, the index sponsor may, in its sole discretion, make modifications to the Barclays Capital ICI Excess Return Index. The index sponsor will promptly publish any such modifications on the Barclays Capital ICI Excess Return Index page at http://ecommerce.barcap.com/indices/.

Changes in Index Constituent Currencies or the Denomination of the Barclays Capital ICI Excess Return Index

If, in the sole discretion of the index sponsor, a “potential adjustment event” occurs with respect to an index constituent currency, the currency through which the Barclays Capital ICI Excess Return Index is calculated, which is currently the euro (the “calculation currency”), or the currency in which the Barclays Capital ICI Excess Return Index is denominated, which is currently the U.S. dollar (the “denomination currency”), the index sponsor may replace the index constituent currency, calculation currency or denomination currency to which the potential adjustment event relates with another currency which it determines, in its sole discretion, is comparable for purposes of the Barclays Capital ICI Excess Return Index to the index constituent currency, calculation currency or denomination currency being replaced.

A “potential adjustment event” includes any of the following:

•	the exchange rate for an index constituent currency, calculation currency or denomination currency splits into dual or multiple exchange rates;

•

an event occurs that generally makes it impossible to convert an index constituent currency, calculation currency or denomination currency into the calculation currency or denomination currency through customary legal channels in an index constituent country;

•

an event occurs that generally makes it impossible to deliver the calculation currency or denomination currency from accounts inside an index constituent country to accounts outside that index constituent country, or to deliver an index constituent currency, calculation currency or denomination currency between accounts inside the index constituent country for such index constituent currency or inside the country or economic area which issues such calculation currency or denomination currency (a “calculation or denomination country”) or to a party that is a non-resident of the relevant index constituent country or calculation or denomination country;

•

the occurrence of a default, event of default or other similar condition or event with respect to any security or indebtedness of, or guaranteed by, any governmental authority in relation to an index constituent currency, calculation currency or denomination currency;

•

any change in, or amendment to, the laws or regulations, including those laws or regulations that relate to taxation, prevailing in the index constituent country in respect of any index constituent currency or calculation or denomination country in respect of any calculation currency or denomination currency, or any change in any application or official interpretation of such laws or regulations, or any other governmental action that the index sponsor determines may cause another market disruption event to occur or that leads or may lead to the introduction of a currency peg regime;

•	the occurrence of an event that makes it impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate relevant to the Barclays Capital ICI Excess Return Index;

•

any nationalization, confiscation, expropriation, requisition or other action by a relevant governmental authority that deprives Barclays Bank PLC or any of its affiliates of all or substantially all of its assets in the relevant index constituent country, calculation country or denomination country;

•

the index sponsor determines that there is a material difference in a relevant currency rate as determined by reference to the rate source for the Barclays Capital ICI Excess Return Index and any other market source;

•	it becomes impossible to obtain a relevant currency exchange rate, either from the source for that rate or by the index sponsor itself acting in good faith in a commercially reasonable manner;

•

the index sponsor determines that Barclays Bank PLC or any of its affiliates would be unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind, or dispose of any hedge position relating to the securities or other relevant Barclays Capital ICI Excess Return Index-linked transactions, or to realize, recover or remit the proceeds of any such transactions; and

•	any event that the index sponsor determines may lead to any of the foregoing events.

Upon any replacement by the index sponsor of an index constituent currency, calculation currency or denomination currency following a potential adjustment event, the index sponsor may make any adjustments to the Barclays Capital ICI Excess Return Index as may, in its sole discretion, be required to render the Barclays Capital ICI Excess Return Index comparable to the Barclays Capital ICI Excess Return Index prior to the occurrence of the potential adjustment event.

Market Disruption and Force Majeure Events

If a “market disruption event” or a “force majeure” event occurs or is continuing on any calendar day that, in the index sponsor’s sole discretion, affects the Barclays Capital ICI Excess Return Index or any of the index components, or any hedging position of the index sponsor relating to the Barclays Capital ICI Excess Return Index, the index sponsor may:

•

make such determinations and/or adjustments to the terms of the Barclays Capital ICI Excess Return Index as it deems appropriate in order to determine the level of the Barclays Capital ICI Excess Return Index on such day (if such day is an index business day);

•

defer publication of information relating to the Barclays Capital ICI Excess Return Index until the next index business day on which such market disruption or force majeure event, as applicable, is not continuing; and

•	if such calendar day is a rebalancing date, to postpone such rebalancing date to the next calendar day on which such market disruption or force majeure event, as applicable, is not continuing.

Any of the following will constitute a “market disruption event”:

•

the occurrence or existence, on any calendar day at or during the one-hour period before the index valuation time, in relation to any index component of (1) a suspension of, or limitation imposed on, trading on the London interbank market or, in the case of the index component related to the Norwegian krone, the Norway interbank market or (2) any event that disrupts or impairs (as determined by the index sponsor) the ability of market participants in general to effect transactions in relation to, or to obtain market values of, any index component;

•	the declaration of a general moratorium in respect of banking activities in London or Oslo;

•	on any index business day, the failure of the source from which the index sponsor obtains the value of an index constituent currency to publish such value; and

•	on any index business day, the occurrence or existence of a lack of, or a material decline in, the liquidity in the market for trading in any index constituent currency.

A “force majeure event” is an event or circumstance (including without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the index sponsor and that the index sponsor determines affects the Barclays Capital ICI Excess Return Index, any of the index components or the methodology on which the Barclays Capital ICI Excess Return Index is based.

Taxation

If at any time the index sponsor determines that, as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates), it is necessary to change the index constituent currencies, calculation currency or denomination currency, or the method of calculating the Barclays Capital ICI Excess Return Index, in order to offset the effect of such taxation, the index sponsor may make such change or changes in its sole discretion.

Cessation of Trading and Other Termination Event

The index sponsor may, in its sole discretion, discontinue calculating the Barclays Capital ICI Excess Return Index if any of the following events occurs:

•

if any of the index components, index constituent currencies, calculation currency or denomination currency cease (or will cease) to be traded or publicly quoted for any reason and is not immediately re-traded on a trading system or quotation system in a manner acceptable to the index sponsor;

•	if, after the occurrence of a potential adjustment event, an adjustment in the determination of the index sponsor is not possible or not reasonably practical for any reason; and

•	the index sponsor or its successor terminates or alters its business operations, is declared insolvent or is subject to winding-up proceedings.

Changes to the Index Components

If, after the occurrence of circumstances described in this section, the index sponsor deems it necessary to replace an index component with an appropriate successor for that index component, then the index sponsor will calculate the level of the Barclays Capital ICI Excess Return Index by adjusting accordingly the formula used for the calculation of the level of the Barclays Capital ICI Excess Return Index to take account of such replacement index component.

Changes to the Index Component Weights

In the event that (1) the level of the Barclays Capital ICI Excess Return Index has declined more than 50% from its level on the immediately preceding rebalancing date or (2) the daily value at risk at any time exceeds 5%, the index sponsor may reset the weights of the index components to zero until the next rebalancing date.

The “daily value at risk” is a measure of the maximum potential change in the value of the Barclays Capital ICI Excess Return Index with a probability (confidence interval) of 99% over a one-day holding period. For the calculation of the confidence interval, the daily volatility of the Barclays Capital ICI Excess Return Index is estimated by calculating the standard deviation of daily log returns of the Barclays Capital ICI Excess Return Index over an historical period of six months.

Change in Methodology

While the index sponsor currently employs the methodology described in this index supplement to compose and calculate the Barclays Capital ICI Excess Return Index, it is possible that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any index components) will arise that would, in the view of the index sponsor, necessitate a modification or change of such methodology.

Other Changes

In addition to the foregoing circumstances, the index sponsor reserves the right to make any other changes to the composition or methodology of calculating the Barclays Capital ICI Excess Return Index as the index sponsor may, in its sole discretion, determine to be necessary as a result of market, regulatory, judicial, financial, fiscal or other circumstances.

In the event that ambiguities arise in the calculation of the Barclays Capital ICI Excess Return Index, the index sponsor will resolve such ambiguities and, if necessary for resolution, make changes to the composition or methodology of calculating the Barclays Capital ICI Excess Return Index.

Licensing

Barclays Capital Intelligent Carry IndexTM Excess Return and the USD Intelligent Carry IndexTM are trademarks of Barclays Bank PLC and have been licensed for use by Barclays Capital in connection with the calculation of the Barclays Capital ICI Excess Return Index.

Barclays Capital Q-BES Large Cap US Excess Return Index

The Barclays Capital Q-BES Large Cap US Excess Return Index (the “Barclays Capital Q-BES Index”) seeks to take advantage of the market’s reaction to earnings surprises, or earnings reports which exceed consensus estimates, for selected companies included in the S&P 500 Index. The premise of the Barclays Capital Q-BES Index is that historically such companies have outperformed the market following an earnings surprise. The Barclays Capital Q-BES Index reflects the excess performance of companies experiencing earnings surprises by taking long positions in a basket of up to 25 companies meeting specific criteria which report the largest earnings surprises each month (the “basket”), and taking a short position in the S&P 500 Total Return Index (the “benchmark”). With the short position in the benchmark, the Barclays Capital Q-BES Index is intended to be market neutral overall.

The Barclays Capital Q-BES Index is maintained and calculated by Barclays Capital (the “index sponsor”), a division of Barclays Bank PLC. The index sponsor calculates the level of the Barclays Capital Q-BES Index at or around close of business London time on each “index business day” (as defined below) with respect to the prior index business day and publishes it on the Q-BES index page at www.barcap.com/indices shortly thereafter. The Barclays Capital Q-BES Index is also reported by Bloomberg page under the ticker symbol “BXIIQUER”.

Composition of the Barclays Capital Q-BES Index Basket

At the close of business on the next-to-last day of each month (the “rebalancing day”) on which (1) trading is conducted on the New York Stock Exchange (including NYSE Arca), the NASDAQ Stock Market and the Chicago Mercantile Exchange and (2) commercial banks are open for general business in London (together, an “index business day”), a new basket of stocks from the S&P 500 is selected according to the following six criteria. If a company has more than one class of shares included in the S&P 500 Index, only the class of shares with the higher average daily traded value during the previous 20 days on which the shares are traded on the relevant securities exchange (each, a “trading day”) will be considered in the following analysis.

First, any company is excluded from further analysis which does not have both (1) a market capitalization of over five billion US dollars at the close of the rebalancing day and (2) an average daily traded value of 50 million US dollars during the previous 20 trading days.

Second, each company is ranked according to (1) net operating cash flow per share divided by share price, (2) book value per share to price ratio, and (3) earnings yield, each as reported in its most recent publicly available quarterly report. Companies falling in the lowest third of one or more of these rankings are excluded from further analysis.

Third, companies which have not made an announcement reporting its earnings per share during the previous 20 trading days are excluded from further analysis.

Fourth, each company is ranked according to the extent by which its reported earnings per share exceed the market consensus estimate as reported in the most recent Compustat Quarterly Estimate of Earnings Per Share Report. This ranking of earnings surprise is calculated as (1) the reported earnings per share minus the market consensus estimate, divided by (2) the absolute value of the market consensus estimate. Companies with a negative or no earnings surprise are excluded from further analysis.

Fifth, if there are more than 25 companies remaining, then companies not ranked in the top 25 according to earnings surprise are excluded from further analysis.

Sixth, any company which the index sponsor is restricted from trading due to regulatory reasons will be excluded; all other remaining companies are included in the basket.

Each company in the basket will be weighted equally by value. However, in order to limit volatility and basket concentration, no company in the basket may be weighted more than 5%. Should there be fewer than 20 companies in the basket, units of the benchmark will be included in the basket to the extent necessary for the total basket weight to equal 100% (the “benchmark supplement”). For example, if the above selection criteria yields only 16 companies, each company will be weighted 5% (for a total of 80%) and the benchmark will be weighted 20%, as if four virtual companies were added to the basket, the share performance of each matching the benchmark.

Rebalancing of the Barclays Capital Q-BES Index Basket

Once the constituents of the new basket have been selected, the transition from the old basket to the new basket is carried out over the next four index business days, commencing with the last Index Business Day of each month (each, a “transition day”). At the close of each transition day, the old basket will be reduced by one quarter of its adjusted market value pro rata across each basket constituent, and the corresponding amount apportioned equally across each constituent in the new basket. For example, at the close of the second transition day, the Barclays Capital Q-BES Index will reflect, by value, 50% of the old basket and 50% of the new basket. At the close of the fourth transition day, the transition to the new basket will be complete. Any allocation of shares or benchmark units to the basket will be notional holdings, and the number of shares or units held will be adjusted to reflect, net of any applicable withholding tax, in a manner consistent with major stock indexes including the S&P 500 Index and Dow Jones Industrial Average, any split, reverse split, rights offering, stock distribution, special dividend, return of capital, spin-off or share repurchase which becomes effective in relation to any basket constituent subsequent to the previous rebalancing day.

The “adjusted market value” of the basket on any index business day is equal to the market value of the basket constituents at the close of the index business day plus a dollar amount reflecting the aggregate of ordinary dividends (net of any applicable withholding tax) in respect of any basket constituent for which the applicable ex-dividend date has occurred subsequent to the previous rebalancing day.

Calculation of the Barclays Capital Q-BES Index

The level of the Barclays Capital Q-BES Index is deemed to have been 100 on December 31, 1999. On any given index business day, the level of the Barclays Capital Q-BES Index is equal to (1) the level of the Barclays Capital Q-BES Index on the previous transition day times (2) the excess return of the Barclays Capital Q-BES Index times (3) one minus the aggregate fees.

The “excess return” of the Barclays Capital Q-BES Index is equal to the basket return minus the benchmark return.

The “basket return” is equal to the adjusted market value of the basket at the close of the index business day divided by the adjusted market value of the basket at the close of the previous transition day.

The “benchmark return” is equal to the level of the benchmark at the close of the index business day divided by the level of the benchmark at the close of the previous transition day, each as reported on Bloomberg page “SPTR <Index>”.

The “aggregate fees” is equal to (1) the number of calendar days since the previous transition day date divided by 360 times the aggregate of (2) a 1% annual index management fee plus a 0.18% annual index execution cost plus (3) a 0.15% annual shorting cost in connection with the shorting of the benchmark times, where there are fewer than 20 companies included in the basket (excluding the benchmark supplement), the number of companies including the basket (excluding the benchmark supplement) divided by 20.

The level of the Barclays Capital Q-BES Index will be published at or around close of business London time on each index business day with respect to the prior index business day on the Q-BES index page at www.barcap.com/indices and on Bloomberg page under the ticker symbol “BXIIQUER”.

Modifications to the Barclays Capital Q-BES Index

The index sponsor does not presently intend to modify the methodology used to compose or calculate the Barclays Capital Q-BES Index as described above. However, under certain circumstances described in this section, the index sponsor may, in its sole discretion, make modifications to the Barclays Capital Q-BES Index composition or methodology. Notwithstanding any such modifications, the Barclays Capital Q-BES Index is not an actively-managed index, and the performance of the Barclays Capital Q-BES Index may differ significantly from a similar index or strategy whose sponsor is permitted to make modifications under different sets of circumstances. The index sponsor will promptly publish any modifications that it makes on the Q-BES index page at www.barcap.com/indices.

Market Disruption and Force Majeure Events

If an “index market disruption event” or a “force majeure event” occurs or is continuing on any calendar day that, in the index sponsor’s sole discretion, affects the Barclays Capital Q-BES Index or any of the Barclays Capital Q-BES Index components, the index sponsor may:

•

make such determinations and/or adjustments to the terms of the Barclays Capital Q-BES Index as it deems appropriate in order to determine the level of the Barclays Capital Q-BES Index on such day (if such day is an index business day);

•

defer publication of information relating to the Barclays Capital Q-BES Index until the next index business day on which such index market disruption or force majeure event, as applicable, is not continuing; and

•

if such calendar day is a rebalancing day or transition day, to postpone such rebalancing or transition to the next calendar day on which such index market disruption or force majeure event, as applicable, is not continuing.

Any of the following will constitute an “index market disruption event”:

•	the declaration of a general moratorium in respect of banking activities in London or New York;

•	on any index business day, the occurrence or existence of a lack of, or a material decline in, the liquidity in the market for trading in any component of the Barclays Capital Q-BES Index;

•	on any index business day, the failure of a source from which the index sponsor obtains information necessary to calculate the level of the Barclays Capital Q-BES Index;

•

on any index business day, the closure of any securities exchange on which any component of the Barclays Capital Q-BES Index is traded prior to its scheduled closing time, unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of the actual closing time for the regular trading session on such exchange, and the submission deadline for trading orders to be executed on that index business day; and

•	on any rebalancing day, the failure of a source from which the index sponsor obtains information necessary to determine the constituents of the new basket.

A “force majeure event” is an event or circumstance (including without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index sponsor and that the index sponsor determines affects the Barclays Capital Q-BES Index, any of the Barclays Capital Q-BES Index components or the methodology on which the Barclays Capital Q-BES Index is based.

Taxation

If at any time the index sponsor determines that, as a result of a change in taxation (including, but not limited to, any tax imposed on the index sponsor or its affiliates), it is necessary to change the Barclays Capital Q-BES Index components or the methodology used to compose or calculate the Barclays Capital Q-BES Index, in order to offset the effect of such taxation, the index sponsor may make such change or changes in its sole discretion.

Cessation of Trading and Other Termination Event

The index sponsor may, in its sole discretion, discontinue calculating the Barclays Capital Q-BES Index if any of the following events occurs:

•	if the benchmark ceases (or will cease) to be calculated or publicly quoted for any reason and is not immediately reinstated or replaced in a manner acceptable to the index sponsor; and

•	the index sponsor or its successor terminates or alters its business operations, is declared insolvent or is subject to winding-up proceedings.

Changes to the Barclays Capital Q-BES Index Components

If, after the occurrence of circumstances described in this section, the index sponsor deems it necessary to replace an index component, including the benchmark, with an appropriate successor for that index component, then the index sponsor will calculate the level of the Barclays Capital Q-BES Index by adjusting accordingly the formula used for the calculation of the level of the Barclays Capital Q-BES Index to take account of such replacement index component.

Stop-Loss Trigger Event

If the Barclays Capital Q-BES Index value on any index business day falls to less than 80.00% of the Barclays Capital Q-BES Index value on the immediately preceding rebalancing day, then the basket constituents will be liquidated at the closing prices for each basket constituent on the following index business day and the notional basket value invested in the benchmark until after the next rebalancing day, when a new basket is selected and incorporated into the Barclays Capital Q-BES Index over the subsequent four transition days.

Change in Methodology

While the index sponsor currently employs the methodology described in this index supplement to compose and calculate the Barclays Capital Q-BES Index, it is possible that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any index components) will arise that would, in the view of the index sponsor, necessitate a modification or change of such methodology.

Other Changes

In addition to the foregoing circumstances, the index sponsor reserves the right to make any other changes to methodology used to compose or calculate the Barclays Capital Q-BES Index as the index sponsor may, in its sole discretion, determine to be necessary as a result of market, regulatory, judicial, financial, fiscal or other circumstances.

In the event that ambiguities arise in the composition or calculation of the Barclays Capital Q-BES Index, the index sponsor will resolve such ambiguities and, if necessary for resolution, make changes to the methodology used to compose or calculate the Barclays Capital Q-BES Index.

Licensing

Barclays Capital Q-BES Large Cap US Excess Return Index is a trademark of Barclays Bank PLC and has been licensed for use by Barclays Capital in connection with the calculation of the Barclays Capital Q-BES Index.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-145845

Prospectus Supplement to the Prospectus dated February 10, 2009

BARCLAYS BANK PLC MEDIUM-TERM NOTES, SERIES A UNIVERSAL WARRANTS

All Asset Classes and Structures Under One RoofSM

We will give you the specific terms of the notes and warrants (each, a “security” and together, the “securities”) we are offering in pricing supplements. In some cases, we may also set forth additional terms of the securities in product supplements, and we may also describe certain of the potential indices to which the securities are linked in a prospectus supplement, which we refer to as an “index supplement”. You should read this prospectus supplement, the related prospectus dated February 10, 2009, the applicable product supplement(s), if any, the applicable index supplement and the applicable pricing supplement carefully before you invest. If the terms described in the applicable product supplement are different or inconsistent with those described herein, in the prospectus or in the index supplement, the terms described in the applicable product supplement will supersede. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein, in the prospectus, in the index supplement or in the applicable product supplement, if any, the terms described in the applicable pricing supplement will supersede. Information that we indicate will or may be provided in a pricing supplement may instead be provided in a product supplement.

The Securities

Reference Asset

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on, as applicable, one or more of the following or on movements in the level, value or price or other events relating to one or more of the following: indices of equity securities, equity securities, shares or other interests in exchange-traded funds, indices of commodities, commodities, indices of foreign currencies, foreign currencies, indices of interest rates, interest rates, indices of consumer prices or other asset classes. In addition, the principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on measures, formulas or instruments, including those related to macroeconomic events or indicators or the occurrence or non-occurrence of any event or circumstance, or baskets comprised of any instruments or measures, as specified in the applicable pricing supplement.

Ranking

The securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

Listing

Unless otherwise specified in the applicable pricing supplement, the securities will not be listed on any U.S. securities exchange or quotation system.

Medium-Term Notes, Series A

Principal Protection

The applicable pricing supplement will specify whether your principal investment in the notes is fully protected, partially protected, contingently protected or not protected.

Principal Payment at Maturity

If you hold your notes to maturity, for each note you will receive a cash payment that may be more or less than the principal amount of each note based upon the value of the reference asset and as described in the applicable pricing supplement.

Interest Rates and Interest Payments

The notes may have a rate of interest based on (i) one or more reference assets, (ii) a fixed amount or rate or (iii) movements in the level, value or price or other events relating to one or more reference assets.

Maturity Date

The applicable pricing supplement will specify the maturity date.

Denominations

Unless otherwise specified in the applicable pricing supplement, the notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent).

Redemption, Repayment, Repurchase or Exchange

Terms of specific notes may permit or require redemption for cash or one or more reference assets at our option or at your option. The notes may permit or require repayment or repurchase at our option or at your option. The notes may be optionally or mandatorily exchangeable for cash or one or more reference assets.

Universal Warrants

Type of Warrant

The applicable pricing supplement will specify whether the warrants are call warrants, put warrants or any other type of warrant, and whether the warrants may be settled by means of net cash settlement or cashless exercise.

Payment or Delivery upon Exercise

If you exercise your warrants on the exercise date or during the exercise period, as applicable, for each warrant you will receive a cash payment or warrant property that may be worth more or less than the issue price of your warrant based upon the value of the reference asset and as described in the applicable pricing supplement.

Exercise Date or Exercise Period

The applicable pricing supplement will specify the exercise date or exercise period, as applicable.

Denominations

Unless otherwise specified in the applicable pricing supplement, the warrants will be issued in minimum denominations of 100 warrants, increased in multiples of 100.

Redemption or Repurchase

Terms of specific warrants may permit or require redemption or repurchase for cash or warrant property at our option.

See “Risk Factors” beginning on page S-5 of this prospectus supplement for risks relating to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Capital Inc. and other entities disclosed in the applicable pricing supplement may solicit offers to subscribe for the securities as our agent. We may also issue securities to any agent as principal for its own account at prices to be agreed upon at the time of subscription. The agents may resell any securities they subscribe for as principal for their own accounts at prevailing market prices, or at other prices, as the agents determine. The applicable pricing supplement will disclose the agent’s discounts and commissions, if any. Unless we or our agent informs you otherwise in the confirmation of sale, the agents may use this prospectus supplement, the prospectus, the index supplement, the applicable pricing supplement and the applicable product supplement in connection with offers and sales of the securities in market-making.

All Asset Classes and Structures Under One RoofSM, Barclays, Barclays Capital and Barclays’ eagle logo are service marks, trademarks or registered trademarks of Barclays Bank PLC.

Patent Pending

Merrill Lynch & Co.

February 10, 2009

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

Offers and sales of the securities are subject to restrictions in certain jurisdictions. The distribution of this prospectus supplement, the prospectus, any product supplement, the index supplement and any pricing supplement and the offer or sale of the securities in certain other jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, the prospectus, any product supplement, the index supplement and any pricing supplement or any security must inform themselves about and observe any applicable restrictions on the distribution of these materials and the offer and sale of the securities.

SUMMARY

The Barclays Bank Group

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group operates in many countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

You may contact our principal executive offices at 1 Churchill Place, London, E14 5HP, England. Our telephone number is 011-44-20-7116-1000.

In this prospectus supplement, unless the context otherwise requires, “we”, “us” and “our” mean Barclays Bank PLC and references to “$” are to U.S. dollars.

Overview of the Securities

This section summarizes the material terms that will apply generally to the securities issued as part of a series. Each particular security will have financial and other terms specific to it. Some of those terms as pertaining to the notes are described below under the captions “Terms of the Notes”, “Interest Mechanics”, “Certain Features of the Notes” and “Reference Assets”, and certain of those terms as pertaining to the warrants are described below under the captions “Terms of the Warrants”, “Certain Features of the Warrants” and “Reference Assets”. The specific terms of each security issuance will be described in a pricing supplement that will accompany this prospectus supplement and the prospectus. Those terms may vary from the terms described here. As you read this prospectus supplement, please remember that the specific terms of your security as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section and in the accompanying prospectus. Unless we say otherwise below, the terms we use in this prospectus supplement that we also use in the accompanying prospectus have the meanings we give them in the prospectus. Similarly, the terms we use in any pricing supplement that we also use in this prospectus supplement will have the meanings we give them in this prospectus supplement, unless we say otherwise in the pricing supplement.

Types of Securities

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on, as applicable, one or more of the following or on movements in the level, value or price or other events relating to one or more of the following: indices of equity securities, equity securities, shares or other interests in exchange-traded funds, indices of commodities, commodities, indices of foreign currencies, foreign currencies, indices of interest rates, interest rates, indices of consumer prices or other asset classes. In addition, the principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on measures, formulas or instruments, including those related to macroeconomic events or indicators or the occurrence or non-occurrence of any event or circumstance, or baskets comprised of any instruments or measures, as specified in the applicable pricing supplement. See “Certain Features of the Notes”, “Certain Features of the Warrants” and “Reference Assets” in this prospectus supplement.

Under no circumstances will we offer or issue warrants for the purchase or sale of our ordinary shares or the ordinary shares of Barclays PLC.

Ranking

The securities constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Medium-Term Notes

The notes are a separate series of our debt securities. We summarize various terms that apply generally to our debt securities, including the notes, in the accompanying prospectus under the caption “Description of Debt Securities”. The following description of the notes supplements that description of the debt securities. Consequently, you should read this prospectus supplement together with the accompanying prospectus and pricing supplement in order to understand the terms of the notes.

The Notes Will Be Issued Under the Senior Debt Indenture

The notes are governed by the senior debt indenture between us and The Bank of New York Mellon, which acts as trustee. The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under “Description of Debt Securities” in the accompanying prospectus; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

We May Issue Other Series of Debt Securities

The senior debt indenture permits us to issue different series of debt securities from time to time. The medium-term notes are a single, distinct series of debt securities. We may, however, issue notes in those amounts, at those times and on those terms as we wish. The notes may differ from other notes issued pursuant to the series designated as our Medium-Term Notes, Series A, and from debt securities of other series, in their terms. When we refer to “the notes”, “the medium-term notes” or “these notes”, we mean our Medium-Term Notes, Series A. When we refer to a “series” of debt securities, we mean a series, such as the notes, issued under the senior debt indenture. When we refer to a “class” of the medium-term notes, we mean notes of a certain offering that may be reopened or reissued as described below under “—Amounts That We May Issue” and “Terms of the Notes—Reissuances or Reopened Issues”, resulting in notes with different issue dates, but otherwise the same terms.

Amounts That We May Issue

The senior debt indenture does not limit the aggregate amount of debt securities that we may issue. Nor does it limit the number of series or the aggregate principal amount of any particular series that we may issue. Also, if we issue notes having the same terms in a particular offering, we may reissue or “reopen” that offering at any later time and offer additional notes having those terms. We intend to issue notes initially in an amount having the aggregate offering price specified on the cover of the applicable pricing supplement. However, we may issue additional notes in amounts that exceed the amount on the cover of the applicable pricing supplement at any time, without your consent and without notifying you. Our affiliates, including Barclays Capital Inc., may use this prospectus supplement to resell notes in market-making transactions from time to time. We describe these transactions under “Plan of Distribution” below. The senior debt indenture and the notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the notes or the senior debt indenture, except as described under “Description of Debt Securities” in the accompanying prospectus.

This Section Is Only a Summary

The senior debt indenture and its associated documents, including your note, contain the full legal text of the matters described in this section and your pricing supplement. The senior debt indenture and the notes are governed by New York law. A copy of the senior debt indenture has been filed with the U.S. Securities and Exchange Commission (“SEC”) as part of our registration statement. See “Further Information” in the accompanying prospectus for information on how to obtain a copy. Investors should carefully read the description of the terms and provisions of our senior debt securities and the senior debt indenture under “Description of Debt Securities” in the accompanying prospectus. That section, together with this prospectus supplement and the relevant pricing supplement, summarize all the material terms of the senior debt indenture and your note. They do not, however, describe every aspect of the senior debt indenture and your note. For example, in the section entitled “Description of Medium-Term Notes” herein, the accompanying prospectus and your pricing supplement, we use terms that have been given special meaning in the senior debt indenture, but we describe the meaning of only the more important of those terms.

Form, Denomination and Legal Ownership of Notes

Unless otherwise specified in the applicable pricing supplement, your note will be issued:

•	in registered form, without interest coupons;

•	in authorized denominations of $1,000 (or the specified currency equivalent) and integral multiples thereof; and

•	in book-entry form, represented by a global note or a master global note.

You should read the section “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

Universal Warrants

The warrants described in this prospectus supplement are a separate series of our warrants. We summarize various terms that apply generally to our warrants, including the warrants described in this prospectus supplement, in the accompanying prospectus under the caption “Description of Warrants”. The following description of the universal warrants supplements that description of the warrants. Consequently, you should read this prospectus supplement together with the accompanying prospectus and pricing supplement in order to understand the terms of the universal warrants.

The Warrants Will Be Issued Under a Warrant Indenture or Warrant Agreement

The warrants are governed either by the warrant indenture between us and The Bank of New York Mellon, which acts as trustee, or a warrant agreement between us and the applicable warrant agent.

The trustee acting pursuant to the warrant indenture has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under “Description of Warrants” in the accompanying prospectus; and

•	Second, the trustee performs administrative duties for us, such as sending you payments and notices or transferring warrant property, as applicable.

The warrant agent acting pursuant to a warrant agreement will act as agent in connection with the warrants issued under that agreement.

We May Issue Other Series of Warrants

The warrant indenture or warrant agreement, as applicable, permits us to issue different series of warrants from time to time. We may issue warrants in those quantities, at those times and on those terms as we wish. The warrants may differ from one another, and from warrants of other series, in their terms. When we refer herein to “the warrants”, “universal warrants” or “these warrants”, we mean our universal warrants. When we refer to a “series” of warrants, we mean all warrants issued as part of the same series under the applicable warrant indenture or warrant agreement. When we refer to a “class” of the warrants, we mean warrants of a certain offering that may be reopened or reissued as described below under “—Amounts That We May Issue” and “Terms of the Warrants—Reissuances or Reopened Issues”, resulting in warrants with different issue dates, but otherwise the same terms.

Amounts That We May Issue

Neither the warrant indenture nor the warrant agreement limits the aggregate number of warrants that we may issue. Nor does the warrant indenture or the warrant agreement limit the number of series or the aggregate number of any particular series that we may issue. Also, if we issue warrants having the same terms in a particular offering, we may reissue or “reopen” that offering at any later time and offer additional warrants having those terms. We intend to issue universal warrants initially in the aggregate number specified on the cover of the applicable pricing supplement. However, we may issue additional universal warrants in numbers that exceed the amount on the cover of the applicable pricing supplement at any time, without your consent and without notifying you. Our affiliates, including Barclays Capital Inc., may use this prospectus supplement to resell warrants in market-making transactions from time to time. We describe these transactions under “Plan of Distribution” below. The warrant indenture, warrant agreement and the warrants do not limit our ability to incur indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the warrants, the warrant indenture or warrant agreement, except as described under “Description of Warrants” in the accompanying prospectus.

This Section Is Only a Summary

The warrant indenture or warrant agreement, as applicable, and their respective associated documents, including your warrant, contain the full legal text of the matters described in this section and your pricing supplement. The warrant indenture or warrant agreement, as applicable, and the warrant, are governed by New York law. Copies of the form of warrant indenture and the form of warrant agreement have been filed with the SEC as part of our registration statement. The specific warrant agreement under which we issue any warrants will be filed with the SEC either as an exhibit to an amendment to the registration statement or as an exhibit to a current report on Form 6-K. See “Further Information” in the accompanying prospectus for information on how to obtain a copy of the warrant indenture or warrant agreement. Investors should carefully read the description of the terms and provisions of our warrants, the warrant indenture and the warrant agreement under “Description of Warrants” in the accompanying prospectus. That section, together with this prospectus supplement and the relevant pricing supplement, summarize all the material terms of the warrant indenture or warrant agreement, as applicable, and your warrant. They do not, however, describe every aspect of the warrant indenture or warrant agreement and your warrant. For example, in the section entitled “Description of Universal Warrants” herein, the accompanying prospectus and your pricing supplement, we use terms that have been given special meaning in the warrant indenture or warrant agreement, but we describe the meaning of only the more important of those terms.

Form, Denomination and Legal Ownership of Warrants

Unless otherwise specified in the applicable pricing supplement, your warrant will be issued:

•	in registered form;

•	in authorized denominations of 100 and integral multiples thereof;

•	in book-entry form, represented by a global warrant or a master global warrant.

You should read the section “Description of Warrants—Legal Ownership; Form of Warrants” in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

RISK FACTORS

You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration with your advisors of the suitability of the securities in light of your particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, this prospectus supplement and the prospectus. Please note that this Risk Factors section has various subsections addressing risk factors relating to specific types of reference assets and transaction structures. We have no control over a number of matters, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude and longevity of these risks and their influence on the value of, or the payments made on or settlement of obligations with respect to, the securities. You should not purchase the securities unless you understand and can bear these investment risks.

Risks Relating to All Securities

(1)	The securities are intended to be held to maturity or to the relevant exercise date or period, as applicable.

You may receive less, and possibly significantly less, than the amount you originally invested if you sell your securities prior to maturity or prior to the relevant exercise date or period, as applicable. You should be willing to hold your securities to maturity or to the relevant exercise date or period.

(2)	There may not be any secondary market for your securities.

Upon issuance, the securities will not have an established trading market. We cannot assure you that a trading market for the securities will develop or, if one develops, that it will be maintained. Although we may apply to list certain issuances of securities on a national securities exchange, we may not meet the requirements for listing and do not expect to announce, prior to the issuance of the securities, whether we will meet those requirements. Even if there is a secondary market, it may not provide liquidity. While we anticipate that our affiliate, Barclays Capital Inc., may make a market for the securities, it is not required to do so. If the securities are not listed on any securities exchange and Barclays Capital Inc. were to cease acting as a market maker, it is likely that there would be no secondary market for the securities. You therefore must be willing and able to hold the securities until maturity or until the relevant exercise date or period, as applicable.

(3)	Price or other movements in the reference assets and their components are unpredictable, and current levels of market volatility are unprecedented.

Movements in the levels, values or prices of the reference assets or their respective components are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. Moreover, while the global capital, credit and commodity markets have been experiencing volatility and disruption since August 2007, the volatility and disruption have reached unprecedented levels in the months following September 2008. In some cases, the markets have produced downward pressure on stock prices and the credit capacity for certain issuers of the reference assets without regard to those issuers’ underlying financial strength. As a result, it is impossible to predict whether the levels, values or prices of the reference assets will rise or fall during the term of the securities. Changes in the levels, values or prices will determine the amount of interest, payments at maturity, or other amounts payable on your notes, and the amount of money payable, or warrant property deliverable, in respect of your warrants. Therefore, these changes may result in a loss of principal or the receipt of little or no interest or other payments on your notes, and may result in your warrants having little or no settlement value. As the securities are linked to reference assets that may be unpredictable and volatile, we cannot guarantee that these changes will be beneficial to you, and therefore you may receive less than the amount you initially invested in the securities, may not receive any interest (in the case of notes only) or may experience other losses in connection with your investment in the securities.

(4)	The historical or hypothetical performance of the reference asset is not an indication of future performance.

The historical or hypothetical performance of the reference asset, which may be included in the applicable pricing supplement, should not be taken as an indication of the future performance of the reference asset. It is impossible to predict whether the level, value or price of the reference asset will fall or rise during the term of the securities, in particular in the current environment which is characterized by unprecedented volatility across a wide range of asset classes. Past fluctuations and trends in the reference assets are not necessarily indicative of fluctuations or trends that may occur in the future.

(5)	You must rely on your own evaluation of the merits of an investment in the securities.

In connection with your purchase of the securities, we urge you to consult your own financial, tax and legal advisors as to the risks involved in an investment in the securities and to investigate the reference asset and not rely on our views in any respect. You should make a complete investigation as to the merits of an investment in the securities.

(6)	The price at which you will be able to sell your securities prior to the maturity date or prior to the relevant exercise date or period, as applicable, will depend on a number of factors, and may be substantially less than the amount you had originally invested.

If you wish to liquidate your investment in the securities prior to the maturity date or prior to the relevant exercise date or period, as applicable, your only alternative, in the absence of any applicable repayment at the option of the holder provisions, would be to sell them. At that time, there may be an illiquid market for the securities or no market at all. Even if you were able to sell your securities, there are many factors outside of our control that may affect their market value. We believe that the market value of your securities will be affected by the volatility of the reference asset, the level, value or price of the reference asset at the time of the sale, changes in interest rates, our financial condition and credit ratings, the supply of and demand for the securities and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your securities prior to maturity or prior to the relevant exercise date or period, as applicable, may be substantially less than the amount you originally invested depending upon the level, value or price of the reference asset at the time of the sale. The following paragraphs describe the manner in which we expect the market value of the securities to be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

•

Reference asset performance. We expect that the market value of the securities prior to maturity or prior to the relevant exercise date or period, as applicable, will depend substantially on the current level (or in some cases, performance since the date on which the securities price) of the reference asset relative to its initial level, value or price. If you decide to sell your securities prior to maturity or prior to the relevant exercise date or period, as applicable, when the current level, price or value of the reference asset at the time of sale is favorable relative to its initial level, value or price, you may nonetheless receive substantially less than the amount that would be payable at maturity or at the payment or settlement date based on that level, value or price because of expectations that the level, value or price will continue to fluctuate until the final level, value or price is determined.

•

Volatility of the reference asset. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the reference assets or their components increases or decreases, the market value of the securities may be adversely affected.

•

Interest rates. We expect that the market value of the securities will be affected by changes in interest rates. Interest rates also may affect the economy and, in turn, the value of the components of the reference asset, which would affect the market value of the securities.

•

Supply and Demand for the Securities. We expect that the market value of the securities will be affected by the supply of and demand for the securities. In general, if the supply of the securities decreases and/or the demand for the securities increases, the market value of the securities may increase. Alternatively, if the supply of the securities increases and/or the demand for the securities decreases, the market value of the securities may be adversely affected. The supply of the securities, and therefore the market value of the securities, may be affected by inventory positions held by Barclays Capital Inc., Barclays Bank PLC or any market maker.

•

Exercise or Redemption Rights and Call Rights. Your right to redeem the notes or our right to call the notes or the warrants, as applicable, may affect the market value of the relevant securities. Generally, the grant of a redemption right to noteholders may enhance the market value of the notes, while a call right by us, in the case of both notes and warrants, may adversely affect the market value of such securities.

•

Our financial condition, credit ratings and results of operations. Actual or anticipated changes in our financial condition, current credit ratings or results of operations may significantly affect the market value of the securities. The significant difficulties experienced in the global financial system since August 2007 and resulting lack of credit, lack of confidence in the financial sector, increased volatility in the financial markets and reduced business activity could materially and adversely affect our business, financial condition, credit ratings and results of operations. However, because the return on the securities is dependent upon factors in addition to our ability to pay or settle our obligations under the securities (such as the current level, value or price of the reference asset), an improvement in our financial condition, credit ratings or results of operations is not expected to have a positive effect on the market value of the securities. These credit ratings relate only to our creditworthiness, do not affect or enhance the performance of the securities and are not indicative of the risks associated with the securities or an investment in the reference asset. A rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, change or withdrawal at any time by the assigning rating agency.

•

Time remaining to maturity or to the expiration date. A “time premium” results from expectations concerning the level, value or price of the reference asset during the period prior to the maturity date of the notes or prior to the expiration date of the warrants. As the time remaining to the maturity date of the notes or to the expiration date of the warrants decreases, this time premium will likely decrease, potentially adversely affecting the market value of the securities. As the time remaining to maturity or to the expiration date, as applicable, decreases, the market value of the securities may be less sensitive to the volatility in the components of the reference asset.

•

Events affecting or involving the reference asset. Economic, financial, regulatory, geographic, judicial, political and other developments that affect the level, value or price of the reference assets and their components, and real or anticipated changes in those factors, also may affect the market value of the securities. For example, for reference assets composed of equity securities, the financial condition and earnings results of a component of the reference asset, and real or anticipated changes in those conditions or results, may affect the market value of the securities. In addition, speculative trading by third parties in the reference asset could significantly increase or decrease the level, value or price of the reference asset, thereby exposing the reference asset to additional volatility which could affect the market value of the securities.

•

Agent’s commission and cost of hedging. The initial public offering price of the securities includes the agent’s commission or discount, if any, and may reflect the cost of hedging our obligations under the securities. These costs may include our or our affiliates’ expected cost of providing that hedge and the profit we expect to realize in consideration for assuming the risks inherent in providing that hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, in secondary market transactions will likely be lower than the original issue price, and could result in a substantial loss to you.

The effect of one of the factors specified above may offset some or all of any change in the market value of the securities attributable to another factor.

(7)	The securities are not insured against loss by any third parties.

The securities will be solely our obligations, and no other entity will have any payment or settlement obligations, contingent or otherwise, in respect of the securities. In the event that we are unable to pay or settle our obligations under the securities, you risk losing your entire investment.

(8)	The securities are not insured by the FDIC.

The securities are not deposit liabilities of Barclays Bank PLC and neither the securities nor your investment in the securities are insured by the FDIC or any other governmental agency of the United States, United Kingdom or any other jurisdiction. In the event that we are unable to pay or settle our obligations under the securities, you risk losing your entire investment.

(9)	There are no security interests in the securities or other financial instruments held by Barclays Bank PLC.

Neither the indenture governing the notes nor the warrant indenture or warrant agreement governing the warrants contains any restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the securities or other instruments acquired by us or our affiliates. Neither we nor any of our affiliates will pledge or otherwise hold those securities or other instruments for the benefit of holders of the securities. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any of those securities or instruments that we own will be subject to the claims of our creditors generally and will not be available specifically for the benefit of the holders of the securities. The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

(10)	Reported levels, values and prices of reference assets and their components may be based on non-current information.

If trading is interrupted in the reference assets or any of their components, publicly available information regarding the level, value or price of the reference asset may be based on the last reported levels, values or prices. As a result, publicly available information regarding reported levels, values or prices of the reference assets or their components may at times be based on non-current information.

(11)	The reference assets or their components may trade around-the-clock; however, if a secondary market develops, the securities may trade only during regular trading hours in the United States.

If the market for the reference assets or their components is a global, around-the-clock market, the hours of trading for the securities may not conform to the hours during which the reference assets or their components are traded. To the extent that U.S. markets are closed while international markets remain open, significant movements may take place in the levels, values or prices of the reference assets or their components that will not be reflected immediately in the price of the securities. There may not be any systematic reporting of last-sale or similar information for the reference assets or their components. The absence of last-sale or similar information and the limited availability of quotations would make it difficult for many investors to obtain timely, accurate data about the state of the market for the reference assets or their components.

(12)	The calculation agent may postpone the determination of the amount you receive during the term of the securities or at maturity or at the payment or settlement date, as applicable, if a market disruption event occurs.

In some cases, the securities may be linked to a reference asset where a valuation date, observation date or averaging date, as applicable (collectively referred to herein as a “valuation date”, and which is described in “Certain Features of the Notes—Valuation Dates, Observation Dates or Averaging Dates” and in “Certain Features of the Warrants—Valuation Dates, Observation Dates or Averaging Dates” below), may be postponed if the calculation agent determines that a market disruption event (described in “Reference Assets” below) has occurred or is continuing on that valuation date. If that type of postponement occurs, the calculation agent will determine the closing level, value, price or other amount with respect to that valuation date on the first succeeding business day on which no market disruption event occurs or is continuing, provided that the valuation date will not be postponed by more than five business days. You will not be entitled to compensation from us or the calculation agent for any loss suffered as a result of the occurrence of a market disruption event, any resulting delay in payment or any change in the level, value or price of the reference asset after the originally scheduled valuation date.

(13)	The material U.S. federal income tax consequences of an investment in some types of securities are uncertain.

There is no direct legal authority as to the proper tax treatment of some types of securities, and therefore significant aspects of the tax treatment of some types of securities are uncertain, as to both the timing and character of any inclusion in income in respect of your securities. The applicable pricing supplement will provide further detailed information as to the tax treatment of your securities. We urge you to consult your tax advisor as to the tax consequences of your investment in a security.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of notes classified as pre-paid forward or executory contracts. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. We intend to treat such notes for U.S. federal income tax purposes in accordance with the treatment described in this prospectus supplement under “Certain U.S. Federal Income Tax Considerations” unless and until such time as the Internal Revenue Service and Treasury Department determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired such notes after the bill was enacted to accrue interest income over the term of such notes even though there may be no interest payments over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of such notes.

For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “Certain U.S. Federal Income Tax Considerations”. A description of the U.S. federal income tax consequences of your investment in a warrant and the related risks will be included in the applicable pricing supplement.

(14)	We or one of our affiliates could serve as the calculation agent, which could result in a conflict of interest.

The calculation agent will make determinations and judgments in connection with valuing the reference asset and calculating adjustments to the reference asset, dates, prices, or any other affected variable when the reference asset is changed or modified as well as determining whether a market disruption event or force majeure event has occurred. You should refer to “Description of Medium-Term Notes—Calculations and Calculation Agent” and “Description of Universal Warrants—Calculations and Calculation Agent”. Because we or one of our affiliates could serve as the calculation agent, conflicts of interest may arise in connection with the calculation agent performing its role as calculation agent.

(15)	Trading and other transactions by us or our affiliates could affect the levels, values or prices of reference assets and their components, the market value of the securities, the amount of interest, principal or other amounts payable on your notes and the amount of money or warrant property payable or deliverable in respect of your warrants.

In connection with our normal business practices or in connection with hedging our obligations under the securities, we and our affiliates may from time to time buy or sell the reference assets and their components, or similar instruments, or derivative instruments relating to the reference assets or their components. These trading activities may present a conflict of interest between your interest in the securities and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. These trading activities also could affect the levels, values or prices of the reference assets in a manner that would decrease the market value of the securities prior to maturity or prior to the relevant exercise date or period, or the amount you would receive at maturity or at the payment or settlement date. To the extent that we or any of our affiliates have a hedge position in the reference assets or their components, or in a derivative or synthetic instrument related to the reference assets or their components, we or any of our affiliates may increase or liquidate a portion of those holdings at any time before, during or after the term of the securities. This activity may affect the amount payable at maturity, any amount of money or warrant property payable or deliverable at the payment or settlement date, or the market value of the securities in a manner that would be adverse to your investment in the securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of those hedge positions are likely to vary over time. In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the securities. We or any of our affiliates may hold or resell any such position in the securities.

(16)	The securities may be subject to an investor fee.

The securities may be subject to an investor fee as specified in the applicable pricing supplement. Because the investor fee reduces the amount of your return at maturity or at the payment or settlement date, as applicable, the value of the relevant reference asset must increase significantly (or for certain securities such as bear notes and put warrants, decrease significantly) in order for you to receive, in the case of notes, at least the principal amount of your investment at maturity or upon redemption, or for you to receive any return on your investment in the warrants. If the value of the reference asset decreases or does not increase sufficiently (or for certain securities such as bear notes and put warrants, increases or does not decrease sufficiently) to offset the investor fee, you may receive less than the principal amount of your investment at maturity or upon redemption, in the case of notes, or you may receive little or no return on your investment in the warrants.

(17)	Research reports and other transactions may create conflicts of interest between you and us.

We or one or more of our affiliates have published, and may in the future publish, research reports relating to the reference assets or any of their components. The views expressed in this research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the levels, values or prices of the reference assets or their components and, therefore, the market value of the securities. Moreover, other professionals who deal in these markets may at any time have views that differ significantly from ours. In connection with your purchase of the securities, you should investigate the reference asset and not rely on our views with respect to future movements in the reference assets and their components.

We or any of our affiliates also may issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the reference asset. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of the securities.

We and our affiliates, at present or in the future, may engage in business relating to the person or organization responsible for calculating, publishing or maintaining the reference assets, which we refer to as the “sponsor” of the reference asset. In addition, we or our affiliates may engage in business relating to any components of the reference assets, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to the respective sponsor or issuer. In connection with these activities, we may receive information pertinent to the reference assets or their components that we will not divulge to you.

(18)	We cannot control actions by the sponsors or issuers of the reference assets.

Actions by any sponsor or issuer of the reference asset may have an adverse effect on the price of the reference asset and therefore on the market value of the securities. Unless otherwise specified in the applicable pricing supplement, no sponsor or issuer will be involved with the administration, marketing or trading of the securities and no sponsor will have any obligations with respect to the amounts to be paid or delivered to you, including on any interest payment date or on the maturity date of the notes or on the payment or settlement date of the warrants, as applicable, or to consider your interests as an owner of securities when it takes any actions that might affect the market value of the securities. No sponsor will receive any of the proceeds of any security offering and no sponsor or issuer will be responsible for, or have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued.

Unless otherwise specified in the applicable pricing supplement, we will not be affiliated with any sponsors or issuers of the reference assets (except for the licensing arrangements, if any, discussed in this prospectus supplement, the applicable pricing supplement or any index supplement), and we have no ability to control or predict their actions. These actions could include mergers or tender offers in the case of reference assets consisting of securities or errors in information disclosed by a sponsor of an index or an issuer of an equity security or any discontinuance by such sponsor or issuer of that disclosure. However, we may currently, or in the future, engage in business with the sponsors or issuers. Neither we, nor any of our affiliates, including the agent, assume any responsibility for the adequacy or accuracy of any publicly available information about the sponsors or issuers of the reference assets, whether the information is contained in the pricing supplement or otherwise. You should make your own investigation into the reference assets and their sponsors or issuers.

(19)	No research recommendation on your securities.

Although Barclays Bank PLC or one or more of our affiliates may publish research on, or assign a research recommendation to, other financial products linked to the performance of any of the reference assets, neither Barclays Bank PLC nor any of its subsidiaries or affiliates publishes research on, or assigns a research recommendation to, your securities.

(20)	You have no recourse to the sponsor or issuer of the reference asset or any components of the reference asset.

Your investment in the securities will not give you any rights against any sponsor or any issuer of the reference asset or any components of the reference asset, including any sponsor that may determine or publish the level, value or price of the reference asset and any issuer that may otherwise affect the level, value or price of the reference asset.

(21)	Changes in methodology of the sponsor of a certain reference asset, or changes in laws or regulations, may affect the market value of the securities, the payment of principal, interest or other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

The sponsor of a reference asset may have the ability from time to time to change any rule or bylaw or take emergency action under its rules, any of which could affect the level, value or price of the reference asset or a component of the reference asset. Any change of that kind which causes a change in the level, value or price of the reference asset could adversely affect the market value of the securities, as well as the amount of principal, interest or other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

In addition, levels, values or prices of the reference assets could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on any reference asset) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. For example, direct or indirect government intervention may restrict the issuance or trading of securities, such as your securities, linked to the value of international securities (or indices relating to those securities). Governments may also seek to regulate not only the reference assets linked to your security but also derivative instruments based on the reference assets, which can affect the value of such reference assets. Any of these events could adversely affect the level, value or price of the reference asset and, correspondingly, could adversely affect the market value of the securities, as well as the amount of principal, interest or other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

(22)	Any of the indices comprising the reference assets may be discontinued; the manner in which the reference assets are calculated may change in the future and the instruments comprising the components of the indices, or their respective weights, may change.

There can be no assurances that the reference assets will continue or the method by which the reference assets are calculated will remain unchanged. Changes in the method by which the reference assets are calculated could change the level of the reference asset and, as a consequence, adversely affect the amount of principal, interest or any other amounts payable on your notes, the amount of money or warrant property payable or deliverable in respect of your warrants, and the market value of your securities. In addition, if the reference asset is discontinued or altered, a substitute index may be employed to calculate the amount of principal, interest or any other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants. This substitution may adversely affect the market value of the securities.

Further, the sponsors of reference assets that are indices can add, delete or substitute the instruments comprising the components of the reference assets or make other methodological changes that could adversely change the levels of the reference assets and, therefore, the market value of the securities. You should realize that changes in the components of the reference asset may affect the reference asset, as a newly added instrument or instruments may perform significantly better or worse than the instrument or instruments it replaces. We have no control over the way the reference assets are calculated by the sponsors.

(23)	Any discontinuance or suspension of calculation or publication of the closing level or price of the reference asset may adversely affect the market value of the securities, the amount you will receive at maturity of the notes, and the amount of money or warrant property payable or deliverable on the payment or settlement date of the warrants.

If the calculation or publication of the closing level or price of the reference asset is discontinued or suspended, and the discontinuance or suspension is continuing on a valuation date, it may become difficult for the calculation agent to determine accurately the level or price for that respective date and the amount of interest or other amounts payable or deliverable determined on such date. If the discontinuance or suspension is continuing on the final valuation date, final observation date or final averaging date (collectively referred to herein as the “final valuation date” and described under “Certain Features of the Notes—Final Valuation Date, Final Observation Date or Final Averaging Date” and “Certain Features of the Warrants—Final Valuation Date, Final Observation Date or Final Averaging Date” below), it may become difficult for the calculation agent to determine accurately the amount of interest or amounts payable at maturity of the notes, or the amount of money or warrant property payable or deliverable on the payment or settlement date of the warrants. In these situations, the calculation agent will follow a substitute procedure to determine the most appropriate payment or settlement value as described in this prospectus supplement (for example, as described under “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds—Discontinuance of the Exchange-Traded Fund”) or in the applicable pricing supplement.

Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds

(24)	Equity market risks may affect the market value of the securities and the amount you will receive at maturity or at the payment or settlement date.

If the reference asset is an index that includes one or more equity securities or is an exchange-traded fund that tracks such an index, we expect that the reference asset will fluctuate in accordance with changes in the financial condition of the relevant issuer(s) of its component stocks, the value of common stocks generally and other factors. The financial condition of the issuer(s) of the components of the reference asset may become impaired or the general condition of the equity market may deteriorate, either of which may cause a decrease in the level of the reference asset and thus in the market value of the securities. Common stocks are susceptible to general equity market fluctuations, to speculative trading by third parties and to volatile increases and decreases in value as market confidence in and perceptions regarding the security or securities comprising a reference asset change. Investor perceptions regarding the issuer of an equity security comprising a reference asset are based on various and unpredictable factors, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises.

(25)	You have no rights in the property, nor shareholder rights in any securities of any issuer, of the security or securities comprising the reference asset.

Investing in the securities will not make you a holder of the security or securities comprising the reference asset. Neither you nor any other holder or owner of the securities will have any voting rights, any right to receive dividends or other distributions, or any other rights with respect to any property or securities of any issuer or with respect to any security or securities comprising the reference asset.

(26)	Payments on the securities will not reflect dividends on any of the securities underlying the reference asset.

Payments on the securities at maturity or at the payment or settlement date, as applicable, do not reflect the payment of dividends on any of the common stocks underlying the reference asset. Therefore, the yield derived from an investment in the securities will not be the same as if you had purchased the common stocks underlying the reference asset and held them for a similar period.

(27)	We obtained the information about the sponsor or issuer of the reference asset from public filings.

We have derived all information in this prospectus supplement or the applicable pricing supplement about the sponsor or issuer of the reference asset from publicly available documents. We have not participated and will not participate in the preparation of any of those documents. Nor have we made or will we make any “due diligence” investigation or any inquiry with respect to the sponsor or issuer of the reference asset in connection with the offering of the securities. We do not make any representation that any publicly available document or any other publicly available information about the sponsor or issuer of the reference asset is accurate or complete. Furthermore, we do not know whether all events occurring before the date of this prospectus supplement or the applicable pricing supplement, including events that would affect the accuracy or completeness of the publicly available documents referred to above or the level, value or price of the reference asset, have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the sponsor or issuer of reference asset could affect the value you will receive during the term of the securities or at maturity or at the payment or settlement date and, therefore, the market value of the securities.

(28)	Any of the issuers of the securities comprising the reference assets may perform an action that could adversely affect the market value of the securities.

The calculation agent may adjust any date, price (including but not limited to the initial price, final price, barrier price and strike price), barrier percentage, physical delivery amount, any combination thereof or any other variable for stock splits, mergers, tender offers, reverse stock splits, stock dividends, extraordinary dividends and other corporate events that affect the capital structure of the issuer of the equity security comprising the reference asset, as well as for certain actions taken by any depositary for the reference asset (e.g., American depositary shares) that affect the reference asset in the situations and in the manner described in “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” in this prospectus supplement. However, the calculation agent is not required to make an adjustment for every corporate event that may affect the reference asset or any component of the reference asset. Any of the above events or other actions by the issuer of the reference asset or a third party may adversely affect the market value of the reference asset and, therefore, adversely affect the market value of the securities.

(29)	Reference assets or their components traded in an international market may be subject to additional risk.

The levels, values, prices and performance of reference assets and their components traded in international markets may be affected by political, economic, financial and social factors in the relevant international market. In addition, recent or future changes in a particular country’s government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the international securities markets. Moreover, the relevant international economy may differ favorably or unfavorably from that of the United States.

(30)	Time differences between the domestic and international markets and New York City may create discrepancies in the market value of the securities if the reference assets or their components primarily trade on international markets.

In the event that the reference assets or their components trade primarily on an international market, time differences between the domestic and international markets (e.g., New York City is currently five and 13 hours behind London and Tokyo, respectively) may result in discrepancies between the levels of the reference assets (or the prices of their components) and the market value of the securities. To the extent that U.S. markets are closed while markets for the reference assets or their components remain open, significant price or rate movements may take place in the reference assets or their components that will not be reflected immediately in the market value of the securities. In addition, there may be periods when the relevant international markets are closed for trading (e.g., during holidays in an international country), causing the levels of the reference assets (or the prices of their components) to remain unchanged for multiple trading days in New York City.

(31)	Your return may be affected by factors affecting international securities markets.

The reference asset may include, as a component, securities issued by international companies and may be denominated in a foreign currency. Investors should be aware that investments in reference assets linked to the value of international securities (or indices relating to those securities) might involve particular risks. The international securities comprising or relating to a reference asset may have less liquidity and could be more volatile than many of the securities traded in U.S. or other longer-established securities markets. Direct or indirect government intervention to stabilize the relevant international securities markets, as well as cross shareholdings in international companies, may affect trading prices and volumes in those markets. Direct or indirect government intervention may restrict the issuance or trading of securities, such as your securities, linked to the value of international securities (or indices relating to those securities). In addition, governments may seek to regulate not only the reference assets linked to your security but also derivative instruments based on the reference assets, which can affect the value of such reference assets. Also, there is generally less publicly available information about international companies than about those U.S. companies that are subject to the reporting requirements of the SEC; and international companies often are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. The other special risks associated with international securities may include, but are not necessarily limited to: less liquidity and smaller market capitalizations; less rigorous regulation of securities markets; different accounting and disclosure standards; governmental interference; higher inflation; and social, economic and political uncertainties.

These factors may adversely affect the performance of the reference assets or their components as well as the liquidity of the market for your securities and, as a result, the market value of the securities and the amount you will receive at maturity or at the payment or settlement date.

(32)	The issuer of a security that serves as a reference asset could take actions that may adversely affect your security.

The issuer of a security that serves as the reference asset or a component of an index which is the reference asset for a security will have no involvement in the offer and sale of the security and no obligation to you, unless otherwise specified in the applicable pricing supplement. The issuer may take action, such as placing itself into bankruptcy or receivership or engaging in a merger or sale of assets, without regard to your interests. Any of these actions could adversely affect the value of that security, the reference asset or a component of the reference asset and, correspondingly, could adversely affect the market value of the security.

Additional Risks Relating to Securities with Reference Assets That Are Commodities, an Index Containing Commodities, Shares or Other Interests in an Exchange-Traded Fund Invested in Commodities or Based in Part on Commodities

(33)	Prices of commodities are highly volatile.

Commodities prices are highly volatile and, in many sectors, have experienced in recent months unprecedented historical volatility. Commodity prices are affected by numerous factors in addition to economic activity, including political events, weather, labor activity, direct government intervention, such as embargos, and supply disruptions in major producing or consuming regions. Those events tend to affect prices worldwide, regardless of the location of the event. Market expectations about these events and speculative activity also cause prices to fluctuate. These factors may adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities, the amount you will receive at maturity, and the amount of money or warrant property you will receive at the payment or settlement date.

(34)	The prices of certain commodities may be subject to price ceilings.

Certain exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits”, and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular futures contract, no trades may be made at a price above or below the limit price, as the case may be. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of futures contracts at disadvantageous times or prices. These circumstances could adversely affect the prices of the commodities comprising the reference asset and, therefore, could adversely affect the market value of the securities.

(35)	Suspensions or disruptions of market trading in the commodity markets and related futures markets may adversely affect the amount of principal, interest or any other amounts payable on your notes, the amount of money or warrant property payable or deliverable in respect of your warrants and/or the market value of the securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including a lack of liquidity in the markets, the participation of speculators and potential government regulation and intervention. Certain exchanges, or the Commodity Futures Trading Commission, commonly referred to as the “CFTC”, could suspend or terminate trading in a particular futures contract or contracts in order to address market emergencies. These circumstances may adversely affect the performance of the reference assets or their components and, as a result, may adversely affect the amount of principal, interest or any other amounts payable on the notes, the amount of money or warrant property payable or deliverable in respect of the warrants and/or the market value of the securities.

(36)	Risks relating to trading of the reference assets and their components on international futures exchanges.

Certain international futures exchanges operate in a manner more closely analogous to the over-the-counter physical commodity markets than to the regulated futures markets, and certain features of U.S. futures markets are not present. For example, there may not be any daily price limits which would otherwise restrict the extent of daily fluctuations in the prices of the respective contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. This may adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities, the principal, interest or any other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants.

(37)	You will not have any rights to receive the reference assets or their components.

Investing in the securities will not make you a holder of any commodity or futures contract relating to the reference assets or their components. Payments due on the securities will be made in U.S. dollars or the specified currency stated in the applicable pricing supplement, and you will have no right to receive delivery of any commodity or futures contract relating to the reference assets or their components.

(38)	Your investment in securities linked to commodities or a basket or index of commodities will not entitle you to the regulatory protections of the CFTC or any other regulated futures exchange.

The net proceeds to be received by us from the sale of securities relating to one or more commodities or a basket of commodities (or an index thereon) will not be used to purchase or sell any commodity futures contracts or options on futures contracts for your benefit. An investment in the securities thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the securities will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the CFTC. We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any other regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

(39)	The level of reference assets or the levels, values or prices of their components can fluctuate widely due to supply and demand disruptions in major producing or consuming regions.

The levels of the reference assets or the prices of their components can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. In particular, recent growth in industrial production and gross domestic product has made many developing countries, particularly China, disproportionately large users of commodities and has increased the extent to which the reference assets rely on the markets of these developing countries. Political, economic and other developments that affect these developing countries may affect the levels of the reference assets or the prices of their components and, thus, the market value of the securities. Because the reference assets may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply-related events in those countries could have a disproportionate impact on the levels of those reference assets or the prices of their components.

Additional Risks Relating to Securities with Reference Assets that are Currencies, an Index Containing Currencies, Shares or Other Interests in an Exchange-Traded Fund Invested in Currencies or Based in Part on Currencies

(40)	Securities relating to currencies may be subject to foreign exchange risk.

The price relationship between two different currencies (e.g., the U.S. dollar and the Indian rupee) may be highly volatile and varies based on a number of interrelated factors, including the supply of and demand for each currency, political, economic, legal, financial, accounting and tax matters and other actions that we cannot control. Relevant factors include, among other things, the possibility that exchange controls could be imposed or modified, the possible imposition of other regulatory controls or taxes, the overall growth and performance of the local economies, the trade and current account balance between the relevant countries, market interventions by the central banks, inflation, interest rate levels, the performance of the global stock markets, the stability of the relevant governments and banking systems, wars, major natural disasters and other foreseeable and unforeseeable events. In addition, the value of a currency may be affected by the operation of, and the identity of persons and entities trading on, interbank and interdealer foreign exchange markets. These factors may adversely affect the performance of the reference assets or their components and, as a result, the market value of the securities and the amount you will receive at maturity or at the payment or settlement date.

(41)	You may not have any rights to receive the reference assets or their components.

Investing in the securities will not make you a holder of any currency or futures contract relating to the reference assets or their components. The securities will be paid in U.S. dollars or the specified currency stated in the applicable pricing supplement, and you will have no right to receive delivery of any currency or futures contract relating to the reference assets or their components.

(42)	The liquidity and market value of the securities, the amount of principal, interest or any other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants, as applicable, could be affected by the actions of the relevant sovereign governments.

Currency exchange rates of most economically developed nations are “floating”, meaning the rate is permitted to fluctuate in value. However, governments, from time to time, may not allow their currencies to float freely in response to economic forces. Moreover, governments, including those of the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the currency exchange rates of their respective currencies. Governments also may issue a new currency to replace an existing currency or alter the currency exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing securities relating to one or more foreign currencies is that their liquidity, their value and the amount of principal, interest or other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants, as applicable, could be affected by the actions of sovereign governments which could change or interfere with currency valuation and the movement of currencies across borders. There will be no adjustment or change in the terms of those securities in the event that currency exchange rates should become fixed, in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes, in the event of the issuance of a replacement currency, or in the event of any other development affecting the relevant currencies.

However, the government that issues that currency will also have no involvement in the offer and sale of the security and no obligations to you.

Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset

(43)	The basket may not be a recognized market index and may not accurately reflect global market performance.

The basket may not be a recognized market index and may be created solely for purposes of the offering of the securities and calculated solely during the term of the securities. In that instance, the level of the basket and, therefore, its performance will not be published as a separate index during the term of the securities. A basket might not be reflective of any particular market sector or economic measure but may instead represent a particular exposure created in connection with the particular offering of securities.

We may limit the percentage of commodities, interest rates or other reference assets included in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable. These limitations may adversely affect the performance of the basket and, as a result, the market value of the warrants and the amount of money or warrant property payable or deliverable in respect of the warrants.

(44)	Risks associated with the basket may adversely affect the market price of the securities.

Because the securities may be linked to changes in the values of a limited number of reference assets, the basket may be less diversified than funds or portfolios investing in broader markets and, therefore, could experience greater volatility. An investment in these securities may carry risks similar to a concentrated investment in a limited number of industries or sectors. Baskets may also have weightings or methodologies that differ from those of indices and that could adversely affect the value of the baskets and of the related securities.

(45)	The components of the reference assets and the reference assets comprising the basket may not move in tandem; and gains in one such instrument may be offset by declines in another such instrument.

Price movements in the components of the reference assets and the reference assets comprising the basket may not move in tandem with each other. At a time when the level, value or price of one or more of those instruments increases, the level, value or price of one or more of the other of those instruments may decline. Therefore, increases in the level, value or price of one or more of the components of the reference asset and the reference assets comprising the basket may be moderated, or wholly offset, by lesser increases or declines in the level, value or price of one or more of the other components of the reference asset and the reference assets comprising the basket.

(46)	The basket may be highly concentrated in one or more geographic regions, industries or economic sectors.

The securities are subject to the downside risk of an investment in the basket, which may be highly concentrated in securities or other instruments representing a particular geographic region, industry or economic sector. These include the risks that the levels, values or prices of other assets in these geographic regions, industries or economic sectors or the prices of securities or other components of the reference asset and the reference assets comprising the basket may decline, thereby adversely affecting the market value of the securities. If the basket is concentrated in a geographic region, an industry or group of industries or a particular economic sector, the securities also will be concentrated in that industry or group of industries or economic sector.

For example, a financial crisis could erupt in a particular geographic region, industry or economic sector and lead to sharp declines in the currencies, stock markets and other asset prices in that geographic region, industry or economic sector, threatening the particular financial systems, disrupting economies and causing political upheaval. A financial crisis or other event in any geographic region, industry or economic sector could have a negative impact on some or all of the reference assets and the basket and, consequently, the market value of the securities may be adversely affected.

(47)	The correlation among the components comprising the basket may change.

Correlation is the term used to describe the relationship between the percentage change among the components comprising a basket. Changes in the correlation may adversely affect the market value of the securities.

Additional Risks Relating to Securities with More Than One Reference Asset, Where the Performance of the Security Is Based on the Performance of Only One Reference Asset

(48)	Although the securities may initially be linked to more than one reference asset, the amount of return, if any, may be based on the performance of only one reference asset.

While the security may initially be linked to more than one reference asset, the amount of return, if any, may be based on the performance of only one reference asset. For example, the security may be linked to the reference asset that has exhibited the greatest percentage price decline or the lowest percentage price increase (if the final price of each reference asset is greater than its respective initial price). In either case, gains in any of the other reference assets will be irrelevant. Further, if the securities are linked to the worst performing reference asset among multiple reference assets, there may be a greater risk of your securities being linked to a poor performing reference asset, and therefore a greater risk of you losing some or all of your investment in notes, if your notes are not principal protected, or your investment in call warrants. If your notes are principal protected and the notes are linked to a poor performing reference asset, there may be a greater risk of you receiving no return in excess of your initial investment. If you hold put warrants linked to the best performing reference asset among multiple reference assets, there may be a greater risk of your warrants being linked to a high performing reference asset, and therefore a greater risk of you receiving little or no return on your warrants.

Additional Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars

(49)	The unavailability of foreign currencies could result in a substantial loss to you.

Banks may not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on non-U.S. dollar denominated securities will be made from an account with a bank located in the country issuing the specified currency. As a result, you may have difficulty converting or be unable to convert those specified currencies into U.S. dollars on a timely basis or at all.

(50)	Changes in foreign currency exchange rates and foreign exchange controls could result in a substantial loss to you.

An investment in securities denominated in a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the relevant foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which we have no control, such as economic and political events or the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and that volatility also could occur in the future. If a security is non-U.S. dollar denominated, changes in rates of exchange between the U.S. dollar and the relevant foreign currency could adversely affect the value of your security, and in the case of a note, could lower the effective yield of the note below its interest rate, and in some circumstances could result in a loss to the investor on a U.S. dollar basis.

Governments have imposed, and may in the future impose, exchange controls that could affect currency exchange rates, as well as the availability of a specified foreign currency for making payments with respect to a non-U.S. dollar denominated security. There can be no assurance that exchange controls will not restrict or prohibit payments in any of those currencies or currency units. Even if there are no actual exchange controls, it is possible that the specified currency for any particular security would not be available to make payments when due. In that event, unless otherwise specified in the applicable pricing supplement, we will repay that note or pay amounts due on the warrant in U.S. dollars on the basis of the most recently available currency exchange rate.

(51)	Non-U.S. dollar securities may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility or transferability restrictions, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. We will describe these provisions in the pricing supplement relating to your securities. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the currency exchange rate we would use for the securities would be determined in the manner described, in the case of notes, under “Description of Medium-Term Notes—Payment and Paying Agent”, and in the case of warrants, under “Description of Universal Warrants—Payment and Paying Agent”. A determination of this kind may be based on limited information and would involve significant discretion on the part of the exchange rate agent appointed by us. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

(52)	We will not adjust non-U.S. dollar securities to compensate for changes in currency exchange rates.

Except as described in the applicable pricing supplement, we will not make any adjustment or change in the terms of a non-U.S. dollar denominated security in the event of any change in currency exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

(53)	In a lawsuit for payment on a non-U.S. dollar security, you may bear currency exchange risk.

Our securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the currency exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, U.S. dollar-based investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar denominated security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Additional Risks Relating to Securities with a Maximum Return, Maximum Rate, Ceiling or Cap

(54)	Your gain on the securities at maturity or at the payment or settlement date, as applicable, will be limited to the maximum return, maximum rate, ceiling or cap.

Your payment or settlement at maturity or at the payment or settlement date, as applicable, is based on the return of the reference asset, which may be subject to the maximum return, maximum rate, ceiling or cap (collectively referred to herein as a “maximum return” and described under “Certain Features of the Notes—Maximum Return, Maximum Rate, Ceiling or Cap” and “Certain Features of the Warrants—Maximum Return, Maximum Rate, Ceiling or Cap” below). The maximum payment at maturity for each note, in the event that the maximum return is applicable, will be the sum of (i) the principal amount of the note and (ii) the product of the principal amount of the note and the maximum return, regardless of the positive percentage increase of the reference asset or any of its components. The maximum payment or settlement at the payment or settlement date for each warrant, in the event that the maximum return is applicable, will be the sum of (i) the notional amount of the warrant and (ii) the product of the notional amount of the warrant and the maximum return, regardless of the percentage change of the reference asset or any of its components.

Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level

(55)	The price at which you will be able to sell your securities prior to or at the maturity date or prior to or at the relevant exercise date or period, as applicable, will depend on whether the closing level, value or price of the reference asset ever exceeded or fell below the barrier level or percentage.

The market value of the securities will be affected if the closing level, value or price of the reference asset changes and if it ever approaches, exceeds or falls below the barrier level, barrier percentage or protection price (terms are described in “Terms of the Notes” and “Terms of the Warrants” below). This type of occurrence will mean, in the case of notes, that the principal amount of your notes is not protected, and in the case of both notes and warrants, you may receive less, and possibly significantly less, than the amount you invested.

Additional Risks Relating to Securities Which Contain a Multiplier

(56)	Changes in the levels, values and prices of the reference assets will intensify any changes to the reference asset.

If the principal, interest or any other amounts payable on the notes, or the amount of money or warrant property payable or deliverable in respect of the warrants, is dependent on a multiplier, movements in the levels, values and prices of reference assets during the term of the securities will be intensified. As a result, small changes in any of the reference assets are expected to have a greater effect than securities without a multiplier.

Additional Risks Relating to Securities Which We May Call or Redeem (Automatically or Otherwise)

(57)	Market factors may influence whether we exercise our right to call or redeem the securities prior to their scheduled maturity or prior to the relevant exercise date or period, as applicable.

It is possible that we will call or redeem the securities prior to the maturity date or prior to the exercise date or period, as applicable. If the securities are redeemed prior to their maturity date or prior to the exercise date or period, as applicable, you may be subject to reinvestment rate risk whereby it is likely that you will be unable to invest in securities with similar risk and yield as the notes or warrants. Your ability to realize market value appreciation is limited by our right to call the securities prior to the maturity date or prior to the exercise date or period, as applicable.

(58)	If subject to an automatic call, the appreciation potential of the securities is limited.

Any gain on the securities will be limited to the call premium, if any, applicable to the review date on which the securities are called, regardless of the appreciation of the reference asset, which may be greater than the applicable call premium. In addition, the automatic call feature of the securities may shorten the term of your investment.

Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected

(59)	The notes are not fully principal protected and you may lose some or all of your principal.

The full principal amount of your investment in the notes is not protected, or is only partially protected or contingently protected, and you may receive less, and possibly significantly less, than the amount you invested. Changes in the final level, value or price of the reference asset could adversely affect the amount of principal, interest or any other amounts payable on your notes. Therefore, these changes may result in a loss of principal or the receipt of little or no interest or other payments on your notes. This will be true even if the level, value or price of the reference asset as of some date or dates prior to the final valuation date may have been above the initial level, value or price, because the principal, interest and any other amounts payable on your notes will be calculated only on the basis of the levels, values or prices of the reference asset on the valuation dates subsequent to the initial valuation date. You should therefore be prepared to realize no return on your notes during their term or even a loss of all of your principal investment.

Additional Risks Relating to Notes Which Pay No Interest

(60)	Your yield may be lower than the yield on a standard debt security of comparable maturity.

You will not generally receive periodic payments of interest on the notes as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity date and issuance date as the notes. The effective yield to maturity of the notes may therefore be less than that which would be payable on that type of conventional debt security. Therefore, the return of each note at maturity may not compensate you for any opportunity cost implied by inflation and other factors relating to the time value of money.

Additional Risks Relating to Notes with a Reference Asset That Is a Floating Interest Rate, an Index Containing Floating Interest Rates or Based in Part on a Floating Interest Rate

(61)	You may receive a lesser amount of interest in the future.

Because the reference asset will be comprised of or based in part on a floating interest rate, there will be significant risks not associated with a conventional fixed-rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest or no interest at all. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. Interest rates have been volatile in recent years and could remain volatile in the future.

(62)	The interest rate may be below the rate otherwise payable on similar notes with a floating interest rate issued by us or another issuer with the same credit rating.

Because the reference asset will be comprised of or based in part on a floating interest rate, you may receive a rate of interest that is less than the rate of interest on debt securities with the same maturity issued by us or an issuer with the same credit rating.

(63)	The notes may be subject to a maximum interest rate, which will limit your return.

If the reference asset is comprised of or based in part on a floating interest rate, the notes may be subject to a maximum interest rate. The rate of interest that will accrue will never exceed the maximum rate permitted by New York law, as modified by federal law.

(64)	If the notes contain a coupon conversion right, our exercise of that right will depend on market interest rates.

Whether or not we exercise a coupon conversion right (described in “Certain Features of the Notes” below) will depend on movements in market interest rates compared to the applicable reference asset. We will exercise the coupon conversion right and elect to cease accreting and compounding interest in favor of paying interest to you on a periodic basis without compounding, at our sole discretion. If we exercise our coupon conversion right, you may not be able to reinvest any interest we pay to you at a rate equal to the applicable reference asset.

(65)	The interest rate on the notes could be zero.

We have no control over fluctuations in the levels of the reference assets. If the interest payments depend on a formula that uses the reference asset as a variable, certain values of the reference asset may result in a calculation that equals zero. In that case, no interest may accrue for the related interest payment period.

Additional Risks Relating to Notes Which We May Call or Redeem (Automatically or Otherwise)

(66)	Changes in tax law may cause us to redeem the notes prior to the maturity date.

We may redeem the notes prior to their maturity date if a change in or amendment to tax laws and regulations requires us to pay additional amounts in respect of the principal, interest or any other amounts payable on the notes. See “Description of Debt Securities—Redemption” in the accompanying prospectus for more information. The redemption price will be equal to 100% of the principal amount on the notes being redeemed together with any accrued but unpaid interest. If the notes are redeemed, you may only be able to reinvest the redemption proceeds in securities with a lower yield.

Additional Risks Relating to Digital Notes

(67)	You will not participate in any appreciation in the value of the reference asset.

Some notes, which are sometimes referred to as “digital notes”, are notes that pay interest, if any, at maturity and that do not reflect the extent to which a reference asset appreciates. For example, if the final price of the reference asset is greater than the initial price of the reference asset, the interest payment you receive with respect to the notes and the principal payment you receive at maturity will be a fixed amount and not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. For example, if the reference asset has appreciated by 50% as of the final valuation date, you will receive only your principal amount plus the applicable interest payments made at maturity of the notes. In this case, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

Additional Risks Relating to Notes Treated for U.S. Federal Income Tax Purposes as Contingent Payment Debt Instruments

(68)	You generally will be required to pay taxes on ordinary income over the term of notes treated as contingent payment debt instruments based on the comparable yield for such notes, even though you may not receive any payments from us prior to maturity.

If you are a U.S. individual or taxable entity and hold notes treated for U.S. Federal Income Tax purposes as contingent payment debt instruments, you generally will be required to pay taxes on ordinary income over the term of such notes based on the comparable yield for such notes, even though you may not receive any payments from us prior to maturity. This comparable yield is determined solely to calculate the amounts you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. Any gain you may recognize upon the sale or maturity of such notes will generally be ordinary income. If you are a secondary purchaser of such notes, the tax consequences to you may be different. For a more complete discussion of the tax consequences of investing in a note treated as a contingent payment debt instrument, please see the discussion below under “Certain U.S. Federal Income Tax Considerations—Contingent Payment Debt Instruments”. You should consult your tax advisor about your own tax situation.

Additional Risks Relating to Warrants

(69)	The warrants may expire worthless.

You will receive a cash payment or warrant property upon exercise (including automatic exercise, if applicable) only if the warrant has a settlement value greater than zero at that time. The settlement value will be greater than zero only if the value of the reference asset from the pricing date to the applicable valuation date is favorable. If the value of the reference asset is less than (or, in the case of put warrants, greater than) or equal to the initial value of the reference asset, the warrants will expire worthless. You should therefore be prepared to lose all or some of your investment in the warrants you purchase. In some cases you may not be able to determine, at the time of exercise of your warrant, the value of the reference asset that will be used in calculating the settlement value of your warrant. Therefore, you may be unable to determine the settlement value you are entitled to receive when making the decision to exercise that warrant. Potential profit or loss upon exercise (including automatic exercise, if applicable) of a warrant will be a function of the settlement value of that warrant, the purchase price of that warrant and any related transaction costs.

Because warrants may become worthless upon expiration, you must generally be correct about the direction, timing and magnitude of anticipated changes in the level of the reference asset in order to receive a positive return on your investment.

(70)	The return on the warrants may be significantly less than the return on conventional debt securities.

Your return on the warrants may be less than the return you could earn on other investments. Because the settlement amount may be equal to or less than the issue price, the effective yield to maturity on the warrants may be less than that which would be payable on a conventional fixed rate debt security with the same maturity issued by a company with a credit rating comparable to ours. Furthermore, any return may not compensate you for any opportunity cost implied by inflation and other factors relating to the time value of money.

(71)	The warrants are suitable only for investors with options-approved accounts.

The warrants will be sold only to investors with options-approved accounts. You should therefore be experienced with respect to options and options transactions and you should reach an investment decision with respect to the warrants only after carefully considering the suitability of the warrants in light of their particular circumstances. The warrants are not suitable for persons solely dependent upon a fixed income, for individual retirement plan accounts or for accounts under the Uniform Transfers/Gifts to Minors Act.

(72)	The warrants are not standardized options issued by the Options Clearing Corporation.

The warrants are not standardized options of the type issued by the Options Clearing Corporation (“OCC”), a clearing agency regulated by the SEC. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member’s failure, you must look solely to Barclays Bank PLC for performance of its obligations to pay or deliver the amount of money or warrant property payable or deliverable, if any, on the payment or settlement date of the applicable warrants. Further, the market for warrants is not expected to be as liquid as the market for OCC standardized options.

Additional Risks Relating to Digital Warrants

(73)	You will not participate in any appreciation in the value of the reference asset.

Some warrants, which are sometimes referred to as “digital warrants”, are warrants that entitle holders to receive a certain amount of money or warrant property only if the reference asset has achieved certain levels, values or prices that do not reflect the extent to which a reference asset appreciates or depreciates. For example, in the case of a digital call warrant, the final price of the reference asset may exceed the exercise price of the call warrant. The money or warrant property you receive with respect to the warrants, if any, would be a predetermined amount and may be less than the amount that would reflect the full increase in price of the reference asset during the term of the warrant. You may earn significantly less by investing in the warrants than you would have earned by investing directly in the reference asset.

DESCRIPTION OF MEDIUM-TERM NOTES

Payment and Paying Agent

Currency of Notes

Amounts that become due and payable on your notes in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units (“specified currencies”) specified in the applicable pricing supplement. The specified currency for your notes will be U.S. dollars, unless your pricing supplement states otherwise. Some notes may have different specified currencies for principal, interest or other amounts payable on your notes. We will make payments on your notes in the specified currency, except as described in the applicable pricing supplement. See “Risk Factors—Additional Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars” in this prospectus supplement for more information about the risks of investing in this kind of note.

Payments Due in U.S. Dollars

We will follow the practices described below when paying amounts due in U.S. dollars.

Payments on Global Notes. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global note. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Payments on Non-Global Notes. We will make payments on a note in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the note. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed. Alternatively, if a non-global note has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the note by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the note is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their notes.

For a description of the paying agent, see “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Payment and Paying Agents” in the accompanying prospectus.

Payments Due in Non-U.S. Dollar Currencies

We will follow the practices described below when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Notes. We will make payments on a global note in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at Depositary Trust Company, or DTC, are as follows:

Unless otherwise indicated in your pricing supplement, if you are an indirect owner of global notes denominated in a specified currency other than U.S. dollars you will not have the right to elect to receive payment in that other currency. If your pricing supplement indicates that you have the right to elect to receive payments in that other currency and you do make that election, you must notify the participant through which your interest in the global note is held of your election:

•	on or before the applicable regular record date, which shall be specified in your pricing supplement, in the case of a payment of interest, or

•	on or before the 16th day prior to stated maturity, or any redemption or repayment date, in the case of payment of principal or any premium.

If any interest, principal or premium payment is due in a specified currency other than U.S. dollars, you may elect to receive all or only a portion of the payment in that other currency.

Your participant must, in turn, notify DTC of your election on or before the third DTC business day after that regular record date, in the case of a payment of interest, and on or before the 12th DTC business day prior to stated maturity, or on the redemption or repayment date if your note is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Payment and Paying Agent—Payments Due in Non-U.S. Dollar Currencies—Conversion to U.S. Dollars”. We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect holders of a global note denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Notes. Except where otherwise requested by the holder as described below, we will make payments on notes in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and that is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the note is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the senior debt indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a note in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the paying agent at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global note with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we make payments in U.S. dollars of an amount due in another currency, either on a global note or a non-global note as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be Barclays Capital Inc., an affiliate of Barclays Bank PLC, as of 11:00 a.m., New York City time, on the second business day before the payment date.

Currency bid quotations will be requested on an aggregate basis, for all holders of notes requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 a.m., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of notes. (If some but not all of the relevant notes are LIBOR notes or EURIBOR notes, the second preceding business day will be determined for this purpose as if none of those notes were LIBOR notes or EURIBOR notes.)

When we make payments to you in U.S. dollars of an amount due in another currency, you will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable pricing supplement.

For a specified currency other than U.S. dollars, the currency exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any note, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any note or the senior debt indenture.

Exchange Rate Agent. If we issue a note in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the note is originally issued in the applicable pricing supplement. We may select Barclays Capital Inc. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your pricing supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the exchange rate agent.

Calculations and Calculation Agent

Any calculations relating to the notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC will act as calculation agent. We may appoint a different institution, including one of our affiliates, to serve as calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change.

The calculation agent will, in its sole discretion, make all determinations regarding the amount payable in respect of your notes at maturity, the price, value or level of the reference asset, market disruption events, business days, the default amount upon any acceleration (only in the case of a market disruption event), the maturity date, any early redemption date, the interest rate and any other calculations or determinations to be made by the calculation agent. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent. If the calculation agent is Barclays Bank PLC or an affiliate of Barclays Bank PLC, the calculation agent is obligated to carry out its duties and functions as calculation agent in good faith and using reasonable judgment. If the calculation agent uses its discretion to make a determination, the calculation agent will notify the trustee who will, to the extent it is required to under the senior debt indenture, notify each holder, or in the case of global notes, the depositary, as holder of the global notes. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, or to the nearest one hundred-thousandth of a unit, in the case of a currency exchange rate, with one-half cent, one-half of a corresponding hundredth of a unit or one-half of a hundred-thousandth of a unit or more being rounded upward.

In determining the price, value or level of a reference asset that applies to a note during a particular interest or other period, the calculation agent may obtain quotes from various banks or dealers active in the relevant market, as described under “Reference Assets” below. Those reference banks, dealers, reference asset sponsors or information providers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant notes and its affiliates, and they may include Barclays Bank PLC or its affiliates.

The Pricing Supplement

The pricing supplement for each offering of notes will contain the detailed information and terms for that particular offering. The pricing supplement also may add, update or change information contained in the applicable product supplement, if any, the index supplement, this prospectus supplement and the prospectus. If any information in the pricing supplement is inconsistent with the applicable product supplement, the index supplement, this prospectus supplement or the prospectus, you should rely on the information in the pricing supplement. Any pricing supplement should be read in connection with any applicable product supplement, the index supplement, this prospectus supplement and the prospectus. It is important that you consider all of the information in the pricing supplement, any applicable product supplement, the index supplement, this prospectus supplement and the prospectus when making your investment decision.

Terms Specified in a Pricing Supplement

The following contains a partial listing of the information and terms of a note offering which may be included in a pricing supplement:

•	initial public offering price,

•	the reference asset and a description thereof,

•	to the extent that the reference asset is an index or a basket, a description of the components thereof,

•	ticker symbol or other identification of the reference asset,

•	stated principal amount,

•	the initial valuation date or other date on which the notes price,

•	settlement date and original issue date,

•	valuation dates, observation dates or averaging dates, if any,

•	maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement,

•	agents’ commission or discount, if any,

•	to the extent that the reference asset is based on multiple indices or assets, the relative weighting of each index or asset comprising the reference asset,

•	maximum return, if any,

•	maximum loss, if any, provided that in some instances, the maximum loss will be determined based on a formula or other method as described in the applicable pricing supplement,

•	initial level, value or price of the reference asset,

•	whether your principal investment in the notes is fully protected, partially protected, contingently protected or not protected,

•	upside leverage factor or participation rate, if any,

•	downside leverage factor, if any,

•	barrier percentage or barrier level, if any,

•	buffer percentage or buffer level, if any,

•	payment at maturity, including the formula or method of calculation and the relevant reference assets, if any, and any applicable investor fee deducted from such payment,

•

to the extent the notes are exchangeable for reference assets, the specified property or the cash value of the specified property the holder may receive at the specified currency exchange rate, at maturity or otherwise,

•	business day, business day convention and day count convention,

•	CUSIP number,

•	over-allotment option, if any,

•	reissuances or reopened issues of the notes,

•	denominations of the notes,

•	issue price and variable price offer,

•	early redemption option, optional redemption dates and redemption price, if any,

•	repayment at the option of the note holder, if any,

•	special requirements for optional repayment of global notes, if any,

•	the specified currency and the currency in which the interest will be payable if not U.S. dollars,

•	whether or not the notes will be listed,

•

for notes that pay interest, information concerning the related fixed or floating rate, any spread and any other terms relating to the particular method of calculating the interest rate for the note, and

•	any other applicable terms.

TERMS OF THE NOTES

Please note that the information about the price to the public and net proceeds to Barclays Bank PLC in the applicable pricing supplement relates only to the initial sale of the notes. If you have purchased the notes in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the notes in more detail below.

To the extent the amounts payable on the notes are based on a reference asset or formula other than the those described in this prospectus supplement, the terms of this prospectus supplement will be amended in a product supplement, index supplement or the applicable pricing supplement to account for such reference asset or formula.

Principal Protection

The applicable pricing supplement will specify whether your principal investment in the notes is fully protected, partially protected, contingently protected or not protected. If your notes are partially protected or contingently protected, the applicable pricing supplement will specify the “buffer level”, “buffer percentage” or “protection price” described below. If your principal investment is not principal protected, you may receive less, and possibly significantly less, than the amount you invested. When we say that your principal investment in the notes is “protected”, we mean that your principal investment is protected against changes in the value of the reference asset. This does not mean that your principal investment in the notes is protected in the event that we are unable to pay or settle our obligations. See “Risk Factors—Risks Relating to All Securities—The Securities are not insured against loss by any third parties” and “—The Securities are not insured by the FDIC”.

Payment at Maturity

The applicable pricing supplement will detail the payment at maturity. The payment at maturity may be based on movements in the price, value or level or other events relating to one or more reference assets and, if so, the formula or method of calculation and the relevant reference assets will be specified in the applicable pricing supplement.

Interest

The applicable pricing supplement will specify whether the notes bear interest. If applicable, interest will accrue on the notes from the original issue date or any other date specified in the applicable pricing supplement either at a fixed rate or floating rate or at a rate based on a reference asset as specified in the applicable pricing supplement. See “Interest Mechanics” below.

Exchangeable Notes

An exchangeable note is a note that is optionally or mandatorily exchangeable into cash or one or more reference assets. A note of this type may or may not bear interest or be issued with original discount or at a premium. See “Certain Features of the Notes—Exchangeable Notes” below.

Original Issue Discount Notes

A note may be an original issue discount note. A note of this type generally is issued at a price lower than its principal amount and generally provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. See “Certain U.S. Federal Income Tax Considerations” for a description of the U.S. federal income tax consequences of owning an original issue discount note.

Issue Price and Variable Price Offer

The notes may be issued at a fixed price (such as par) or as part of a “variable price offer” in which the notes are sold in one or more negotiated transactions (at prices that may be different than par). Sales pursuant to a variable price offer may occur at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. The notes may be sold at a discount and the redemption price may equal 100% or some other percentage of par. The applicable pricing supplement will specify the issue price or the maximum issue price.

Maturity Date

The maturity date will be the maturity date specified in the applicable pricing supplement. Unless otherwise stated therein, the maturity date will be governed by the “following business day” convention (e.g., if the maturity date stated in the applicable pricing supplement is not a business day, the maturity date will be extended to the next following business day). If the final valuation date referred to below occurs on a day which is less than two business days prior to the maturity date, then the maturity date will be the second business day following that date. The calculation agent may postpone the final valuation date—and therefore the maturity date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events for the different reference asset classes under “Reference Assets”. See “Certain Features of the Notes—Final Valuation Date, Final Observation Date or Final Averaging Date”.

In the event that the maturity date is postponed as described above, the related payment of interest, principal and any other amounts payable on the notes at maturity will be made, without additional interest, on the postponed maturity date.

Reissuances or Reopened Issues

Under some limited circumstances, and at our sole discretion, we may “reopen” or reissue certain issuances of notes. These further issuances, if any, will be consolidated to form a single class with the originally issued notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding notes of the class, plus the aggregate principal amount of any notes bearing the same CUSIP number that are issued pursuant to (i) any over-allotment option we may grant to an agent and (ii) any future issuances of notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

We intend to comply with the requirements under the Treasury regulations governing “qualified reopenings” and we will therefore treat any additional offerings of notes as part of the same issue as the notes for U.S. federal income tax purposes. Accordingly, for purposes of the Treasury regulations governing original issue discount on debt instruments, we will treat any additional offerings of notes as having the same original issue date, the same issue price and, with respect to holders, the same adjusted issue price as the notes.

Over-Allotment Option

Unless otherwise specified in the applicable pricing supplement, we may grant agents up to a 30-day over-allotment option from the date of the applicable pricing supplement to purchase or arrange for purchase from us additional principal amount of notes at the public offering price to cover any over-allotments. The amount of notes covered by such option will be specified in the applicable pricing supplement.

Business Day

A “business day” with respect to the notes will be defined in the applicable pricing supplement according to a specified business day convention. See “—Business Day Convention” below.

As used in this prospectus supplement with respect to the reference assets which are interest rates, “business day” means any day that:

•

for any note, is a Monday, Tuesday, Wednesday, Thursday or Friday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to be closed,

•	for LIBOR notes only, is also a London business day,

•

for notes having a specified currency other than U.S. dollars only, other than notes denominated in Euros, is also not a day on which banking institutions in the principal financial center (as described below) of the country of the specified currency generally are authorized or obligated by law or executive order to close, and

•	for EURIBOR notes, notes denominated in Euros or LIBOR notes for which the index currency is Euros only, is also a Euro business day.

As used above, a principal financial center means the capital city of the country issuing the specified currency. However, for U.S. dollars, Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be New York City, Sydney, Toronto and Zurich, respectively.

As used in this prospectus supplement, a “London business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday and on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market, and a “Euro business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

Business Day Convention

Business day conventions are procedures used to adjust certain events (e.g., interest payment dates, redemption dates, valuation dates) that fall on days that are not business days. Unless the applicable pricing supplement states otherwise, those events will be governed by the “following business day” convention (e.g., if an interest payment date, redemption date or valuation date, as defined in the applicable pricing supplement, falls on a day that is not a business day, the interest payment date, redemption date or valuation date, as the case may be, will be the next following business day). The descriptions below use payment dates for example purposes.

Following Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day.

Modified Following Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, unless that day falls in the next calendar month, in which case the payment date will be the first preceding day that is a business day.

Preceding Business Day. Any payment on the notes that would otherwise be due on a day that is not a business day may instead be paid on the first preceding day that is a business day.

In each case, if a payment is made on the following or preceding business day in accordance with the procedures described above with the same effect as if paid on the original due date and without payment of any additional interest, the business day convention is “unadjusted”.

Day Count Convention

A day count convention is a method to calculate the fraction of a year between two dates. The applicable pricing supplement will specify the day count convention, if any.

ACT/360 or Actual/360. The actual number of days between two periods divided by 360.

30/360. Each month is treated as having 30 days and the year is considered to have 360 days.

ACT/ACT or Actual/Actual. Each month represents the actual number of days divided by the actual number of days in the year.

ACT/365 or Actual/365 Fixed. Each month represents the actual number of days, and the year is assumed to have 365 days, regardless of leap year status.

NL/365. “No Leap Year” logic extension to ACT/365 where leap days are subtracted, ensuring the quotient never exceeds 1.

30/365. Extension to 30/360 where each month is treated as having 30 days and the year is considered to have 365 days.

ACT/366 or Actual/366. Extension to ACT/365 where each month represents the actual number of days and the denominator is set to 366, ensuring the quotient never exceeds 1.

ACT/252 or BUS/252 or Actual/252 or Business Days/252. The number of business days in a nominal year of 252 business days. (Weekends and holidays are excluded; thus, Friday to Monday would be considered 1 day.)

Redemption and Repurchase

Early Redemption Option

The applicable pricing supplement will indicate the terms of our option, if any, to redeem the notes, in whole or in part. We will notify each holder, or in the case of global notes, the depositary, as holder of the global notes within the redemption notice period specified in the applicable pricing supplement. The notes will not be subject to any sinking fund. See “Description of Debt Securities—Redemption” in the accompanying prospectus.

Optional Redemption Dates

We, at our election, may redeem the notes in whole or in part on any optional redemption date. The applicable pricing supplement will indicate the optional redemption dates and the respective business day convention.

Redemption Price

If we exercise any early redemption option we have, we will pay you the “redemption price” which is the price per note, together with any accrued but unpaid interest thereon to (but excluding) the early redemption date.

Unless stated otherwise in the applicable pricing supplement, the early redemption date will be governed by the “following business day” convention and interest will not accrue during the period from and after the stated early redemption date. See “Terms of the Notes—Business Day Convention”.

Repayment at Option of the Holder

The applicable pricing supplement will indicate whether the holder has the option to require us to repay the note on a date or dates specified prior to its maturity date. The repayment price will be disclosed in the applicable pricing supplement. If the notes were issued with original issue discount, the applicable pricing supplement will specify the amount payable upon repayment.

Exercise of the repayment option by the holder of a note will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

Special Requirements for Optional Repayment of Global Notes

Since the notes are represented by global notes, the depositary or depositary’s nominee will be the holder of the notes and therefore will be the only entity that can exercise a right to require repayment prior to the stated maturity. To ensure that the depositary’s nominee will timely exercise a right to require repayment of a particular note prior to the stated maturity, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the depositary of its desire to exercise a right to require repayment prior to the stated maturity. Each beneficial owner of the note should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given for timely notice to be delivered to the depositary.

Review Dates

If the notes are callable (see “Terms of the Notes—Redemption and Repurchase—Optional Redemption Dates” above and “Certain Features of the Notes—Autocallable Notes” below), the review dates will be detailed in the applicable pricing supplement and are subject to postponement in the event of certain market disruption events.

If a review date (including the final review date) is not a business day or if there is a market disruption event on that day, and unless the applicable pricing supplement specifies otherwise, the applicable review date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the review date be postponed by more than five business days. If the closing level or price of the reference asset is not available on the last possible review date either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing level or price for each reference asset for that review date that would have prevailed in the absence of the market disruption event.

If, due to a market disruption event or otherwise, a review date (other than the final review date) is postponed so that it falls less than five business days (unless otherwise specified in the applicable pricing supplement) prior to any relevant scheduled call dates or relevant redemption dates, the date on which the call price for that review date will be paid, if any, will be the fifth business day following the review date as postponed, unless otherwise specified in the applicable pricing supplement.

Default Amount

If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under “Determination of Default Amount”.

For the purpose of determining whether the holders of our medium-term notes, of which the notes are a part, are entitled to take any action under the senior debt indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes, including the notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the senior debt indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities—Modification and Waiver” and “—Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies”.

Determination of Default Amount

The default amount for the notes on any day will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

INTEREST MECHANICS

How Interest Is Calculated

Interest on notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the original issue date or any other date specified in the applicable pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, the date on which the principal has been paid or duly made available for payment, except as described under “—If a Payment Date Is Not a Business Day” herein.

Accrued interest on a floating rate note during an interest period with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the applicable interest period. Unless otherwise specified in the applicable pricing supplement, the interest factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD rate notes, commercial paper rate notes, federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, eleventh district cost of funds rate notes and CMS rate notes. In the case of CMT rate notes and Treasury rate notes, the interest factor for each such day will be computed by dividing the interest rate by the actual number of days in the year. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date.

For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the applicable interest period. That product is then multiplied by the quotient obtained by dividing the actual number of days in the period for which accrued interest is being calculated by 360, in the case of CD rate notes, commercial paper rate notes, federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, eleventh district cost of funds rate notes and CMS rate notes. In the case of CMT notes and Treasury rate notes, the product is multiplied by the quotient obtained by dividing the actual number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

Regular Record Dates for Interest

Global Notes

In the event that the notes are issued as “global notes”, the ultimate beneficial owners of the notes are indirect holders and interest will be paid to the person in whose name the notes are registered at the close of business on the regular record date before each interest payment date. The regular record date relating to an interest payment date for the notes issued as “global notes” will be the date one business day prior to the interest payment date, whether or not that interest payment date is a business day; provided that for an interest payment date that is also the maturity date, the interest payable on that interest payment date will be payable to the person to whom the principal is payable. If the interest payment date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the maturity date. If a note is issued between a record date and an interest payment date, the first interest payment will be made on the next succeeding interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day. See “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

Non-Global Notes

The regular record date relating to an interest payment date for the notes issued in non-global, registered form will be the date 15 business days prior to the interest payment date, whether or not that interest payment date is a business day; provided that for an interest payment date that is also the maturity date, the interest payable on that interest payment date will be payable to the person to whom the principal is payable. If the interest payment date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the maturity date. If a note is issued between a record date and an interest payment date, the first interest payment will be made on the next succeeding interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day. See “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

If a Payment Date Is Not a Business Day

If any scheduled interest payment date, maturity date or any earlier redemption or repayment date, is not a business day, we may pay interest or principal according to a designated business day convention, which may be the same for all of those dates or different for each date. See “Terms of the Notes—Business Day Convention”. Interest on that payment may or may not accrue during the period from and after the scheduled or stated payment date. Unless the applicable pricing supplement states otherwise, we will pay interest or principal according to the following business day convention, unadjusted (i.e., interest on that payment will not accrue during the period from and after the scheduled date).

No interest will accrue and be payable on your notes after the maturity date specified in the applicable pricing supplement if the maturity date is postponed or extended.

Interest Payment Dates or Coupon Payment Dates

Subject to adjustment in accordance with the business day convention, the “interest payment dates” or “coupon payment dates” are the dates payments of interest on notes will be made. The interest payment dates will be specified in the applicable pricing supplement. See “Terms of the Notes—Interest” and “Interest Mechanics—Regular Record Dates for Interest” in this prospectus supplement and “Description of Debt Securities—Legal Ownership; Form of Debt Securities” in the accompanying prospectus.

How Floating Interest Rates Are Reset

The interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the “initial interest rate”. The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semi-annually or annually. This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date”.

Unless otherwise specified in the applicable pricing supplement, if an interest reset date for any floating rate note (other than a LIBOR note, EURIBOR note or federal funds rate note) would fall on a day that is not a business day, the interest reset date will be postponed to the next following business day. If an interest reset date for a LIBOR note would fall on a day that is not a London business day, the interest reset date will be postponed to the next modified following London business day. If an interest reset date for a EURIBOR note would fall on a day that is not a Euro business day, the interest reset date will be postponed to the next modified following Euro business day. If an interest reset date, in the case of a federal funds (open) rate note or a federal funds (effective) rate note, would fall on a day that is not a business day, the interest reset date will be postponed to the next modified following business day. If an auction of direct obligations of U.S. Treasury bills falls on a day that is an interest reset date for treasury rate notes, the interest reset date will be the following business day.

The rate of interest that goes into effect on any interest reset date will be determined by the calculation agent by reference to a particular date called an “interest determination date”. Unless otherwise specified in the applicable pricing supplement:

•	For federal funds (open) rate notes, the interest determination date relating to a particular interest reset date will be the same day as the interest reset date.

•

For prime rate notes and federal funds (effective) rate notes, the interest determination date relating to a particular interest reset date will be the first business day preceding the interest reset date.

•

For commercial paper rate notes, CD rate notes, CMS rate notes and CMT rate notes, the interest determination date relating to a particular interest reset date will be the second business day preceding the interest reset date.

•

For LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date.

•	For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second Euro business day preceding the interest reset date.

•

For Treasury rate notes, the interest determination date for a particular interest reset date will be the day of the week in which the interest reset date falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury rate interest determination date pertaining to the interest reset date falling in the next week. If an auction date falls on any day that would otherwise be an interest reset date for a Treasury rate note, then that interest reset date will instead be the business day immediately following the auction date.

•

For eleventh district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by a member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date.

The “index maturity” for any floating rate note is the period of maturity of the instrument or obligation from which the reference asset or base rate is calculated.

CERTAIN FEATURES OF THE NOTES

To the extent the amounts payable on the notes are based on a reference asset or formula other than those described in this prospectus supplement, the terms of this prospectus supplement will be amended in a product supplement, index supplement or the applicable pricing supplement to account for such reference asset or formula.

Your notes may incorporate several or none of these features or additional features which will be specified in a product supplement or the applicable pricing supplement.

Bull Notes

“Bull notes” are offerings in which the payment at maturity and/or interest payments are linked to the increase in the level, value or price of the reference asset. Unless otherwise specified in the applicable pricing supplement, the notes will be bull notes.

Bear Notes

“Bear notes” are offerings in which the payment at maturity and/or interest payments are linked to the decrease in the level, value or price of the reference asset.

Rate Cut-off

The “rate cut-off period” is the specified period during which interest accrues on the notes immediately prior to an interest payment date, to but excluding the interest payment date. The reference asset for purposes of determining the amount payable for each day during the rate cut-off period will be set a specified number of business days prior to the related interest payment date using the applicable interest rate immediately preceding the start of the rate cut-off period, and will remain in effect until the related interest payment date.

Coupon Conversion Right

A “coupon conversion right” will allow us to elect to convert all of your notes on a “conversion date” so that instead of accruing interest, the notes will pay interest periodically at the interest rate on each interest payment date following the conversion date.

Digital Notes

Whether interest, principal or any other amount is payable on “digital notes” depends on whether the reference asset has achieved certain levels, values or prices set forth in the applicable pricing supplement; however, the amount of the payments, if any, may or may not be dependent on the reference asset. For example, if the final price of the reference asset is greater than the initial price of the reference asset, the interest payment you receive with respect to the notes and the principal payment you receive at maturity will be a fixed amount and not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. In this example, if the reference asset has appreciated by 50% as of the final valuation date, you will receive only your principal amount plus the applicable interest payments made at maturity of the notes. You may earn significantly less by investing in digital notes than you would have earned by investing directly in the reference asset.

Inverse Floating Rates

Any floating rate may be designated in the applicable pricing supplement as an inverse floating rate. In that case, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

•

the initial interest rate or another fixed rate of interest specified in the applicable pricing supplement for the period commencing on the original issue date, or the date on which the note otherwise begins to accrue interest if different from the original issue date, up to the first interest reset date; and

•

a fixed rate of interest specified in the applicable pricing supplement minus the interest rate determined by the reference rate(s) as adjusted by any multiplier for the period commencing on an interest reset date.

Commencing on the first interest reset date, the rate at which interest on the inverse floating rate note is payable will be reset as of each interest reset date.

The interest rate will be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be based on:

•	if the day is an interest reset date, the interest rate determined as of the interest determination date immediately preceding the applicable interest reset date; or

•	if the day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

Maximum Return, Maximum Rate, Ceiling or Cap

The principal, interest or any other amounts payable on the notes may be subject to a “maximum return”, “maximum rate”, “ceiling” or a “cap” limiting the rate of return or interest which may accrue during the term of the notes or during any interest payment period.

Minimum Rate or Floor

The principal, interest or any other amounts payable on the notes may be subject to a “minimum rate” or “floor” guaranteeing a minimum rate of return or interest which may accrue during the term of the notes or during any interest payment period.

Spread

The “spread” is the number of basis points (where one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable pricing supplement to be added to or subtracted from the reference asset value or other formula. The spread may also be expressed as a percentage where one percentage point is 100 basis points.

Multiplier

The “multiplier” is the number of basis points or percentage points that may be specified in the applicable pricing supplement to be multiplied by the reference asset value or formula.

Ranges or Range Accruals

“Range accrual notes” are notes where the principal, interest or any other amounts payable on the notes only accrue if the level, value or price of a reference asset is within a specified “range” or above or below a certain threshold value.

Upside Leverage Factor or Participation Rate

The principal, interest or any other amounts payable on the notes may be subject to an “upside leverage factor” or “participation rate”, which will have the effect of increasing your participation in any increase in the value of the reference asset. The upside leverage factor or participation rate may or may not be expressed as a percentage (i.e., expressed as 250% or 2.50).

We refer to an upside leverage factor or participation rate that is less than 100% or 1.00 as a “drag leverage factor”.

Downside Leverage Factor

The principal, interest or any other amounts payable on the notes may be subject to a “downside leverage factor”, which will have the effect of increasing your participation in any decrease in the value of the reference asset. As a result, small negative changes in the reference asset will be magnified and have a greater effect than notes without a downside leverage factor. The downside leverage factor may or may not be expressed as a percentage (i.e., expressed as 125% or 1.25).

Barrier Percentage, Barrier Level or Protection Level and Protection Price

The principal, interest or any other amounts payable on the notes may be subject to a “barrier percentage”. Payment at maturity will be contingent upon whether the closing level of the reference asset exceeds or falls below a level equal to the product of the initial level and barrier percentage (the “barrier level”) at any time from and including the issue date to and including the final valuation date. The amount you receive may depend on whether the closing level ever exceeded or fell below the barrier level during the term of the notes. We may also use the terms “protection level” and “protection price”, each of which is equal to the product of the initial price multiplied by the protection level.

If the closing level never exceeded or fell below the barrier level, barrier percentage or protection price during the term of the notes, you will receive the full principal amount of notes.

If the closing level ever exceeded or fell below the barrier level, barrier percentage or protection price during the term of the notes, you may receive less than the principal amount of notes.

Buffer Percentage or Buffer Level

The payment at maturity may be fully principal protected against a decline in the reference asset up to a “buffer percentage” or “buffer level”. In a bull note, if the performance of the reference asset as calculated on the final valuation date is greater than or equal to the buffer percentage, your principal is fully protected. Your principal is fully exposed to any decline in the reference asset below the buffer percentage. For every 1% decline of the reference asset beyond the buffer percentage, you will lose an amount equal to 1% of the principal amount of your notes multiplied by the downside leverage factor, if any.

Index Return

The “index return” is the performance of a reference asset, usually an index, calculated as the percentage change in the final level as compared to the initial level or strike level.

Initial Level or Initial Price

The “initial level” or “initial price” is the reference asset closing level or price on the initial valuation date or other date as specified in the applicable pricing supplement.

Strike Level

The “strike level” is a level other than the initial level used to calculate the performance of the reference asset.

Final Level or Final Price

The “final level” or “final price” is the reference asset closing level or price on the final valuation date or the arithmetic average of the reference asset closing levels on each of the valuation dates or any other date or dates specified in the pricing supplement.

Closing Level

The closing level on any day during the term of the notes will be the closing level of the reference asset as determined by the calculation agent based upon the determinations with respect thereto made by the relevant sponsor.

Valuation Dates, Observation Dates or Averaging Dates

The final level, value or price may be calculated or based on more than one date, the “observation dates”, “valuation dates” or “averaging dates”. Each date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the valuation date, observation date or averaging date will be postponed as described under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to reference assets comprised of one or more exchange-traded funds, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices” with respect to reference assets comprised of one or more indices, “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of one or more currency exchange rates.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets—Floating Interest Rate—Market Disruption Event Relating to Securities with a Floating Interest Rate as the Reference Asset”.

For purposes of this prospectus supplement, valuation dates, observation dates and averaging dates shall herein be collectively referred to as “valuation dates”.

Final Valuation Date, Final Observation Date or Final Averaging Date

The final level or price may be calculated or based on one or more dates, the “final valuation date”, “final observation date or the final averaging date”, which will be the last valuation date, observation date or averaging date, respectively. The final valuation date, final observation date or final averaging date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date, final observation date or final averaging date will be postponed as described under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to reference assets comprised of one or more exchange-traded funds, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices” with respect to reference assets comprised of one or more indices, “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of one or more currency exchange rates.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the final level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets—Floating Interest Rate—Market Disruption Event Relating to Securities with a Floating Interest Rate as the Reference Asset”.

For purposes of this prospectus supplement, the final valuation date, final observation date and final averaging date shall herein be collectively referred to as the “final valuation date”.

Issuer Fee

The “issuer fee” equals an annual percentage multiplied by the number of years in the term of the notes, applied to the principal amount of the notes with daily accrual.

Basket Return

The “basket return” is the performance of a basket of reference assets, calculated as the percentage change in the final basket level as compared to the initial basket level or strike basket level.

Initial Basket Level

The “initial basket level” will be as specified in the pricing supplement.

Strike Basket Level

The “strike basket level” is a level other than the initial basket level used to calculate the basket return.

Basket Level or Basket Closing Level

The “basket level” or “basket closing level” is a function of the levels, values or prices of each component in the basket and will be determined by a formula set forth in the applicable pricing supplement.

Final Basket Level

The “final basket level” is the basket level on the basket final valuation date or the arithmetic average of the basket levels on each of the basket valuation dates or any other date or dates as specified in the pricing supplement.

Basket Valuation Dates, Basket Observation Dates or Basket Averaging Dates

The final basket level may be calculated or based on more than one date, the “basket valuation dates”, “basket observation dates” or “basket averaging dates”. Each date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the “basket valuation dates”, “basket observation dates” or “basket averaging dates” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, any other Assets or any Combination Thereof”.

For purposes of this prospectus supplement, basket valuation dates, basket observation dates and basket averaging dates shall herein be collectively referred to as “basket valuation dates”.

Basket Final Valuation Date, Basket Final Observation Date or Basket Final Averaging Date

The last basket valuation date, basket observation date or averaging date will be referred to as the “basket final valuation date”, “basket final observation date” or “basket final averaging date”, respectively, and will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the “basket final valuation date”, “basket final observation date” or “basket final averaging date” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, any other Assets or any Combination Thereof”.

For purposes of this prospectus supplement, the basket final valuation date, basket final observation date and basket final averaging date shall herein be collectively referred to as the “basket final valuation date”.

Lesser Return

If specified in the applicable pricing supplement, the payment at maturity and/or interest payments will be linked to the performance of the reference asset with the lowest return in a group of two or more reference assets.

Lesser Performing Reference Asset

The “lesser performing reference asset” is the reference asset with the lesser return.

Better Return

If specified in the applicable pricing supplement, the payment at maturity and/or interest payments will be linked to the performance of the reference asset with the highest return in a group of two or more reference assets.

Better Performing Reference Asset

The “better performing reference asset” is the reference asset with the higher return.

Exchangeable Notes

We may issue notes, referred to as “exchangeable notes”, that are optionally or mandatorily exchangeable into cash or property. The exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. Exercise of the repayment option by the holder of a note will be irrevocable.

Optionally Exchangeable Notes. The holder of an exchangeable note may, during a period, or at a specific time or times, require us to repay the note for cash at a specified price.

Mandatorily Exchangeable Notes. The holder of a mandatorily exchangeable note must exchange the note for specified property at a specified rate of exchange, and therefore, depending upon the value of the specified property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of specified property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the specified property.

Payment Upon Exchange. The applicable pricing supplement will specify whether upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified currency exchange rate, either the specified property or the cash value of the specified property. The specified property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the currency exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the specified property are quoted. Exchangeable notes may have other terms and will be specified in the applicable pricing supplement.

Extendible Maturity Date

We may offer notes which will mature on an initial maturity date specified in the applicable pricing supplement, unless the holder extends the term of the note at its option for the period or periods specified in the applicable pricing supplement. The extension may be made on the initial “renewal date”, which will be the interest payment date so specified in the applicable pricing supplement, prior to the initial maturity date of the note. Subsequent renewal dates will be specified in the applicable pricing supplement. Despite the foregoing, the term of the extendible note may not be extended beyond the final maturity date specified in the applicable pricing supplement.

If a holder does not elect to extend the term of any portion of the principal amount of an extendible note during the specified period prior to any renewal date, that portion will become due and payable on the existing maturity date.

Unless otherwise specified in the applicable pricing supplement, an election to renew the term of an extendible note may be made by delivering a notice to that effect to the trustee or at the corporate trust office of the trustee or agency of the trustee in New York City or to any duly appointed paying agent. The notice must be delivered not less than three nor more than 15 days prior to the renewal date (unless another period is specified in the applicable pricing supplement as the notice period). The election will be irrevocable and will be binding upon each subsequent holder of the extendible note.

An election to renew the term of an extendible note may be exercised for less than the entire principal amount of the extendible note only if so specified in the applicable pricing supplement and only in the amount, or any integral multiple in excess of that amount, that is specified in the applicable pricing supplement.

If the holder does not elect to renew the term, a new note will be issued in exchange for the extendible note on the extension date. If the extendible note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the new note. The new note will be in a principal amount equal to the principal amount of the exchanged extendible note for which no election to renew the term was exercised, with terms identical to those specified on the extendible note. However, the note will have a fixed stated maturity on the then-existing maturity date.

If an election to renew is made for less than the full principal amount of a holder’s extendible note, the trustee, or any duly appointed paying agent, will issue in exchange for the note in the name of the holder, a replacement extendible note. The replacement extendible note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged extendible note, with terms otherwise identical to the exchanged extendible note.

If a note is represented by a global security, DTC’s nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to extend a note. In order to ensure that DTC’s nominee will timely exercise an extension right relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise an extension right. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which that type of instruction must be given for timely notice to be delivered to DTC.

Autocallable Notes

Automatic Call

If specified in the applicable pricing supplement, the notes will be automatically “callable” or “redeemable”. If the level of the reference asset on any review date is equal to or greater than the call level, the autocallable notes will automatically be redeemed for a cash payment as detailed in the applicable pricing supplement.

Call Level

The minimum level of the reference asset which triggers an automatic call on a review date and payment of the applicable call premium.

Call Premium, Call Price and Redemption Price

The “call premium” is the additional amount which we will pay you if the notes are called or redeemed. The call premium can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

The “call price” or “redemption price” is the aggregate amount, including the call premium, if any, which we will pay you if the notes are called or redeemed. The call price or redemption price can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

Payment on Autocallable Notes

If the notes are automatically called, payment will be made on the fifth business day after the applicable review date, unless otherwise specified in the applicable pricing supplement, subject to postponement in the event of certain market disruption events. If the notes are automatically called on the last possible review date, we will redeem each note and pay you on the maturity date. For more information describing review dates, see “Terms of the Notes—Review Dates” above.

Reverse Convertible Notes

No Principal Protection

If the notes are “reverse convertible notes”, the principal amount of your investment will not be protected, unless otherwise specified in the applicable pricing supplement. If the principal amount of your note is not protected, you may receive less, and possibly significantly less, than the amount you invested. The amount of the principal payment at maturity will depend primarily on two variables: (i) the price or level of the reference asset; and (ii) the relationship between the final price and the initial price of the reference asset.

You will receive 100% of your principal at maturity if, either of the following is true: (i) the final price or level is equal to or greater than the initial price or level of the reference asset; or (ii) the price or level of the reference asset on any day never falls below the protection price during the term of the notes.

However, the notes will not be principal protected if both of the following are true: (i) the final price or level is less than the initial price or level of the reference asset; and (ii) the price of the reference asset on any day falls below the protection price during the term of the notes. If both of those conditions are true, the principal amount of your investment will not be protected and you will receive less, and possibly significantly less, than the amount you invested.

Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. Unless otherwise specified in the applicable pricing supplement, you will receive the full principal amount of your notes at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the price of the reference asset on any day is below the protection price. If the conditions described in (a) and (b) are both true, at maturity you will receive at our election, instead of the principal amount of your notes, either (i) the physical delivery amount of the reference asset (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the reference asset; provided that the election of clause (i) is only available if the reference asset is an equity security or exchange-traded fund, which we refer to as “linked shares”, and in both cases in an amount that takes into account any applicable investor fee. See “Reference Assets—Equity Securities” and “Reference Assets—Exchange-Traded Funds” below.

In the event that the maturity date is postponed as described under “Terms of the Notes—Maturity Date” above, the related payment of principal will be made on the postponed maturity date.

You may lose some or all of your principal if you invest in the reverse convertible notes.

Physical Delivery Amount

If the payment at maturity is in linked shares, the number of shares received is referred to as the “physical delivery amount” (fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset—Antidilution Adjustments” below.

DESCRIPTION OF UNIVERSAL WARRANTS

Payment and Paying Agent or Warrant Agent

Currency of Warrants

Amounts that become due and payable on your warrants in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units (“specified currencies”) specified in the applicable pricing supplement. The specified currency for your warrants will be U.S. dollars, unless your pricing supplement states otherwise. We will make payments on your warrants in the specified currency, except as described in the applicable pricing supplement. See “Risk Factors—Additional Risks Relating to Securities Payable in a Currency Other Than U.S. Dollars” in this prospectus supplement for more information about the risks of investing in this kind of warrant. The procedures for non-cash settlement of warrants, if applicable, will be described in the applicable pricing supplement.

Payments Due in U.S. Dollars

We will follow the practices described below when paying amounts due in U.S. dollars.

Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Description of Warrants—Legal Ownership; Form of Warrants” in the accompanying prospectus.

Payments on Non-Global Warrants. We will make payments on a warrant in non-global, registered form as follows. We will make all payments by check at the paying agent or at the office of the warrant agent, as applicable and described below, against surrender of the warrant. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed. Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the warrant by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent or warrant agent, as applicable, appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any other payment, payment will be made only after the warrant is surrendered to the paying agent or warrant agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments due on their warrants.

For a description of the paying agent and warrant agent, see “Description of Warrants—General Provisions of Warrant Indenture—Payment and Paying Agents” and “Description of Warrants—General Provisions of Warrant Agreements—Payments” in the accompanying prospectus.

Payments Due in Non-U.S. Dollar Currencies

We will follow the practices described below when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Unless we say otherwise in the applicable pricing supplement, the Depository Trust Company, or DTC, will be the depository for all warrants in global form.

Book-entry and other indirect holders of a global warrant payable in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Warrants. Except where otherwise requested by the holder as described below, we will make payments on warrants in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and that is acceptable to us and the trustee or warrant agent, as applicable. To designate an account for wire payment, the holder must give the paying agent or warrant agent, as applicable, appropriate wire instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent or warrant agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the records of the trustee or warrant agent, as applicable, and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the warrant indenture or warrant agreement, as applicable, as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a warrant in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the paying agent or warrant agent, as applicable, at least five business days before the due date for which payment in U.S. dollars is requested. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we make payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be Barclays Capital Inc., as of 11:00 a.m., New York City time, on the second business day before the payment date.

Currency bid quotations will be requested on an aggregate basis, for all holders of warrants requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 a.m., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of warrants.

When we make payments to you in U.S. dollars of an amount due in another currency, you will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable pricing supplement.

For a specified currency other than U.S. dollars, the currency exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any cash-settled warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the warrant indenture or warrant agreement, as applicable.

Exchange Rate Agent. If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable pricing supplement. We may select Barclays Capital Inc. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in your pricing supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the exchange rate agent.

Calculations and Calculation Agent

Any calculations relating to the warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless otherwise specified in the applicable pricing supplement, Barclays Bank PLC will act as calculation agent. We may appoint a different institution, including one of our affiliates, to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

The calculation agent will, in its sole discretion, make all determinations regarding the amount of money or warrant property payable or deliverable in respect of your warrants upon the payment or settlement date, the price, value or level of the reference asset, market disruption events, business days, the relevant exercise date or period, any early redemption date and any other calculations or determinations to be made by the calculation agent. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent. If the calculation agent is Barclays Bank PLC or an affiliate of Barclays Bank PLC, the calculation agent is obligated to carry out its duties and functions as calculation agent in good faith and using reasonable judgment. If the calculation agent uses its discretion to make a determination, the calculation agent will notify the trustee or warrant agent, as applicable, who will, to the extent it is required to under the warrant indenture or warrant agreement, notify each holder, or in the case of global warrants, the depositary, as holder of the global warrants. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

All percentages resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, or to the nearest one hundred-thousandth of a unit, in the case of a currency exchange rate, with one-half cent, one-half of a corresponding hundredth of a unit or one-half of a hundred-thousandth of a unit or more being rounded upward.

In determining the price, value or level of a reference asset that applies to a warrant during a particular period, the calculation agent may obtain quotes from various banks or dealers active in the relevant market, as described under “Reference Assets” below. Those reference banks, dealers, reference asset sponsors or information providers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant warrants and its affiliates, and they may include Barclays Bank PLC or its affiliates.

The Pricing Supplement

The pricing supplement for each offering of warrants will contain the detailed information and terms for that particular offering. The pricing supplement also may add, update or change information contained in the applicable product supplement, if any, the index supplement, this prospectus supplement and the prospectus. If any information in the pricing supplement is inconsistent with the applicable product supplement, the index supplement, this prospectus supplement or the prospectus, you should rely on the information in the pricing supplement. Any pricing supplement should be read in connection with any applicable product supplement, the index supplement, this prospectus supplement and the prospectus. It is important that you consider all of the information in the pricing supplement, any applicable product supplement, the index supplement, this prospectus supplement and the prospectus when making your investment decision.

Terms Specified in a Pricing Supplement

The following contains a partial listing of the information and terms of a warrant offering which may be included in a pricing supplement:

•	initial public offering price,

•	the reference asset and a description thereof,

•	to the extent that the reference asset is an index or a basket, a description of the components thereof,

•	ticker symbol or other identification of the reference asset,

•	aggregate number of warrants,

•	the initial valuation date or other date on which the warrants price,

•	original issue date and date of settlement of the issue price,

•	valuation dates, observation dates or averaging dates, if any,

•	exercise date or exercise period, or if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable,

•	any terms related to any extension of the date or dates on which the warrants may be exercised not otherwise set forth in this prospectus supplement,

•	manner of exercise and any restrictions on exercise,

•	any minimum or maximum number of the warrants exercisable at any one time,

•	agents’ commission or discount, if any,

•	to the extent that the reference asset is based on multiple indices or assets, the relative weighting of each index or asset comprising the reference asset,

•	maximum return, if any,

•	maximum loss, if any, provided that in some instances, the maximum loss will be determined based on a formula or other method as described in the applicable pricing supplement,

•	initial level, value or price of the reference asset,

•	whether the warrants will be call warrants, put warrants or some other type of warrants,

•	upside leverage factor or participation rate, if any,

•	downside leverage factor, if any,

•	barrier percentage or barrier level, if any,

•

amount of money or warrant property payable or deliverable upon exercise, including the formula or method of calculation and the relevant reference assets, if any, and any applicable investor fee deducted from such amount,

•	CUSIP number,

•	over-allotment option, if any,

•	reissuances or reopened issues of the warrants,

•	denominations of the warrants,

•	issue price and variable price offer,

•	early redemption option, optional redemption dates and redemption price, if any,

•	whether or not the warrants will be listed, and

•	any other applicable terms.

TERMS OF THE WARRANTS

Please note that the information about the price to the public and net proceeds to Barclays Bank PLC in the applicable pricing supplement relates only to the initial sale of the warrants. If you have purchased the warrants in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the warrants in more detail below.

To the extent the amount of money or warrant property payable or deliverable in respect of the warrants is based on a reference asset or formula other than those described in this prospectus supplement, the terms of this prospectus supplement will be amended in a product supplement, index supplement or the applicable pricing supplement to account for such reference asset or formula.

Type of Warrant

The applicable pricing supplement will specify whether your warrants are call warrants or put warrants, including in each case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants. The applicable pricing supplement will also specify whether your warrants will be settled in cash or warrant property, and the method of determining the amount of money or warrant property payable or deliverable upon exercise of your warrants.

Payment or Delivery upon Exercise

The applicable pricing supplement will detail the payment or settlement of the warrants. The payment or delivery of money or warrant property on the payment or settlement date may be based on movements in the price, value or level or other events relating to one or more reference assets and, if so, the formula or method of calculation and the relevant reference assets will be specified in the applicable pricing supplement.

Issue Price and Variable Price Offer

The warrants may be issued at a fixed price or as part of a “variable price offer” in which the warrants are sold in one or more negotiated transactions. Sales pursuant to a variable price offer may occur at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. The applicable pricing supplement will specify the issue price or the maximum issue price.

Exercise Date or Exercise Period and Payment or Settlement Date

The exercise date or exercise period, as applicable, will be the exercise date or exercise period specified in the applicable pricing supplement. Unless otherwise stated therein, the exercise date (or, in the case of an exercise period, the relevant date during the exercise period) will be governed by the “following business day” convention (e.g., if the exercise date stated in the applicable pricing supplement is not a business day, the exercise date will be extended to the next following business day).

If the final valuation date referred to below occurs on a day which is less than two business days prior to the relevant payment or settlement date for any exercised warrant, then such payment or settlement date will be the second business day following that date. The calculation agent may postpone the final valuation date—and therefore the relevant payment or settlement date—if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events for the different reference asset classes under “Reference Assets”. See “Certain Features of the Warrants—Final Valuation Date, Final Observation Date or Final Averaging Date”.

In the event that the payment or settlement date for an exercised warrant is postponed as described above, the amount of money or warrant property payable or deliverable in respect of the warrants will be made on the relevant postponed payment or settlement date.

Reissuances or Reopened Issues

Under some limited circumstances, and at our sole discretion, we may “reopen” or reissue certain issuances of warrants. These further issuances, if any, will be consolidated to form a single class with the originally issued warrants and will have the same CUSIP number and will trade interchangeably with the warrants immediately upon settlement of the issue price. Any additional issuances will increase the aggregate number of the outstanding warrants of the class, plus the aggregate number of any warrants bearing the same CUSIP number that are issued pursuant to (i) any over-allotment option we may grant to an agent and (ii) any future issuances of warrants bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

Over-Allotment Option

Unless otherwise specified in the applicable pricing supplement, we may grant agents up to a 30-day over-allotment option from the date of the applicable pricing supplement to purchase or arrange for purchase from us additional number of warrants at the public offering price to cover any over-allotments. The number of warrants covered by such option will be specified in the applicable pricing supplement.

Business Day

A “business day” with respect to the warrants will be defined in the applicable pricing supplement according to a specified business day convention. See “—Business Day Convention” below.

Business Day Convention

Business day conventions are procedures used to adjust certain events (e.g., payment or settlement dates, redemption dates, valuation dates) that fall on days that are not business days. Unless the applicable pricing supplement states otherwise, those events will be governed by the “following business day” convention (e.g., if a payment or settlement date, redemption date or valuation date, as defined in the applicable pricing supplement, falls on a day that is not a business day, the payment or settlement date, redemption date or valuation date, as the case may be, will be the next following business day). The descriptions below use payment dates for example purposes.

Following Business Day. Any payment of money or delivery of warrant property on the warrants that would otherwise be due on a day that is not a business day may instead be paid or delivered on the next day that is a business day.

Modified Following Business Day. Any payment of money or delivery of warrant property in respect of the warrants that would otherwise be due on a day that is not a business day may instead be paid or delivered on the next day that is a business day, unless that day falls in the next calendar month, in which case the payment or delivery date will be the first preceding day that is a business day.

Preceding Business Day. Any payment of money or delivery of warrant property in respect of the warrants that would otherwise be due on a day that is not a business day may instead be paid or delivered on the first preceding day that is a business day.

In each case, if a payment of money or a delivery of warrant property is made on the following or preceding business day in accordance with the procedures described above with the same effect as if paid or delivered on the original due date and without payment or delivery of any additional money or warrant property, the business day convention is “unadjusted”.

Redemption and Repurchase

Early Redemption Option

The applicable pricing supplement will indicate the terms of our option, if any, to redeem the warrants, in whole or in part. We will notify each holder, or in the case of global warrants, the depositary, as holder of the global warrants within the redemption notice period specified in the applicable pricing supplement. The procedures for early redemption of warrants issued under the warrant indenture are described in the accompanying prospectus under “Description of Warrants—General Provisions of Warrant Indenture—Redemption”. The procedures for early redemption of warrants issued under a warrant agreement, if any, will be described in the applicable pricing supplement and warrant agreement.

Optional Redemption Dates

We, at our election, may redeem the warrants in whole or in part on any optional redemption date. The applicable pricing supplement will indicate the optional redemption dates and the respective business day convention.

Redemption Price

If we exercise any early redemption option we have, we will pay you the “redemption price” which is the price per warrant on the early redemption date.

Unless stated otherwise in the applicable pricing supplement, the early redemption date will be governed by the “following business day” convention. See “Terms of the Warrants—Business Day Convention”.

Review Dates

If the warrants are callable (see “Terms of the Warrants—Redemption and Repurchase—Optional Redemption Dates” above and “Certain Features of the Warrants—Autocallable Warrants” below), the review dates will be detailed in the applicable pricing supplement and are subject to postponement in the event of certain market disruption events.

If a review date (including the final review date) is not a business day or if there is a market disruption event on that day, the applicable review date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the review date be postponed by more than five business days. If the closing level or price of the reference asset is not available on the last possible review date either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing level or price for each reference asset for that review date that would have prevailed in the absence of the market disruption event.

If, due to a market disruption event or otherwise, a review date (other than the final review date) is postponed so that it falls less than five business days (unless otherwise specified in the applicable pricing supplement) prior to the relevant scheduled call dates or relevant redemption dates, the date on which the call price for that review date will be paid, if any, will be the fifth business day following the review date as postponed, unless otherwise specified in the applicable pricing supplement.

Default Amount

If an event of default occurs in respect of warrants issued under the warrants indenture, we may be required to pay a default amount in respect of the warrants.

Determination of Default Amount

The default amount for the warrants on any day will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations, if any, with respect to the warrants as of that day and as if no default had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the warrants. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the warrants in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the warrants, which we describe below, the holders of the warrants and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will be equal to the issue price.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

CERTAIN FEATURES OF THE WARRANTS

To the extent the amounts of money or warrant property payable or deliverable in respect of the warrants are based on a reference asset or formula other than those described in this prospectus supplement, the terms of this prospectus supplement will be amended in a product supplement, index supplement or the applicable pricing supplement to account for such reference asset or formula.

Your warrants may incorporate several or none of these features or additional features which will be specified in a product supplement or the applicable pricing supplement.

Call Warrants

Call warrants are warrants that entitle the holder to purchase warrant property at the applicable exercise price or to receive the cash value of the warrant property by paying the applicable exercise price, if any. Unless otherwise specified in the applicable pricing supplement, the warrants will be call warrants.

Put Warrants

Put warrants are warrants that entitle the holder to sell warrant property at the applicable exercise price or to receive the cash value of the exercise price by tendering the warrant property.

Digital Warrants

Whether any amount of money or warrant property is payable or deliverable in respect of “digital warrants” depends on whether the reference asset has achieved certain levels, values or prices set forth in the applicable pricing supplement; however, the amount of money or warrant property you receive, if any, may or may not be dependent on the degree to which the level, value or price of the reference asset changes. For example, in the case of a digital call warrant, the final price of the reference asset may exceed the exercise price of the call warrant. The money or warrant property you receive with respect to the warrants, if any, would be a predetermined amount and may be less than the amount that would reflect the full increase in price of the reference asset during the term of the warrant. As a result, you may earn significantly less by investing in digital warrants than you would have earned by investing in non-digital warrants or directly in the reference asset.

Maximum Return, Ceiling or Cap

The money or warrant property payable or deliverable in respect of the warrants may be subject to a “maximum return”, “ceiling” or a “cap” limiting the amount of money or warrant property payable or deliverable on the payment or settlement date.

Floor

The money or warrant property payable or deliverable in respect of the warrants may be subject to a “floor” guaranteeing a minimum amount of money or warrant property payable or deliverable on the payment or settlement date.

Spread

The “spread” is the number of basis points (where one basis point equals one one-hundredth of a percentage point) which may be specified in the applicable pricing supplement to be added to or subtracted from the reference asset value or other formula. The spread may also be expressed as a percentage where one percentage point is 100 basis points.

Multiplier

The “multiplier” is the number of basis points or percentage points that may be specified in the applicable pricing supplement to be multiplied by the reference asset value or formula.

Upside Leverage Factor or Participation Rate

The money or warrant property payable or deliverable in respect of the warrants may be subject to an “upside leverage factor” or “participation rate”, which will have the effect of increasing your participation in any increase in the value of the reference asset. The upside leverage factor or participation rate may or may not be expressed as a percentage (i.e., expressed as 250% or 2.50).

We refer to an upside leverage factor or participation rate that is less than 100% or 1.00 as a “drag leverage factor”.

Downside Leverage Factor

The money or warrant property payable or deliverable in respect of the warrants may be subject to a “downside leverage factor”, which will have the effect of increasing your participation in any decrease in the value of the reference asset. As a result, small negative changes in the reference asset will be magnified and have a greater effect than warrants without a downside leverage factor. The downside leverage factor may or may not be expressed as a percentage (i.e., expressed as 125% or 1.25).

Barrier Percentage, Barrier Level or Protection Level and Protection Price

The money or warrant property payable or deliverable in respect of the warrants may be subject to a “barrier percentage”. Payment or delivery of money or warrant property on the payment or settlement date will be contingent upon whether the closing level of the reference asset exceeds or falls below a level equal to the product of the initial level and barrier percentage (the “barrier level”) at any time from and including the issue date to and including the final valuation date. The amount of money or warrant property you receive may depend on whether the closing level ever exceeded or fell below the barrier level during the term of the warrants. We may also use the terms “protection level” and “protection price”, each of which is equal to the product of the initial price multiplied by the protection level.

Index Return

The “index return” is the performance of a reference asset, usually an index, calculated as the percentage change in the final level as compared to the initial level or strike level.

Initial Level or Initial Price

The “initial level” or “initial price” is the reference asset closing level or price on the initial valuation date or other date as specified in the applicable pricing supplement.

Strike Level

The “strike level” is a level other than the initial level used to calculate the performance of the reference asset.

Final Level or Final Price

The “final level” or “final price” is the reference asset closing level or price on the final valuation date or the arithmetic average of the reference asset closing levels on each of the valuation dates or any other date or dates specified in the pricing supplement.

Closing Level

The closing level on any day during the term of the warrants will be the closing level of the reference asset as determined by the calculation agent based upon the determinations with respect thereto made by the relevant sponsor.

Valuation Dates, Observation Dates or Averaging Dates

The final level, value or price may be calculated or based on more than one date, the “observation dates”, “valuation dates” or “averaging dates”. Each date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the valuation date, observation date or averaging date will be postponed as described under “Reference Assets—Equity Securities—Market Disruption Events Securities Relating to Securities with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to reference assets comprised of one or more exchange-traded funds, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices” with respect to reference assets comprised of one or more indices, “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of one or more currency exchange rates.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets—Floating Interest Rate—Market Disruption Event Relating to Securities with a Floating Interest Rate as the Reference Asset”.

Final Valuation Date, Final Observation Date or Final Averaging Date

The final level or price may be calculated or based on one or more dates, the “final valuation date”, “final observation date” or the “final averaging date”, which will be the last valuation date, observation date or averaging date, respectively. The final valuation date, final observation date or final averaging date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date, final observation date or final averaging date will be postponed as described under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to reference assets comprised of one or more exchange-traded funds, “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices” with respect to reference assets comprised of one or more indices, “Reference Assets—Commodities—Market Disruption Events Relating to Securities with a Commodity as the Reference Asset” with respect to reference assets comprised of a commodity and “Reference Assets—Currency Exchange Rates—Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to reference assets comprised of one or more currency exchange rates.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the final level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets—Floating Interest Rate—Market Disruption Event Relating to Securities with a Floating Interest Rate as the Reference Asset”.

Basket Return

The “basket return” is the performance of a basket of reference assets, calculated as the percentage change in the final basket level as compared to the initial basket level or strike basket level.

Initial Basket Level

The “initial basket level” will be as specified in the pricing supplement.

Strike Basket Level

The “strike basket level” is a level other than the initial basket level used to calculate the basket return.

Basket Level or Basket Closing Level

The “basket level” or “basket closing level” is a function of the levels, values or prices of each component in the basket and will be determined by a formula set forth in the applicable pricing supplement.

Final Basket Level

The “final basket level” is the basket level on the basket final valuation date or the arithmetic average of the basket levels on each of the basket valuation dates or any other date or dates as specified in the pricing supplement.

Basket Valuation Dates, Basket Observation Dates or Basket Averaging Dates

The final basket level may be calculated or based on more than one date, the “basket valuation dates”, “basket observation dates” or “basket averaging dates”. Each date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the “basket valuation dates”, “basket observation dates” or “basket averaging dates” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

For purposes of this prospectus supplement, basket valuation dates, basket observation dates and basket averaging dates shall herein be collectively referred to as “basket valuation dates”.

Basket Final Valuation Date, Basket Final Observation Date or Basket Final Averaging Date

The last basket valuation date, basket observation date or basket averaging date will be referred to as the “basket final valuation date”, “basket final observation date” or “basket final averaging date”, respectively, and will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the “basket final valuation date”, “basket final observation date” or “basket final averaging date” will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, any other Assets or any Combination Thereof”.

For purposes of this prospectus supplement, the basket final valuation date, basket final observation date and basket final averaging date shall herein be collectively referred to as the “basket final valuation date”.

Lesser Return

If specified in the applicable pricing supplement, the payment or delivery of money or warrant property on the payment or settlement date will be linked to the performance of the reference asset with the lowest return in a group of two or more reference assets.

Lesser Performing Reference Asset

The “lesser performing reference asset” is the reference asset with the lesser return.

Better Return

If specified in the applicable pricing supplement, the payment or delivery of money or warrant property on the payment or settlement date will be linked to the performance of the reference asset with the highest return in a group of two or more reference assets.

Better Performing Reference Asset

The “better performing reference asset” is the reference asset with the higher return.

Extendible Expiration Date

We may offer warrants which will be exercisable prior to an initial expiration date specified in the applicable pricing supplement, unless the holder extends the expiration date of the warrant at its option for the period or periods specified in the applicable pricing supplement. The extension may be made on the initial “renewal date”, which will be the date so specified in the applicable pricing supplement, prior to the relevant exercise date or period of the warrant. Subsequent renewal dates will be specified in the applicable pricing supplement. Despite the foregoing, the term of an extendible warrant may not be extended beyond the final expiration date specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, an election to renew the expiration date of an extendible warrant may be made, for warrants issued pursuant to a warrant indenture, by delivering a notice to that effect to the trustee at the corporate trust office of the trustee or agency of the trustee in New York City or to any duly appointed paying agent, or for warrants issued pursuant to a warrant agreement, by delivering notice to that effect in the manner specified in the applicable warrant agreement. The notice must be delivered not less than three nor more than 15 days prior to the renewal date (unless another period is specified in the applicable pricing supplement as the notice period). The election will be irrevocable and will be binding upon each subsequent holder of the extendible warrant.

If the holder does not elect to renew the expiration date of an extendible warrant, a new warrant will be issued in exchange for the extendible warrant on the extension date. If the extendible warrant is a certificate issued in definitive form, it must be presented to the trustee or warrant agent, as applicable, as soon as practicable following receipt of the new warrant. The new warrant will be payable or deliverable in an amount of the exchanged extendible warrant for which no election to renew the term was exercised, with terms identical to those specified on the extendible warrant.

If a warrant is represented by a global security, DTC’s nominee will be the holder of the warrant and, therefore, will be the only entity that can exercise a right to extend a warrant. In order to ensure that DTC’s nominee will timely exercise an extension right relating to a particular warrant, the beneficial owner of the warrant must instruct the broker or other direct or indirect participant through which it holds an interest in the warrant to notify DTC of its desire to exercise an extension right. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a warrant in order to ascertain the cut-off time by which that type of instruction must be given for timely notice to be delivered to DTC.

Autocallable Warrants

Automatic Call

If specified in the applicable pricing supplement, the warrants will be automatically “callable” or “redeemable”. If the level of the reference asset on any review date is equal to or greater than the call level, the autocallable warrants will automatically be redeemed for a cash payment equal to the redemption price as detailed in the applicable pricing supplement.

Call Level

The minimum level of the reference asset which triggers an automatic call on a review date and payment of the applicable call premium.

Call Premium, Call Price and Redemption Price

The “call premium” is the additional amount which we will pay to you if the warrants are called or redeemed. The call premium can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

The “call price” or “redemption price” is the aggregate amount, including the call premium, if any, which we will pay to you if the warrants are called or redeemed. The call price or redemption price can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

Payment on Autocallable Warrants

If the warrants are automatically called, payment will be made on the fifth business day after the applicable review date, unless otherwise specified in the applicable pricing supplement, subject to postponement in the event of certain market disruption events. If the warrants are automatically called on the last possible review date, we will redeem each warrant and pay you on the payment or settlement date. For more information describing review dates, see “Terms of the Warrants—Review Dates” above.

REFERENCE ASSETS

Fixed Interest Rate

If the applicable notes have a fixed interest rate, the notes for that particular offering will bear interest from and including the original issue date or any other date specified in the applicable pricing supplement at the annual rate stated in the applicable pricing supplement until the principal is paid or made available for payment.

Floating Interest Rate

If the applicable notes have a floating interest rate, the notes for that particular offering will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “reference asset”. The reference asset may be one or more of the following:

•	the CD rate,

•	the CMS rate,

•	the CMT rate,

•	the commercial paper rate,

•	the Consumer Price Index,

•	the eleventh district cost of funds rate,

•	EURIBOR,

•	the federal funds (effective) rate,

•	the federal funds (open) rate,

•	LIBOR,

•	the prime rate,

•	the Treasury rate,

•	a combination of any of the above, or

•	any other rate or interest rate formula specified in the applicable pricing supplement and in the floating rate note.

We have no current intention to offer warrants linked to the reference assets listed above due to regulatory restrictions, and we may also limit the percentage of such reference assets included in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable. However, if we offer warrants linked to any of the above as a reference asset or within a basket of multiple instruments or measures in a manner that complies with any applicable regulatory restrictions, the relevant pricing supplement will describe the interest rate or inflation-related component and its role in the formula or method of calculation to determine the amount of money payable upon exercise, as well as the relevant calculation date.

CD Rate

The “CD rate” means, for any interest determination date, the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication of the Board of Governors of the Federal Reserve System (“H.15(519)”) under the heading “CDs (Secondary Market)”.

The following procedures will be followed if the CD rate cannot be determined as described above:

•

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the interest determination date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System, or any successor site or publication, which is commonly referred to as the “H.15 Daily Update”, for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption “CDs (Secondary Market)”.

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•

If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

CMS Rate

The “CMS rate” means, on any day during an interest payment period, the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the applicable pricing supplement, which appears on Reuters screen “ISDAFIX1” page as of 11:00 a.m., New York City time, on the related interest determination date.

The following procedures will be used if the CMS rate cannot be determined as described above:

•

If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the interest determination date, then the CMS rate will be the rate for U.S. dollar swaps with a maturity of the notes designated in the applicable pricing supplement, expressed as a percentage, which appears on the Reuters screen “ISDAFIX1” page as of 11:00 a.m., New York City time, on the interest determination date.

•

If that information is no longer displayed by 11:00 a.m., New York City time, on the interest determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the maturity of the notes designated in the applicable pricing supplement commencing on that interest determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to “LIBOR Moneyline Telerate” with a maturity of three months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

•

If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the CMS rate will remain the CMS rate in effect on that interest determination date or, if that interest determination date is the first interest determination date, the initial interest rate.

CMT Rate

The “CMT rate” means, for any interest determination date, the rate as set forth in H.15(519) as defined below, under the caption “Treasury constant maturities”, for:

•	the rate on that interest determination date, if the Designated CMT Telerate page, as defined below, is 7051; and

•	the week or the month, as applicable, ended immediately preceding the week in which the related interest determination date occurs, if the Designated CMT Telerate page is 7052.

CMT rates are yields interpolated by the United State Department of the Treasury from its daily yield curve. That yield curve, which relates to the yield on a U.S. Treasury security to its time to maturity, is based on the closing market bid yields on actively traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank of New York. The yield values are read from the yield curve at fixed maturities. This method provides yields for a two-year maturity, for example, even if no outstanding U.S. Treasury security has exactly two years remaining to maturity.

“USD-CMT-T7051” means that the rate for the interest determination date will be a percentage equal to the yield for U.S. Treasury securities at “constant maturity” for a period of “designated maturity”, as specified in the applicable pricing supplement, and for that interest determination date as set forth in H.15(519) under the caption “Treasury constant maturities”, as that yield is displayed on Telerate page 7051 for the interest determination date on the day that is two U.S. government securities business days prior to that interest determination date. If that rate does not appear on Telerate page 7051, the rate for that interest determination date will be a percentage equal to the yield for U.S. Treasury securities at “constant maturity” for a period of the designated maturity and for that interest determination date as set forth in H.15(519) under the caption “Treasury constant maturities”. If that rate does not appear in H.15(519), the rate for that interest determination date will be the rate for a period of the designated maturity as may then be published by either the Federal Reserve System Board of Governors or the U.S. Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15-519.

“1-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of one year.

“2-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of two years.

“3-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of three years.

“5-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of five years.

“7-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of seven years.

“10-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of ten years.

“20-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 20 years.

“30-year CMT rate” means the USD-CMT-T7051 rate with a designated maturity of 30 years.

The following procedures will be followed if the CMT rate cannot be determined as described above:

•

If the CMT rate is not displayed on the relevant page by 3:30 p.m., New York City time on the related interest determination date, then the CMT rate will be a percentage equal to the yield for U.S. Treasury securities at “constant maturity” for the Designated CMT Maturity Index on the related interest determination date as set forth in H.15(519) under the caption “Treasury constant maturities”.

•

If the applicable rate described above does not appear in H.15(519) then the CMT rate on the related interest determination date will be the rate for the Designated CMT Maturity Index as may then be published by either the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate page and published in the relevant H.15(519).

•

If on the related interest determination date, neither the Board of Governors of the Federal Reserve System nor the U.S. Department of the Treasury publishes a yield on U.S. Treasury securities at a “constant maturity” for the Designated CMT Maturity Index, the CMT rate on the related interest determination date will be calculated by the calculation agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the related interest determination date, of three leading primary U.S. government securities dealers in New York City. The calculation agent will select five such securities dealers, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for U.S. Treasury securities with an original maturity equal to the Designated CMT Maturity Index, a remaining term to maturity of no more than one year shorter than that Designated CMT Maturity Index and in a principal amount equal to the Representative Amount. If two bid prices with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the U.S. Treasury security with the shorter remaining term to maturity will be used. The “Representative Amount” means an amount equal to the outstanding principal amount of the notes.

•

If fewer than five but more than two such prices are provided as requested, the CMT rate for the related interest determination date will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of those quotations will be eliminated.

•

If the calculation agent cannot obtain three U.S. Treasury securities quotations of the kind requested in the prior two paragraphs, the calculation agent will determine the CMT rate to be the yield to maturity based on the arithmetic mean of the secondary market bid prices for U.S. Treasury securities, at approximately 3:30 p.m., New York City time, on the related interest determination date of three leading primary U.S. government securities dealers in New York City. In selecting these bid prices, the calculation agent will request quotations from at least five of those securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest) for U.S. Treasury securities with an original maturity greater than the Designated CMT Maturity Index, a remaining term to maturity closest to the Designated CMT Maturity Index and in a Representative Amount. If two U.S. Treasury securities with an original maturity longer than the Designated CMT Maturity Index have remaining terms to maturity that are equally close to the Designated CMT Maturity Index, the calculation agent will obtain quotations for the U.S. Treasury security with the shorter remaining term to maturity.

•

If fewer than five but more than two of the leading primary U.S. government securities dealers provide quotes as described in the prior paragraph, then the CMT rate will be based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of those quotations will be eliminated.

•

If fewer than three leading primary U.S. government securities reference dealers selected by the calculation agent provide quotes as described above, the CMT rate will be determined by the calculation agent.

“Designated CMT Telerate page” means the display on Moneyline Telerate, or any successor service, on the page designated in the applicable pricing supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified in the applicable pricing supplement the Designated CMT Telerate page will be 7052, for the most recent week.

“H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/ or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on that website, and that information is not incorporated by reference herein and should not be considered a part of this prospectus supplement.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either one, two, three, five, seven, ten, 20 or 30 years, specified in the applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement the Designated CMT Maturity Index will be two years.

Commercial Paper Rate

The “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading “Commercial Paper—Nonfinancial”.

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper—Nonfinancial”.

•

If by 3:00 p.m., New York City time, on that interest determination date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New

York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized statistical rating agency.

•

If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “money market yield” will be a yield calculated in accordance with the following formula:

money market yield =	(D x 360)	x 100
360 – (D x M)

where, “D” refers to the applicable per-year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest payment period for which interest is being calculated.

Consumer Price Index

The “Consumer Price Index” or “CPI” means, for any interest determination date, the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (the “Bureau of Labor Statistics”) and reported on Bloomberg ticker “CPURNSA” or any successor service. The Bureau of Labor Statistics makes the majority of its consumer price index data and press releases publicly available immediately at the time of release. This material may be accessed electronically by means of the Bureau of Labor Statistics’ home page on the Internet at http://www.bls.gov. The Consumer Price Index for a particular month is published during the following month. The Consumer Price Index is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors and dentists services, and drugs. User fees (such as water and sewer service) and sales and excise taxes paid by the consumer are included in determining consumer prices. Income taxes and investment items such as stocks, bonds and life insurance are not included. The Consumer Price Index includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. In calculating the Consumer Price Index, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the Bureau of Labor Statistics to take into account changes in consumer expenditure patterns.

The Consumer Price Index is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The time base reference period is the 1982-1984 average. Because the Consumer Price Index for the period from 1982–1984 is 100, an increase in the price of the fixed market basket of goods and services of 16.5% from that period would be shown as 116.5%. If the Bureau of Labor Statistics rebases the Consumer Price Index when the notes are outstanding, the calculation agent will continue to calculate inflation using 1982-1984 as the base reference period for so long as the current Consumer Price Index continues to be published. Any conversion by the Bureau of Labor Statistics to a new reference base will not affect the measurement of the percent changes in a given index series from one time period to another, except for rounding differences. Rebasing might affect the published “headline” number often quoted in the financial press, but the inflation calculation for the notes should not be adversely affected by any rebasing because the Consumer Price Index based on 1982-1984 will be calculated using the percentage changes of the rebased Consumer Price Index.

The Bureau of Labor Statistics has made technical and methodological changes to the Consumer Price Index, and is likely to continue to do so. Examples of recent methodological changes include:

•	the use of regression models to adjust for improvements in the quality of various goods (televisions, personal computers, etc.);

•	the introduction of geometric averages to account for consumer substitution within the consumer price index categories; and

•	changing the housing/shelter formula to increase rental equivalence estimation.

Similar changes in the future could affect the level of the Consumer Price Index and alter the interest payable on the notes.

“CPI Performance” means the annual percentage change for a month, as specified in the applicable pricing supplement, prior to the month of the relevant interest payment date (the “reference month”). For example, if the performance of the Consumer Price Index is the annual percentage change in the Consumer Price Index for the third calendar month prior to the reference month, then the interest rate payable on June 30, 2008 will reflect the percentage change in the Consumer Price Index from March 2007 to March 2008 plus the applicable spread, if any.

The performance of the Consumer Price Index will be calculated as follows:

Interest Rate =	(	CPIF – CPII	)
CPII

where,

CPIF = CPI for the applicable reference month, as published on Bloomberg CPURNSA;

CPII = CPI for the twelfth month, or otherwise as specified in the applicable pricing supplement, prior to the applicable reference month, as published on Bloomberg CPURNSA.

Using the example above, if CPI Performance for the second calendar month prior to the reference month was used, then the interest rate payable on June 30, 2008 will reflect the percentage change in the Consumer Price Index from April 2007 to April 2008 plus the applicable spread, if any.

If the performance of the Consumer Price Index for a particular reference month is equal to or less than the spread, you will not receive an interest payment on the corresponding interest payment date. The interest payment on any interest payment date will not be less than 0.00% per annum, unless specified in the applicable pricing supplement.

The following procedures will be followed if the Consumer Price Index cannot be determined as described above:

•

If the Consumer Price Index is not reported on Bloomberg CPURNSA for a particular month by 3:00 PM on the interest determination date, but has otherwise been published by the Bureau of Labor Statistics, the calculation agent will determine the Consumer Price Index as published by the Bureau of Labor Statistics for that month using any other source as the calculation agent deems appropriate.

•

If the Consumer Price Index is rebased to a different year or period, the base reference period will continue to be the 1982-1984 reference period as long as the 1982-1984 Consumer Price Index continues to be published.

•

If the Consumer Price Index for the reference month is subsequently revised by the Bureau of Labor Statistics, the calculation agent will continue to use the Consumer Price Index initially published by the Bureau of Labor Statistics on the interest reset date.

•

If, while the notes are outstanding, the Consumer Price Index is discontinued or substantially altered, as determined by the calculation agent, the applicable substitute index for the notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997). If none of those securities are outstanding, the calculation agent will determine a substitute index for the notes in accordance with general market practice at the time.

Eleventh District Cost of Funds

The “eleventh district cost of funds rate” or “COFI” means, for any interest determination date, the rate on the applicable interest determination date equal to the monthly weighted average cost of funds for the calendar month preceding the interest determination date as displayed under the caption “Eleventh District” on Telerate page 7058. “Telerate page 7058” means the display page designated as page 7058 on Moneyline Telerate, or any successor service or page, for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District.

The following procedures will be followed if the eleventh district cost of funds rate cannot be determined as described above:

•

If the above rate is not displayed by 3:00 p.m., New York City time, on the interest determination date for the applicable interest determination date, the eleventh district cost of funds rate will be the eleventh district cost of funds rate index on the applicable interest determination date.

•

If the Federal Home Loan Bank of San Francisco fails to announce the rate for the calendar month next preceding the applicable interest determination date, then the eleventh district cost of funds rate for the new interest reset period will be the same as for the immediately preceding period. If there was no such interest reset period, the eleventh district cost of funds rate index will be the initial interest rate.

The “eleventh district cost of funds rate index” means the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the Federal Home Loan Bank of San Francisco most recently announced as the cost of funds for the calendar month preceding the date of the announcement.

EURIBOR

“EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service, which is commonly referred to as “Telerate page 248”, as of 11:00 a.m., Brussels time.

The following procedures will be followed if the rate cannot be determined as described above:

•

If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of US$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of US$1 million in euro that is representative of a single transaction in euro, in that market at that time.

•

If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Euro-zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds (Effective) Rate

The “federal funds (effective) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate page 120”.

The following procedures will be followed if the federal funds (effective) rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, the federal funds (effective) rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Federal Funds/Effective Rate”.

•

If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the federal funds (effective) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

•

If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds (effective) rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Federal Funds (Open) Rate

The “federal funds (open) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the heading “Federal Funds” and opposite the caption “Open”, as displayed on Moneyline Telerate, or any successor service, on page 5 or any other page as may replace the applicable page on that service, which is commonly referred to as “Telerate page 5”.

The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

•

If the above rate is not published by 3:00 p.m., New York City time, on the interest determination date, the federal funds (open) rate will be the rate on that interest determination date as published on Bloomberg, or other recognized electronic source used for the purpose of displaying the applicable rate, on FEDSPREB Index.

•

If the above rate is not yet published on either Telerate page 5 or FEDSPREB Index on Bloomberg by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the federal funds (open) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

•

If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will remain the federal funds (open) rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

LIBOR

Notes having a coupon based on “LIBOR” or the London Interbank Offered Rate will bear interest at the interest rates specified in the applicable pricing supplement. The calculation agent will determine “LIBOR” for each interest determination date as follows:

•	As of the interest determination date, LIBOR will be either:

•

if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date, that appear on the Designated LIBOR page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR page; except that if the specified Designated LIBOR page, by its terms provides only for a single rate, that single rate will be used; or

•

if “LIBOR Telerate” is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London banking day immediately following that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR page at approximately 11:00 a.m., London time, on that interest determination date.

•

If (i) fewer than two offered rates appear and “LIBOR Reuters” is specified in the applicable pricing supplement, or (ii) no rate appears and the applicable pricing supplement specifies either (a) “LIBOR Telerate” or (b) “LIBOR Reuters” and the Designated LIBOR page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement commencing on the second London banking day immediately following the interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

•

If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “index currency” means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

“Designated LIBOR page” means either (i) if “LIBOR Reuters” is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (ii) if “LIBOR Telerate” is designated in the applicable pricing supplement, the display on Moneyline Telerate, or any successor service, on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

“USD-LIBOR-BBA” means that the rate for an interest determination date will be the rate for deposits in U.S. dollars for a period of the “designated maturity”, specified in the applicable pricing supplement, which appears on Telerate page 3750 as of 11:00 a.m., London time, on the day that is two London banking days preceding that interest determination date. If that rate does not appear on Telerate page 3750, the rate for that interest determination date will be determined as if the parties had specified “USD-LIBOR-Reference Banks” as the applicable floating rate option.

“USD-LIBOR-Reference Banks” means that the rate for an interest determination date will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (“reference banks”) at approximately 11:00 a.m., London time, on the day that is two London banking days preceding that interest determination date to prime banks in the London interbank market for a designated period commencing on that interest determination date and in a designated amount. The calculation agent will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two of those quotations are provided, the rate for that interest determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that interest determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m., New York City time, on that interest reset date for loans in U.S. dollars to leading European banks for a designated period commencing on that interest determination date and in a designated amount.

“One-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of one month commencing on the interest reset date.

“Three-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of three months commencing on the interest reset date.

“Six-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of six months commencing on the interest reset date.

“Nine-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of nine months commencing on the interest reset date.

“One-year LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of one year commencing on the interest reset date.

“Twenty-month LIBOR” means the USD-LIBOR-BBA rate with a designated maturity of 20 months commencing on the interest reset date.

If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the index currency, as if page 3750 had been specified.

Prime Rate

The “prime rate” means, for any interest determination date, the rate on that date as published in H.15(519) under the heading “Bank Prime Loan”.

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the above rate is not published prior to 3:00 p.m., New York City time, on the interest determination date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update under the heading “Bank Prime Loan”.

•

If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the interest determination date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen USPRIME 1 page, as defined below, as that bank’s prime rate or base lending rate as in effect for that interest determination date.

•

If fewer than four rates appear on the Reuters screen USPRIME 1 page by 3:00 p.m., New York City time, for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York, which may include affiliates of the agent, selected by the calculation agent, after consultation with us.

•

If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Reuters screen USPRIME 1 page” means the display designated as page “USPRIME 1” on the Reuters Monitor Money Rates Service, or any successor service, or any other page as may replace the USPRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate

The “Treasury rate” means:

•

the rate from the auction held on the applicable interest determination date, which we refer to as the “auction”, of direct obligations of the United States, which are commonly referred to as “Treasury Bills”, having the index maturity specified in the applicable pricing supplement as that rate appears under the caption “INVESTMENT RATE” on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service, which we refer to as “Telerate page 56”, or page 57 or any other page as may replace page 57 on that service, which we refer to as “Telerate page 57”; or

•

if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the interest determination date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government notes/Treasury Bills/Auction High”; or

•

if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related interest determination date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the U.S. Department of the Treasury; or

•

if the rate referred to in the third bullet point is not announced by the U.S. Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption “U.S. Government notes/Treasury Bills/Secondary Market”; or

•

if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related interest determination date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government notes/Treasury Bills/Secondary Market”; or

•

if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related interest determination date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

•

if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

bond equivalent yield =	(D x N)	x 100
360 – (D x M)

where, “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest payment period for which interest is being calculated.

“Treasury spot rate” means the mid-market spot Treasury rate with a designated index maturity specified in the applicable pricing supplement, as determined by the calculation agent, at the time the notes are priced for initial sale to the public, rounded to two decimal places. The continuously reported mid-market spot Treasury rate with a designated index maturity is publicly available on Bloomberg screen “BBT”.

“10-year Treasury spot rate” means the USD-Treasury Rate-T500 with a designated maturity of ten years.

“USD-Treasury Rate-T500” means that the rate for an interest reset date will be a percentage equal to the mid-market yield-to-maturity of the current “on-the-run” U.S. Treasury with a “designated maturity”, specified in the applicable pricing supplement, which appears on Telerate page 500 as of 11:00 a.m., New York City time, on that interest reset date. If that rate does not appear on Telerate page 500, the rate for that interest reset date will be determined by the calculation agent and will be a percentage equal to the yield-to-maturity based on the secondary market mid-market prices as of 11:00 a.m., New York City time, on that interest reset date of three leading primary U.S. government securities dealers in New York City, selected by the calculation agent, (from five of the dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for U.S. Treasury securities with a maturity equal to the designated maturity and taking a simple average of the remaining three values.

“USD-Treasury Rate-T19901” means that the rate for an interest reset date will be a percentage equal to the mid-market yield-to-maturity of the current “on-the-run” U.S. Treasury with a “designated maturity”, specified in the applicable pricing supplement, which appears on Telerate page 19901 as of 11:00 a.m., New York City time, on that interest reset date. If that rate does not appear on Telerate page 19901, the rate for that interest reset date will be determined by the calculation agent and will be a percentage equal to the yield-to-maturity based on the secondary market mid-market prices as of 11:00 a.m., New York City time, on that interest reset date of three leading primary U.S. government securities dealers in New York City, selected by the calculation agent, (from five of those dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for U.S. Treasury securities with a maturity equal to the designated maturity and taking a simple average of the remaining three values.

Market Disruption Event Relating to Securities with a Floating Interest Rate as the Reference Asset

Except as may be provided above in “Reference Assets—Floating Rates”, if a reference asset cannot be determined, then the calculation agent will make all determinations.

Equity Securities

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on the performance of the shares of one or more equity securities, including price movements in or other events relating to those equity securities. The shares of equity securities may consist of American depositary shares, which are described under “—American Depositary Shares and Deposit Agreements”. If a reference asset is comprised of shares of more than one equity security or shares of one equity security and at least one other type of reference asset, the equity security is a “basket component”. Under no circumstances will we offer or issue warrants for the purchase or sale of our ordinary shares or the ordinary shares of Barclays PLC.

Reference Asset Issuer and Reference Asset Information

The securities have not been passed on by the issuer of the equity securities or the issuer of any corresponding ADS underlying shares (as described below) as to their legality or suitability. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the issuer of the equity securities or the issuer of any corresponding ADS underlying shares. The trademarks, service marks or registered trademarks of the issuer of the equity securities or the issuer of any corresponding ADS underlying shares are the property of their owner. The issuer of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities. This prospectus supplement relates only to the securities offered by the applicable pricing supplement and does not relate to any security of an underlying issuer.

If the reference asset is an equity security that is registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, issuers of those equity securities are required to file periodically financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of that material can be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at l-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing the equity securities can be located by reference to the SEC file number provided in the applicable pricing supplement. In addition, information regarding a company issuing the equity security may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to equity securities or any other publicly available information regarding the issuer of the reference asset. Neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the issuer of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the closing prices of the reference asset (and therefore the closing price of that reference asset at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning the issuer of the reference asset could affect the value received at maturity or at the payment or settlement date, as applicable, and therefore the price of the securities in the secondary market, if any.

Special Calculation Provisions

With respect to reference assets that are shares of equity securities, the closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

•	on the principal national securities exchange on which that security is listed for trading on that day, or

•	if that security is not listed on any national securities exchange, on any other U.S. national market system that is the primary market for the trading of that security.

With respect to the closing sale price or last reported sale price for the NASDAQ, the closing price will be the Nasdaq Official Closing Price (NOCP) unless otherwise specified in the applicable pricing supplement.

If that security is not listed or traded as described above, then the closing price for that security on any day will be determined by the calculation agent. In determining the closing price for that security on any day, the calculation agent may consider any relevant information, including, without limitation, information consisting of relevant market data in the relevant market supplied by one or more third parties or internal sources including, without limitation, relevant rates, prices, yields, yield curves, volatiles, spreads, correlations or other relevant market data in the relevant market.

American Depositary Shares and Deposit Agreements

Any reference asset in the form of an American depositary share is issued pursuant to a deposit agreement, as amended from time to time (the “deposit agreement”). An event that has a diluting or concentrative effect on the corresponding ADS underlying shares may affect the theoretical value of those American depositary shares unless (and to the extent that) the issuer of the ADS underlying shares or the depository for the American depositary shares, pursuant to their authority (if any) under the deposit agreement, elects to adjust the number of ADS underlying shares that are represented by each American depositary share such that the price and other terms of the American depositary share will not be affected by any such event. If the issuer of the ADS underlying shares or the depository for the American depositary share does not adjust the number of ADS underlying shares that are represented by each American depositary share, or makes an adjustment that the calculation agent deems inappropriate to account for such an event, then the calculation agent may make any adjustments that the calculation agent determines to be appropriate to account for that event. The depository of the American depositary shares may also have the ability pursuant to the deposit agreement to make adjustments in respect of the American depositary shares for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the securities as the calculation agent determines appropriate to account for that event.

“ADS underlying shares” means with respect to a reference asset that is an American depositary share, the securities of the issuer underlying that reference asset.

Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset

For purposes of this subsection “Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset”, all references to “shares” of equity securities include any corresponding ADS underlying shares unless otherwise specified. Any of the following will be a market disruption event where the reference asset is shares of an equity security:

•

a suspension, absence or limitation of trading in (i) the shares in their primary market, as determined by the calculation agent, or (ii) futures or options contracts relating to the shares in the primary market for those contracts, as determined by the calculation agent;

•

any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the shares in their primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to the shares in their primary market;

•

the closure on any day of the primary market for the shares where the primary market is scheduled to be open for trading for its regular trading session (a “scheduled trading day”) prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•

any scheduled trading day on which (i) the primary market for the shares or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on the shares, fails to open for trading during its regular trading session; or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement. and, in any of these events, the calculation agent determines that the event was material.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the futures or options contracts relating to the shares.

For this purpose, an “absence of trading” in the primary securities market on which futures or options contracts related to the shares are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in shares, or in futures or options contracts related to the shares, in their primary markets, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes, will constitute a suspension or material limitation of trading.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five business days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth business day, the calculation agent will make an estimate of the closing price for the share that would have prevailed on that fifth business day in the absence of the market disruption event.

If the share of equity security is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the share on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Share Adjustments Relating to Securities with an Equity Security as the Reference Asset

For purposes of this subsection “Share Adjustments Relating to Securities with an Equity Security as the Reference Asset”, all references to “shares” of equity securities include any corresponding ADS underlying shares unless otherwise specified.

Antidilution Adjustments. The calculation agent may adjust any variable described in the applicable pricing supplement, including but not limited to, if applicable, any price (including but not limited to the initial price, final price, barrier price and strike price), barrier percentage, physical delivery amount, any combination thereof or any other variable described in the applicable pricing supplement, if an event described below occurs on or before the final valuation date (or final observation or final averaging date) and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares.

The adjustments described below do not cover all events that could affect the market value of the securities.

How Adjustments Will Be Made. If one of the events described below occurs on or before the final valuation date (or final observation or final averaging date) and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares, the calculation agent may calculate a corresponding adjustment to any variable described in the applicable pricing supplement, including but not limited to, if applicable, any price (including but not limited to the initial price, final price, barrier price and strike price) barrier percentage, physical delivery amount, any combination thereof, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, in the case of a reverse convertible note, if an adjustment is required because of a two-for-one stock split, then the physical delivery amount for the notes will be adjusted to double the prior physical delivery amount, and, as a result, the initial price and protection price will be halved. The calculation agent will also determine the effective date of that adjustment. Upon making any adjustment of that kind, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities, stating the adjustment made. For warrants issued under a warrant agreement, any applicable procedures for such adjustment will be described in the applicable warrant agreement and pricing supplement.

If more than one event requiring adjustment occurs, the calculation agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the values for the appropriate variables for the first event, the calculation agent will adjust the appropriate values for the second event, applying the required adjustments cumulatively.

For any dilution event described below, the calculation agent will not have to adjust any variable unless the adjustment would result in a change of at least 0.1% of the unadjusted amount. The values of the variables, including but not limited to, if applicable, any price (including but not limited to the initial price, final price, barrier price and strike price), barrier percentage, physical delivery amount, any combination thereof or any other variable described in the applicable pricing supplement, resulting from any adjustment will be rounded up or down, as appropriate. See “Description of Medium-Term Notes—Calculations and Calculation Agent” and “Description of Universal Warrants—Calculations and Calculation Agent”.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made. The calculation agent will provide information about any adjustments it makes upon your written request.

The following events are those that may require an antidilution adjustment, in each case, if that event occurs on or before the final valuation date (or final observation or final averaging date):

•

a subdivision, consolidation or reclassification of the shares of equity securities or a free distribution or dividend of any of these shares to existing holders of the shares by way of bonus, capitalization or similar issue;

•	a distribution or dividend to existing holders of the shares of equity securities of:

•	shares,

•

other share capital or securities granting the right to payment of dividends and/or proceeds of a liquidation of the issuer of the shares equally or proportionately with such payments to holders of the shares,

•	share capital or other securities of another issuer acquired or owned or owned (directly or indirectly) by the issuer of shares as a result of a spin-off or other similar type transaction, or

•	any other type of securities, rights or warrants or other assets in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

•	the declaration by the issuer of the shares of equity securities of an extraordinary or special dividend or other distribution whether in cash or shares or other assets;

•	a call by the issuer of shares of equity securities in respect of shares that are not fully paid;

•

in respect of an issuer of shares of equity securities, an event that results in any shareholder rights being distributed or becoming separated from shares of common stock or other shares of capital stock of the issuer of shares of equity securities pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the calculation agent, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights;

•	a repurchase by the issuer of shares of equity securities of its common stock whether out of profits or capital and whether the consideration for that repurchase is cash, securities or otherwise; or

•	any other similar event that may have a diluting or concentrative effect on the theoretical value of the shares of equity securities.

Stock Splits. A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split.

For example, in the case of a reverse convertible note where the shares of equity securities are subject to a stock split, the calculation agent will adjust the physical delivery amount to equal the sum of the physical delivery amount before that adjustment (the “prior physical delivery amount”) plus the product of (1) the number of new shares issued in the stock split with respect to one share of the equity security and (2) the prior physical delivery amount. The initial price, protection price and any other variable that the calculation agent determines is appropriate to account for the related dilutive or concentrative effect will also be adjusted as discussed above.

Reverse Stock Splits. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

For example, in the case of a reverse convertible note where the shares of equity securities are subject to a reverse stock split, then the calculation agent will adjust the physical delivery amount to equal the product of the prior physical delivery amount and the quotient of (1) the number of shares outstanding immediately after the reverse stock split becomes effective and (2) the number of shares outstanding immediately before the reverse stock split becomes effective. The initial price and protection price will also be adjusted as discussed above.

Extraordinary Dividends. A dividend or other distribution with respect to the shares of equity securities will be deemed to be an “extraordinary dividend” if, as determined by the calculation agent, it is (i) a payment by the issuer of the shares of equity securities to holders of the shares that such issuer announces will be an extraordinary dividend; (ii) a payment by the issuer of the shares of equity securities to holders of these shares out of that issuer’s capital and surplus; or (iii) any other “special” cash or non-cash dividend on, or distribution with respect to, the shares which is, by its terms or declared intent, declared and paid outside the normal operations or normal dividend procedures of the relevant issuer. The ex-dividend date for any dividend or other distribution is the first day on which the shares trade without the right to receive that dividend or distribution.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. If an extraordinary dividend occurs on or before the final valuation date (or final observation or final averaging date) occurs and the calculation agent determines that such event has a diluting or concentrative effect on the theoretical value of the shares, the calculation agent will adjust any variables it determines appropriate to account for that diluting or concentrative effect.

Reorganization Events. Each of the following is a reorganization event in respect of the shares of equity securities, provided that, in each case, the closing date of the event occurs on or before the final valuation date (or final observation or final averaging date):

•	any reclassification or change of the shares that results in the transfer of or an irrevocable commitment to transfer all of the outstanding shares to another person or entity;

•

the shares have been subject to a merger, consolidation, amalgamation or binding share exchange which is not a merger, consolidation, amalgamation or binding share exchange in which the issuer of the shares is the surviving entity and which does not result in the reclassification or change of all of the outstanding shares;

•

any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 100% of the outstanding voting shares (other than shares of the equity securities owned or controlled by that other entity or person) as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or any other information as the calculation agent deems relevant;

•

any consolidation, amalgamation, merger or binding share exchange of the issuer of the shares or its subsidiaries with or into another entity in which the issuer of the shares is the continuing entity and which does not result in a reclassification or change of all such outstanding shares but results in the outstanding shares (other than shares of the equity securities owned or controlled by that other entity) immediately prior to that event collectively representing less than 50% of the outstanding shares immediately following that event; or

•

any takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in that entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than 10% of the outstanding voting shares (other than the shares of the shares owned or controlled by that other entity or person) as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or any other information as the calculation agent deems relevant.

Adjustments for Reorganization Events. For purposes of this subsection “Adjustments for Reorganization Events”, references to “shares” of equity securities do not include the corresponding ADS underlying shares.

If a reorganization event occurs with respect to the shares of equity securities or any corresponding ADS underlying shares and the consideration for the shares consists solely of new shares (exclusive of fractional share cash amounts) that are publicly quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ (or their respective successors), then the shares of the equity securities will be adjusted to comprise the new number of shares to which a holder of one share of the equity securities immediately prior to the occurrence of the reorganization event, as the case may be, would be entitled upon consummation of that reorganization event, and the calculation agent shall adjust any variable that the calculation agent determines appropriate to account for the reorganization event.

If the new shares offered as consideration for the shares of the equity securities are not publicly quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ (or their respective successors), then (1) in the case of the notes, the calculation agent shall accelerate the maturity date to the day which is four business days after the approval date (as described below) and the calculation agent shall calculate the amount payable on the notes (inclusive of the value of the imbedded options) that would preserve for you the economic equivalent of any remaining payment obligations with respect to the notes hereunder; and (2) in the case of the warrants, the calculation agent shall accelerate the relevant exercise date to the day which is four business days after the approval date (as described below) and the calculation agent shall calculate the amount of money or warrant property payable or deliverable in respect of the warrants as the relevant exercise date is so accelerated. For purposes of calculating the amount payable on the notes or the amount of money or warrant property payable or deliverable in respect of the warrants, as applicable, the final price will be determined by the calculation agent and will be deemed to be the value of all consideration received (or that would be received) in respect of that reorganization event and the final valuation date (or final observation or final averaging date) will be deemed to occur on the approval date. The “approval date” shall mean the closing date with respect to each of the first four reorganization events described above or the date on which the person or entity making the offer, solicitation or proposal acquires the right to obtain the relevant percentage of shares of equity securities with respect to the fifth reorganization event described above, as the case may be.

If a reorganization event occurs and the consideration for the shares of equity securities consists (i) solely of cash and assets and other securities (other than new shares as discussed above), or (ii) of new shares plus cash and assets, then (1) in the case of the notes, the calculation agent shall accelerate the maturity date to the day which is four business days after the approval date (as described above) and the calculation agent shall calculate the amount payable on the notes (inclusive of the value of the imbedded options) that would preserve for you the economic equivalent of any remaining payment obligations with respect to the notes hereunder; and (2) in the case of the warrants, the calculation agent shall accelerate the relevant exercise date to the day which is four business days after the approval date (as described above) and the calculation agent shall calculate the amount of money or warrant property payable or deliverable in respect of the warrants as the relevant exercise date is so accelerated. For purposes of calculating the amount payable on the notes or the amount of money or warrant property payable or deliverable in respect of the warrants, as applicable, the final price will be determined by the calculation agent and will be deemed to be the value of all consideration received (or that would be received) in respect of that reorganization event and the final valuation date (or final observation or final averaging date) will be deemed to be the approval date.

In the case of an acceleration of the maturity date on the notes, any interest payable under the notes will be paid through and excluding the related date of the accelerated payment. If a holder of a share of equity security or any corresponding ADS underlying shares elects to receive different types or combinations of property in the reorganization event, that property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent.

For any reorganization event described above, the calculation agent will not have to adjust any variable or combination of variables unless the adjustment would result in a change of at least 0.1% of the unadjusted amount. The values of variables resulting from any adjustment will be rounded up or down, as appropriate, in the case of any price, the nearest cent, in the case of the physical delivery amount, the nearest thousandth, and in the case of any percentages, the nearest hundredth of a percent, with one half cent, five hundred thousandths and five hundredth of a percent, respectively, being rounded upward.

If a reorganization event requiring adjustment occurs, the calculation agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position relative to the securities, that results solely from that event. The calculation agent may modify any adjustments as necessary to ensure an equitable result.

Additional Adjustment Events. For purposes of this subsection “Additional Adjustment Events”, references to “shares” of equity securities do not include the corresponding ADS underlying shares.

Each of the following is an additional adjustment event in respect of the shares of equity securities, or any corresponding ADS underlying shares provided that, in each case, the event occurs on or before the final valuation date (or final observation or final averaging date):

•

All the assets or substantially all the assets of the issuer of the shares of equity securities or any corresponding ADS underlying shares are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity.

•

By reason of the voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding involving the issuer of the shares of equity securities, or any corresponding ADS underlying shares (i) all of the shares of the issuer of the shares of equity securities or the issuer of any corresponding ADS underlying shares are required to be transferred to a trustee, liquidator or other similar official or (ii) holders of the shares of equity securities or any corresponding ADS underlying shares become legally prohibited from transferring those shares.

•

The exchange on which the shares of equity securities are traded announces that pursuant to the rules of that exchange, the shares cease (or will cease) to be listed, traded or publicly quoted on that exchange for any reason (other than a reorganization event as described above) and those shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ (or their respective successors).

If an additional adjustment event relating to the shares of equity securities or any corresponding ADS underlying shares occurs on or before the final valuation date (or final observation or final averaging date), the calculation agent may accelerate the maturity date or relevant exercise date or period, as applicable, to the day which is four business days after the announcement date (as described below). In the event of such an acceleration, on the maturity date or the payment or settlement date, as applicable, we shall pay to you the amount payable at maturity of the notes, or pay or deliver to you the amount of money or warrant property payable or deliverable to you at the payment or settlement date of the warrants, as applicable. For purposes of calculating the amount payable at maturity or at the payment or settlement date, as applicable, the final price will be determined by the calculation agent and the final valuation date (or final observation or final averaging date) will be deemed to be the price on the business day immediately prior to the announcement date. The “announcement date” means, for purposes of this paragraph, (i) in the case of the additional adjustment event first described above, the day of the first public announcement by the relevant government authority that all or substantially all of the assets of the issuer of the shares of equity securities or the issuer of any corresponding ADS underlying shares are to be nationalized, expropriated or otherwise transferred to any governmental agency, authority or entity, (ii) in the case of the second additional adjustment event described above, the day of the first public announcement of the institution of a proceeding or presentation of a petition or passing of a resolution (or other analogous procedure in any jurisdiction) that leads to an insolvency with respect to the issuer of the shares of equity securities or any corresponding ADS underlying shares, or (iii) in the case of the third additional adjustment event described above, the day of the first public announcement by the relevant exchange that the shares of the equity securities will cease to trade or be publicly quoted on that exchange. The calculation agent shall then (1) in the case of the notes, calculate the amount payable on the notes (inclusive of the value of the imbedded options) that would preserve for you the economic equivalent of any remaining payment obligations with respect to the notes hereunder; and (2) in the case of the warrants, calculate the amount of money or warrant property payable or deliverable in respect of the warrants as the relevant exercise date is so accelerated.

In the case of an acceleration of the maturity date on the notes, any interest payable under the notes will be paid through and excluding the related date of the accelerated payment. In the case where an additional adjustment event relating to the shares of equity securities or any corresponding ADS underlying shares occurs on or before the final valuation date (or final observation or final averaging date) and the calculation agent does not accelerate the maturity date or relevant exercise date or period, as applicable, the calculation agent may adjust any variable the calculation agent determines appropriate to account for that additional adjustment event.

Exchange-Traded Funds

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on the performance of the shares or other interests in one or more exchange-traded funds, including price movements in or other events relating to those shares or interests. If a reference asset is comprised of shares or other interests in more than one exchange-traded fund or shares or other interests in an exchange-traded fund and at least one other type of reference asset, the shares or other interests in the exchange-traded fund is a “basket component”.

Reference Asset Investment Company and Reference Asset Information

Exchange-traded funds are generally designed to track the performance of a portfolio of one or more categories of assets, including, among others, securities, commodities and exchange rate contracts. A registered investment company holds all of the portfolio assets in trust and each share of the exchange-traded fund represents an undivided ownership interest in that trust. Exchange-traded funds may also have a sponsor or investment adviser. The securities have not been passed on by the issuer of the exchange-traded funds or the sponsor of the underlying indices as to their legality or suitability. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the issuer, sponsor or investment adviser of the exchange-traded funds or the sponsor of any underlying indices. The trademarks, service marks or registered trademarks of the issuer of the exchange-traded funds or the sponsor of any underlying indices are the property of their owner. The issuer of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities. This prospectus supplement relates only to the securities offered by the applicable pricing supplement and does not relate to the exchange-traded fund or the underlying index.

If the reference asset is shares or other interests in an exchange-traded fund that is registered under the Securities Exchange Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the issuer of those shares or other interests is required to file periodically financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of that material can be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at l-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC by an investment company issuing shares or other interests in an exchange-traded fund can be located by reference to the SEC file numbers provided in the applicable pricing supplement. In addition, information regarding an exchange-traded fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to exchange-traded funds. Neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the issuer of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the closing prices of the reference asset (and therefore the closing price of that reference asset at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning the issuer of the reference asset could affect the value received at maturity or at the payment or settlement date, and therefore the price of the securities in the secondary market, if any.

Special Calculation Provisions

With respect to reference assets that are shares or other interests in exchange-traded funds, the closing price for any security on any day will equal the closing sale price or last reported sale price, regular way, for the security, on a per-share or other unit basis:

•	on the principal national securities exchange on which that security is listed for trading on that day, or

•	if that security is not listed on any national securities exchange, on any other U.S. national market system that is the primary market for the trading of that security.

With respect to the closing sale price or last reported sale price for the NASDAQ, the closing price will be the Nasdaq Official Closing Price (NOCP) unless otherwise specified in the applicable pricing supplement.

If that security is not listed or traded as described above, then the closing price for that security on any day will be determined by the calculation agent. In determining the closing price for that security on any day, the calculation agent may consider any relevant information, including, without limitation, information consisting of relevant market data in the relevant market supplied by one or more third parties or internal sources including, without limitation, relevant rates, prices, yields, yield curves, volatiles, spreads, correlations or other relevant market data in the relevant market.

Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds

Valuation dates may be postponed and thus the determination of the price of the shares or other interests in an exchange-traded fund may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of the share or other interest.

Any of the following will be a market disruption event with respect to shares or other interests in an exchange-traded fund that is a reference asset:

•	a suspension, absence or limitation of trading in the exchange-traded fund on the relevant exchange (as defined below), as determined by the calculation agent;

•

any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to effect transactions in, or obtain market values for, the exchange-traded fund on the relevant exchange;

•

the closure on any day of the relevant exchange where the relevant exchange is scheduled to be open for trading for its regular trading session (a “scheduled trading day”) prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless the earlier closing time is announced by the relevant exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such scheduled trading day for the relevant exchange and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for the relevant exchange;

•	any scheduled trading day on which the relevant exchange fails to open for trading during its regular trading session; or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” in this prospectus supplement;

and, in any of these events, the calculation agent determines that the event was material.

A limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant exchange, will not be deemed a market disruption event.

In contrast, a suspension or limitation of trading in the shares or other interests in the exchange-traded fund on the relevant exchange, by reason of any of:

•	a price change exceeding limits set by the relevant exchange,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes

will constitute a suspension or material limitation of trading.

“Relevant exchange” means the primary exchange or market of trading for the shares or other interests in the exchange-traded fund or the shares of any successor fund.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five business days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth business day, the calculation agent will make an estimate of the closing price for the exchange-traded fund that would have prevailed on that fifth business day in the absence of the market disruption event.

If the exchange-traded fund is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the exchange-traded fund on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds

Discontinuance of the Exchange-Traded Fund. If the shares or other interests of the exchange-traded fund are de-listed from the relevant exchange or if the fund is liquidated or otherwise terminated, the calculation agent will substitute shares or other interests of an exchange-traded fund (such substituted exchange-traded fund being referred to herein as a “successor fund”) that the calculation agent determines, in its sole discretion, is comparable to the discontinued exchange-traded fund (or discontinued successor fund). If a successor fund is selected, that successor fund will be substituted for the discontinued exchange-traded fund (or discontinued successor fund) for all purposes of the securities. Upon any selection by the calculation agent of a successor fund, the calculation agent may adjust any variable described in the applicable pricing supplement (including, without limitation, any variable relating to the price of the shares or other interests in the exchange-traded fund, the number of such shares or other interests outstanding, created or redeemed or any dividend or other distribution made in respect of such shares or other interests), as, in the good faith judgment of the calculation agent, may be and for such time as may be necessary to render the shares or other interests of the successor fund comparable to the shares or other interests of the discontinued exchange-traded fund (or discontinued successor fund) for purposes of the securities.

Upon any selection by the calculation agent of a successor fund, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities, stating the selection made. For warrants issued under a warrant agreement, any applicable procedures for such selection of a successor fund will be described in the applicable warrant agreement and pricing supplement.

If the shares or other interests of a successor fund are selected by the calculation agent, those shares or other interests will be used as a substitute for the reference asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to those shares or other interests.

If the shares or other interests of an exchange-traded fund (or any successor fund) are de-listed or the exchange-traded fund (or any successor fund) is liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent may, at its sole discretion, accelerate the maturity date or relevant exercise date or period, as applicable, to the day which is four business days after the date of such de-listing, liquidation or termination, as applicable. In the event of such an acceleration, we shall pay to you the amount payable at maturity, or we shall pay or deliver to you the amount of money or warrant property payable or deliverable to you at the payment or settlement date, as applicable, and for the purposes of that calculation, the final price will be deemed to be the closing price on the trading day corresponding to the date of the de-listing, liquidation or termination (or, if such date is not a trading day, the immediately preceding trading day), unless the calculation agent determines in his sole discretion that another day is more appropriate to, as closely as reasonably possible, replicate the discontinued exchange-traded fund (or discontinued successor fund), in which case, the final price shall be the closing price on such other day. In the event that the calculation agent decides to accelerate the maturity date or relevant exercise date or period, as applicable, and to make use of a closing price other than the price on the trading day corresponding to the date of de-listing, liquidation or termination (or the immediately preceding trading day, as applicable), the calculation agent will, in its sole discretion, calculate the appropriate closing price of the shares or other interests in the discontinued exchange-traded fund (or discontinued successor fund) on any day that such calculation is required by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the shares or other interests of the discontinued exchange-traded fund (or discontinued successor fund).

The calculation agent will be solely responsible for the method of determining and/or calculating the closing price of the shares or other interests of an exchange-traded fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error and binding on any investor in the securities.

The calculation agent will provide information as to the method of calculating the closing price of the shares or other interests of an exchange-traded fund (or any successor fund) upon written request by any investor in the securities.

Antidilution Adjustments. If an event occurs which, in the sole discretion of the calculation agent, has a diluting or concentrative effect on the theoretical value of the shares of the exchange-traded fund, the calculation agent may adjust any variable described in the applicable pricing supplement, and will make such adjustments as it deems necessary to negate such diluting or concentrative effect. All such adjustments will occur in the manner described under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset—Antidilution Adjustments” in this prospectus supplement.

Indices

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on one or more indices, including movements in the levels of the indices, the prices of their components or other events relating to the indices. The index or indices that comprise the reference asset shall be specified in the applicable pricing supplement. If a reference asset is comprised of more than one index or an index and at least one other type of asset, the index is a “basket component”.

Reference Asset Sponsor and Reference Asset Information

The securities have not been passed on by the sponsor of the reference asset as to their legality or suitability. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the sponsor of the reference asset. The trademarks, service marks or registered trademarks of the sponsor of the reference asset are the property of their owner. The sponsor of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities. This prospectus supplement relates only to the securities offered by the applicable pricing supplement and does not relate to any index of a sponsor.

Information regarding a reference asset comprised of an index or the sponsor of the reference asset may be obtained from various public sources including, but not limited to, press releases, newspaper articles, the sponsor website and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to the reference asset or any other publicly available information regarding the sponsor of the reference asset. In connection with any issuance of securities under this prospectus supplement, neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the sponsor of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the levels of the reference asset (and therefore the levels of the reference asset at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of the reference asset could affect the interest, payments at maturity or any other amounts payable on your notes, and the amount of money or warrant property payable or deliverable in respect of your warrants, and therefore the market value of the securities in the secondary market, if any.

Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices

Valuation dates may be postponed and thus the determination of the index levels may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of an index.

Any equity security, interest rate, currency exchange rate, currency, commodity or other asset or variable that comprises an index is herein referred to as an “index component”.

Unless otherwise specified in the applicable pricing supplement, any of the following will be a market disruption event with respect to an index:

•	a suspension, absence or limitation of trading in index components constituting 20% or more, by weight, of that index;

•	a suspension, absence or limitation of trading in futures or options contracts relating to that index on their respective markets;

•

any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, index components constituting 20% or more, by weight, of that index, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to that index on their respective markets;

•

the closure on any day of the primary market for futures or options contracts relating to that index or index components constituting 20% or more, by weight, of that index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•

any scheduled trading day on which (i) the primary markets for index components constituting 20% or more, by weight, of that index or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that index are traded, fails to open for trading during its regular trading session; or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement;

and, in any of these events, the calculation agent determines that the event was material.

The following event will not be a market disruption event:

•

a limitation on the hours or number of days of trading on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in futures or options contracts relating to an index.

For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in futures or options contracts related to the index, if available, in the primary market for those contracts, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders relating to those contracts, or

•	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in futures or options contracts related to an index in the primary market for those contracts.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five business days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth business day, the calculation agent will make an estimate of the closing level for the reference asset that would have prevailed on that fifth business day in the absence of the market disruption event.

If the index is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the index on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices

If any sponsor discontinues publication of or otherwise fails to publish any index comprising the reference asset and that sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued index (that index being referred to herein as a “successor index”), then the level will be determined by reference to the level of that successor index on the date as of which that level is to be determined.

Upon any selection by the calculation agent of a successor index, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such selection of a successor index will be described in the applicable warrant agreement and pricing supplement.

If a successor index is selected by the calculation agent, the successor index will be used as a substitute for the reference asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to that index.

If (i) the index is discontinued or (ii) a sponsor fails to publish the index, in either case, prior to (and that discontinuance is continuing on) a valuation date and the calculation agent determines that no successor or substitute index is available at that time, then the calculation agent will determine the value to be used for the level. The value to be used for the level will be computed by the calculation agent in the same general manner previously used by the related sponsor and will reflect the performance of that index through the business day on which that index was last in effect preceding such date of discontinuance. In that case, the calculation agent will treat any business day on which the primary exchange for futures or options contracts relating to that index is open for trading as a business day for that index for purposes of the determination of the final level. In that event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such selection of a successor index will be described in the applicable warrant agreement and pricing supplement.

Notwithstanding these alternative arrangements, discontinuance of the publication of any index comprising the reference asset may adversely affect the value of, and trading in, the securities.

If at any time, there is:

•	a material change in the formula for or the method of calculating the level of the reference asset, an index comprising the reference asset, or a successor index;

•	a material change in the content, composition or constitution of the reference asset, an index comprising the reference asset or a successor index;

•

a change or modification to the reference asset or a successor index such that the reference asset or successor index does not, in the opinion of the calculation agent, fairly represent the value of that reference asset or successor index had those changes or modifications not been made; or

•

any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement;

then, for purposes of calculating the level of the index, any payments on the securities or making any other determinations as of or after that time, the calculation agent will make those calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a level for the index comparable to such index or such successor index, as the case may be, as if those changes or modifications had not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), or the amount of money or warrant property payable or deliverable in respect of the warrant, with reference to such index or such successor index, as adjusted. In that event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such changes or modifications will be described in the applicable warrant agreement and pricing supplement.

The calculation agent will make all determinations with respect to adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made. The calculation agent will provide information about any adjustments it makes upon your written request.

Commodities

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on a commodity, including price or level movements in or other events relating to those commodities. If a reference asset is comprised of more than one commodity or a commodity and at least one other type of asset, the commodity is a “basket component”. We have no current intention to offer warrants linked to commodities due to regulatory restrictions, and we may also limit the percentage of commodities included in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable.

Commodities Futures Markets

Futures contracts on physical commodities and commodity indices are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin”. This amount varies based on the requirements imposed by the exchange clearing houses. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market”.

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant”, which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling”. For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodities Futures Trading Commission. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in some circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Settlement Price

The official U.S. dollar cash buyer settlement price for each commodity will be determined as described below.

(a) where the commodity is gold, the afternoon Gold fixing price per troy ounce of unallocated Gold bullion for delivery in London through a member of the London Bullion Market Association (“LBMA”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the LBMA;

(b) where the commodity is silver, the Silver fixing price per troy ounce of unallocated Silver bullion for delivery in London through a member of the LBMA authorized to effect such delivery, stated in U.S. cents, as calculated by the LBMA;

(c) where the commodity is platinum, the afternoon Platinum fixing price per troy ounce gross of unallocated Platinum bullion for delivery in Zurich through a member of the London Platinum and Palladium Market (“LPPM”) authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM;

(d) where the commodity is palladium, the afternoon Palladium fixing price per troy ounce gross of unallocated Palladium bullion for delivery in Zurich through a member of the LPPM authorized to effect such delivery, stated in U.S. dollars, as calculated by the LPPM;

(e) where the commodity is aluminum, the official price per tonne of high grade Primary Aluminum on the London Metal Exchange (“LME”) for cash delivery, as stated in U.S. dollars, as determined by the LME;

(f) where the commodity is copper, the official price per tonne of Copper-Grade A on the LME for cash delivery, stated in U.S. dollars, as determined by the LME;

(g) where the commodity is lead, the official price per tonne of Standard Lead on the LME for cash delivery, stated in U.S. dollars, as determined on the LME;

(h) where the commodity is nickel, the official price per tonne of Primary Nickel on the LME for cash delivery, stated in U.S. dollars, as determined by the LME;

(i) where the commodity is tin, the official price per tonne of Tin on the LME for cash delivery, stated in U.S. dollars, as determined by the LME;

(j) where the commodity is zinc, the official price per tonne of Special High Grade Zinc on the LME for cash delivery, as stated in U.S. dollars, as determined by the LME;

(k) where the commodity is WTI Crude, the official settlement price per barrel of West Texas Intermediate Light Sweet Crude Oil on the New York Mercantile Exchange (“NYMEX”) of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by the NYMEX;

(l) where the commodity is brent crude, the official settlement price per barrel of Brent Blend Crude Oil on the International Petroleum Exchange (“IPE”) of the futures contract in respect of the first nearby month, stated in U.S. Dollars, as made public by the IPE;

(m) where the commodity is heating oil, the official settlement price per gallon of New York Harbor No. 2 Heating Oil on the NYMEX of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by the NYMEX;

(n) where the commodity is gas oil, the official settlement price per metric ton of gas oil on the IPE of the futures contract in respect of the first nearby month, stated in U.S. dollars, as made public by the IPE;

(o) where the commodity is jet fuel, the average of high and low of the official published price per metric tonne of jet fuel, stated in U.S. dollars, as published under the heading “FOB Med (Italy): Jet.Av.Fuel” in Platts European;

(p) where the commodity is Gasoline RBOB, the official settlement price per gallon of New York Harbor Gasoline Blendstock for Oxygen Blending on the NYMEX of the futures contract in respect of the first nearby month, stated in U.S. Dollars, as made public by the NYMEX;

(q) where the commodity is natural gas, the closing settlement price per million British thermal units of natural gas on the NYMEX of the Henry Hub Natural Gas futures contract in respect of the first nearby month, stated in U.S. Dollars, as made public by NYMEX;

(r) where the commodity is coal, the official published price per ton of steam coal 6,000 kcal/kg, up to 1% sulphur NAR basis, cif ARA, stated in U.S. Dollars, published under the heading “International Coal Indexes incorporating the TFS API(TM) Indices: Monthly Coal Price Indexes: TFS API 2 (cif ARA)” in the issue of Argus/McCloskey’s Coal Price Index Report which reports prices effective on that pricing date;

(s) where the commodity is German Electricity, the official settlement price per MWh of electricity on the European Energy Exchange (“EEX”) of the Phelix Baseload Year futures contract, stated in Euros, published at http://www.eex.de/, under the headings “Info Center:Download: Market Data: Derivatives-Results Derivatives Market (Year): Phelix-Baseload-Year-Futures” or any sucessor headings, that report prices effective on the pricing date;

(t) where the commodity is corn, the official settlement price per bushel of deliverable grade corn on the Chicago Board of Trade (“CBOT”) of the futures contract in respect of either (i) the first nearby month or (ii) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by CBOT;

(u) where the commodity is wheat, the official settlement price per bushel of deliverable grade wheat on the CBOT of the futures contract in respect of either (i) the first nearby month or (ii) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by CBOT;

(v) where the commodity is soybeans, the official settlement price per bushel of deliverable grade soybeans on the CBOT of the futures contract in respect of either (i) the first nearby month or (ii) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by CBOT;

(w) where the commodity is soybean meal, the official settlement price per bushel of deliverable grade soybean meal on the CBOT of the futures contract in respect of either (i) the first nearby month or (ii) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. dollars, as made public by CBOT;

(x) where the commodity is sugar, the official settlement price per pound of deliverable grade cane sugar on the New York Board of Trade (“NYBOT”) of the futures contract in respect of either (i) the first nearby month or (ii) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by NYBOT;

(y) where the commodity is coffee, the official settlement price per pound of deliverable grade washed arabica coffee on the NYBOT of the futures contract in respect of either (i) the first nearby month or (ii) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by NYBOT;

(z) where the commodity is cotton, the official settlement price per pound of deliverable grade cotton No.2 on the NYBOT of the futures contract in respect of either (i) the first nearby month or (ii) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by NYBOT;

(aa) where the commodity is cocoa, the official settlement price per metric ton of deliverable grade cocoa beans on the NYBOT of the futures contract in respect of either (i) the first nearby month or (ii) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. dollars, as made public by NYBOT; and

(bb) where the commodity is red winter wheat, the official settlement price per bushel of deliverable grade hard red winter wheat on the Kansas City Board of Trade (“KCBOT”) of the futures contract in respect of either (i) the first nearby month or (ii) if the pricing date falls on or after the earlier of the first notice day or the last trading day of the relevant futures contract, the second nearby month, stated in U.S. cents, as made public by KCBOT.

Market Disruption Events Relating to Securities with a Commodity as the Reference Asset

Any of the following will be a market disruption event with respect to a commodity:

•

a suspension, absence or limitation of trading in (i) that commodity in its primary market, as determined by the calculation agent, or (ii) futures or options contracts relating to that commodity in the primary market for those contracts, as determined by the calculation agent;

•

any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the commodity in its primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating the commodity in its primary market;

•

the closure on any day of the primary market for that commodity on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•

any scheduled trading day on which (i) the primary market for that commodity or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that commodity are traded, fails to open for trading during its regular trading session; or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement;

and, in any of these events, the calculation agent determines that the event was material.

The following events will not be market disruption events:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision to permanently discontinue trading in the futures or options contracts relating to the commodity.

For this purpose, an “absence of trading” in the primary market on which futures or options contracts related to the commodity are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in a commodity, or futures or options contracts related to the commodity, if available, in their primary markets, by reason of any of:

•	a price change exceeding limits set by that market,

•	an imbalance of orders, or

•	a disparity in bid and ask quotes

will constitute a suspension or material limitation of trading.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five business days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth business day, the calculation agent will make an estimate of the settlement price for the commodity that would have prevailed on that fifth business day in the absence of the market disruption event.

If the commodity is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to a commodity on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, and Any Other Assets or Any Combination Thereof”.

Discontinuation of Trading; Alteration of Method of Calculation

If the relevant exchange discontinues trading in any commodity, the calculation agent may replace the commodity with another commodity, whose settlement price is quoted on that exchange or any other exchange, that the calculation agent determines to be comparable to the discontinued commodity (a “successor commodity”).

If the relevant exchange discontinues trading in the commodity comprising the reference asset prior to, and the discontinuance is continuing on, any valuation date and the calculation agent determines that no successor commodity is available at that time, then the calculation agent will determine the settlement price for that date.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchange in any commodity may adversely affect the market value of the securities.

If at any time (i) the method of calculating the official U.S. dollar cash buyer settlement price of a commodity is changed in a material respect by the applicable exchange or any other relevant exchange, (ii) there is a material change in the composition or constitution of a commodity or (iii) if the reporting thereof is in any other way modified so that the settlement price does not, in the opinion of the calculation agent, fairly represent the settlement price of the commodity, the calculation agent shall, at the close of business in New York City on each business day on which the settlement price is to be determined, make those calculations and adjustments as, in the judgment of the calculation agent, may be necessary in order to arrive at a settlement price for the commodity comparable to such commodity or such successor commodity, as the case may be, as if those changes or modifications had not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), and the amount of money or warrant property payable or deliverable in respect of the warrant, with reference to such commodity or such successor commodity, as adjusted. In that event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee of these calculations and adjustments, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, the procedures for the selection of a successor commodity described in this section will be set forth in the applicable warrant agreement and pricing supplement.

Currency Exchange Rates

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on a currency exchange rate, including level movements in or other events relating to the currency exchange rates. If a reference asset is comprised of more than one currency exchange rate or a currency exchange rate and at least one other type of asset, the currency exchange rate is a “basket component”.

To the extent that amounts payable on the notes or amounts of money or warrant property payable or deliverable in respect of the warrants are based on a reference asset comprised of one or more of the currency exchange rates below, the level with respect to that exchange rate on any day will equal the currency exchange rate as determined by the calculation agent by reference to the mechanics specified below:

(a) where the currency exchange rate is “USDALL”, the Albanian lek per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “ALL” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(b) where the currency exchange rate is “USDDZD”, the Algerian dinar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “DZD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(c) where the currency exchange rate is “USDARS”, the Argentine peso per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “ARS” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(d) where the currency exchange rate is “USDAUD”, the Australian dollar per U.S. Dollar exchange rate, which is 1 divided by AUDUSD, the U.S. Dollar per Australian dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “AUD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(e) where the currency exchange rate is “USDBHD”, the Bahraini dinar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “BHD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(f) where the currency exchange rate is “USDBOB”, the Bolivian boliviano per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “BOB” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(g) where the currency exchange rate is “USDBRL”, the Brazilian real per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “BRL” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(h) where the currency exchange rate is “USDGBP”, the British pound sterling per U.S. Dollar exchange rate, which is one divided by GBPUSD, the U.S. Dollar per British pound sterling exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “GBP” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(i) where the currency exchange rate is “USDCAD”, the Canadian dollar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “CAD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(j) where the currency exchange rate is “USDCLP”, the Chilean peso per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “CLP” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(k) where the currency exchange rate is “USDCNY”, the Chinese yuan per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “CNY” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(l) where the currency exchange rate is “USDCOP”, the Colombian peso per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “COP” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(m) where the currency exchange rate is “USDCRC”, the Costa Rican colon per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “CRC” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(n) where the currency exchange rate is “USDHRK”, the Croatian kuna per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “HRK” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(o) where the currency exchange rate is “USDCZK”, the Czech Republic koruna per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “CZK” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(p) where the currency exchange rate is “USDDKK”, the Danish krone per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “DKK” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(q) where the currency exchange rate is “USDEGP”, the Egyptian pound per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “EGP” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(r) where the currency exchange rate is “USDEUR”, the Euro per U.S. Dollar exchange rate, which is one divided by EURUSD, the U.S. Dollar per Euro exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “EUR” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(s) where the currency exchange rate is “USDHNL”, the Honduran lempira per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “HNL” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(t) where the currency exchange rate is “USDHKD”, the Hong Kong dollar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “HKD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(u) where the currency exchange rate is “USDHUF”, the Hungarian forint per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “HUF” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(v) where the currency exchange rate is “USDISK”, the Icelandic krona per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “ISK” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(w) where the currency exchange rate is “USDINR”, the Indian rupee per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “INR” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(x) where the currency exchange rate is “USDIDR”, the Indonesian rupiah per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “IDR” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(y) where the currency exchange rate is “USDIRR”, the Iranian rial per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “IRR” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(z) where the currency exchange rate is “USDILS”, the Israeli new shekel per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “ILS” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(aa) where the currency exchange rate is “USDJMD”, the Jamaican dollar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “JMD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(bb) where the currency exchange rate is “USDJPY”, the Japanese yen per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “JPY” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(cc) where the currency exchange rate is “USDJOD”, the Jordanian dinar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “JOD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(dd) where the currency exchange rate is “USDKZT”, the Kazakhstani tenge per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “KZT” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(ee) where the currency exchange rate is “USDKES”, the Kenyan shilling per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “KES” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(ff) where the currency exchange rate is “USDKWD”, the Kuwaiti dinar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “KWD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(gg) where the currency exchange rate is “USDLBP”, the Lebanese pound per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “LBP” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(hh) where the currency exchange rate is “USDMKD”, the Macedonian denar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “MKD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(ii) where the currency exchange rate is “USDMYR”, the Malaysian ringgit per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “MYR” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(jj) where the currency exchange rate is “USDMXN”, the Mexican peso per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “MXN” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(kk) where the currency exchange rate is “USDNZD”, the New Zealand dollar per U.S. Dollar exchange rate, which is one divided by NZDUSD, the U.S. Dollar per New Zealand dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “NZD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(ll) where the currency exchange rate is “USDNGN”, the Nigerian naira per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “NGN” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(mm) where the currency exchange rate is “USDNOK”, the Norwegian krone per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “NOK” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(nn) where the currency exchange rate is “USDPKR”, the Pakistani rupee per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “PKR” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(oo) where the currency exchange rate is “USDPEN”, the Peruvian nuevo sol per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “PEN” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(pp) where the currency exchange rate is “USDPHP”, the Philippine peso per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “PHP” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(qq) where the currency exchange rate is “USDPLN”, the Polish zloty per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “PLN” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(rr) where the currency exchange rate is “USDQAR”, the Qatari riyal per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “QAR” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(ss) where the currency exchange rate is “USDRON”, the Romanian leu per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “RON” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(tt) where the currency exchange rate is “USDRUB”, the Russian ruble per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “RUB” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(uu) where the currency exchange rate is “USDSAR”, the Saudi riyal per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “SAR” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(vv) where the currency exchange rate is “USDRSD”, the Serbian dinar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “RSD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(ww) where the currency exchange rate is “USDSGD”, the Singaporean dollar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “SGD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(xx) where the currency exchange rate is “USDSKK”, the Slovak koruna per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “SKK” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(yy) where the currency exchange rate is “USDZAR”, the South African rand per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “ZAR” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(zz) where the currency exchange rate is “USDKRW”, the South Korean won per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “KRW” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(aaa) where the currency exchange rate is “USDSEK”, the Swedish krona per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “SEK” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(bbb) where the currency exchange rate is “USDCHF”, the Swiss franc per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “CHF” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(ccc) where the currency exchange rate is “USDTWD”, the Taiwanese dollar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “TWD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(ddd) where the currency exchange rate is “USDTHB”, the Thai baht per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “THB” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(eee) where the currency exchange rate is “USDTND”, the Tunisian dinar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “TND” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(fff) where the currency exchange rate is “USDTRY”, the Turkish lira per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “TRY” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(ggg) where the currency exchange rate is “USDUYU”, the Uruguayan peso per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “UYU” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(hhh) where the currency exchange rate is “USDUAH”, the Ukrainian hryvna per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “UAH” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(iii) where the currency exchange rate is “USDAED”, the United Arab Emirates dirham per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “AED” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(jjj) where the currency exchange rate is “USDVEF”, the Venezuelan bolivar fuerte per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “VEF” under the caption “MID” at approximately 4 p.m., London time, on the relevant date;

(kkk) where the currency exchange rate is “USDVND”, the Vietnamese dong per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “VND” under the caption “MID” at approximately 4 p.m., London time, on the relevant date; and

(lll) where the currency exchange rate is “USDZWD”, the Zimbabwean dollar per U.S. dollar exchange rate which appears on Bloomberg screen WMCO1 to the right of the caption “ZWD” under the caption “MID” at approximately 4 p.m., London time, on the relevant date.

The screen or time of observation indicated in relation to any currency exchange rate above shall be deemed to refer to that screen or time of observation as modified or amended from time to time, or to any substitute screen thereto.

To the extent that amounts payable on the notes or amounts of money or warrant property payable or deliverable in respect of the warrants are based on a reference asset comprised of one or more currency exchange rates not described above, the closing level of that currency exchange rate on any day will equal the currency exchange rate as determined by the calculation agent by reference to the mechanics, the Bloomberg page, the Reuters screen or other pricing source and the time specified in the applicable pricing supplement.

Market Disruption Events Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates

Any of the following will be a market disruption event where the reference asset is comprised of a currency exchange rate or exchanges rates:

•

any event or any condition (including without limitation any event or condition that occurs as a result of the enactment, promulgation, execution, ratification, interpretation or application of, or any change in or amendment to, any law, rule or regulation by any applicable governmental authority) that results in an illiquid market for currency transactions or that generally makes it impossible, illegal or impracticable for market participants, or hinders their abilities, (a) to convert from one foreign currency to another through customary commercial channels, (b) to effect currency transactions or (c) to obtain the currency exchange rate by reference to the applicable price source;

•

(i) the declaration of a banking moratorium or (ii) the suspension of payments by banks, in either case, in the country of any currency used to determine the applicable currency exchange rate or (iii) the declaration of capital and/or currency controls (including without limitation any restriction placed on assets in or transactions through any account through which a non-resident of the country of any currency used to determine the applicable currency exchange rate may hold assets or transfer monies outside the country of that currency, and any restriction on the transfer of funds, securities or other assets of market participants from or within or outside of the country of any currency used to determine the applicable currency exchange rate); or

•

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement;

•	and, in any of these events, the calculation agent determines that the event was material.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five business days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth business day, the calculation agent will make an estimate of the currency exchange rate for the currency that would have prevailed on that fifth business day in the absence of the market disruption event.

If the currency exchange rate is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to a currency exchange rate on any basket valuation date, the respective date will be postponed as described under “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof”.

Adjustments Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate

or Currency Exchange Rates

If the calculation agent determines that (i) any currency exchange rate has been removed from circulation or otherwise discontinued and (ii) banks dealing in foreign exchange and foreign currency deposits in the underlying currency commence trading a successor or substitute currency substantially similar to the foreign currency that the calculation agent determines is comparable to the discontinued currency (that currency being referred to herein as a “successor currency”), then the level for the currency will be determined by reference to the value of the successor currency at the time determined by the calculation agent on the markets for the successor currency on the relevant valuation date.

If the calculation agent determines that any successor currency shall be utilized for purposes of calculating the level of the currency comprising the currency exchange rate, or making any other determinations as of or after that time, the calculation agent will make those calculations and adjustments as, in judgment of the calculation agent, may be necessary in order to arrive at a value of a currency exchange rate for a currency comparable to the underlying currency, as if those changes or modifications had not been made, and shall calculate the payment at maturity (including the individual inputs thereof) or the payment or delivery of money or warrant property at the payment or settlement date, and the final level with reference to that currency or the successor currency, as adjusted. In this event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such adjustment will be described in the applicable warrant agreement and pricing supplement.

Notwithstanding these alternative arrangements, discontinuance of the publication of the level of any currency comprising the currency exchange rate may adversely affect the value of, and trading in, the securities.

If at any time the method of calculating the level of a currency or a successor currency, or the value thereof, is changed in a material respect, or is in any other way modified so that the conventional market quotation does not, in the opinion of the calculation agent, fairly represent the value of that currency or successor currency had those changes or modifications not been made, then, for purposes of calculating any level, the payment at maturity or at the payment or settlement date making any other determinations as of or after that time, the calculation agent will make those calculations and adjustments as the calculation agent determines may be necessary in order to arrive at a value for that currency comparable to the underlying currency comprising the currency exchange rate or that successor currency, as the case may be, as if those changes or modifications have not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), or the amount of money or warrant property payable or deliverable in respect of the warrant, with reference to the currency or the successor currency, as adjusted. In such event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such change or modification will be described in the applicable warrant agreement and pricing supplement.

Baskets

The principal, interest or any other amounts payable on the notes, and the amount of money or warrant property payable or deliverable in respect of the warrants, may be based on a basket of multiple instruments or measures, including but not limited to equity securities, commodities, indices, foreign currencies, interest rates and/or any combination thereof. We may limit the percentage of commodities, interest rates or other reference assets in a basket underlying a warrant in order to comply with regulatory restrictions, where applicable.

To the extent that a component of a basket is comprised of an asset type herein described, see the applicable section under the heading “Reference Assets” for further information that may affect that component of the basket, and therefore the reference asset of your securities.

Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof

With respect to each basket component, a market disruption event will be described in the section of this prospectus supplement applicable to that basket component. For example, the “Reference Assets—Equity Securities” section describes the circumstances under which the calculation agent may determine that there is a market disruption event with respect to a basket component that consists of an equity security.

The basket valuation date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that respective day. If no market disruption event exists with respect to a basket component on a basket valuation date, such basket component’s level, value or price shall be determined on the scheduled basket valuation date. To the extent that a market disruption event exists with respect to a component on the basket valuation date, the price, value or level of that disrupted basket component shall be determined in accordance with the procedures set forth above for the specific reference asset type of the basket component.

Adjustments Relating to Securities with the Reference Asset Comprised of a Basket

If the calculation agent substitutes a successor index, successor currency or successor commodity, as the case may be, or otherwise affects or modifies the reference asset, the calculation agent will make those calculations and adjustments as, in judgment of the calculation agent, may be necessary in order to arrive at a basket comparable to the original basket (including without limitation changing the percentage weights of the basket components), as if those changes or modifications had not been made, and shall calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), or the amount of money or warrant property payable or deliverable in respect of the warrant, with reference to that basket or the successor basket (as described below), as adjusted. In this event, the calculation agent will provide, in the case of notes or warrants issued under a warrant indenture, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the senior debt indenture or warrant indenture, as applicable, to each security holder, or in the case of global securities, the depositary, as holder of the global securities. For warrants issued under a warrant agreement, any applicable procedures for such adjustment will be described in the applicable warrant agreement and pricing supplement.

In the event of the adjustment described above, the newly composed basket is referred to herein as the “successor basket” and will be used as a substitute for the original basket for all purposes.

If the calculation agent determines that the available successors as described above do not fairly represent the value of the original basket component or basket, as the case may be, then the calculation agent will determine the level, value or price of the basket component or the basket level for any basket valuation date as described under “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” with respect to indices comprising the basket component, “Reference Assets—Commodities—Discontinuation of Trading; Alteration of Method of Calculation” with respect to commodities comprising the basket component and “Reference Assets—Currency Exchange Rates—Adjustments Relating to Securities with the Reference Asset Comprised of a Currency Exchange Rate or Currency Exchange Rates” with respect to currency exchange rates comprising the basket component.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in any basket component may adversely affect the market value of the securities.

Reference Asset Information Provider

The securities have not been passed on by the information provider of the reference asset as to their legality or suitability. The securities are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the information provider of the reference asset. The trademarks, service marks or registered trademarks of the information provider of the reference asset are the property of their respective owners. The information provider of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities.

Applicable historical data on the reference asset will be provided in the applicable pricing supplement.

The possible “information providers” of the reference assets are Bloomberg screen, Reuters screen, Telerate or any other information provider as specified in the applicable pricing supplement.

Bloomberg screen

“Bloomberg screen” means, when used in connection with any designated pages, the display page so designated on the Bloomberg service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor).

Reuters screen

“Reuters screen” means, when used in connection with any designated page, the display page so designated on the Reuters Money 3000 Service (or any other page as may replace that page on that service for the purpose of displaying rates or prices).

Telerate

“Telerate” means, when used in connection with any designated page, the display page so designated on the Moneyline Telerate Service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor).

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or “DTC”, in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable pricing supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold those interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interest in securities held by them. This is also true for any other clearance system that may be named in a pricing supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a pricing supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

The following concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DTC is:

(1)	the world’s largest securities depository;

(2)	a limited purpose trust company organized under the laws of the State of New York;

(3)	a “banking organization” within the meaning of New York Banking Law;

(4)	a member of the Federal Reserve System;

(5)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(6)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“DTC direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among DTC direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC direct participant, either directly or indirectly (“DTC indirect participants”). DTC has Standard & Poor’s highest rating: AAA. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through DTC direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the DTC direct and DTC indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC direct or DTC indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or any other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC direct participants to whose accounts those securities are credited, which may or may not be the beneficial owners. The DTC direct and DTC indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC direct participants, by DTC direct participants to DTC indirect participants, and by DTC direct participants and DTC indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

With respect to the securities that contain an option to redeem, redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a DTC direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from issuer or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of that DTC participant and not of DTC, agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of those payments to DTC direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of DTC direct and DTC indirect participants.

A beneficial owner shall give notice to elect to have its securities purchased or tendered, through its participant, to an agent, and shall effect delivery of those securities by causing the DTC direct participant to transfer the DTC participant’s interest in the securities, on DTC’s records, to an agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by DTC direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the agent’s DTC account.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to issuer or agent. Under those circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, securities certificates will be printed and delivered to DTC.

Clearstream, Luxembourg

The following concerning Clearstream, Luxembourg and Clearstream, Luxembourg’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

The following concerning Euroclear and Euroclear’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for the securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable pricing supplement.

Primary Distribution

Unless the applicable pricing supplement states otherwise, we will issue the securities in global form and the distribution of the securities will be cleared through one or more of the clearing systems that we have described above (i.e., which in all cases will include DTC) or any other clearing system that is specified in the applicable pricing supplement. Payment for securities will be made on a delivery versus payment or free delivery basis.

Clearance and settlement procedures may vary from one class of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the pricing supplement.

Clearance and Settlement Procedures: DTC

DTC participants that hold securities through DTC on behalf of investors will follow the applicable settlement practices in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures: Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using the applicable procedures in DTC’s Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

Each fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject only to Section 4975 of the Code (also “plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the plan or account. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless relief is available under an applicable statutory or administrative exemption. Some employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws.

The acquisition of the securities by a plan with respect to which Barclays Bank PLC, Barclays Capital Inc. or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to and in accordance with an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the securities. These exemptions are:

(a) PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

(b) PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

(c) PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

(d) PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

(e) PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

It should be noted that the recently enacted Pension Protection Act of 2006 contains a new statutory exemption from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for transactions involving certain parties in interest or disqualified persons who are such merely because they are a service provider to a plan subject to ERISA and/or Section 4975 of the Code, or because they are related to a service provider. Generally, the new exemption would be applicable if the party to the transaction with the plan is a party in interest or a disqualified person to the plan but is not (i) an employer, (ii) a fiduciary who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction, (iii) a fiduciary who renders investment advice (within the meaning of ERISA and Section 4975 of the Code) with respect to those assets, or (iv) an affiliate of (i), (ii) or (iii). Any fiduciary relying on this new statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) and purchasing securities on behalf of a plan will be deemed to have made a determination that (x) the plan is paying no more than, and is receiving no less than, adequate consideration in connection with the transaction and (y) neither Barclays Bank PLC, Barclays Capital Inc. nor any of their affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice (as defined above) with respect to the assets of the plan which the fiduciary is using to purchase securities, both of which are necessary preconditions to utilizing this new exemption. Any person proposing to acquire any securities on behalf of a plan should consult with counsel regarding the application of the new exemption.

The securities may not be purchased or held by (1) any plan, (2) any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) pursuant to Department of Labor Regulation 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA, or otherwise or (3) any person investing “plan assets” of any plan, unless in each case the purchaser or holder is eligible for the exemptive relief available under one or more of the PTCEs listed above or another applicable statutory or similar exemption. Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding of the securities that it either (1) is not a plan or a plan asset entity and is not purchasing those securities on behalf of or with “plan assets” of any plan or plan asset entity or (2) with respect to the purchase or holding, is eligible for the exemptive relief available under any of the PTCEs listed above or another applicable statutory or administrative exemption. Any purchaser or holder of the securities that is or is using the assets of, directly or indirectly, an employee benefit plan not subject to ERISA or Section 4975 of the Code, such as a government plan or a foreign plan, will be deemed to have represented, by its purchase and holding of the securities, that the purchase, holding and subsequent disposition of the securities and the transactions contemplated hereby do not constitute non-exempt violations of any applicable federal, state, local or foreign laws, rules, regulations or other restrictions, regardless of whether those restrictions are materially similar to Section 406 of ERISA and/or Section 4975 of the Code.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan, plan asset entity or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under similar laws, as applicable.

The sale of any security to a plan or a non-ERISA arrangement is in no respect a representation by Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the investment meets all relevant legal requirements with respect to investments by plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement, or that the investment is appropriate for a plan or a non-ERISA arrangement generally or any particular plan or non-ERISA arrangement.

Each plan purchaser and holder of securities, by its purchasing and holding of the securities, will be deemed to have acknowledged, represented to and agreed with Barclays Bank PLC, Barclays Capital Inc. or any of their affiliates that the plan is purchasing and holding the securities pursuant to one of the PTCEs listed above, the “service provider” exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) or another statutory or administrative exemption from the prohibited transaction provisions of Section 406 of ERISA and/or Section 4975 of the Code.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Distribution Agreement

We plan to distribute all or part of the securities under a distribution agreement with Barclays Capital Inc. and, with respect to the notes only, also with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as agents, relating to our securities. Pursuant to the distribution agreement, the agents have agreed to use their reasonable efforts to solicit and receive offers to subscribe for the relevant securities from us upon the terms and conditions set forth in the applicable term sheet or pricing supplement. We filed the form of distribution agreement with the SEC under cover of Form 6-K on September 20, 2004 (File No. 001-10257), the form of the amended and restated distribution agreement with respect to the notes with the SEC as an exhibit to Form F-3 on August 31, 2007 (File No. 333-145845), the form of the amended and restated distribution agreement with respect to the notes and warrants with the SEC as an exhibit to the post-effective amendment to Form F-3 on February 10, 2009 (File No. 333-145845) and the accession agreement with the SEC under cover of Form 6-K on August 27, 2008 (File No. 001-10257). Merrill Lynch is a party to the amended and restated distribution agreement, dated September 4, 2007, on the terms set forth in the accession agreement, dated April 25, 2008. We would have the right to accept offers to subscribe for securities and may reject any proposed subscription of the securities. The agents may also reject any offer to subscribe for securities. We would pay the relevant agent a commission on any securities distributed through such agent. In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to the applicable pricing supplement.

We may also issue securities to the relevant agent as principal for its own account in a firm commitment underwriting. In that case, the agent will subscribe for the securities at a price equal to the issue price specified in the applicable term sheet or pricing supplement, less a discount. The discount will equal the applicable commission on an agency sale of securities with the same stated term.

The agents may distribute any securities they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the securities are not distributed at the initial offering price, the agents may change the offering price and other subscription terms.

We may appoint agents under the distribution agreement other than or in addition to Barclays Capital Inc. and Merrill Lynch. Any of these agents will enter into a distribution agreement in the form referred to above, and the applicable term sheet or pricing supplement will name any of these agents involved in the offering and issue of the securities and any commission that we will pay to them. Agents through whom we distribute securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from purchasers for whom they may act as agents. The other agents may be our affiliates or customers and may engage in transactions with and perform services for us in the ordinary course of business. Barclays Capital Inc. may resell securities to or through another of our affiliates, as selling agent.

Other Arrangements. In addition to subscriptions under the distribution agreement referred to above, we may also distribute all or part of the securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods of distribution. We describe these other arrangements in “Plan of Distribution” in the accompanying prospectus. We may also engage other firms to provide marketing or promotional services in connection with the distribution of the securities. We will describe any of these arrangements in the applicable pricing supplement.

Settlement. The applicable pricing supplement will specify when the securities will be delivered. Delivery of the securities may be made against payment after the third business day following the date of the applicable pricing supplement, or otherwise as specified by the applicable pricing supplement (for example, if delivery against payment is on the seventh business day, the settlement cycle will be referred to as “T+7”). Under Rule 15c6-1 under the U.S. Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on the date of the applicable pricing supplement will be required, by virtue of the fact that the securities initially will settle, for example, in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Market-Making Resales

This prospectus supplement may be used by Barclays Capital Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Barclays Capital Inc. may resell a security it acquires from other holders, after the original offering and distribution of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Barclays Capital Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Barclays Capital Inc. acts as principal, or as agent for both counterparties in a transaction in which Barclays Capital Inc. does not act as principal. Barclays Capital Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Barclays Bank PLC may also engage in transactions of this kind and may use this prospectus supplement for this purpose.

The aggregate initial offering price specified on the cover of the accompanying pricing supplement relates to the initial offering of the securities described in the pricing supplement. This amount does not include securities sold in market-making transactions. The latter includes securities to be issued after the date of this prospectus supplement, as well as securities previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market-making transactions by Barclay’s Capital Inc. and its other affiliates. Fees in connection with possible related swaps and other agreements may need to be described in the applicable pricing supplement depending on the circumstances.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being subscribed for in its original offering and issue, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each issue of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We do not intend to list any particular issue of securities unless specified in the applicable pricing supplement. We have been advised by Barclays Capital Inc. that it may make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable pricing supplement or confirmation of sale, the subscription price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus supplement, the accompanying prospectus, and the applicable pricing supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the issue and subscription of the securities for the purposes we describe below. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

On or prior to the issue and subscription of the securities, we or our affiliates expect to enter into hedging transactions to hedge some or all of our anticipated exposure by, for example, taking or modifying positions in the reference assets and listed or over-the-counter options on the reference assets. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

In this regard, we or our affiliates may, throughout the life of the securities:

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments linked to the reference asset,

•	acquire or dispose of long or short positions in components of the reference assets,

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments designed to track the performance of the reference assets or their components, or

•	any other transaction or arrangement.

We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of some or all of the components of the reference asset, or listed or over-the-counter options, futures or other instruments linked to the reference assets or their components.

The hedging activity discussed above may adversely affect the market value of the securities from time to time. See “Risk Factors” in this prospectus supplement for a discussion of these adverse effects.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion supersedes the discussion set forth in “Tax Considerations” in the accompanying prospectus. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of the notes. The U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of the warrants will be described in the applicable pricing supplement.

For purposes of this summary, a “U.S. holder” is a beneficial owner of a note that is:

•	an individual who is a citizen or a resident of the United States, for federal income tax purposes;

•

a corporation (or other entity that is treated as a corporation for federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate whose income is subject to federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons (as defined for federal income tax purposes) have the authority to control all of its substantial decisions.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a note that is:

•	a nonresident alien individual for federal income tax purposes;

•	a foreign corporation for federal income tax purposes;

•	an estate whose income is not subject to federal income tax on a net income basis; or

•

a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if United States persons (as defined for federal income tax purposes) do not have the authority to control all of its substantial decisions.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States for federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three year period ending in the current calendar year (counting for those purposes all of the days present in the current year, one third of the days present in the immediately preceding year, and one sixth of the days present in the second preceding year).

This summary is based on interpretations of the Code, regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any of those changes may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only holders that purchase notes at initial issuance, and own notes as capital assets and not as part of a “straddle”, “hedge”, “synthetic security”, or “conversion transaction” for federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; regulated investment companies or real estate investment trusts; small business investment companies; S corporations; investors that hold their notes through a partnership or other entity treated as a partnership for federal tax purposes; U.S. holders whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons subject to the alternative minimum tax; retirement plans or other tax-exempt entities, or persons holding the notes in tax-deferred or tax-advantaged accounts; or “controlled foreign corporations” or “passive foreign investment companies” for federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or foreign tax consequences of the purchase, ownership or disposition of the notes. Persons considering the purchase of notes should consult their own tax advisors concerning the application of federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of notes arising under the laws of any other taxing jurisdiction.

The applicable pricing supplement may contain a further discussion of the special federal income tax consequences applicable to certain notes. The summary of the federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes

Unless otherwise indicated in the applicable pricing supplement and except as provided below under “—Certain Notes Treated as Forward Contracts or Executory Contracts” and “Certain Notes Treated as Put Options” we intend to treat the notes as indebtedness for federal income tax purposes, and the balance of this summary, except as provided below under “—Certain Notes Treated as Forward Contracts or Executory Contracts” and “Certain Notes Treated as Put Options” assumes that the notes are treated as indebtedness for federal income tax purposes. However, the treatment of a note as indebtedness for federal income tax purposes depends on a number of factors, and if the notes are not properly treated as indebtedness for federal income tax purposes, the federal income tax treatment of investors in notes may be different than that described below.

Payments of Interest

Unless otherwise indicated in the applicable pricing supplement, interest on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes.

Amounts included in income with respect to your Note will be interest income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest will be either “passive” or “general” income for purposes of computing the foreign tax credit.

Original Issue Discount

The following is a summary of the principal federal income tax consequences of the ownership of notes having original issue discount.

A note will have original issue discount for federal income tax purposes if its “issue price” is less than its “stated redemption price at maturity” by more than a de minimis amount, as discussed below, and it has a term of more than one year.

The issue price of a note generally is the first price at which a substantial amount of the “issue” of notes is sold to the public for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), excluding pre-issuance accrued interest (as discussed below under “—Pre-Issuance Accrued Interest”). You may obtain the issue price of each note by contacting Structuring, Investor Solutions Americas at (212) 412-1101.

The “stated redemption price at maturity” of a note generally is the total amount of all payments provided by the note other than “qualified stated interest” payments.

Qualified stated interest generally is stated interest that is “unconditionally payable” in cash or property (other than debt instruments of the issuer) at least annually either at a single fixed rate, or a “qualifying variable rate” (as described below). Qualified stated interest is taxable to a U.S. holder when accrued or received in accordance with the U.S. holder’s normal method of tax accounting.

Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the note otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment within a reasonable grace period) or non-payment a remote contingency. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between stated interest payments. Thus, if the interval between payments varies during the term of the instrument, the value of the fixed rate on which payment is based generally must be adjusted to reflect a compounding assumption consistent with the length of the interval preceding the payment.

Notes having “de minimis original issue discount” generally will be treated as not having original issue discount unless a U.S. holder elects to treat all interest on the note as original issue discount. See “—Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method)” below. A note will be considered to have “de minimis original issue discount” if the difference between its stated redemption price at maturity and its issue price is less than the product of 1/4 of 1 percent of the stated redemption price at maturity and the number of complete years from the issue date to maturity (or the weighted average maturity in the case of a note that provides for payment of an amount other than qualified stated interest before maturity).

U.S. holders of notes having original issue discount will be required to include original issue discount in gross income for federal income tax purposes as it accrues (regardless of the U.S. holder’s method of accounting), which may be in advance of receipt of the cash attributable to that income. Original issue discount accrues under the constant yield method, based on a compounded yield to maturity, as described below. Accordingly, U.S. holders of notes having original issue discount will generally be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

The annual amount of original issue discount includible in income by the initial U.S. holder of a note having original issue discount will equal the sum of the “daily portions” of the original issue discount with respect to the note for each day on which the U.S. holder held the note during the taxable year. Generally, the daily portions of original issue discount are determined by allocating to each day in an “accrual period” the ratable portion of original issue discount allocable to the accrual period. The term accrual period means an interval of time with respect to which the accrual of original issue discount is measured and which may vary in length over the term of the note provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period.

The amount of original issue discount allocable to an accrual period will be the excess of:

•	the product of the “adjusted issue price” of the note at the commencement of the accrual period and its “yield to maturity” over

•	the amount of any qualified stated interest payments allocable to the accrual period.

The adjusted issue price of a note at the beginning of the first accrual period is its issue price and, on any day thereafter, it is the sum of the issue price and the amount of original issue discount previously includible in the gross income of the U.S. holder (without regard to any “acquisition premium” as described below), reduced by the amount of any payment other than a payment of qualified stated interest previously made on the note. If an interval between payments of qualified stated interest contains more than one accrual period, the amount of qualified stated interest that is payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) is allocated on a pro rata basis to each accrual period in the interval, and the adjusted issue price at the beginning of each accrual period in the interval is increased by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but is not payable until the end of the interval. The yield to maturity of a note is the yield to maturity computed on the basis of compounding at the end of each accrual period properly adjusted for the length of the particular accrual period. If all accrual periods are of equal length except for a shorter initial and/or final accrual period(s), the amount of original issue discount allocable to the initial period may be computed using any reasonable method; however, the original issue discount allocable to the final accrual period will always be the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period.

Pre-Issuance Accrued Interest

If (i) a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the note is to be made within one year of the note’s issue date, and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. holder may compute the issue price of the note by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Notes Subject to Call or Put Options

For purposes of calculating the yield and maturity of a note subject to an option, in general, a call option held by the issuer is presumed exercised if, upon exercise, the yield on the note is less than it would have been had the option not been exercised, and a put option held by a U.S. holder is presumed exercised if, upon exercise, the yield on the note is more than it would have been had the option not been exercised. The effect of this rule generally may accelerate or defer the inclusion of original issue discount in the income of a U.S. holder whose note is subject to a put option or a call option, as compared to a note that does not have those options. The applicable pricing supplement will indicate whether a put option or call option will be presumed to be exercised and the effect of that presumption. If any option that is presumed to be exercised is not in fact exercised, the note is treated as reissued solely for purposes of the original issue discount rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the note’s yield and maturity for original issue discount purposes and any related subsequent accruals of original issue discount.

Variable Rate Debt Instruments

Some notes that are treated as “variable rate debt instruments” are subject to special rules described below. The applicable pricing supplement will indicate whether we intend to treat a note as a variable rate debt instrument that is subject to these special rules.

If a variable rate debt instrument bears interest that is unconditionally payable or compounds at least annually at a single qualified floating rate or objective rate (including a qualified inverse floating rate), all stated interest is treated as qualified stated interest. The accrual of any original issue discount is determined by assuming the note bears interest at a fixed interest rate equal to the issue date value of the qualified floating rate or qualified inverse floating rate or, in the case of any other objective rate, a fixed internal rate that is equal to the reasonably expected yield for the note. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period. The applicable pricing supplement will indicate whether a note is subject to these rules.

If a variable rate debt instrument bears interest at a qualifying variable rate other than a single qualified floating rate or objective rate, the amount and accrual of original issue discount generally are determined by (i) determining a fixed rate substitute for each variable rate as described in the preceding paragraph, (ii) determining the amount of qualified stated interest and original issue discount by assuming the note bears interest at those substitute fixed rates and (iii) making appropriate adjustments to the qualified stated interest and original issue discount so determined for actual interest rates under the note. However, if that qualifying variable rate includes a fixed rate (other than certain initial fixed rates), the note is treated for purposes of applying clause (i) of the preceding sentence as if it provided for an assumed qualified floating rate (or qualified inverse floating rate if the actual variable rate is such) that would cause the note to have approximately the same fair market value, and the rate is used in lieu of the fixed rate. The applicable pricing supplement will indicate whether a note is subject to these rules.

Short-Term Obligations

Certain notes that are treated as “short-term obligations” are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat the notes as short-term obligations. A note that is a short-term obligation will be acquired with “acquisition discount” equal to all payments under the note over the U.S. holder’s basis in the note. U.S. holders that report income for federal income tax purposes on the accrual method and certain other holders are required to include original issue discount (equal to the difference between all payments on the note over its issue price) in income or, if the U.S. holder elects, acquisition discount with respect to a note that is a short-term obligation. Original issue discount or acquisition discount on notes that are short-term obligations is accrued on a straight-line basis, unless an irrevocable election with respect to the note is made to accrue the original issue discount or acquisition discount under the constant yield method based on daily compounding.

In general, an individual or other cash method U.S. holder of a short-term obligation is not required to accrue original issue discount or acquisition discount with respect to a note that is a short-term obligation, unless the U.S. holder elects to do so. An election by a cash basis U.S. holder to accrue original issue discount on a note that is a short-term obligation, as well as the election to accrue acquisition discount instead of original issue discount with respect to a note that is a short-term obligation, applies to all short-term obligations acquired by the U.S. holder during the first taxable year for which the election is made, and all subsequent taxable years of the U.S. holder, unless the Internal Revenue Service (the “IRS”) consents to a revocation. In the case of a U.S. holder that is not required (and does not elect) to include original issue discount or acquisition discount in income currently, any gain realized on the sale, exchange or other taxable disposition of a note that is a short-term obligation is treated as ordinary income to the extent of the original issue discount that had accrued on a straight-line basis (or, if elected, under the constant yield method based on daily compounding) through the date of sale, exchange or other disposition, and the U.S. holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the note in an amount not exceeding the accrued original issue discount (determined on a ratable basis, unless the U.S. holder elects to use a constant yield basis) on the note, until the original issue discount is recognized.

In general, the treatment of accrual method U.S. holders and cash method U.S. holders that elect to accrue discount currently on short-term obligations that provide for contingent interest is uncertain. Under one approach, the U.S. holder would wait until the maturity of a note to accrue the discount, even if the term of the note spans a taxable year. Under another approach, a U.S. holder would apply rules analogous to the rules that apply to “contingent payment debt instruments” as described below under “—Contingent Payment Debt Instruments” and would accrue acquisition discount at our comparable yield (i.e., the yield at which we would issue a fixed-rate noncontingent debt instrument with terms and conditions similar to those of the notes). Prospective purchasers can obtain the comparable yield of the notes by contacting Structuring, Investors Solutions Americas at (212) 412-1101. Under this approach, if the actual contingent payment received is less than the accrued discount based on the comparable yield, then the U.S. holder would first reduce the acquisition discount accrued for the year in which the contingent payment is paid, and any remainder of the difference between the accrued discount and the actual contingent payment would be treated as an ordinary loss that is not subject to limitations on the deductibility of miscellaneous deductions. Other approaches may be possible. Prospective investors that are accrual method U.S. holders or cash method U.S. holders that elect to accrue the discount currently should consult with their tax advisors regarding the appropriate method of accruing the discount on short-term obligations that provide for contingent interest. Although not entirely clear, it is possible that cash method U.S. holders that do not elect to accrue the discount currently should include contingent payments on short-term obligations in income upon receipt. Such cash method U.S. holders should consult their tax advisors regarding this possibility.

Market Discount and Premium

If a U.S. holder purchases a note, other than a contingent payment debt instrument or a short-term obligation, for an amount that is less than its stated redemption price at maturity or, in the case of a note having original issue discount, less than its revised issue price (which is the sum of the issue price of the note and the aggregate amount of the original issue discount previously includible in the gross income of any holder (without regard to any acquisition premium)), the amount of the difference generally will be treated as market discount for federal income tax purposes. (It is possible that a U.S. holder may purchase a note at original issuance for an amount that is different than its issue price.) The amount of any market discount generally will be treated as de minimis and disregarded if it is less than the product of  1/4 of 1 percent of the stated redemption price at maturity of the note and the number of complete years to maturity (or weighted average maturity in the case of notes paying any amount other than qualified stated interest prior to maturity).

Under the market discount rules, a U.S. holder is required to treat any principal payment on, or any gain on the sale, exchange, redemption or other disposition of, a note as ordinary income to the extent of any accrued market discount that has not previously been included in income. If the note is disposed of in a nontaxable transaction (other than certain specified nonrecognition transactions), accrued market discount will be includible as ordinary income to the U.S. holder as if the U.S. holder had sold the note at its then fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note.

Market discount accrues ratably during the period from the date of acquisition to the maturity of a note, unless the U.S. holder elects to accrue it under the constant yield method. A U.S. holder of a note may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. The election to include market discount currently applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the note in the hands of the U.S. holder will be increased by the market discount thereon as it is included in income.

A U.S. holder that purchases a note having original issue discount, other than a contingent payment debt instrument or a short-term obligation, for an amount exceeding its “adjusted issue price” (which is described above under “—Original Issue Discount”) and less than or equal to the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note with acquisition premium. The amount of original issue discount that the U.S. holder must include in gross income with respect to that note will be reduced in the proportion that the excess bears to the original issue discount remaining to be accrued as of the note’s acquisition and ending on the maturity date. Rather than apply the above fraction, the U.S. holder that, as discussed below, elects to treat all interest as original issue discount would treat the purchase at an acquisition premium as a purchase at an original issuance and calculate original issue discount accruals on a constant yield to maturity.

A U.S. holder that acquires a note, other than a contingent payment debt instrument, for an amount that is greater than the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be treated as having purchased the note at a bond premium and will not be required to include any original issue discount in income. A U.S. holder generally may elect to amortize bond premium. The election to amortize bond premium must be made with a timely filed federal income tax return for the first taxable year to which the U.S. holder wishes the election to apply.

If the bond premium is amortized, the amount of interest that must be included in the U.S. holder’s income for each period ending on an interest payment date or on stated maturity, as the case may be, will be reduced by the portion of the bond premium allocable to that period based on the note’s yield to maturity (or, in some circumstances, until an earlier call date) determined by using the U.S. holder’s basis of the note, compounding at the close of each accrual period. If the bond premium allocable to an accrual period is in excess of qualified stated interest allocable to that period, the excess may be deducted to the extent of prior income inclusions and is then carried to the next accrual period and offsets qualified stated interest in that period. If an election to amortize the bond premium is not made, a U.S. holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing its gain or loss upon the sale, exchange, redemption or other disposition or payment of the principal amount of the note.

An election to amortize the bond premium will apply to amortizable bond premium on all notes and other bonds, the interest on which is includible in the U.S. holder’s gross income, held at the beginning of the U.S. holder’s first taxable year to which the election applies or thereafter acquired, and may be revoked only with the consent of the IRS. The election to treat all interest as original issue discount is treated as an election to amortize premium. Special rules may apply if a note is subject to call prior to maturity at a price in excess of its stated redemption price at maturity.

Election to Treat All Interest and Discount as Original Issue Discount (Constant Yield Method)

A U.S. holder of a note may elect to include in income all interest and discount (including de minimis original issue discount and de minimis market discount), as adjusted by any premium with respect to the note, based on a constant yield method, which is described above under “—Original Issue Discount”. The election is made for the taxable year in which the U.S. holder acquired the note, and it may not be revoked without the consent of the IRS. If that election is made with respect to a note having market discount, the U.S. holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If made with respect to a note having amortizable bond premium, the U.S. holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the U.S. holder during the year of election or thereafter.

Sale, Exchange, Redemption or Repayment of the Notes

Upon the disposition of a note by sale, exchange, redemption, repayment of principal at maturity or other taxable disposition, a U.S. holder will generally recognize taxable gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued but untaxed interest) and (ii) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note (net of accrued interest) to the U.S. holder, increased by amounts includible in income as original issue discount or market discount, as described above (if the holder elects to include market discount in income on a current basis) and reduced by any amortized bond premium and any payments (other than payments of qualified stated interest) made on the note.

Because the note is held as a capital asset, such gain or loss (except to the extent that the market discount rules or the rules relating to short-term obligations otherwise provide) will generally constitute capital gain or loss. Capital gains of individual taxpayers from the sale, exchange or other disposition of a note held for more than one year may be eligible for reduced rates of taxation. The deductibility of a capital loss realized on the sale, exchange, or other disposition of a note is subject to limitations.

Contingent Payment Debt Instruments

Certain notes that are treated as “contingent payment debt instruments” are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat a note as a contingent payment debt instrument. If a contingent payment debt instrument is issued for cash or publicly traded property, original issue discount is determined and accrued under the “noncontingent bond method”. Unless otherwise indicated in the applicable pricing supplement, we intend to treat all notes that are treated as contingent payment debt instruments as subject to the noncontingent bond method.

Under the noncontingent bond method, for each accrual period, U.S. holders of the notes accrue original issue discount equal to the product of (i) the “comparable yield” (adjusted for the length of the accrual period) and (ii) the “adjusted issue price” of the notes at the beginning of the accrual period. This amount is ratably allocated to each day in the accrual period and is includible as ordinary interest income by a U.S. holder for each day in the accrual period on which the U.S. holder holds the contingent payment debt instrument, whether or not the amount of any payment is fixed or determinable in the taxable year. Thus, the noncontingent bond method may result in recognition of income prior to the receipt of cash.

In general, the comparable yield of a contingent payment debt instrument is equal to the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the contingent payment debt instrument, including level of subordination, term, timing of payments, and general market conditions. For example, if a hedge of the contingent payment debt instrument is available that, if integrated with the contingent payment debt instrument, would produce a “synthetic debt instrument” with a specific yield to maturity, the comparable yield will be equal to the yield of the synthetic debt instrument. However, if such a hedge is not available, but similar fixed rate debt instruments of the issuer are traded at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the benchmark rate on the issue date and the spread. Prospective purchasers can obtain the comparable yield of the notes by contacting Structuring, Investors Solutions Americas at (212) 412-1101.

The adjusted issue price at the beginning of each accrual period is generally equal to the issue price of the note plus the amount of original issue discount previously includible in the gross income of the U.S. holder less any noncontingent payment and the projected amount of any contingent payment contained in the projected payment schedule (as described below) previously made on the contingent payment debt instrument.

In addition to the determination of a comparable yield, the noncontingent bond method requires the construction of a projected payment schedule. The projected payment schedule includes all noncontingent payments and projected amounts for each contingent payment to be made under the contingent payment debt instrument that are adjusted to produce the comparable yield. Prospective purchasers can obtain the projected payment schedule of the notes by contacting Structuring, Investors Solutions Americas at (212) 412-1101. The projected payment schedule remains fixed throughout the term of the contingent payment debt instrument. A U.S. holder is required to use the issuer’s projected payment schedule to determine its interest accruals and adjustments, unless the U.S. holder determines that the issuer’s projected payment schedule is unreasonable, in which case the U.S. holder must disclose its own projected payment schedule in connection with its federal income tax return and the reason(s) why it is not using the issuer’s projected payment schedule.

If the actual amounts of contingent payments are different from the amounts reflected in the projected payment schedule, a U.S. holder is required to make adjustments in its accruals under the noncontingent bond method described above when those amounts are paid. Adjustments arising from contingent payments that are greater than the assumed amounts of those payments are referred to as “positive adjustments”; adjustments arising from contingent payments that are less than the assumed amounts are referred to as “negative adjustments”. Positive and negative adjustments are netted for each taxable year with respect to each note. Any net positive adjustment for a taxable year is treated as additional original issue discount income of the U.S. holder. Any net negative adjustment reduces any original issue discount on the note for the taxable year that would otherwise accrue. Any excess is then treated as a current-year ordinary loss to the U.S. holder to the extent of original issue discount accrued in prior years. The balance, if any, is treated as a negative adjustment in subsequent taxable years. Finally, to the extent that it has not previously been taken into account, an excess negative adjustment reduces the amount realized upon a sale, exchange, redemption or other taxable disposition of the note.

A U.S. holder’s basis in a contingent payment debt instrument is increased by the projected contingent payments accrued by the holder under the projected payment schedule (as determined without regard to adjustments made to reflect differences between actual and projected payments) and reduced by the amount of any noncontingent payments and the projected amount of any contingent payments previously made. Gain on the sale, exchange, redemption or other taxable disposition of a contingent payment debt instrument generally is treated as ordinary income. Loss, on the other hand, is treated as ordinary only to the extent of the U.S. holder’s prior net original issue discount inclusions (i.e., reduced by the total net negative adjustments previously allowed to the U.S. holder as an ordinary loss) and capital to the extent in excess thereof. The deductibility of a capital loss realized on the sale, exchange or other taxable disposition of a note is subject to limitations.

A U.S. holder that purchases a note for an amount other than the issue price of the note will be required to adjust its original issue discount inclusions to account for the difference. These adjustments will affect the U.S. holder’s basis in the note. Reports to U.S. holders may not include these adjustments. U.S. holders that purchase notes at other than the issue price should consult their tax advisors regarding these adjustments.

Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to notes.

Amortizing Notes

Payments received pursuant to an amortizing note may consist of both a principal and an interest component. The principal component will generally constitute a tax-free return of capital that will reduce a U.S. holder’s adjusted tax basis in the note.

Foreign Currency Notes

Certain notes that are denominated in or indexed to a foreign currency are subject to special rules. The applicable pricing supplement will indicate whether we intend to treat the notes as subject to these special rules. The following discussion summarizes the principal federal income tax consequences of owning a note that is denominated in or indexed to a foreign currency (other than a note subject to special rules such as a note denominated in a currency that is considered “hyperinflationary”) and is not a contingent payment debt instrument or a dual currency note. Special federal income tax considerations applicable to notes subject to special rules, such as notes that are denominated in or indexed to a hyperinflationary currency, notes that are contingent payment debt instruments, and notes that are dual currency notes, will be discussed in the applicable pricing supplement.

In general, a U.S. holder that uses the cash method of accounting and holds a note will be required to include in income the U.S. dollar value of the amount of interest income received, whether or not the payment is received in U.S. dollars or converted into U.S. dollars. The U.S. dollar value of the amount of interest received is the amount of the interest paid in the foreign currency, translated into U.S. dollars at the spot rate on the date of receipt. The U.S. holder will not have exchange gain or loss on the interest payment itself, but may have exchange gain or loss when it disposes of any foreign currency received.

A U.S. holder that uses the accrual method of accounting is generally required to include in income the dollar value of interest accrued during the accrual period. Accrual basis U.S. holders may determine the amount of income recognized with respect to that interest in accordance with either of two methods. Under the first method, the dollar value of accrued interest is translated at the average rate for the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). For this purpose, the average rate is the simple average of spot rates of exchange for each business day of that period or other average exchange rate for the period reasonably derived and consistently applied by the U.S. holder. Under the second method, a U.S. holder can elect to accrue interest at the spot rate on the last day of the interest accrual period (in the case of a partial accrual period, the last day of the taxable year) or, if the last day of an interest accrual period is within five business days of the receipt, the spot rate on the date of receipt. Any such election will apply to all debt instruments held by the U.S. holder and is irrevocable without the consent of the IRS. An accrual basis U.S. holder will recognize exchange gain or loss, as the case may be, on the receipt of a foreign currency interest payment if the exchange rate on the date payment is received differs from the rate applicable to the previous accrual of that interest income. The foreign currency gain or loss will generally be treated as U.S. source ordinary income or loss.

Original issue discount on a note described in this section is determined in the foreign currency and is translated into U.S. dollars in the same manner that an accrual basis U.S. holder accrues stated interest. Exchange gain or loss is determined when original issue discount is considered paid to the extent the exchange rate on the date of payment differs from the exchange rate at which the original issue discount was accrued.

The amount of market discount on a note described in this section includible in income will generally be determined by computing the market discount in the foreign currency and translating that amount into dollars at the spot rate on the date the note is retired or otherwise disposed of. If the U.S. holder accrues market discount currently, the amount of market discount which accrues during any accrual period is determined in the foreign currency and translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. Exchange gain or loss may be recognized to the extent that the rate of exchange on the date of the retirement or disposition of the note differs from the exchange rate at which the market discount was accrued.

Amortizable bond premium on a note described in this section is computed in units of foreign currency and, if the U.S. holder elects, will reduce interest income in units of foreign currency. At the time amortized bond premium offsets interest income (i.e., the last day of the tax year in which the election is made and the last day of each subsequent tax year), exchange gain or loss with respect to amortized bond premium is recognized and is measured by the difference between exchange rates at that time and at the time of the acquisition of the note.

With respect to the sale, exchange, redemption or other disposition of a note denominated in a foreign currency, the foreign currency amount realized will be considered to be first, the payment of accrued but unpaid interest (on which exchange gain or loss is recognized as described above); second, accrued but unpaid original issue discount (on which exchange gain or loss is recognized as described above); and, finally, as receipt of principal. With respect to principal, exchange gain or loss is equal to the difference between (i) the foreign currency principal amount translated on the date the payment is received or the date of disposition and (ii) the foreign currency principal amount translated on the date the note was acquired, or deemed acquired. Exchange gain or loss computed on accrued interest, original issue discount, market discount and principal is realized, however, only to the extent of total gain or loss on the transaction. The conversion of U.S. dollars into a foreign currency and the immediate use of that currency to purchase a note described in this section generally will not result in a taxable gain or loss for a U.S. holder.

Certain Other Debt Securities

Some notes may be subject to special rules. The applicable pricing supplement will discuss the principal federal income tax consequences with respect to notes that are subject to special rules, including notes that provide for an extendible maturity an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies relating to payments of interest or of principal.

Certain Notes Treated as Forward Contracts or Executory Contracts

We may treat some notes as a forward contract or executory contract for federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a note as a forward contract or executory contract for federal income tax purposes. This section describes the principal federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as a forward contract or executory contract.

There are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section. Accordingly, the proper federal income tax treatment of the notes described in this section is uncertain. Under one approach, the notes would be treated as forward contracts or executory contracts with respect to the reference asset. We intend to treat each note described in this section consistent with this approach, and pursuant to the terms of the notes, each holder agrees to that treatment for all federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes described in this section are so treated.

Unless otherwise indicated in the applicable pricing supplement, if a note that is treated as a forward contract or executory contract provides for current interest payments, we intend to treat that interest as ordinary income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes.

A U.S. holder’s tax basis in a note described in this section generally will equal the U.S. holder’s cost for the note. Upon receipt of cash upon maturity or redemption and upon the sale, exchange or other disposition of the note, a U.S. holder generally should recognize gain or loss equal to the difference between the amount realized at maturity or on the redemption, sale, exchange or other disposition and the U.S. holder’s tax basis in the note. Any such gain upon the maturity, redemption, sale, exchange or other disposition of the note generally should constitute capital gain. Capital gain of non-corporate taxpayers that is realized as a result of the maturity, redemption, sale, exchange or other disposition of a note treated as a forward contract or executory contract and held for more than one year may be eligible for reduced rates of taxation. Any loss from the maturity, redemption, sale, exchange or other disposition of a note treated as a forward contract or executory contract should generally constitute a capital loss. The ability of U.S. holders to use capital losses to offset ordinary income is limited.

Although we intend to treat each note described in this section as a forward contract or executory contract as described above, there are no regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the notes described in this section, and therefore the notes could be subject to some other characterization or treatment for federal income tax purposes. On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of notes classified as pre-paid forward or executory contracts. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further below) might be applied to such instruments. We intend to treat such notes for U.S. federal income tax purposes in accordance with the treatment described in this section and to the extent inconsistent therewith, the applicable pricing supplement, unless and until such time as the Internal Revenue Service and Treasury Department determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired such notes after the bill was enacted to accrue interest income over the term of such notes even though there may be no interest payments over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of such notes.

Other alternative treatments are also possible. For example, notes that have a term of more than one year could be treated as “contingent payment debt instruments” for federal income tax purposes. In this case, in general, U.S. holders should be treated as described above under “—Contingent Payment Debt Instruments”. Similarly, notes with a term of one year or less could be treated as short-term contingent debt instruments. There is no statutory, judicial or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes, and you should accordingly consult your tax advisor about this and another alternative treatments of the notes.

In addition, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts”. The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations indicates that similar timing issues exist in the case of prepaid forward contracts. If the IRS or the U.S. Treasury Department publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. holder could be required to accrue income over the term of the notes described in this section. In addition, other alternative federal income tax characterizations or treatments of the notes described in this section are possible, and if applied could also affect the timing and the character of the income or loss with respect to the notes.

Finally, it is possible that the IRS could assert that U.S. holders of certain notes should be subject to the “constructive ownership” rules set forth in Section 1260 of the Code. Specifically, Section 1260 of the Code treats a taxpayer owning certain types of derivative positions in property as having “constructive ownership” in that property, with the result that all or a portion of the long-term capital gain recognized by that taxpayer with respect to the derivative position may be recharacterized as ordinary income. In addition, Section 1260 imposes an interest charge on the long-term capital gain that was recharacterized. Unless otherwise provided in the applicable pricing supplement, we intend to treat the notes as not subject to Section 1260 in its current form. However, Section 1260 authorizes the Treasury Department to promulgate regulations (possibly with retroactive effect) to expand the application of the “constructive ownership” regime. If these regulations were promulgated and caused Section 1260 to apply to the notes, a U.S. holder would be required to treat all or a portion of the long-term capital gain (if any) that it recognizes on sale, exchange, maturity, or other taxable disposition of the notes as ordinary income, but only to the extent such long-term capital gain exceeds the long-term capital gain that it would have recognized if it had made a direct investment in shares of the reference asset (or, possibly, of entities underlying a reference asset). It is possible that these rules could apply, for example, to recharacterize long-term capital gain on the notes in whole or in part to the extent that a holder of shares of the relevant reference asset (or, possibly, of entities underlying a reference asset) would have earned dividend income therefrom or would have recognized short-term capital gain from the disposition of the shares upon a rebalancing of the reference assets (or, possibly, of entities underlying a reference asset) between the issue date for the notes and the date of the disposition of the notes.

Prospective investors in the notes described in this section should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.

Certain Notes Treated as Deposits and Put Options

This section describes the U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of notes that are described in the applicable pricing supplement as “reverse convertible notes”. See “Certain Features of the Notes—Reverse Convertible Notes” above.

There are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section. Accordingly, the proper federal income tax treatment of the notes described in this section is uncertain. Under one approach, each note should be treated as a put option written by the holder (the “Put Option”) that permits us to (1) sell the linked shares to the holder at maturity for an amount equal to the Deposit (as described below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit (as described below), or (2) “cash settle” the Put Option (i.e., require the holder to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the linked shares at that time), and a deposit with us of cash in an amount equal to the purchase price of the note (the “Deposit”) to secure the holder’s potential obligation under the Put Option. We intend to treat each note described in this section consistent with this approach, and pursuant to the terms of the notes, each holder agrees to this treatment for all federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes described in this section are so treated.

We intend to treat a portion of any stated interest payments and/or discount on a reverse convertible note as a put premium paid to us in respect of the Put Option (the “Put Premium”) and the remainder as interest and/or original issue discount or acquisition discount on the Deposit. The applicable pricing supplement will indicate the portion of the stated interest or discount that is allocable to Put Premium and the portion that is allocable to interest, original issue discount or acquisition discount on the Deposit. By purchasing the notes each holder agrees to this treatment.

Tax Treatment of Put Premium on the Put Option

The Put Premium should not be taxable to a U.S. holder upon its receipt. If the Put Option expires unexercised (i.e., the payment at maturity is equal to the full principal amount of the notes), the U.S. holder should recognize the total Put Premium received as short-term capital gain at that time.

If we exercise the Put Option and sell the linked shares to a U.S. holder, the U.S. holder should not recognize any gain or loss (other than with respect to cash received in lieu of fractional shares, as described below) in respect of the Put Option. In this event, the U.S. holder should have an adjusted tax basis in all linked shares received (including for this purpose any fractional shares) equal to the principal amount of the note less the total Put Premium received. The U.S. holder’s holding period for any linked shares received should start on the day after the delivery of the linked shares. The U.S. holder should generally recognize a short-term capital gain or loss with respect to cash received in lieu of fractional shares in an amount equal to the difference between the amount of that cash received and the U.S. holder’s basis in the fractional shares, which is equal to the U.S. holder’s basis in all of the linked shares (including the fractional shares), times a fraction, the numerator of which is the fractional shares and the denominator of which is all of the linked shares (including fractional shares).

U.S. holders and non-U.S. holders should consult the offering documents for the linked shares for the U.S. federal income tax treatment of acquiring, owning and selling the linked shares.

If we elect to cash settle the Put Option, a U.S. holder should generally recognize a short-term capital gain or loss equal to (i) the amount of cash received on the note less (ii) the principal amount of the note, less the total Put Premium received.

Tax Treatment of the Deposit

Unless otherwise indicated in the applicable pricing supplement, if the term of a reverse convertible note is more than one year, U.S. holders should include the portion of the stated interest payments on the note that is treated as interest income as described above under “—Payments of Interest”. If the term of a reverse convertible note is one year or less, the Deposit should be treated as a short-term obligation, and the portion of the stated interest payments on the note that is treated as interest income should be treated as described above under “—Short-Term Obligations”. The tax treatment of a Deposit issued with OID is described above under “—Original Issue Discount”. The applicable pricing supplement will indicate whether the Deposit is issued with OID.

Sale or Exchange of the Notes

Upon a sale, redemption, or other taxable disposition of a reverse convertible note for cash, a U.S. holder should allocate the cash received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sales proceeds allocable to the Deposit (less accrued and unpaid “qualified stated interest” and accrued acquisition discount that the U.S. holder has not included in income currently, which will be treated as ordinary interest income) and the U.S. holder’s adjusted tax basis in the Deposit (which generally will equal the initial purchase price of the U.S. holder’s reverse convertible note increased by any accrued original issue discount or acquisition discount previously included in income on the Deposit and decreased by the amount of any payment (other than an interest payment that is treated as qualified stated interest) received on the Deposit). This gain or loss should be capital gain or loss and should be long-term capital gain or loss if a U.S. holder is treated as having held the Deposit for more than one year at the time of such disposition. If the Put Option has a positive value on the date of a sale of a reverse convertible note, the U.S. holder should recognize short-term capital gain equal to the portion of the sale proceeds allocable to the Put Option plus any previously received Put Premium. If the Put Option has a negative value on the date of sale, the U.S. holder should be treated as having paid the buyer an amount equal to the negative value in order to assume the U.S. holder’s rights and obligations under the Put Option. In that case, the U.S. holder should recognize a short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received and the amount of the payment deemed made by the U.S. holder with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the sales price allocated to the Deposit in determining the gain or loss in respect of the Deposit. The deductibility of capital losses by U.S. holders is subject to limitations.

Alternative Characterizations and Treatments

Although we intend to treat each reverse convertible note as a Deposit and a Put Option as described above, there are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section, and therefore the reverse convertible notes could be subject to some other characterization or treatment for U.S. federal income tax purposes. For example, the reverse convertible notes could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes as described above under “—Contingent Payment Debt Instruments”. In addition, other alternative characterizations and treatments of the reverse convertible notes are possible, and if applied could also affect the timing and the character of the income or loss with respect to the notes.

Prospective investors in the notes should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.

Tax Treatment of Non-U.S. Holders

In general, payments on the notes to a non-U.S. holder and gain realized on the sale, exchange, redemption or other disposition of the notes by a non-U.S. holder will not be subject to U.S. federal income or withholding tax, unless (i) such income is effectively connected with a trade or business conducted by such non-U.S. holder in the United States, (ii) in the case of gain, such non-U.S. holder is a nonresident alien individual who holds the notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied, or (iii) such non-U.S. holder fails to provide the relevant correct, complete and executed IRS Form W-8 that eliminates U.S. federal withholding tax.

Information Reporting and Backup Withholding

Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the notes generally will be refunded by the IRS or allowed as a credit against the holder’s federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim.

Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN THE NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

VALIDITY OF SECURITIES

If stated in the pricing supplement applicable to a specific issuance of medium-term notes or universal warrants, the validity of the securities under New York law may be passed upon for us by our U.S. counsel, as specified in that pricing supplement. If stated in the pricing supplement applicable to a specific issuance of securities, the validity of the securities under English law may be passed upon by our English solicitors. Our U.S. counsel may rely upon the opinion as to all matters of English law and our English solicitors may rely on the opinion of our U.S. counsel as to all matters of New York law. If this prospectus supplement is delivered in connection with an underwritten offering, the validity of the securities may be passed upon for the underwriters by U.S. and English counsel for the underwriters specified in the related pricing supplement. If no English counsel is specified, such U.S. counsel to the underwriters may also rely on the opinion of our English solicitors as to certain matters of English law.

BARCLAYS BANK PLC

Debt Securities

Warrants

Preference Shares

American Depositary Shares

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, including Barclays Capital Inc., or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

We may use this prospectus to offer and sell debt securities, warrants or preference shares from time to time. In addition, Barclays Capital Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The securities are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. Unless otherwise indicated in the applicable prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any other obligations in respect of our securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Barclays Capital	Merrill Lynch & Co.

The date of this prospectus is February 10, 2009

FORWARD-LOOKING STATEMENTS

This prospectus and certain documents incorporated by reference herein contain forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to certain of our plans and current goals and expectations relating to our future financial condition and performance. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “aim”, “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding our future financial position, income growth, impairment charges, business strategy, projected levels of growth in the banking and financial markets, projected costs, estimates of capital expenditures, and plans and objectives for future operations.

By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances, including, but not limited to, U.K. domestic and global economic and business conditions, the effects of continued volatility in credit markets, market related risks such as changes in interest rates and exchange rates, effects of changes in valuation of credit market exposures, changes in valuation of issued notes, the policies and actions of governmental and regulatory authorities including classification of financial instruments for regulatory capital purposes, changes in legislation, the further development of standards and interpretations under International Financial Reporting Standards (“IFRS”) applicable to past, current and future periods, evolving practices with regard to the interpretation and application of standards under IFRS, progress in the integration of the North American investment banking and capital markets operations of Lehman Brothers into our business and the quantification of the benefits resulting from such acquisition, the outcome of pending and future litigation, the success of future acquisitions and other strategic transactions and the impact of competition—a number of which factors are beyond our control. As a result, our actual future results may differ materially from the plans, goals, and expectations set forth in such forward-looking statements. Additional risks and factors are identified in our filings with the U.S. Securities and Exchange Commission (the “SEC”) including in our Annual Report on Form 20-F for the fiscal year ended December 31, 2007, which is available on the SEC’s website at http://www.sec.gov. Any forward-looking statements made by or on our behalf speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect any changes in expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any additional disclosures that we have made or may make in documents we have filed or may file with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed below.

We filed our annual report on Form 20-F for the fiscal year ended December 31, 2007 (the “2007 Form 20-F”) with the SEC on March 26, 2008. We are incorporating the 2007 Form 20-F by reference into this prospectus. We are further incorporating by reference our Current Reports on Form 6-K furnished to the SEC on April 11, 2008, April 22, 2008, May 15, 2008, June 6, 2008, June 12, 2008, June 25, 2008, July 18, 2008, August 7, 2008, August 22, 2008, August 27, 2008, September 17, 2008, October 14, 2008, October 17, 2008, October 31, 2008, November 18, 2008, December 16, 2008 and February 9, 2009 in each case to the same extent as such report was designated on the cover thereof for incorporation by reference into our Registration Statement on Form F-3 (File No. 333-145845).

In addition, we will incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel (telephone: 212-412-4000).

You may read and copy any document that we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports and other information regarding issuers that file electronically with the SEC at www.sec.gov. We maintain an internet site at www.barclays.com.

THE BARCLAYS BANK GROUP

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. It is one of the largest financial services companies in the world by market capitalization. Together with the predecessor companies, the Group has over 300 years of history and expertise in banking, and today the Group operates in over 50 countries and employs approximately 127,700 people. The Group moves, lends, invests and protects money for over 27 million customers and clients worldwide. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the offering of the securities will be used to support the development and expansion of our business and to strengthen further our capital base. That development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our subordinated obligations (the “Subordinated Debt Securities”). Neither the Senior Debt Securities nor the Subordinated Debt Securities will be secured by any assets or property of Barclays Bank PLC or any of its subsidiaries or affiliates (including Barclays PLC, its parent). The Subordinated Debt Securities will either have a stated maturity (the “Dated Subordinated Debt Securities”) or will not have a stated maturity (the “Undated Subordinated Debt Securities”). Some Undated Subordinated Debt Securities may be entirely or partially convertible into our preference shares, at our option.

We will issue Senior Debt Securities, Dated Subordinated Debt Securities and Undated Subordinated Debt Securities under indentures (respectively the “Senior Debt Indenture”, “Dated Debt Indenture” and “Undated Debt Indenture”) between us and The Bank of New York Mellon, as trustee. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those terms made part of the indenture by reference to the Trust Indenture Act. The Senior, Dated and Undated Debt Indentures are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures”. We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement, of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or the United Kingdom. Unless otherwise indicated in a prospectus supplement, Barclays PLC, our parent, has not guaranteed or assumed any other obligations in respect of our debt securities.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The prospectus supplement will indicate for each series or of two or more related series of debt securities:

•	whether the debt securities have a maturity date and if so, what that date is;

•	the specific designation and aggregate principal amount of the debt securities;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates;

•	whether we will issue the Senior Debt Securities or Dated Subordinated Debt Securities as Discount Securities, as explained below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	any condition applicable to payment of any principal, premium or interest on Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	the dates and places at which any payments are payable;

•	the terms of any mandatory or optional redemption;

•	the denominations in which the debt securities will be issued, which may be an integral multiple of either $1,000, $25 or any other specified amount;

•

the amount, or how to calculate the amount, that we will pay the Senior Debt Security holder or Dated Subordinated Debt Security holder, if the Senior Debt Security or Dated Subordinated Debt Security is redeemed before its stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•

any other or different Senior Events of Default, in the case of Senior Debt Securities, or any other or different Subordinated Events of Default, Dated Debt Defaults or Undated Debt Defaults, in the case of Subordinated Debt Securities, or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	any restrictions applicable to the offer, sale and delivery of the debt securities;

•	if we will pay Additional Amounts, as explained below, on the debt securities;

•	whether we will issue the debt securities in registered form (“registered securities”) or in bearer form (“bearer securities”) or both;

•	whether and how bearer securities may be exchanged for registered securities;

•	for registered securities, the record date for any payment of principal, interest or premium;

•	any listing of the debt securities on a securities exchange;

•	any other or different terms of the debt securities; and

•	what we believe are any additional material U.S. federal and U.K. tax considerations.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell Senior Debt Securities or Dated Subordinated Debt Securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The relevant prospectus supplement will describe special U.S. federal income tax considerations applicable to Discount Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained below under “—Modification and Waiver” and “Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies”.

Market-Making Transactions. If you purchase your debt security and/or any of our other securities we describe in this prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Barclays Capital Inc. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular debt security occurs after the original issuance and sale of the debt security.

Legal Ownership; Form of Debt Securities

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in street name.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities, registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders”. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Further details of legal ownership are discussed in the section “Global Securities” below.

In the remainder of this description “holder” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders”.

Payment and Paying Agents. We will pay interest to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually about one business day in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. Holders of debt securities must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Payments; Deferred Payments; Missed Payments

The relevant prospectus supplement will specify the date on which we will pay interest, if any, and, in the case of Senior Debt Securities or Dated Subordinated Debt Securities, the date for payments of principal and any premium, on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Dated Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, and subject also to the following paragraph, if we do not make a payment on a series of Dated Subordinated Debt Securities on any payment date, our obligation to make that payment shall be deferred (a “Deferred Payment”), until:

•	if it is an interest payment, the date we pay a dividend on any class of our share capital; and

•	if it is a payment of principal, the first business day after the date that falls six months after the original payment date.

Each of the above dates is a “deferred payment date”. Our failure to make a payment on or before the deferred payment date is not a Dated Debt Default nor will it allow any holder to sue us or take any other action for the payment. Each Deferred Payment will accrue interest at the rate which prevailed for that series of Dated Subordinated Debt Securities immediately before the payment’s original payment date. Any such Deferred Payment shall not be treated as due for any purpose, including for the purpose of determining whether a default has occurred, until the deferred payment date. The term “business day” means any weekday, other than one on which banking institutions are authorized or obligated by law or executive order to close in London, England, or in any jurisdiction where payments on the debt security are payable.

In the case of Dated Subordinated Debt Securities that qualify as “Upper Tier 3 Capital”, we will by notice in writing to the trustee (a “deferral notice”), defer the due date for payment of any principal, premium or interest in respect of that series of Dated Subordinated Debt Securities where our “capital resources” would be less than our “capital resources requirement” after payment of any such principal or interest in whole or in part. In addition, we will be entitled to give a deferral notice when the U.K. Financial Services Authority (the “FSA”) has requested or required us to make that deferral. Accordingly, on providing a deferral notice, the payment due date of the principal, premium or interest (the “Tier 3 Deferred Payment”) shall be deferred. As a result, we will not have to make that payment on the date that it would otherwise have become due and payable.

Interest will continue to accrue on the deferred principal at the rate prevailing immediately before the due date of that principal amount, unless the relevant prospectus supplement otherwise specifies. This interest, however, shall only become due and payable according to this paragraph. In the case of a Tier 3 Deferred Payment that was deferred because our capital resources would have been less than our capital resources requirement if such payment had been made when due, we will give notice to the trustee in writing of our intention to make such Tier 3 Deferred Payment promptly upon being satisfied that our capital resources would not be less than our capital resources requirement after payment of the whole or of any part of such payment (unless such payment is also a “Deferred Payment” as described above). In the case of a Tier 3 Deferred Payment that was deferred because of a request or requirement of the FSA, we will give notice to the trustee of our intention to make such Tier 3 Deferred Payment promptly upon being satisfied that the FSA would no longer object to our payment of the whole or any part of such payment (unless such payment is also a “Deferred Payment” as described above). The relevant Tier 3 Deferred Payment, or the appropriate part of it, and any accrued interest shall become due and payable on the seventh day after the date of the payment notice, the “Tier 3 Deferred Payment Date”. In addition, if a Subordinated Event of Default occurs, all unpaid Tier 3 Deferred Payments in respect of Dated Subordinated Debt Securities of a series shall become due and payable in full upon acceleration of payment of the Dated Subordinated Debt Securities of that relevant series. In case of acceleration, if more than one Tier 3 Deferred Payment remains unpaid in respect of Dated Subordinated Debt Securities of any series, payment shall be made pro rata according to the amounts of the unpaid Tier 3 Deferred Payments and the interest accrued at the time a Subordinated Event of Default has occurred.

Our failure to make any payment prior to a Tier 3 Deferred Payment Date to the extent permitted by the provisions we have just described shall not constitute a Dated Debt Default by us or otherwise allow any holder to sue or take any action for that payment. Any Tier 3 Deferred Payment deferred according to these provisions shall not be treated as due for any purpose, including for the purpose of ascertaining whether a Dated Debt Default has occurred, until the Tier 3 Deferred Payment Date.

We are currently obliged to notify the FSA if our capital for regulatory capital adequacy purposes falls below its target capital requirement, as set by the FSA.

Undated Subordinated Debt Securities

We are not required to make payments on any series of Undated Subordinated Debt Securities on any payment date except as we discuss in the following paragraph. Our failure to make a payment (unless the payment is required as we describe in the following two paragraphs) shall not constitute an Undated Debt Default by us for any purpose. Any payment that we do not make in respect of any series of Undated Subordinated Debt Securities on any applicable payment date, together with any other unpaid payments, shall, so long as they remain unpaid, constitute “Missed Payments”. Missed Payments will accumulate until paid, but will not bear interest.

We may choose to pay any Missed Payments in whole or in part at any time on not less than 14 days’ notice to the trustee. However, all outstanding Missed Payments in respect of all Undated Subordinated Debt Securities of a particular series shall, subject to the solvency condition as explained below, become due and payable in full on whichever is the earlier of:

•

the date on which a dividend is next paid on any class of share capital of Barclays PLC, or any other ultimate holding company of us, or if there is no holding company, ourselves, or on any class of our preference share capital;

•	the date fixed for any redemption of the Undated Subordinated Debt Securities; and

•	the commencement of our winding-up in England.

If we give notice of our intention to pay the whole or part of the Missed Payments on the Undated Subordinated Debt Securities of any series, we shall be obliged, subject to the solvency condition, to do so at the time specified in our notice. When Missed Payments in respect of Undated Subordinated Debt Securities of any series are paid in part, each part payment shall be in respect of the full amount of Missed Payments accrued on the payment date or consecutive payment dates furthest from the date of payment.

All payments of principal, premium and interest, including any Missed Payments, on or with respect to the Undated Subordinated Debt Securities of any series will be conditional upon our being solvent at the time of our payment, and remaining solvent immediately after our payment. This is called the “solvency condition”. The solvency condition must also be satisfied when, and immediately after, we or any of our subsidiaries repurchase Undated Subordinated Debt Securities, except a purchase in the ordinary course of a business dealing in securities. For the purposes of the solvency condition, we shall be solvent if:

•	we are able to pay our debts as they fall due; and

•

our total unconsolidated gross tangible assets exceed our total unconsolidated gross liabilities, subject to certain adjustments specified in the indenture; provided, that as to any event conditional on the solvency condition other than an optional redemption or repurchase, liabilities shall exclude those to persons who are not Undated Debt Senior Creditors (as defined below).

A report as to our solvency by one Director or a senior executive or, in certain circumstances as provided in the indenture, our Auditors, or, if we are in winding-up in England, our liquidator, shall, absent proven error, be treated and accepted by us, the trustee and the holders of Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto, as correct and sufficient evidence of solvency or insolvency.

If we are unable to make any payment on or with respect to the Undated Subordinated Debt Securities of any series because we are unable to satisfy the solvency condition, the amount of any such payment which we would otherwise make will be available to meet our losses. If we are wound-up, applicable insolvency law may limit the right to claim for any amount payable, including interest and Missed Payments, on the Undated Subordinated Debt Securities.

Ranking

Senior Debt Securities. Senior Debt Securities and the Coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Dated Subordinated Debt Securities. Dated Subordinated Debt Securities and the Coupons (if any) appertaining thereto constitute our direct and unsecured obligations ranking pari passu without any preference among themselves. In the event of our winding-up in England (liquidation), the claims of the trustee, the holders of the Dated Subordinated Debt Securities and the holders of the Coupons (if any) appertaining thereto, will be postponed to the claims of all of our other creditors, including any claims related to the Senior Debt Securities, except for:

•

claims in respect of Existing Senior Subordinated Obligations, Capital Note Claims and Subordinated Guarantee Claims (each as defined in the Dated Debt Indenture) and any other claims ranking or expressed to rank equally with them and/or with claims in respect of the Dated Subordinated Debt Securities (“Dated Debt Other Pari Passu Claims”); and

•	any other claims ranking junior to the excepted claims referred to above and/or to claims in respect of Dated Subordinated Debt Securities.

The claims of such other creditors, with the foregoing exceptions, are referred to in this document as “Dated Debt Senior Claims”. Accordingly, no amount will be payable in our winding-up in respect of claims in relation to the Dated Subordinated Debt Securities or the Coupons (if any) appertaining thereto until all Dated Debt Senior Claims admitted in our winding-up have been satisfied.

Any amounts in respect of the Dated Subordinated Debt Securities and the Coupons (if any) appertaining thereto paid to the holders of such Dated Subordinated Debt Securities, the holders of the Coupons appertaining thereto (if any) or to the trustee pari passu with the amounts payable to other creditors admitted in such winding up will be held by such holders or the trustee upon trust to be applied in the following order: (i) to the amounts due to the trustee in or about the execution of the trusts of the Dated Debt Indenture; (ii) in payment of all Dated Debt Senior Claims outstanding at the commencement of, or arising solely by virtue of, our winding up to the extent that such claims shall be admitted in the winding up and shall not be satisfied out of our other resources; and (iii) in payment of the Dated Subordinated Debt Securities and the Coupons (if any) appertaining thereto. By accepting the Dated Subordinated Debt Securities or the Coupons (if any) appertaining thereto, each holder agrees to be bound by the Dated Debt Indenture’s subordination provisions and irrevocably authorizes our liquidator to perform on behalf of the holder the above subordination trust.

Because of subordination, in the event of our winding-up in England, our creditors who hold Dated Debt Senior Claims may recover more, ratably, than the holders of the Dated Subordinated Debt Securities or the Coupons (if any) appertaining thereto and Dated Debt Other Pari Passu Claims. At June 30, 2008, the amount of outstanding Dated Debt Senior Claims on a consolidated basis was approximately £1,311.575 billion (including £409.491 billion of deposits and £115.739 billion of debt securities in issue). Currently we have no limitations on issuing indebtedness which would constitute Dated Debt Senior Claims. At December 31, 2007, Dated Debt Other Pari Passu Claims on a consolidated basis were approximately £11.309 billion, consisting of debt securities we issued, our guarantees in respect of outstanding debt securities issued by our subsidiaries and intra-group loans to us. The amounts of all securities, guarantees or intra-group loans denominated in a currency other than pounds sterling included in the above totals have been converted at the exchange rates prevailing on June 30, 2008 or December 31, 2007, as applicable.

Undated Subordinated Debt Securities. The Undated Subordinated Debt Securities of each series will be our unsecured obligations, subject to the solvency condition and the subordination provisions described here. They will rank equally without any preference among themselves and will also rank equally as to subordination with our Undated Debt Other Pari Passu Claims (as defined in the Undated Debt Indenture).

The rights of the trustee and the holders of Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto will be subordinated to the claims of our creditors:

•	who are our depositors and/or other unsubordinated creditors; or

•	whose claims are, or are expressed to be, subordinated to the claims of depositors and other unsubordinated creditors (whether only in our winding up or otherwise) but not to other claims; or

•

who are subordinated creditors (whether as above or otherwise) other than creditors whose claims constitute Undated Debt Other Pari Passu Claims and creditors whose claims are expressed to rank pari passu with or junior to the claims of the holders of the Undated Subordinated Debt Securities.

These creditors, with the foregoing exceptions, are referred to in this document as “Undated Debt Senior Creditors” and the claims of Undated Debt Senior Creditors are referred to in this document as “Undated Debt Senior Claims”. In the event of our winding-up in England (liquidation) there shall be payable in respect of the Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto, in lieu of any other payment but subject to the solvency condition, those amounts (if any) as would have been payable as if on the day immediately before the commencement of our winding-up and thereafter, the holders of Undated Subordinated Debt Securities were the holders of a class of preference shares in our capital having a preferential right to a return of assets over the holders of all other classes of shares in our capital issued and outstanding. As a result the holders of the Undated Subordinated Debt Securities would therefore be treated as entitled, to the exclusion of any other rights or privileges, to receive as a return of capital in the winding-up an amount equal to the principal amount of the Undated Subordinated Debt Securities then outstanding, together with any premium and interest accrued to the date of repayment and any Missed Payments. Accordingly, no amount will be payable in our winding-up in England in respect of claims under any Undated Subordinated Debt Securities and the Coupons (if any) appertaining thereto, until all Undated Debt Senior Claims admitted in such winding-up have been satisfied.

Because of the subordination, in the event of our winding-up in England, holders of Undated Debt Senior Claims may recover more, ratably, than holders of the Undated Subordinated Debt Securities, the Coupons (if any) appertaining thereto and Undated Debt Other Pari Passu Claims. In this context, the claims of holders of any Senior Debt Securities, Dated Subordinated Debt Securities then outstanding, the Coupons (if any) appertaining thereto and Dated Debt Other Pari Passu Claims then outstanding, would be included in Undated Debt Senior Claims.

On June 30, 2008, the amount of outstanding Undated Debt Senior Claims on a consolidated basis was approximately £1,324.858 billion (including £409.491 billion of deposits and £115.739 billion of debt securities in issue). On December 31, 2007, an aggregate of approximately £3.73 billion of Undated Debt Other Pari Passu Claims on a consolidated basis were outstanding. Currently there is no limitation on our issuing indebtedness which would constitute Undated Debt Senior Claims. If, in our winding-up, the amounts payable with respect to the Undated Subordinated Debt Securities and any Undated Debt Other Pari Passu Claims are not paid in full, the holders will share ratably in any distribution of our assets in proportion to the respective amounts to which they are entitled. The amounts of all securities, guarantees or intra-group loans denominated in a currency other than pounds sterling included in the above totals have been converted at the exchange rates prevailing on June 30, 2008 or December 31, 2007, as applicable.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law. Unless the relevant prospectus supplement provides otherwise, at any time a U.K. taxing jurisdiction requires us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest, Deferred Payments, Tier 3 Deferred Payments and Missed Payments on the debt securities (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in, a U.K. taxing jurisdiction requiring that deduction or withholding, or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments and Missed Payments on, any debt securities of the relevant series;

•	except in the case of our winding-up in England, the relevant debt security is presented for payment in the United Kingdom;

•

the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

such deduction or withholding is imposed on a payment to an individual and is made pursuant to the Directive on the Taxation of Savings 2003/48/EC (the “Directive”) adopted by the Council of the European Union (the “Council”) on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union (the “EU”) or elsewhere;

•

the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of, or in respect of, principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments on the debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the holder or beneficial owner, if that claim or compliance is required by statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a condition to relief or exemption from the taxes; or

•

if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any prospectus supplement to the payment of the principal of, any premium, or any interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments, if any, on, or in respect of, any debt securities of any series, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

Redemption

Redemption or Conversion for tax reasons. Unless the relevant prospectus supplement provides otherwise, and, in the case of Undated Subordinated Debt Securities, if the solvency condition is satisfied, we will have the option to redeem the debt securities of any series upon not less than 30 nor more than 60 days’ notice to the holders on any dates as are specified in the applicable prospectus supplement, and we will have the option of converting any Undated Subordinated Debt Securities that are convertible into preference shares, if:

•

we are required to issue definitive debt securities (see “—Legal Ownership; Form of Debt Securities—Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Additional Amounts with respect to the debt securities; or

•

we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will or would be required to pay holders Additional Amounts, or we (or any successor entity) would not be entitled to claim a deduction in respect of any payments in computing our (or its) taxation liabilities.

In each case, before we give a notice of redemption or conversion, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption or conversion. The redemption or conversion must be made in respect of all, but not some, of the debt securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest, Deferred Payments, Tier 3 Deferred Payments and Missed Payments, if any, in respect of such debt securities to the date fixed for redemption or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase debt securities of any series in the open market or by tender (available alike to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows, and, in the case of Undated Subordinated Debt Securities, if the solvency condition is satisfied. We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities.

We may not redeem at our option any Dated Subordinated Debt Securities nor may we or any of our subsidiaries purchase beneficially or procure others to purchase beneficially for our accounts any Dated Subordinated Debt Securities, other than a purchase in the ordinary course of a business dealing in securities, unless our Auditors shall have reported to the trustee within six months before such redemption or purchase that, in their opinion, based on the most recent published consolidated balance sheet of us and our Subsidiary Undertakings, as defined in the indenture, available at the date of our report, the aggregate book value of the tangible assets of us and our Subsidiary Undertakings exceeds the aggregate book value of the liabilities of us and our Subsidiary Undertakings. We may not redeem any Undated Subordinated Debt Securities unless the solvency condition is satisfied.

In addition, we may not redeem or repurchase any Subordinated Debt Securities, other than a repurchase in the ordinary course of a business dealing in securities, prior to the fifth anniversary of their date of issue (or, in the case of Dated Subordinated Debt Securities qualifying as “Upper Tier 3 capital”, prior to the second anniversary of their date of issue) unless:

•

the circumstances that entitles us to exercise that right of redemption is a change in law or regulation in any relevant jurisdiction or in the interpretation of such law or regulation by any court or authority entitled to do so;

•

at the time of the exercise of that right of redemption, we comply with the FSA’s main Pillar 1 rules applicable to BIPRU firms (within the meaning of the FSA’s General Prudential Sourcebook) and continue to do so after the redemption of the relevant securities; and

•	we have obtained the FSA’s prior consent to the redemption of the relevant securities.

Convertible or Exchangeable Securities

Unless the applicable prospectus supplement specifies otherwise, optionally convertible or exchangeable securities will entitle the holder, during a period, or at specific times, to convert or exchange optionally convertible or exchangeable securities into or for the underlying security, basket or baskets of securities, index or indices of securities, or combination of these, at a specified rate of exchange. Optionally convertible or exchangeable securities will be redeemable at our option prior to maturity, if the applicable prospectus supplement so states. If a holder does not elect to convert or exchange the optionally convertible or exchangeable securities before maturity or any applicable redemption date, the holder will receive the principal amount of the optionally convertible or exchangeable securities.

Unless the applicable prospectus supplement specifies otherwise, the holder is not entitled to convert or exchange mandatorily convertible or exchangeable securities before maturity. At maturity, the holder must convert or exchange the mandatorily convertible or exchangeable securities for the underlying security, basket or baskets of securities or index or indices of securities, or a combination of these, at a specified rate of exchange, and, therefore, the holder may receive less than the principal amount of the mandatorily convertible or exchangeable security. If the applicable prospectus supplement so indicates, the specified rate at which a mandatorily convertible or exchangeable security will be converted or exchanged may vary depending on the value of the underlying securities, basket or baskets of securities, index or indices of securities, or combination of these so that, upon conversion or exchange, the holder participates in a percentage, which may be other than 100%, of the change in value of the underlying securities, basket or baskets, index or indices of securities, or combination of these.

Upon conversion or exchange, at maturity or otherwise, the holder of a convertible or exchangeable security may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket or baskets, index or indices, or combination of these, or the cash value thereof, as the applicable prospectus supplement may specify.

In addition, subject to certain conditions specified in the applicable prospectus supplement and unless it specifies otherwise, we may choose to convert all but not part of the Undated Subordinated Debt Securities into preference shares, on any payment date. You should refer to the applicable prospectus supplement for a description of the terms and conditions of this conversion.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•

change the terms of any debt security to include, in the case of an Undated Subordinated Debt Security, a maturity date of its principal amount, or in the case of any other debt security, change the stated maturity date of its principal amount;

•	the principal amount of, or any premium, or interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments, with respect to any debt security;

•

reduce the amount of principal on a Discount Security that would be due and payable upon an acceleration of the maturity date of any series of Senior Debt Securities or Dated Subordinated Debt Securities;

•	change our obligation, or any successor’s, to pay Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Event of Default, Subordinated Event of Default, Dated Debt Default or Undated Debt Default (in each case as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•	change the terms and conditions of the preference shares or other securities into which the Undated Subordinated Debt Securities may be converted;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Event of Default, Subordinated Event of Default, Dated Debt Default or Undated Debt Default or covenants, except as otherwise specified.

In addition, under the practice of the FSA prevailing as of the date of this prospectus, material variations in the terms and conditions of Subordinated Debt Securities of any series, including modifications relating to the subordination or redemption provisions of such securities, may not be made unless at least one month before the amendment is due to take effect we have given the FSA notice in writing (in the form required by the FSA) of the proposed amendment and the FSA has not objected to such amendment.

Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies

Senior Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Event of Default” with respect to any series of Senior Debt Securities shall result if:

•

we do not pay any principal or interest on any Senior Debt Securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within a further 14 days following written notice from the trustee or from holders of 25% in principal amount of the Senior Debt Securities of that series to us requiring the payment to be made. It shall not, however, be a Senior Event of Default if during the 14 days after the notice we satisfy the trustee that such sums (“Withheld Amounts”) were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Senior Event of Default if we act on the advice given to us during the 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the Senior Debt Indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the Senior Debt Securities of that series and requiring the breach to be remedied or from holders of at least 25% in principal amount of the Senior Debt Securities of that series requiring the breach to be remedied; or

•

either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may at their discretion declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or holders of Coupons or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “—Additional Amounts”. Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Additional Amount in respect of any such withholding or deduction.

The holder(s) of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, on any Senior Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holder(s).

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Event of Default.

Subordinated Events of Default

If either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation, merger or reconstruction not involving a bankruptcy or insolvency, that order or resolution will constitute a “Subordinated Event of Default” with respect to all of the Subordinated Debt Securities. If a Subordinated Event of Default occurs and is continuing, the trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of each series may declare any accrued but unpaid payments, or, in the case of Discount Securities, the portion of principal amount specified in its terms, on the debt securities of the series to be due and payable immediately. However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of the series may rescind the declaration of acceleration and its consequences, but only if the Subordinated Event of Default has been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Dated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, a “Dated Debt Default” with respect to any series of Dated Subordinated Debt Securities shall result if we do not pay any installment of interest upon, or any part of the principal of, and any premium on, any Dated Subordinated Debt Securities of that series on the date on which the payment is due and payable, whether upon redemption or otherwise, and the failure continues for 14 days in the case of interest and seven days in the case of principal. Current FSA regulations do not permit us to provide for any additional events of default with respect to Dated Subordinated Debt Securities.

If a Dated Debt Default occurs and is continuing, the trustee may pursue all legal remedies available to it, including the institution of proceedings for our winding-up in England (but not elsewhere), but the trustee may not declare the principal amount of any outstanding Dated Subordinated Debt Securities due and payable. However, failure to make any payment in respect of a series of Dated Subordinated Debt Securities shall not be a Dated Debt Default if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 14-day period in the case of payment of interest or 7-day period in the case of payment of principal by independent legal advisers acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this situation we will take the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order then the payment shall become due and payable on the expiration of the 14-day period in the case of payment of interest or seven-day period in the case of payment of principal after the trustee gives us written notice informing us of the determination.

By accepting a Dated Subordinated Debt Security each holder and the trustee will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us. No holder of Dated Subordinated Debt Securities shall be entitled to proceed directly against us unless the trustee has become bound to proceed but fails to do so within a reasonable period and the failure is continuing.

Undated Debt Defaults. Unless the relevant prospectus supplement provides otherwise, an Undated Debt Default shall result if, with respect to any series of Undated Subordinated Debt Securities, we fail to pay:

•

any Missed Payments on or prior to any date upon which a dividend is next paid on any class of share capital of Barclays PLC, or any other ultimate holding company of us, or if there is no holding company, ourselves, or on any class of our preference share capital, and this failure continues for 30 days; or

•

the principal amount and any premium, or any accrued but unpaid interest and any Missed Payments on the date fixed for redemption of such Undated Subordinated Debt Securities and this failure continues for seven business days.

If any Undated Debt Default occurs and is continuing, the trustee may pursue all legal remedies available to it, including the institution of proceedings for our winding-up in England (but not elsewhere), but the trustee may not declare the principal amount of any outstanding Undated Subordinated Debt Securities due and payable. For the purposes of determining whether an Undated Debt Default has occurred, a payment shall not be deemed to be due on any date on which the solvency condition is not satisfied, but this does not apply in regard to proceedings by the trustee for our winding-up in England. However, the trustee may not commence proceedings for our winding-up in England for failure to make any payment in respect of a series of Undated Subordinated Debt Securities if the payment is withheld or refused either:

•	in order to comply with any fiscal or other law or regulation or with the order of any court of jurisdiction; or

•

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time before the expiry of the 30-day or seven-business day period, as applicable, by independent legal advisers acceptable to the trustee.

In the second case, however, the trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises it that the action is appropriate and reasonable. In this case we shall proceed with the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order then the payment shall become due and payable on the expiration of the 30-day or seven-business day period, as applicable, after the trustee gives us written notice informing us of the determination.

By accepting an Undated Subordinated Debt Security, each holder and the trustee will be deemed to have waived any right of set-off or counterclaim that they might otherwise have against us with respect to the Undated Subordinated Debt Security or the applicable indenture. No holder of Undated Subordinated Debt Securities shall be entitled to proceed directly against us unless the trustee has become bound to proceed but fails to do so within a reasonable period, and the failure is continuing.

Waiver; Trustee’s Duties—Subordinated Debt Securities. The holder(s) of not less than a majority in aggregate principal amount of the debt securities of any affected series may waive any past Subordinated Event of Default, Dated Debt Default or Undated Debt Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, Deferred Payments, Tier 3 Deferred Payments or Missed Payments on any Subordinated Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Subordinated Debt Securities of the series.

Subject to the applicable indenture provisions regarding the trustee’s duties, in case a Subordinated Event of Default, Dated Debt Default or Undated Debt Default occurs and is continuing with respect to the debt securities of any series, the trustee will have no obligation to any holder(s) of the Subordinated Debt Securities of that series, unless they have offered the trustee reasonable indemnity. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the applicable indenture, and must not be unjustly prejudicial to the holder(s) of any Subordinated Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a default with respect to the Subordinated Debt Securities of any series, give to each affected holder of the Subordinated Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holder(s).

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under each Subordinated Debt Indenture.

Limitations on suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Subordinated Event of Default, Dated Debt Default or Undated Debt Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the debt securities and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (on a subordinated basis in substantially the manner described under “—Ranking” above, in the case of Subordinated Debt Securities) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the relevant prospectus supplement provides otherwise, any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a U.K. taxing jurisdiction, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by a U.K. taxing jurisdiction. However, if we make payment under this guarantee, we shall also be required to pay Additional Amounts related to taxes (subject to the exceptions set forth in “—Additional Amounts” above) imposed by a U.K. taxing jurisdiction due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. However, the determination of whether the applicable solvency condition has been satisfied shall continue to be made with reference to us, unless applicable law requires otherwise.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

The debt securities and indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the relevant Subordinated Debt Indenture, the subordination provisions of each series of Subordinated Debt Securities and the related indenture will be governed by and construed in accordance with the laws of England.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities in bearer form, if in writing and delivered or mailed to each direct holder;

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture; or

•

with respect to bearer definitive debt securities, if published at least once in an Authorized Newspaper (as defined in the indentures) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine.

The Trustee

The Bank of New York Mellon will be the trustee under the indentures. The trustee has two principal functions:

•

First, it can enforce a holder’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies”; and

•	Second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indentures or debt securities brought in any federal or state court in New York City and we irrevocably submit to the jurisdiction of these courts.

DESCRIPTION OF WARRANTS

The following is a summary of the general terms of the warrants. It sets forth possible terms and provisions for each series of warrants. Each time that we offer warrants, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

We will issue each series of warrants under either an indenture between us and The Bank of New York Mellon, as trustee, or a warrant agreement between us and the applicable warrant agent. The terms of the warrants include those stated in the relevant indenture or agreement and any supplements thereto. We have filed each of the form of warrant indenture and warrant agreement as an exhibit to the registration statement, of which this prospectus is a part. If we issue a series of warrants under a warrant agreement, we will file that agreement either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 6-K.

Because this section is a summary, it does not describe every aspect of the warrants in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture or agreement, any supplement to the relevant indenture or agreement and each series of warrants. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture or agreement.

General

We may issue warrants that are debt warrants or universal warrants. We will issue each series of warrants under either a warrant indenture or a warrant agreement. We may offer warrants separately or together with our debt securities. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable indenture or agreement. We may issue warrants in such amounts or in as many distinct series as we wish.

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant”.

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•

securities of one or more issuers, including our preferred stock or other securities (other than our ordinary shares or ordinary shares of Barclays PLC) described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant”. When we refer to “warrant property”, we mean such of each property described in the first four bullet points above as may be purchased or sold pursuant to a warrant, or by reference to which the cash value of a warrant is determined or linked.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Legal Ownership; Form of Warrants

Street Name and Other Indirect Holders. Investors who hold warrants in accounts at banks or brokers will generally not be recognized by us as legal holders of warrants. This is called holding in street name.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its warrants. These intermediary banks, brokers and other financial institutions pass along warrant property and other payments on the warrants, either because they agree to do so in their customer agreements or because they are legally required. An investor who holds warrants in street name should check with the investor’s own intermediary institution to find out:

•	how it handles warrant payments or delivers warrant property and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s warrants, registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the warrants if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee or any warrant agent and those of any third parties employed by us or the trustee or any warrant agent, under the warrants, the warrant indenture and any warrant agreement run only to persons who are registered as holders of warrants. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold warrants in that manner or because the warrants are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders”. If we issue warrants in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the warrants included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of warrants will be issued only in the form of global securities.

Further details of legal ownership are discussed in the section “Global Securities” below.

In the remainder of this description “holder” means direct holders and not street name or other indirect holders of warrants. Indirect holders should read the subsection entitled “—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders”.

General Terms of Warrants

Because we are a holding company, our ability to perform our obligations on the warrants will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under “Description of Debt Securities—General”.

Neither the indenture nor any warrant agreement limits the number of warrants that we may issue.

The prospectus supplement will indicate, where applicable, for each series or of two or more related series of warrants:

•	the specific designation and aggregate number of, the warrants;

•	the prices at which we will issue the warrants;

•	the currency with which the warrants may be purchased;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	the minimum number, if any, of warrants that must be exercised at any one time, other than upon automatic exercise, if applicable;

•	the maximum number, if any, of warrants that may be exercised on any exercise date or during any exercise period, as applicable;

•	any provisions for the automatic exercise of the warrants at expiration or otherwise;

•	in the case of universal warrants, if the warrant property is an index or a basket of securities, a description of the index or basket of securities as the case may be;

•

in the case of universal warrants, if the warrant property is an index, a description of the method of providing for a substitute index or indices or otherwise determining the amount payable if any index changes or ceases to be made available by its publisher;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem any warrants of the series at our option, in whole or in part and, if other than by a board resolution, the manner in which such election is evidenced;

•	the indenture or agreement under which we will issue the warrants;

•	whether the warrants will be issued in registered form (“registered securities”) or in bearer form (“bearer securities”) or both;

•	if applicable, that any warrants shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries;

•	the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any listing of the warrants on a securities exchange; and

•	any other terms of the warrants.

No holder of a warrant will have any rights of a holder of the warrant property purchasable or deliverable under the warrant.

Holders of warrants have no voting rights except as explained below under “—Modification and Waiver” and “—Warrant Events of Default; Limitation of Remedies”.

Our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of Debt Securities—General—Market-Making Transactions”.

Additional Terms of Warrants

Debt Warrants

The prospectus supplement will further indicate, for each series or two or more related series of debt warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•

the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

The prospectus supplement will further indicate for each series or two or more related series of universal warrants:

•

whether the universal warrants are call warrants or put warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the specific warrant property, as well as the amount or the method for determining the amount of the warrant property purchasable or saleable upon exercise of each warrant;

•

the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•

whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether the election of such form of settlement is to be at our option or at the option of the holder of such warrant.

General Provisions of Warrant Indenture

We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or assets of Barclays Bank PLC or its subsidiaries. Thus, by owning a warrant issued under the indenture, you hold one of our unsecured obligations.

Ranking

The warrants issued under the indenture constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Redemption

Redemption for tax reasons. Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the warrants of any series upon not less than 30 nor more than 60 days’ notice to the holders on any dates as are specified in the applicable prospectus supplement, if we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will become subject to any adverse tax consequences.

Before we give a notice of redemption or conversion, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption or conversion. The redemption or conversion must be made in respect of all, but not some, of the warrants of the relevant series. The relevant pricing supplement will specify the applicable redemption price for the warrants.

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the warrants of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the warrants. Any notice of redemption of warrants will state:

•	the date fixed for redemption;

•	the redemption price;

•	the amount of warrants to be redeemed if we are only redeeming a part of the series;

•	that on the date fixed for redemption the redemption price will become due and payable on each warrant to be redeemed;

•	the place or places at which each holder may obtain payment of the redemption price;

•	if applicable, the terms of exercise, the date on which the right to exercise the warrant terminates and the place or places where such warrants may be surrendered for exercise; and

•	the CUSIP number or numbers, if any, with respect to the warrants.

In the case of a partial redemption, the trustee shall select the warrants that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase warrants of any series in the open market or by tender (available alike to each holder of warrants of the relevant series) or by private agreement, if applicable law allows. We will treat as cancelled and no longer issued and outstanding any warrants of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of warrants without the consent of the holders of the warrants. We may make other modifications and amendments with the consent of the holder(s) of not less than a majority in number of the warrants of the series outstanding under the indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected warrant that would:

•	change the terms of any warrant with respect to the payment or settlement date of the warrant;

•	change the exercise price of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the places at which payments are payable or the currency of payment;

•	permit redemption of a warrant if not previously permitted;

•

impair a holder’s right to exercise its warrant, or sue for payment or delivery of any money or warrant property payable or deliverable with respect to its warrant on or after the payment or settlement date, or in the case of redemption, the redemption date;

•

reduce the percentage in number of outstanding warrants of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Warrant Event of Default (as defined below);

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•

modify the terms and conditions of our obligations in respect of the due and punctual payment or delivery of money or warrant property due and payable or deliverable on the warrants, in a manner adverse to the holders; or

•	modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Warrant Event of Default or covenants, except as otherwise specified.

Warrant Events of Default; Limitation of Remedies

Warrant Events of Default. Unless the relevant prospectus supplement provides otherwise, a “Warrant Event of Default” with respect to any warrant shall result if:

•

we do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant. It shall not, however, be a Warrant Event of Default if we satisfy the trustee that such sums or warrant property (“Withheld Amounts”) were not paid or delivered in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Warrant Event of Default if we act on the advice given to us during a 14-day period by independent legal advisers approved by the trustee; or

•

we breach any covenant or warranty of the warrant indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 21 days of receipt of a written notice from the trustee requiring the breach to be remedied or from holders of at least 25% in number of the outstanding warrants of the relevant series requiring the breach to be remedied; or

•

either an English court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Warrant Event of Default occurs and is continuing, the trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in number of the outstanding warrants of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the warrant indenture, and must not be unjustly prejudicial to the holder(s) of any warrants of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, Withheld Amounts or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the warrant indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of warrants or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders. Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted.

The holder(s) of a majority in number of the outstanding warrants of any affected series may waive any past Warrant Event of Default with respect to the series, except any default in respect of either:

•	the payment or delivery of money or warrant property in respect of any warrant of the series; or

•	a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding warrant of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Warrant Event of Default if, in the opinion of the trustee, such waiver or authorization would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the warrants of any series, give to each affected holder of the warrants of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment or delivery of any money or warrant property, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holder(s).

We will furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the warrant indenture.

Limitations on suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the warrants, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in number of the outstanding warrants of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in number of the outstanding warrants of the relevant series during that period.

•	In the case of our winding-up in England, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments or delivery of warrant property, as applicable, due but unpaid or not delivered with respect to the warrants.

Street name and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any Warrant Event of Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the warrants, consolidate with, merge into or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the indenture. However, any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, must be a bank organized under the laws of the United Kingdom that assumes our obligations on the warrants and the applicable indenture, and a number of other conditions must be met.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the warrants of any series without the consent of any holder. We, however, must irrevocably guarantee the obligations of the subsidiary under the warrants of that series. If we do, all of our direct obligations under the warrants of the series and the applicable indenture shall immediately be discharged. A subsidiary that assumes our obligations will also be entitled to redeem the warrants of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing warrants for new warrants, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law and Waiver of Jury Trial

The warrants and indenture will be governed by and construed in accordance with the laws of the State of New York. We and the trustee have agreed to waive the right to trial by jury with respect to any legal proceeding arising out of or relating to the warrant indenture or the warrants.

Notices

Notices regarding the warrants will be valid:

•	with respect to global warrants in bearer form, if in writing and delivered or mailed to each direct holder;

•	if registered warrants are affected, if given in writing and mailed to each direct holder as provided in the indenture; or

•

with respect to bearer definitive warrants, if published at least once in an Authorized Newspaper (as defined in the indenture) in the Borough of Manhattan in New York City and as the applicable prospectus supplement may specify otherwise.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine.

Payment and Paying Agents

We will pay or deliver money or warrant property due on the warrants at the corporate trust office of the trustee in New York City. Holders of warrants must make arrangements to have their payments wired from or warrant property picked up at, as applicable, that office.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments or deliveries of warrant property.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of warrants.

The Trustee

The Bank of New York Mellon will be the trustee under the indenture. The trustee has two principal functions:

•

First, the trustee can enforce a holder’s rights against us if we default under the indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Warrant Events of Default; Limitation of Remedies”; and

•	Second, the trustee performs administrative duties for us, such as sending the holder’s payments or warrant property, transferring warrants to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

The trustee will not be liable for special, indirect or consequential damages and will not be liable for any failure of its obligations caused by circumstances beyond its reasonable control.

Consent to Service

The indenture provides that we irrevocably designate Barclays Bank PLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel as our authorized agent for service of process in any proceeding arising out of or relating to the indenture or warrants brought in any federal or state court in New York City and we irrevocably submit to the jurisdiction of these courts.

General Provisions of Warrant Agreements

We may issue debt warrants and some universal warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank or trust company as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. This section describes certain general provisions of the form of warrant agreement filed as an exhibit to the registration statement of which this prospectus is a part. The specific terms of the warrant agreement under which we issue any warrants will be described in the applicable prospectus supplement, and we will file that agreement with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 6-K. See “Where You Can Find More Information” below for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue universal warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or warrant property purchasable or deliverable upon exercise of the warrant, including any right to receive payments on those debt securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement.

Modifications Without Consent of Holders

We and the applicable warrant agent may make certain amendments to any warrant or warrant agreement without the consent of any holder, including:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modifications with Consent of Holders

We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of each affected warrant, if the amendment would:

•	change the amount of the warrant property or other consideration purchasable or saleable upon exercise of the warrant;

•	change the exercise price of the warrant;

•	shorten the period of time during which the holder may exercise the warrant;

•	otherwise impair the holder’s right to exercise the warrant in any material respect; or

•

reduce the number of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•

If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•

If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

Warrant Agreement Will Not Be Qualified Under the Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell, lease, transfer or convey our assets to, another corporation or other entity or to engage in any other transactions. Unless otherwise specified in the applicable pricing supplement, if at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.

The warrant agreements and any warrants issued under the warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrant agreements and any warrants issued under the warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Notices

We or the applicable warrant agent will give notice to holders of warrants by mailing written notice by first class mail, postage prepaid, to such holders as their names and addresses appear in the books and records of the applicable warrant agent.

Payments

We will pay or deliver money or warrant property due on the warrants at the applicable warrant agent’s office. The warrant agent will transmit such money or warrant property to or upon the order of the holder of the warrants.

GLOBAL SECURITIES

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	They cannot get securities registered in their own name.

•	They cannot receive physical certificates for their interest in securities.

•

They will be a street name holder and must look to their own bank or broker for payments on the securities (or delivery of warrant property, if applicable) and protection of their legal rights relating to the securities, as explained earlier under “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders” and “Description of Warrants—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders”.

•	They may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•

The depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled “Description of Debt Securities—Legal Ownership; Form of Debt Securities—Street Name and Other Indirect Holders; Direct Holders” and “Description of Warrants—Legal Ownership; Form of Warrants—Street Name and Other Indirect Holders; Direct Holders”.

The special situations for termination of a global security are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•

When a Senior Event of Default, in the case of Senior Debt Securities, a Subordinated Event of Default, Dated Debt Default or Undated Debt Default, in the case of Subordinated Debt Securities, or a Warrant Event of Default in the case of warrants issued under a warrant indenture, has occurred and has not been cured. Defaults are discussed above under “Description of Debt Securities—Senior Events of Default; Subordinated Events of Default and Defaults; Limitation of Remedies” and “Description of Warrants—General Provisions of Warrant Indenture—Warrant Events of Default; Limitation of Remedies”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

Clearance and Settlement

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or DTC, in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC. DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg. Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear. Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems. We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC. DTC participants that hold securities through DTC on behalf of investors will follow the applicable settlement practices in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg. We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using the applicable procedures in DTC’s Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants. We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser. A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any series we may issue under this registration statement. Each time we issue preference shares we will prepare a prospectus supplement, which you should read carefully. The prospectus supplement relating to a series of preference shares or to a series of debt securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our Board of Directors or an authorized committee adopt, and may be different from those summarized below. If so, the applicable prospectus supplement will state that, and the description of the preference shares of that series contained in the prospectus supplement will apply.

This summary does not purport to be complete and is subject to, and qualified by, our Articles of Association and the resolutions of the Board of Directors or an authorized committee. You should read our Articles of Association as well as those resolutions, which we have filed or we will file with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which ADRs evidencing ADSs that may represent preference shares may be issued, under the heading “Description of American Depositary Receipts”.

General

Under our Articles of Association, our Board of Directors or an authorized committee of the Board is empowered to provide for the issuance of U.S. dollar-denominated preference shares, in one or more series if a resolution of our shareholders has authorized the allotment of such preference shares.

The resolutions providing for their issue, adopted by the Board of Directors or the authorized committee, will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares.

As of June 30, 2008, we have 100,000 issued dollar-denominated preference shares, Series 1, 30,000,000 issued, dollar–denominated preference shares, Series 2, 55,000,000 issued, dollar-denominated preference shares, Series 3, 46,000,000 issued, dollar-denominated preference shares, Series 4, and 106,000,000 issued, dollar-denominated preference shares, Series 5.

The preference shares of any series will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per share. They will, when issued, be fully paid and non-assessable. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account. The applicable prospectus supplement will specify the nominal value of the preference shares. The preference shares of a series deposited under the deposit agreement referred to in the section “Description of American Depositary Receipts” will be represented by ADSs of a corresponding series, evidenced by ADRs of such series. The preference shares of such series may only be withdrawn from deposit in registered form. See “Description of American Depositary Receipts”.

The preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the relevant prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any series, including:

•	the number of shares offered, the number of shares offered in the form of ADSs and the number of preference shares represented by each ADS;

•	the public offering price of the series;

•	the liquidation value per share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	voting rights of that series of preference shares, if any;

•	restrictions applicable to the sale and delivery of the preference shares;

•	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	whether the shares shall be issued as units with shares of a related series;

•	whether the preference shares will be issued in registered form (“registered securities”) or in bearer form (“bearer securities”) or both;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The applicable prospectus supplement will also describe additional material U.S. and U.K. tax considerations that apply to any particular series of preference shares.

Title to preference shares of a series in registered form will pass by transfer and registration on the register that the registrar shall keep at its office in the United Kingdom. For more information on such registration, you should read “—Registrar and Paying Agent”. The registrar will not charge for the registration of transfer, but the person requesting it will be liable for any taxes, stamp duties or other governmental charges.

We may issue preference shares in more than one related series if necessary to ensure that we continue to be treated as part of the Barclays PLC Group for U.K. tax purposes. The preference shares of any two or more related series will be issued as preference share units, unless the applicable prospectus supplement specifies otherwise, so that holders of any preference share units will effectively have the same rights, preferences and privileges, and will be subject to the same limitations and restrictions. The following characteristics, however, may differ:

•	the aggregate amount of dividends,

•	the aggregate amounts which may be payable upon redemption,

•	the redemption dates,

•	the rights of holders to deposit the preference shares under the deposit agreement, and

•	the voting rights of holders.

You should read the applicable prospectus supplement for the characteristics relating to any preference shares issuable in two or more related series as a unit.

Unless the applicable prospectus supplement specifies otherwise, the preference shares of each series will rank equally as to participation in our profits and assets with the preference shares of each other series.

Our affiliates may resell preferred shares after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities—General—Market-Making Transactions.”

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable prospectus supplement out of our “distributable profits”. Except as provided in this prospectus and in the applicable prospectus supplement, holders of preference shares will have no right to participate in our profits.

For information concerning the declaration of dividends out of our distributable profits, see “Description of Share Capital—Ordinary Shares—Dividend Rights”.

We will pay the dividends on the preference shares of a series to the record holders as they appear on the register on the record dates. A record date will be fixed by our Board of Directors or an authorized committee. Subject to applicable fiscal or other laws and regulations, each payment will be made by dollar check drawn on a bank in London or in New York City and mailed to the record holder at the holder’s address as it appears on the register for the preference shares. If any date on which dividends are payable on the preference shares is not a “business day”, which is a day on which banks are open for business and on which foreign exchange dealings may be conducted in London and in New York City, then payment of the dividend payable on that date will be made on the next business day. There will be no additional interest or other payment due to this type of delay.

Dividends on the preference shares of any series will be non-cumulative. If a dividend on a series is not paid, or is paid only in part, the holders of preference shares of the relevant series will have no claim in respect of such unpaid amount. We will have no obligation to pay the dividend accrued for the relevant dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that series or any other series or class of our shares are paid for any subsequent dividend period.

No full dividends will be paid or set apart for payment on any of our preference shares ranking, as to dividends, equally with or below the preference shares of any series for any period unless full dividends have been, or at the same time are, paid, or set aside for payment, on the preference shares of that series for the then-current dividend period. When dividends are not paid in full upon the preference shares of a series and any other of our preference shares ranking equally as to dividends, all dividends upon the preference shares of that series and the other preference shares will be paid pro rata so that dividends paid upon the preference shares of each series are in proportion to dividends accrued on the preference shares of the series.

Except as provided in the preceding sentence, unless full dividends on all outstanding preference shares of a series have been paid for the most recently completed dividend period, no dividends, will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking, as to dividends or upon liquidation, equally with or below the preference shares of the series. In addition, we will not redeem, repurchase or otherwise acquire for consideration, or pay any money or make any money available for a sinking fund for the redemption of, any of our ordinary shares or other shares ranking equally with or below the preference shares of the series as to dividends or upon liquidation, except by conversion into or exchange for shares ranking below the preference shares of the series as to dividends and upon liquidation, until we have resumed the payment of full dividends for four consecutive quarterly dividend periods on all outstanding preference shares of the series and those ranking equally as to dividends with the preference shares of the series.

We will compute the amount of dividends payable on the preference shares of any series for each dividend period based upon the liquidation value per share of the preference shares of the series by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of dividends payable for any dividend period shorter than a full dividend period on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed.

Rights Upon Liquidation

If there is a return of capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares of a series in whole or in part permitted by our Articles of Association and under applicable law, the holders of the outstanding preference shares of a series will be entitled to receive liquidating distributions. Liquidating distributions will:

•

come from the assets we have available for distribution to shareholders, before any distribution of assets is made to holders of our ordinary shares or any other class of shares ranking below the preference shares upon a return of capital; and

•

be in an amount equal to the liquidation value per share of the preference shares, plus an amount equal to accrued and unpaid dividends, whether or not declared or earned, for the then-current dividend period up to and including the date of commencement of our winding-up or the date of any other return of capital, as the case may be.

If, upon a return of capital, the assets available for distribution are insufficient to pay in full the amounts payable on the preference shares and any other of our shares ranking as to any distribution equally with the preference shares, the holders of the preference shares and of the other shares will share pro rata in any distribution of our assets in proportion to the full respective liquidating distributions to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of that series will have no claim on any of our remaining assets and will not be entitled to any further participation in the return of capital. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up.

Redemption

Unless the relevant prospectus supplement specifies otherwise, we may redeem the preference shares of each series, at our option, in whole or in part, at any time and from time to time on the dates and at the redemption prices and on all other terms and conditions as set forth in the applicable prospectus supplement. Preference shares comprising preference share units will be redeemed only as units.

If fewer than all of the outstanding preference shares of a series are to be redeemed, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a series, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days before the redemption date. Each redemption notice will specify:

•	the redemption date;

•	the particular preference shares of the series to be redeemed;

•	the redemption price, specifying the included amount of accrued and unpaid dividends;

•	that any dividends will cease to accrue upon the redemption of the preference shares; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If we give notice of redemption in respect of the preference shares of a series, then, by 12:00 noon, London time, on the redemption date, we will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price, including the amount of accrued and unpaid dividends (if any) for the then-current quarterly dividend period to the date fixed for redemption. We will also give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of those preference shares called for redemption.

If we give notice of redemption, then, when we make the deposit with the paying agent, all rights of holders of the preference shares of the series called for redemption will cease, except the holders’ right to receive the redemption price, but without interest, and these preference shares will no longer be outstanding. Subject to any applicable fiscal or other laws and regulations, payments in respect of the redemption of preference shares of a series will be made by dollar check drawn on a bank in London or in New York City against presentation and surrender of the relevant share certificates at the office of the paying agent located in the United Kingdom.

In the event that any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day. There will be no interest or other payment due to the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to applicable law, including U.S. securities laws, and the consent of, or prior notification to, the FSA, as applicable, we may purchase outstanding preference shares of any series by tender, in the open market or by private agreement. Unless we tell you otherwise in the applicable prospectus supplement, any preference shares of any series that we purchase for our own account, other than in the ordinary course of a business of dealing in securities, will be treated as canceled and will no longer be issued and outstanding.

Under the current practices of the FSA, we may not redeem any preference shares following the fifth anniversary of their date of issue unless the FSA is given one month’s prior written notice.

Voting Rights

The holders of the preference shares of any series will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided below or in the applicable prospectus supplement.

Variation of Rights

If applicable law permits, the rights, preferences and privileges attached to any series of preference shares may be varied or abrogated only with the written consent of the holders of at least three-fourths of the outstanding preference shares of the series or with the sanction of a special resolution passed at a separate general meeting of the holders of the outstanding preference shares of the series. A special resolution will be adopted if passed by a majority of at least three-fourths of those holders voting in person or by proxy at the meeting. The quorum required for this separate general meeting will be persons holding or representing by proxy at least one-third of the outstanding preference shares of the affected series, except that if at any adjourned meeting where this quorum requirement is not met, any two holders present in person or by proxy will constitute a quorum.

In addition to the voting rights referred to above, if any resolution is proposed for our liquidation, dissolution or winding-up, then the holders of the outstanding preference shares of each series, other than any series of preference shares which do not have voting rights, will be entitled to receive notice of and to attend the general meeting of shareholders called for the purpose of adopting the resolution and will be entitled to vote on that resolution, but no other. When entitled to vote, each holder of preference shares of a series present in person or by proxy has one vote for each preference share held.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular series are entitled to vote will be mailed to each record holder of preference shares of that series. Each notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of preference shares of any series in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Receipts—Reports and Notices” and “Where You Can Find More Information”.

Registrar and Paying Agent

Our registrar, presently located at One Canada Square, London E14 5AL, United Kingdom, will act as registrar and paying agent for the preference shares of each series.

DESCRIPTION OF AMERICAN

DEPOSITARY RECEIPTS

The following is a summary of the general terms and provisions of the deposit agreement under which the ADR depositary will issue the ADRs. The deposit agreement is among us, The Bank of New York Mellon, as ADR depositary, and all holders from time to time of ADRs issued under the deposit agreement. This summary does not purport to be complete. We may amend or supersede all or part of this summary to the extent we tell you in the applicable prospectus supplement. You should read the deposit agreement, which is filed with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You may also read the deposit agreement at the corporate trust office of The Bank of New York Mellon in New York City and the office of The Bank of New York Mellon in London.

Depositary

The Bank of New York Mellon will act as the ADR depositary. The office of The Bank of New York Mellon in London will act as custodian. The ADR depositary’s principal office in New York City is presently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, and the custodian’s office is presently located at One Canada Square, London E14 5AL, United Kingdom.

American Depositary Receipts

An ADR is a certificate evidencing a specific number of ADSs of a specific series, each of which will represent preference shares of a corresponding series. Unless the relevant prospectus supplement specifies otherwise, each ADS will represent one preference share, or evidence of rights to receive one preference share, deposited with the London branch of The Bank of New York Mellon, as custodian. An ADR may evidence any number of ADSs in the corresponding series.

Deposit and Issuance of ADRs

When the custodian has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its corporate trust office in New York City to the person(s) specified by us in writing, an ADR or ADRs registered in the name of such person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series.

When the ADR depositary has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its principal office to the person(s) specified by us in writing, an ADR or ADRs registered in the name of that person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series. Preference shares may be deposited under the deposit agreement as units comprising a preference share of a series and a preference share of a related series. The ADR depositary’s principal office is presently located at 101 Barclay Street, New York, New York 10286.

Withdrawal of Deposited Securities

Upon surrender of ADRs at the ADR depositary’s corporate trust office in New York City and upon payment of the taxes, charges and fees provided in the deposit agreement and subject to its terms, an ADR holder is entitled to delivery, to or upon its order, at the ADR depositary’s corporate trust office in New York City or the custodian’s office in London, of the amount of preference shares of the relevant series represented by the ADSs evidenced by the surrendered ADRs. The ADR holder will bear the risk and expense for the forwarding of share certificates and other documents of title to the corporate trust office of the ADR depositary.

Holders of preference shares that have been withdrawn from deposit under the deposit agreement will not have the right to redeposit the preference shares.

Dividends and Other Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares of a particular series to ADR holders, after payment of any charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares of a particular series, the ADR depositary will distribute the property it receives to ADR holders, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. If a distribution that we make in respect of deposited preference shares of a particular series consists of a dividend in, or free distribution of, preference shares of that series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the relevant series, additional ADRs evidencing an aggregate number of ADSs of that series representing the amount of preference shares received as such dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then forward also represent the additional preference shares of the corresponding series distributed in respect of the deposited preference shares before the dividend or free distribution.

If the ADR depositary determines that any distribution of property, other than cash or preference shares of a particular series, cannot be made proportionately among ADR holders or if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes or other governmental charges, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The ADR depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the ADR depositary provided for in the deposit agreement) to ADR holders as in the case of a distribution received in cash.

Redemption of ADSs

If we redeem any preference shares of a particular series that are represented by ADSs, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited preference shares of that series, a number of ADSs of the series representing those preference shares which corresponds to the number of deposited preference shares of that series. The ADS redemption price will correspond to the redemption price per preference share payable with respect to the redeemed preference shares. If we do not redeem all of the outstanding preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or pro rata to the number of preference shares represented.

We must give notice of redemption in respect of the preference shares of a particular series that are represented by ADSs to the ADR depositary not less than 30 days before the redemption date. The ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Date

Whenever any dividend or other distribution becomes payable or shall be made in respect of preference shares of a particular series, or any preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement. This record date will be as near as practicable to the corresponding record date for the underlying preference share.

Voting of the Underlying Deposited Securities

When the ADR depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares of a particular series, it will, at our written request and as soon as practicable thereafter, mail to the record holders of ADRs a notice including:

•	the information contained in the notice of meeting;

•

a statement that the record holders of ADRs at the close of business on a specified record date will be entitled, subject to any applicable provision of English law, to instruct the ADR depositary as to the exercise of any voting rights pertaining to the preference shares of the series represented by their ADSs; and

•

a brief explanation of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The ADR depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the record date set by the ADR depositary. The ADR depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the ADR depositary does not receive instructions from any ADR holder on or before the date the ADR depositary establishes for this purpose, the ADR depositary will deem such holder to have directed the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the ADR depositary will not give a discretionary proxy to a designated member or members of our board of directors with respect to any matter as to which we inform the ADR depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the preference shares may be materially affected.

Holders of ADRs evidencing ADSs will not be entitled to vote shares of the corresponding series of preference shares directly.

Inspection of Transfer Books

The ADR depositary will, at its corporate trust office in New York City, keep books for the registration and transfer of ADRs. These books will be open for inspection by ADR holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and Notices

We will furnish the ADR depositary with our annual reports as described under “Where You Can Find More Information” in this prospectus. The ADR depositary will make available at its corporate trust office in New York City, for any ADR holder to inspect, any reports and communications received from us that are both received by the ADR depositary as holder of preference shares and made generally available by us to the holders of those preference shares. This includes our annual report and accounts. Upon written request, the ADR depositary will mail copies of those reports to ADR holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of preference shares of a particular series;

•	any adjourned meeting of holders of preference shares of a particular series; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of, preference shares of a particular series we have agreed to transmit to the ADR depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the ADR depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the Deposit Agreement

The form of the ADRs evidencing ADSs of a particular series and any provisions of the deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary, without the consent of holders of ADRs, in any respect which we may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADRs to surrender ADRs and receive in return the preference shares of the corresponding series represented by the ADSs.

Whenever we direct, the ADR depositary has agreed to terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to the record holders of all ADRs then outstanding at least 30 days before the date fixed in the notice of termination. The ADR depositary may likewise terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to us and the record holders of all ADRs then outstanding if at any time 90 days shall have expired since the ADR depositary delivered a written notice to us of its election to resign and a successor ADR depositary shall not have been appointed and accepted its appointment.

If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then:

•	discontinue the registration of transfers of those ADRs;

•	suspend the distribution of dividends to holders of those ADRs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADRs.

The ADR depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares of the corresponding series. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement as to ADRs evidencing ADSs of a particular series, the ADR depositary may sell the preference shares of the corresponding series then held. The ADR depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement in respect of those ADRs, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

Unless the applicable prospectus supplement specifies otherwise, the ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of preference shares of a particular series or other deposited securities, property and cash, $5.00 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the deposit agreement, but unless the applicable prospectus supplement specifies otherwise, we will not pay:

•	taxes, including issue or transfer taxes, U.K. stamp duty or U.K. stamp duty reserve tax other than that payable on the issue of preference shares to the custodian, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of preference shares;

•

cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing preference shares of any series; or

•	expenses incurred or paid by the ADR depositary in conversion of foreign currency into U.S. dollars.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the preference shares underlying your ADRs. The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the preference shares underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited preference shares underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If the ADR depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, any present or future provision of our articles of association or of the preference shares, or any act of God or war or other circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of us both under the deposit agreement are expressly limited to performing our duties without gross negligence or bad faith.

If any ADSs of a particular series are listed on one or more stock exchanges in the U.S., the ADR depositary will act as registrar or, at our request or with our approval, appoint a registrar or one or more co-registrars for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The ADR depositary may remove the registrars or co-registrars and appoint a substitute(s) if we request it or with our approval.

The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary or its agent. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares evidenced by the ADR, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADR holder will remain liable for any deficiency.

Any ADR holder may be required from time to time to furnish the ADR depositary or the custodian with proof satisfactory to the ADR depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADR. The delivery, transfer and surrender of ADRs of any series may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem it necessary or advisable.

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of general information about our share capital and some provisions of our Articles of Association. This summary does not purport to be complete. It is subject to, and qualified by reference to, our Articles of Association, which you should read. We have included a copy of our Articles of Association with the SEC as an exhibit to the Registration Statement of which this prospectus forms a part.

General

Our authorized share capital as of June 30, 2008 consists of 3,000,000,000 ordinary shares of £1 each, 300,000,000 dollar-denominated preference shares of $0.25 each, 400,000 dollar-denominated preference shares of $100 each, 400,000 euro-denominated preference shares of €100 each, 1,000 sterling-denominated preference shares of £1 each and 400,000 sterling-denominated preference shares of £100 each. As of June 30, 2008, 2,338,170,515 ordinary shares of £1 each are issued (all of which are beneficially held by Barclays PLC), 237,000,000 dollar-denominated preference shares of $0.25 each, 100,000 dollar-denominated preference shares of $100 each, 240,000 euro-denominated preference shares of €100 each, 1,000 sterling-denominated preference shares of £1 each all of which are beneficially held by Barclays PLC and 75,000 sterling-denominated preference shares of £100 each, all of which have been issued.

Ordinary Shares

Dividend Rights

Holders of ordinary shares are entitled to receive on a pro rata basis, according to the number of paid-up shares held, any dividends that we may declare at a general meeting of shareholders, but no dividends are payable in excess of the amount that our Board of Directors recommends. The Board of Directors may declare and pay to the holders of ordinary shares interim dividends if, in the opinion of our Board, our distributable reserves justify such payment.

Dividends on ordinary shares, as well as on dollar-denominated preference shares of any series, may only be declared and paid out of our “distributable profits”. Rules prescribed by the U.K. Companies Act 1985 determine how much of our funds represent distributable profits. In broad outline, dividend distributions may only be made out of the outstanding balance of accumulated realized profits, less the outstanding balance of any accumulated realized losses, and provided that our net assets are not, or would not be reduced to, less than the total of our paid-up share capital and undistributable reserves.

So long as dollar-denominated preference shares of any series are outstanding and full dividends on them have not been paid (or a sum has not been set aside in full) for any dividend period, no dividends may be declared or paid, or other distribution made, upon our ordinary shares. We may, however, pay dividends on our ordinary shares or other shares ranking below the dollar-denominated preference shares of those series as to dividends upon liquidation. In addition, we may not redeem, repurchase or otherwise acquire for any consideration, or pay or make any moneys available for a sinking fund for the redemption of these shares, except by conversion into or exchange for our shares ranking below the dollar-denominated preference shares as to dividends and upon liquidation, until we have resumed the payment of full dividends (or a sum set aside in full) on all outstanding dollar-denominated preference shares or redeem the relevant preference shares in full.

Rights upon Liquidation

If there is a return of capital on our winding up or otherwise, after payment of all liabilities, and after paying or setting apart for payment the full preferential amounts to which the holders of all outstanding dollar-denominated preference shares of any series and any other of our shares ranking senior to the ordinary shares upon liquidation are entitled, our remaining assets will be divided among the holders of ordinary shares pro rata according to the number of ordinary shares held by them.

Voting Rights

Each holder of ordinary shares who is entitled to be present and is present in person or by proxy at a general meeting of shareholders has on a show of hands one vote, and on a poll one vote for each ordinary share held. Voting at any general meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of the meeting or by any shareholder present in person or by proxy and entitled to vote.

Miscellaneous

Holders of ordinary shares and dollar-denominated preference shares have no pre-emptive rights under our Articles of Association. However, except in some cases, English law restricts the ability of our Board of Directors, without appropriate authorization from the holders of our ordinary shares at a general meeting, to:

•	allot any shares or rights to subscribe for, or to convert any security into, any of our shares under any circumstances; or

•	issue for cash ordinary shares or rights to subscribe for, or to convert any security into, ordinary shares other than through rights to existing holders of ordinary shares.

TAX CONSIDERATIONS

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning preference shares, ADSs or debt securities. It is the opinion of Sullivan & Cromwell LLP, our U.S. tax counsel. It applies to you only if you acquire your preference shares, ADSs or debt securities in an offering and you hold your preference shares, ADSs or debt securities as capital assets for tax purposes. The U.S. federal income tax consequences of owning warrants will be described in the applicable pricing supplement.

This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that holds preference shares, ADSs or debt securities as part of a straddle or a hedging or conversion transaction;

•	a person whose functional currency is not the U.S. dollar;

•	in the case of debt securities, a bank;

•	in the case of preference shares or ADSs, a person liable for alternative minimum tax; or

•	in the case of preference shares or ADSs, a person that actually or constructively owns 10% or more of our voting stock.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the

United States of America and the United Kingdom (the “Treaty”). These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part upon the representations of the ADR depositary. Assuming that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms, for U.S. federal income tax purposes, if you hold ADRs evidencing ADSs, you will in general be treated as the owner of the preference shares represented by those ADSs. Exchanges of preference shares for ADSs or ADSs for preference shares generally will not be subject to U.S. federal income tax.

If a partnership holds the preference shares, ADSs or debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of preference shares, ADSs or debt securities in your particular circumstances.

U.S. Holders

This subsection describes the material U.S. federal income tax consequences to a U.S. holder of owning preference shares, ADSs or debt securities. You are a U.S. holder if you are a beneficial owner of preference shares, ADSs or debt securities and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

Taxation of Debt Securities

This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. Undated Subordinated Debt Securities generally will not be treated as debt securities for U.S. federal income tax purposes; the U.S. federal income tax consequences of owning and disposing Undated Subordinated Debt Securities will be discussed in an applicable prospectus supplement.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your debt securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the debt security’s stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security;

divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. If applicable, these rules will be discussed in the prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not to exercise an option or combination of options in the manner that minimizes the yield on your debt security; and,

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not to exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	1.5 percent of the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•

the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period; and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be your cost of your debt security adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “Original Issue Discount—Short-Term Debt Securities” or “Market Discount”;

•	attributable to accrued but unpaid interest; or

•	the rules governing contingent payment obligations apply.

Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period of greater than one year.

Other Debt Securities

The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any reference asset and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

Taxation of Preference Shares and ADSs

Dividends. Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations”, if you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date. Dividends we pay with respect to the shares or ADSs generally will be qualified dividend income. The dividend is ordinary income that you must include in income when you, in the case of preference shares, or the ADR depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the preference shares or ADSs and thereafter as capital gain.

Capital Gains. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations”, if you are a U.S. holder and you sell or otherwise dispose of your preference shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your preference shares or ADSs. Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period of greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

A non-United States corporation will be a passive foreign investment company (a “PFIC”) for any taxable year if either (1) 75% or more of its gross income in the taxable year is passive income or (2) 50% or more of the average value of its assets in the taxable year produces, or is held for the production of, passive income. Based upon certain management estimates and proposed Treasury regulations, Barclays believes that it was not a PFIC for the 2007 taxable year, expects that it was not a PFIC for the 2008 taxable year and expects that it will not be a PFIC in subsequent taxable years. However, since Barclays’ status as a PFIC for any taxable year depends on the composition of Barclays’ income and assets (and the market value of such assets) from time to time, there can be no assurance that Barclays will not be considered a PFIC for any taxable year. If Barclays were considered a PFIC for any taxable year during which you hold preference shares or ADSs, you could be subject to unfavorable tax consequences, including significantly more tax upon a disposition of such preference shares or ADSs or upon receipt of certain dividends from Barclays.

U.S. Alien Holders

This subsection describes the tax consequences to a U.S. alien holder of owning and disposing of debt securities, preference shares or ADSs. Undated Subordinated Debt Securities generally will not be treated as debt securities for U.S. federal income tax purposes; the U.S. federal income tax consequences of owning and disposing Undated Subordinated Debt Securities will be discussed in an applicable prospectus supplement. You are a U.S. alien holder if you are a beneficial owner of a debt security, preference share or ADS and you are, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If you are a U.S. holder, this subsection does not apply to you.

Interest on Debt Securities. Under U.S. federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a U.S. alien holder, interest on a debt security paid to you is exempt from U.S. federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code; or

•

you have an office or other fixed place of business in the United States to which the interest is attributable and derive the interest in the active conduct of a banking, financing or similar business within the United States.

Dividend on Preference Shares or ADSs. If you are a U.S. alien holder, dividends paid to you in respect of your preference shares or ADSs will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the dividends are attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30 percent or a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of the Debt Securities, Preference Shares or ADSs. If you are a U.S. alien holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of your debt security, preference share or ADS unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Information Reporting and Backup Withholding

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•

payments of principal and interest on a debt security and dividends or other taxable distributions with respect to a preference share or an ADS within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•	the payment of the proceeds from the sale of a debt security, preference share or ADS effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate U.S. holder that:

•

fails to provide an accurate taxpayer identification number, is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest on a debt security or dividends with respect to a preference share or ADS made to you outside the United States by us or another non-U.S. payor; and

•

other payments of principal, interest and dividends and the payment of the proceeds from the sale of a debt security, preference share or ADS effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax; and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person; or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security, preference share or ADS effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a debt security, preference share or ADS that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a debt security, preference share or ADS effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period;

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United Kingdom Taxation

The following paragraphs summarize certain United Kingdom withholding and other tax considerations with respect to the acquisition, ownership and disposition of the debt securities, preference shares and ADSs described in this prospectus by persons who are the absolute beneficial owners of their debt securities, preference shares or ADSs (as the case may be) and who are neither (a) resident in the United Kingdom for United Kingdom tax purposes nor (b) hold debt securities, preference shares or ADSs in connection with any trade or business carried on in the United Kingdom through any branch, agency or permanent establishment in the United Kingdom. It is based upon the opinion of Clifford Chance LLP, our United Kingdom solicitors. Certain United Kingdom tax considerations with respect to the warrants will be described in the applicable pricing supplement. This summary is based on current United Kingdom law and HM Revenue & Customs practice and the provisions of the Double Taxation Treaty between the United Kingdom and the United States (the “Treaty”) of July 24, 2001 (as amended), all of which are subject to change at any time, possibly with retrospective effect.

This summary is not comprehensive and does not deal with the position of United Kingdom resident persons or with that of persons who are resident outside the United Kingdom who carry on a trade, profession or vocation in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom through or for the purposes of which their debt securities, preference shares or ADSs are used or held. Additionally the summary may not apply to certain classes of persons, such as dealers in securities. The summary below assumes that holders of ADSs will in practice be treated for the purposes of United Kingdom tax as beneficial owners of the preference shares represented by the ADSs.

You should consult your own tax advisors concerning the consequences of acquiring, owning and disposing of debt securities, preference shares and ADSs in your particular circumstances, including the applicability and effect of the Treaty.

Debt Securities

Payments of Interest. If the interest on the debt securities does not have a United Kingdom source, no withholding or deduction for or on account of United Kingdom tax will be made from payments of interest on the debt securities.

Interest on the debt securities may, however, constitute United Kingdom source income for United Kingdom tax purposes. Even if the interest does have a United Kingdom source, debt securities that carry a right to interest will constitute “quoted Eurobonds” within the meaning of Section 987 of the Income Tax Act 2007 (the “ITA”), provided they are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the ITA. Accordingly, payments of interest (including payments of premium, if any, to the extent such premium, or any part of such premium, constitutes interest for United Kingdom tax purposes) on the debt securities made by us or any paying agent (or received by any collecting agent) may be made (or received, as the case may be) without withholding or deduction for or on account of United Kingdom income tax provided the debt securities are listed on a recognized stock exchange at the time the interest is paid.

Interest on debt securities having a maturity of not more than 364 days from the date of issue may also be paid without withholding or deduction for or on account of United Kingdom income tax, provided the debt securities are not issued under arrangements the effect of which is to render such debt securities part of a borrowing with a total term of a year or more. In addition to the exemptions described above, interest on the debt securities may be paid without withholding or deduction for or on account of United Kingdom income tax so long as the issuer of the debt securities is authorized for the purposes of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) and its business consists wholly or mainly of dealing in financial instruments (as defined by Section 984 of the ITA) as principal and so long as such payments are made by the issuer of the debt securities in the ordinary course of that business. We are currently authorized for the purposes of FSMA.

In all other cases, unless the interest on the debt securities is paid by a “bank” (as defined in section 991 of the ITA) in the ordinary course of its business, an amount must be withheld on account of income tax at the basic rate (currently 20%), subject to any such relief as may be available or, any direction to the contrary by HM Revenue & Customs under, an applicable double tax treaty. In accordance with the published practice of HM Revenue & Customs, interest will be accepted as being paid by a “bank” in the ordinary course of business unless either (i) the borrowing in question conforms to any of the definitions of tier 1, 2 or 3 capital adopted by the FSA, whether or not it actually counts toward tier 1, 2 or 3 capital for regulatory purposes, or (ii) the characteristics of the transaction giving rise to the interest are primarily attributable to an intention to avoid United Kingdom tax. We are currently a “bank” for the purposes of Section 991 of the ITA.

Payments made in respect of the debt securities may be subject to United Kingdom tax by direct assessment even where such payments are paid without withholding. However, as regards a holder of debt securities who is not resident in the United Kingdom for United Kingdom tax purposes, payments made in respect of the debt securities without withholding will not be subject to United Kingdom tax provided that the relevant holder does not (in the case of an individual) have a “U.K. representative”, within the meaning of the Finance Act 1995, through whom the holder of the debt securities carries on a trade, profession or vocation in the United Kingdom and to which the interest is attributable or (in the case of a company) carry on a trade or business in the United Kingdom through any permanent establishment in the United Kingdom.

Discount. The profit realized on any disposal (which includes redemption) of any Discount Security may attract United Kingdom withholding tax. However, even if it does not, it may be subject to United Kingdom tax by direct assessment to the same extent as interest which has a United Kingdom source and may also be subject to reporting requirements as outlined below under “—Provision of Information”.

Payments other than interest. Where a payment on a debt security does not constitute (or is not treated as) interest for United Kingdom tax purposes, it could potentially be subject to United Kingdom withholding tax if, for example, it constitutes (or is treated as) an annual payment, a manufactured payment, rent or royalties for United Kingdom tax purposes (which will be determined by, amongst other things, the terms and conditions specified in the pricing supplement of the debt securities). In such a case, the payment may fall to be made under deduction of United Kingdom tax (the rate of withholding depending on the nature of the payment), subject to any exemption from withholding which may apply and to such relief as may be available under the provisions of any applicable double tax treaty. Holders of debt securities should seek their own professional advice as regards the withholding tax treatment of any payment on the debt securities which does not constitute “interest” or “principal” as those terms are understood in United Kingdom tax law.

Provision of Information. Holders of debt securities should note that the Company or any persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to HM Revenue & Customs regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries.

In addition, on June 3, 2003 the Council adopted EC Council Directive 2003/48/EC (the “Directive”). Under the Directive, each Member State of the EU is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in that other Member State; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35 percent. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

A number of non-EU countries, and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident or certain limited types of entity established in a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to, or collected by such a person for, an individual resident or certain limited types of entity established in one of those territories.

Investors should note that the European Commission has announced proposals to amend the Directive in order to improve its effectiveness. The proposed amendments, if implemented, would extend the scope of the Directive so as to cover (i) a wider range of income similar to interest, and (ii) payments made through certain types of entity (whether or not established in a Member State) for the ultimate benefit of an EU resident individual.

Disposal (including Redemption), Accruals and Changes in Value. A holder of debt securities who is neither resident nor (in the case of an individual) ordinarily resident in the United Kingdom will not be liable to United Kingdom taxation in respect of a disposal (including redemption) of a debt security, any gain accrued in respect of a debt security or any change in the value of a debt security unless the holder carries on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment and the debt security was used in or for the purposes of this trade, profession or vocation or acquired for the use and used by or for the purposes of the branch or agency or permanent establishment.

Inheritance Tax. A holder of debt securities who is an individual domiciled outside the United Kingdom will generally not be liable to United Kingdom inheritance tax in respect of his holding of debt securities. This will be the case provided that any register of the debt securities is held outside the United Kingdom and the securities are only enforceable outside the United Kingdom. If no register is maintained, there may be a liability to inheritance tax if the debt securities are held or enforceable in the United Kingdom, and this may also be the case if the debt securities are registered and the only register which is maintained is maintained in the United Kingdom. If this is the case, exemption from or reduction in any United Kingdom inheritance tax liability may be available for U.S. holders under the Estate Tax Treaty made between the United Kingdom and the United States. Holders should note that “domicile” usually has an extended meaning in respect of inheritance tax, so that a person who has been resident for tax purposes in the United Kingdom for 17 out of a period of 20 years ending with the current year will be regarded as domiciled in the United Kingdom.

Issue of debt securities—Stamp Duty. No United Kingdom stamp duty will generally be payable on the issue of debt securities provided that, in the case of bearer debt securities, the debt securities either constitute “loan capital” for the purposes of section 78(7) of the Finance Act 1986 or the debt securities are denominated in a currency other than sterling.

Issue of debt securities—Stamp Duty Reserve Tax. No United Kingdom stamp duty reserve tax will be payable on the issue of debt securities unless the debt securities are issued directly to the provider of a clearance service or its nominee. In that case, stamp duty reserve tax may be chargeable at the rate of 1.5% of the issue price of the debt securities.

This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant debt securities. A statutory exemption from the charge will be available (i) if the relevant debt securities constitute “exempt loan capital” (see below, under “—Transfer of debt securities—Stamp Duty”), or (ii) for certain bearer securities provided certain conditions are satisfied.

If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Transfers of debt securities—Stamp Duty. No liability for United Kingdom ad valorem stamp duty will arise on a transfer of, or an agreement to transfer, full legal and beneficial ownership of any debt securities, provided that the debt securities constitute “exempt loan capital”. “Exempt loan capital” is “loan capital” for the purposes of section 78(7) of the Finance Act 1986 which does not carry or (in the case of (ii), (iii) and (iv) below) has not at any time prior to the relevant transfer or agreement carried any of the following rights:

(i)	a right of conversion into shares or other securities, or to the acquisition of shares or other securities, including loan capital of the same description;

(ii)	a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii)	a right to interest the amount of which falls or has fallen to be determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv)	a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed in the Official List of the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the FSMA.

Even if a debt security does not constitute exempt loan capital (a “Non-Exempt Debt Security”), no stamp duty will arise on transfer of the debt security if the debt security is held within a clearing system and the transfer is effected by electronic means, without executing any written transfer of, or written agreement to transfer, the debt security.

However if a Non-Exempt Debt Security is transferred by means of a written instrument, or a written agreement is entered into to transfer an interest in the debt security where such interest falls short of full legal and beneficial ownership of the debt security, the relevant instrument or agreement may be liable to stamp duty (at the rate of 0.5% of the consideration, rounded up if necessary to the nearest multiple of £5). If the relevant instrument or agreement is executed and retained outside the United Kingdom at all times, no stamp duty should, in practice, need to be paid on such document. However, in the event that the relevant document is executed in or brought into the United Kingdom for any purpose, then stamp duty may be payable. Interest may also be payable on the amount of such stamp duty, unless the document is duly stamped within 30 days after the day on which it was executed. Penalties for late stamping may also be payable on the stamping of such document (in addition to interest) unless the document is duly stamped within 30 days after the day on which it was executed or, if the instrument was executed outside the United Kingdom, within 30 days of it first being brought into the United Kingdom. However, no stamp duty will be payable on any such written transfer, or written agreement to transfer, if the amount or value of the consideration for the transfer is £1,000 or under, and the document contains a statement that the transfer does not form part of a larger transaction or series of transactions in respect of which the amount or value, or aggregate amount or value, of the consideration exceeds £1,000.

In addition to the above, if a Non-Exempt Debt Security is in registered form, and the debt security is transferred, or agreed to be transferred, to a clearance service provider or its nominee, stamp duty may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant debt securities, rounded up if necessary to the nearest multiple of £5) on any document effecting, or containing an agreement to effect, such a transfer.

If a document is subject to stamp duty, it may not be produced in civil proceedings in the United Kingdom, and may not be available for any other purpose in the United Kingdom, until the stamp duty (and any interest and penalties for late stamping) have been paid.

Transfers of debt securities—Stamp Duty Reserve Tax. No stamp duty reserve tax will be chargeable on the transfer of, or on an agreement to transfer, full legal and beneficial ownership of a debt security which constitutes “exempt loan capital”.

If a debt security is a “Non-Exempt Debt Security”, stamp duty reserve tax (at the rate of 0.5% of the consideration) may be chargeable on an unconditional agreement to transfer the debt security. An exemption from the charge is available for certain securities in bearer form, provided certain conditions are satisfied. In addition, an exemption from the charge will be available if the debt securities are held within a clearance service, provided the clearance service has not made an election pursuant to section 97A which applies to the relevant debt securities. Any liability to stamp duty reserve tax which arises on such an agreement may be removed if a transfer is executed pursuant to the agreement and either no stamp duty is chargeable on that transfer or the transfer is duly stamped within the prescribed time limits. Where stamp duty reserve tax arises, it is normally the liability of the purchaser or transferee of the debt securities, except where otherwise stated.

In addition to the above, stamp duty reserve tax may be chargeable (at the rate of 1.5% of the consideration for the transfer or, if none, of the value of the relevant debt security) on the transfer of a Non-Exempt Debt Security to the provider of a clearance service or its nominee. This charge will arise unless either (a) a statutory exemption is available or (b) the clearance service has made an election under section 97A of Finance Act 1986 which applies to the relevant debt securities. A statutory exemption from the charge will be available for certain bearer securities provided certain conditions are satisfied. If this charge arises, the clearance service operator or its nominee will strictly be accountable for the stamp duty reserve tax, but in practice it will generally be reimbursed by participants in the clearance service.

Redemption of debt securities—Stamp Duty and Stamp Duty Reserve Tax. No stamp duty or stamp duty reserve tax will generally be payable on the redemption of debt securities, provided no issue or transfer of shares or other securities is effected upon or in connection with such redemption.

Preference Shares and ADSs

Dividends. No withholding or deduction for or on account of United Kingdom tax will be made from payments of dividends on the preference shares or ADSs.

Holders of preference shares or ADSs who are not resident for tax purposes in the United Kingdom and who receive a dividend from us will not have any further United Kingdom tax to pay in respect of such dividend. Holders of preference shares or ADSs will not normally be able to claim any additional payment in respect of the dividend from HM Revenue & Customs under any applicable double tax treaty; in particular, holders who are resident in the United States for tax purposes will not be able to claim any additional payment in respect of the dividend from HM Revenue & Customs under the Treaty.

Disposals. Holders of preference shares or ADSs who are neither resident nor (in the case of an individual) ordinarily resident in the United Kingdom will not normally be liable for United Kingdom tax on chargeable gains (or for any other United Kingdom tax upon a disposal or deemed disposal of preference shares or ADSs) unless they carry on a trade, profession or vocation in the United Kingdom through a branch or agency or, in the case of a company, through a permanent establishment, and the preference shares or ADSs are or have been used or held by or for the purposes of this trade, profession or vocation or acquired for the use and used by or for the purposes of the branch or agency or permanent establishment, in which case such holders of preference shares or ADSs might, depending on individual circumstances, be liable to United Kingdom tax on chargeable gains on any disposal (or deemed disposal) of preference shares or ADSs.

Inheritance Tax. Preference shares or ADSs beneficially owned by an individual may be subject to U.K. inheritance tax on the death of the individual or, in some circumstances, if the preference shares or ADSs are the subject of a gift, including a transfer at less than full market value, by that individual.

Inheritance tax is not generally chargeable on gifts to individuals made more than seven years before the death of the donor.

Subject to limited exclusions, gifts to settlements (which would include, very broadly, private trust arrangements) or to companies may give rise to an immediate inheritance tax charge. Preference shares or ADSs held in settlements may also be subject to inheritance tax charges periodically during the continuance of the settlement, on transfers out of the settlement or on certain other events. Investors should take their own professional advice as to whether any particular arrangements constitute a settlement for inheritance tax purposes.

Stamp Duty and Stamp Duty Reserve Tax. Any documentary transfer of, or documentary agreement to transfer, any preference share or any interest in any preference share will generally be liable to United Kingdom ad valorem stamp duty, generally at the rate of 0.5% of the amount or value of the consideration for the transfer (rounded up to the next multiple of £5 in the case of stamp duty). Stamp duty will not be chargeable on any document effecting a transfer, or document containing an agreement to transfer the preference shares where the amount or value of the consideration for the transfer is £1,000 or under £1,000, and the document effecting the transfer is certified at £1,000. Stamp duty is usually the liability of the purchaser or transferee of the shares. An unconditional agreement to transfer such preference shares will also generally be subject to stamp duty reserve tax, generally at the rate of 0.5% of the amount or value of the consideration for the transfer, but such liability will be cancelled, or, if already paid, refunded, if the agreement is completed by a duly stamped transfer within six years of the agreement having become unconditional. Stamp duty reserve tax is normally the liability of the purchaser or transferee of the shares.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to an ADR issuer, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares, may arise. Any such liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the ADR issuer (or their nominee or agent). However, in practice, (i) where preference shares are issued to an ADR issuer, we will reimburse the ADR issuer or otherwise bear the cost and (ii) where preference shares are transferred to an ADR issuer, the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the ADR issuer and the purchaser.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to a person providing clearance services (or their nominee or agent) and where the person providing clearance services has not made an election under section 97A Finance Act 1986, a liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% (rounded up to the next multiple of £5 in the case of stamp duty) of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares, may arise. Any such liability for United Kingdom stamp duty or stamp duty reserve tax will strictly be the liability of the person providing clearance services (or their nominee or agent). However, in practice, (i) where preference shares are issued to a person providing clearance services (or their nominee or agent), we will reimburse the person providing clearing services or otherwise bear the cost and (ii) where preference shares are transferred to a person providing clearance services (or their nominee or agent), the liability for payment of the United Kingdom stamp duty or stamp duty reserve tax will depend on the arrangements in place between the seller, the person providing clearance services and the purchaser. Transfers of preference shares within a clearance system are generally outside the scope of stamp duty as long as there is no instrument of transfer, and are exempt from stamp duty reserve tax.

Where we issue preference shares, or a holder of preference shares transfers such preference shares, to a person providing clearance services (or their nominee or agent), and that person has made an election under section 97A Finance Act 1986, there will be no liability for United Kingdom stamp duty or stamp duty reserve tax at the rate of 1.5% of either the issue price or, in the case of a transfer, the amount or value of the consideration for the transfer, or the value of the preference shares. However, in such case, a liability for United Kingdom stamp duty or stamp duty reserve tax may arise on the transfer of, or agreement to transfer, preference shares within the clearance system (as set out in the first paragraph under the heading “Stamp Duty and Stamp Duty Reserve Tax”).

No liability for stamp duty or stamp duty reserve tax will arise on a transfer of ADSs, provided that any document that effects such transfer is not executed in the United Kingdom and that it remains at all subsequent times outside the United Kingdom. An agreement to transfer ADSs will not give rise to a liability for stamp duty reserve tax.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, in terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts which shall be no more than 3% of the proceeds from the offering; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be affiliates of Barclays PLC and the Barclays Bank Group in the ordinary course of business.

Barclays Capital Inc. is a subsidiary of Barclays PLC and may participate in one or more offerings of our securities. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when a member of the Financial Industry Regulatory Authority (“FINRA”) such as Barclays Capital Inc. distributes an affiliated company’s securities, such as those of Barclays Bank PLC. Barclays Capital Inc. has advised us that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720.

Barclays Capital Inc. will not confirm initial issues to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Selling Restrictions

Unless the applicable prospectus supplement specifies otherwise, we will not offer the securities or any investments representing securities, including ADSs or ADRs, of any series to the public in the United Kingdom or any member state of the European Economic Area (“EEA”) which has implemented Directive 2003/71/EC (the “Prospectus Directive”).

Selling Restrictions Addressing United Kingdom Securities Laws

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of any securities or any investments representing securities, including ADSs or ADRs, in circumstances in which Section 21(1) of the FSMA would not, if we were not an “authorized person” under the FSMA, apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities, or any investments representing securities, including ADSs and ADRs in, from or otherwise involving the United Kingdom.

Public Offer Selling Restriction Under The Prospectus Directive

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will confirm and agree that with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”) it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the prospectus supplement in relation thereto to the public in that relevant member state except that it may, with effect from and including the relevant implementation date, make an offer of the securities to the public in that relevant member state:

•

if the relevant prospectus supplement in relation to the securities specifies that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that relevant member state (a non-exempt offer), following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, provided that any such prospectus has subsequently been completed by the prospectus supplement contemplating such non-exempt offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus supplement;

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

at any time to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters, dealers and/or agents nominated by us for any such offer; or

•	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in the second to fifth bullet points above shall require us or any underwriter, dealer and/or agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

The expression an “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase or subscribe the securities or investments, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state.

Market-Making Resales

This prospectus may be used by Barclays Capital Inc. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Barclays Capital Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Barclays Capital Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Barclays Capital Inc. acts as principal, or as agent for both counterparties in a transaction in which Barclays Capital Inc. does not act as principal. Barclays Capital Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Barclays Bank PLC may also engage in transactions of this kind and may use this prospectus for this purpose.

The indeterminate aggregate initial offering price relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

Barclays Bank PLC may receive, directly or indirectly, all or a portion of the proceeds of any market making transactions by Barclays Capital Inc. and its other affiliates.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by Barclays Capital Inc. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither Barclays Capital Inc. nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

SERVICE OF PROCESS AND

ENFORCEMENT OF LIABILITIES

We are an English public limited company. Substantially all of our directors and executive officers and a number of the experts named in this document are non-residents of the United States. All or a substantial portion of the assets of those persons are located outside the United States. Most of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon those persons or to enforce against them judgments of U.S. courts based upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Clifford Chance LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely upon the federal securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file jointly with Barclays PLC, reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

We will furnish to the debt trustee and warrant trustee referred to under “Description of Debt Securities” and “Description of Warrants” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the debt trustee and warrant trustee interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the debt trustee and warrant trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities or warrants, the validity of such securities under English law may be passed upon by our English solicitors, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of English law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities or warrants may be passed upon for the underwriters by United States and English counsel for the underwriters specified in the related prospectus supplement. If no English counsel is specified, such U.S. counsel to the underwriters may also rely on the opinion of Clifford Chance LLP as to certain matters of English law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report of Barclays PLC and Barclays Bank PLC on Form 20-F for the year ended December 31, 2007 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of an assumed amount of $100,000,000 of securities registered under this Registration Statement:

Securities and Exchange Commission registration fee	$0	*
* NASD fee	10,500
Printing and engraving expenses	40,000
Legal fees and expenses	455,000
Accountants’ fees and expenses	175,000
Trustee fees and expenses	10,000
ADR Depositary’s fees and expenses	15,000
Miscellaneous	20,000

Total	$725,500

*	Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act.

BARCLAYS BANK PLC

MEDIUM-TERM NOTES, SERIES A

UNIVERSAL WARRANTS

Index Supplement

Prospectus Supplement

Prospectus

Merrill Lynch & Co.

FEBRUARY 10, 2009